   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2004

                                                     REGISTRATION NO. 333-108057
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 _______________

                       COMMONWEALTH INCOME & GROWTH FUND V
        (Exact name of registrant as specified in governing instruments)

           PENNSYLVANIA                   7394                 65-1189593
(State or other jurisdiction (Primary Standard Industrial    I.R.S. Employer
     of incorporation or      Classification Code Number) Identification Number)
        organization)

            Oaklands Corporate Center, 470 John Young Way, Suite 300
                                 Exton, PA 19341
                                 (800) 249-3700
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       KIMBERLY A. SPRINGSTEEN, PRESIDENT
                      Commonwealth Capital Securities Corp.
            Oaklands Corporate Center, 470 John Young Way, Suite 300
                                 Exton, PA 19341
                                 (800) 249-3700
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)

                                   Copies to:

                            Michael B. Pollack, Esq.
                                 Reed Smith LLP
                             2500 One Liberty Place
                             Philadelphia, PA 19103
                                 _______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                                   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Title Of Each Class Of              Amount To Be          Proposed Maximum              Proposed Maximum         Amount Of
Securities To Be Registered         Registered            Offering Price Per Unit       Aggregate Offering       Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Limited Partnership Units           1,250,000                   $20.00                  $25,000,000              $2,251.50(1)
==================================================================================================================================

(1) This Pre-Effective Amendment No. 3 includes an additional 250,000 Units, with a proposed maximum aggregate offering price of $5,000,000, not previously included in this registration statement. The registration fee of $633.50 applicable to such additional shares is being submitted to the Commission upon filing of this amendment, and together with the registration fee of $1,618 applicable to the original 1,000,000 Units (based upon the filing fee in effect on August 18, 2003) results in an aggregate fee of $2,251.50.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

           SUBJECT TO COMPLETION. PROSPECTUS DATED SEPTEMBER 20, 2004

                                  COMMONWEALTH
                             INCOME & GROWTH FUND V
         ______________________________________________________________
                1,250,000 UNITS OF LIMITED PARTNERSHIP INTERESTS
                      (57,500 UNITS - MINIMUM REQUIREMENT)

         COMMONWEALTH INCOME & GROWTH FUND V:

         O  We are a Pennsylvania limited partnership.
         O We acquire computer peripheral equipment and other similar capital equipment, which is leased primarily to U.S. corporations and institutions.
         O We, together with selected securities brokers, will sell the units on a best efforts basis.

         O  We will close the offering no later than September, 2006.

MINIMUM NUMBER OF UNITS:          57,500   OFFERING SIZE (MINIMUM):  $ 1,150,000
MAXIMUM NUMBER OF UNITS:       1,250,000                 (MAXIMUM):  $25,000,000
PRICE PER UNIT:             $      20.00   NET PROCEEDS (PER UNIT):  $     18.20

THIS OFFERING INVOLVES SIGNIFICANT RISKS, INCLUDING:

            o     YOU WILL HAVE LIMITED VOTING RIGHTS AND PARTICIPATION IN
                  MANAGEMENT.
            o     OUR GENERAL PARTNER WILL HAVE CONFLICTS OF INTEREST.
            o     WE PAY SIGNIFICANT FEES TO OUR GENERAL PARTNER.
            o     THERE WILL BE RESTRICTIONS ON THE TRANSFER OF UNITS.
            o     THERE WILL BE NO PUBLIC MARKET FOR THE UNITS.
            o     OUR ASSETS MAY DEPRECIATE IN VALUE AND HAVE LIMITED RESIDUAL
                  VALUE.
            o     THERE ARE MATERIAL TAX RISKS ASSOCIATED WITH THIS OFFERING.
            o     WE WILL USE LEVERAGE TO ACQUIRE EQUIPMENT.
            o A PORTION OF CASH DISTRIBUTIONS WILL BE A RETURN OF CAPITAL, SO YOU WILL NOT RECEIVE A LUMP SUM OF RETURNED CAPITAL AT LIQUIDATION IN THE SAME AMOUNT OF YOUR INITIAL INVESTMENT.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS", BEGINNING ON PAGE 8.

                                    Price to Public        Selling Commissions(1)    Proceeds to the partnership(2)
         Per Share                  $        20             $     1.60                        $     18.40
         Total Minimum              $ 1,150,000             $   92,000                        $ 1,058,000
         Total Maximum              $25,000,000             $2,000,000                        $23,000,000

(1) The price to the public and the selling commissions will be reduced by volume discounts in the case of a purchase in excess of $250,000 by a single investor. However, the proceeds to the partnership will not be reduced by such discounts. See the "Plan of Distribution" section of this prospectus for a complete description of the amount and terms of such commissions.

(2) Before deducting an organization fee equal to three percent of the limited partners' capital contributions up to $10,000,000 and two percent of the limited partners' capital contributions thereafter to be paid by the partnership to the general partner ($34,500 if 57,500 units are sold and $600,000 if 1,250,000 units are sold), and a dealer manager fee of two percent of capital contributions, ($23,000 if 57,500 units are sold and $500,000 if 1,250,000 units are sold), out of which the dealer manager will pay offering and marketing expenses and due diligence reimbursements. The general partner will pay all organizational and offering expenses other than underwriting commission. Commissions will be paid to the dealer manager only after minimum escrow amount has been reached. The escrow agent will retain proceeds until the minimum escrow requirement has been met. If the minimum amount has not been reached during offering period, the proceeds will be promptly returned to investors.

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. THEY HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

                      COMMONWEALTH CAPITAL SECURITIES CORP.
            OAKLANDS CORPORATE CENTER, 470 JOHN YOUNG WAY, SUITE 300
                            EXTON, PENNSYLVANIA 19341
                                 1-800-249-3700

                         INVESTOR SUITABILITY STANDARDS

         Units are suitable only as a long-term investment for persons of adequate financial means. Please see the net worth and income tests set forth below to determine if an investment in units is suitable for you. The suitability standards imposed by us will also apply to transferees of an investor's units. For fiduciary accounts, theses standards shall be met by the account or by the beneficiary, or by the donor or grantor who supplies the funds to purchase units if the donor or grantor is the beneficiary. The Dealer Manager must make every reasonable effort to determine that the purchase of Units is a suitable investment for you based on information you provide to your broker. We and/or the dealer manager will maintain records for at least six years of the information used to determine suitability.

         Except with respect to qualified plans and Tax Exempt Entities, units will be sold only to an investor who represents that he has either:

         o a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 AND an annual gross income of at least $45,000, OR

         o a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or that he is purchasing in a fiduciary capacity for a person who meets such conditions.

         If the investor is a qualified plan or an IRA, such investor must represent:

         o that the IRA owner or the participant in the self-directed qualified plan satisfies the foregoing standards, or

         o if other than a self-directed qualified plan, that the qualified plan satisfies the foregoing suitability standards.

         Although the general partner believes that units may represent suitable investments for individuals, qualified plans, tax exempt entities, and many different types of entities, due to tax rules of particular application to certain types of entities, units may not be suitable investments for such entities. See "United States Federal Income Tax Considerations -- Investment by Tax Exempt Entities." Prospective investors should consult their tax advisors with respect to the tax consequences of an investment in units as it may affect their particular tax situations.

         Certain state securities commissions have established suitability standards or minimum investment amounts for the offer and sale of securities, which are different than those set forth above. Units will be sold only to investors in these states who meet the suitability standards set forth below (net worth in all cases excludes home, home furnishings and automobiles):

         CALIFORNIA, IOWA, MICHIGAN, MISSOURI, NEW JERSEY, NORTH CAROLINA AND PENNSYLVANIA - Net worth of at least $225,000 or current annual income of at least $60,000 and a net worth of at least $60,000. Missouri, Michigan and Pennsylvania investors must have a net worth of at least ten times their investment in CIGF5.

         MAINE - Net worth of at least $200,000 or current annual income of at least $50,000 and a net worth of at least $50,000.

         OHIO AND NEBRASKA - In no event shall the aggregate purchase price of units exceed 10% of net worth. The minimum initial investment amount for Nebraska residents is $5,000 for individuals and $1,000 for IRA/Keogh plans.

         MINNESOTA - Minimum investment amount for IRAs or qualified plans (but not Tax Exempt Entities) is $2,000; for individuals the minimum investment amount is $2,500.

                               PROSPECTUS SUMMARY


         THE FOLLOWING IS A SUMMARY WHICH HIGHLIGHTS THE MATERIAL INFORMATION CONTAINED IN THIS PROSPECTUS. IT MAY NOT INCLUDE ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND THE FINANCIAL STATEMENTS.

OUR COMPANY

         Commonwealth Income & Growth Fund V is a Pennsylvania limited partnership that will own and lease computer peripheral equipment. Our office is located at Oaklands Corporate Center, 470 John Young Way, Suite 300, Exton, Pennsylvania 19341. Our phone number is 1-800-249-3700. We refer to Commonwealth Income & Growth Fund V as "CIGF5" in this prospectus. Our business strategy is as follows:

         O We will use a substantial portion of the proceeds of the offering to acquire computer peripheral and other similar equipment, which will be leased to U.S. corporations and other institutions.
         O We will make distributions to investors after the general partner has determined that there is sufficient cash flow from lease payments to make distributions. Sufficient cash flow will be available for distributions if income for a distribution period exceeds both expenses for that period and any existing lease acquisition commitments for that period.
         O We will also use excess cash flow, sale proceeds and the proceeds of debt financing to purchase additional equipment from time to time throughout our operational phase. We expect that most of the equipment will be placed on operating leases (short term leases under which we will normally receive total rental payments in an amount less than the purchase price of the equipment).
         O At the end of initial operating leases, we will either re-lease or sell equipment. Substantially all of the equipment will be manufactured by, or compatible with equipment manufactured by IBM. See "Risk Factors" and "Investment Objectives and Policies."
         O We intend to purchase only equipment which will be leased at the same time we acquire the equipment.
         O We intend to dispose of all our assets approximately 10 years after the termination of this offering.

GENERAL PARTNER

         Our general partner is Commonwealth Income & Growth Fund, Inc., located at Oaklands Corporate Center, 470 John Young Way, Suite 300, Exton, Pennsylvania 19341 (telephone number is 1-800-249-3700). The general partner is responsible for managing our affairs on a day-to-day basis. The general partner is also responsible for identifying and making investments on our behalf. Our general partner is owned by Commonwealth of Delaware, Inc., which is owned by Commonwealth Capital Corp., which we may refer to as "Com Cap Corp." Affiliates, who are individuals or entities considered to be in control of, controlled by, or under common control with a specified person or entity, of our general partner have sponsored several prior equipment leasing programs. Kimberly A. Springsteen and George S. Springsteen, acting through the general partner, make our investment decisions. See "Conflicts of Interest," "Management" and "Table II -- Prior Performance Tables."

RISK FACTORS

         AN INVESTMENT IN CIGF5 HAS MANY RISKS. THE "RISK FACTORS" SECTION OF THIS PROSPECTUS CONTAINS A DETAILED DISCUSSION OF THE MOST IMPORTANT RISKS. PLEASE REFER TO THE "RISK FACTORS" SECTION FOR A MORE DETAILED DISCUSSION OF THE RISKS SUMMARIZED BELOW:

         o We pay significant fees to the general partner and affiliates, which reduce cash available for distributions.

         o There is currently no public trading market for the units, and it is unlikely that one will develop. An investment in units will be highly illiquid and it may be difficult for you to sell your units at the time and for the price you desire.

         o You will not have the opportunity to participate in management decisions or evaluate the terms of the investments made by CIGF5.

         o The general partner and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the general partner and affiliates will provide to us.

         o We may purchase computer equipment that may depreciate in value and/or become obsolete over time.

         o We will concentrate on acquiring computer peripheral equipment and other similar capital equipment and will not diversify the assets in which we invest beyond those classes of equipment.

         o During the life of CIGF5, a portion of the distributions you receive will be a return of capital, rather than income.

         o The loss of certain key personnel upon whom we depend for our management could adversely affect our success and your investment return.

Certain of our investments may be financed with non-recourse debt. In connection with such borrowing, we will likely grant security interests in the financed property, which would put us at risk of losing that asset if we are unable to pay that debt.

THE OFFERING

Offering Size (maximum).................        $25,000,000

              (minimum).................        $ 1,150,000
Minimum Investments*....................        Individuals - $2,500
                                                IRA, Keogh and other qualified plans - $1,000
Suitability Standards...................        Net worth of at least $45,000 and annual gross income
                                                of at least $45,000;
                                                OR
                                                Net worth of at least $150,000 (For this purpose, net worth excludes home, furnishings and personal automobiles).
                                                Suitability standards may vary from state to state. Please
                                                See the "Investor Suitability Standards" section on page 1.
Unit Price..............................        $20.00

Escrow..................................        Proceeds will be placed in an escrow account until the
                                                minimum amount of $1,150,000 in units has been purchased
                                                by investors, at which time we will hold our first escrow
                                                closing and admit limited partners.  No commissions will be paid until the minimum amount is reached. If the minimum
                                                amount has not been reached during the offering period,
                                                offering proceeds will be promptly returned to investors.


Holding Period of Units.................        Units cannot be transferred without consent of the general partner, which may be withheld in order to limit the number of transfers to satisfy certain tax requirements.
                                                Beginning 30 months after the completion of this offering, the general partner may, in its discretion, redeem a limited number of units upon request. Other transfer restrictions may apply.
Our General Partner ....................        Commonwealth Income & Growth Fund Inc. will administer
                                                our day-to-day operations and select our computer peripheral equipment investments.
Estimated Proceeds......................        If the maximum number of units are sold:
                                                     87.5% - to acquire equipment
                                                     12.5% - for commissions, fees and expenses
                                                If the minimum number of units are sold:
                                                     87.0% - to acquire equipment
                                                     13.0% - for commissions, fees and expenses


         * We may waive the minimum investment amount for investors in Commonwealth Income & Growth Fund IV ("CIGF4"), a prior program also sponsored by the general partner, who wish to reinvest their CIGF4 dividends in CIGF5 units. CIGF4 investors who wish to take advantage of this opportunity should contact their broker or the general partner. The laws of your state may prohibit an investment in CIGF5 of less than a minimum amount (see "Investor Suitability Standards") and the general partner has absolute discretion in granting any waiver of the minimum investment amount.

ESTIMATED USE OF PROCEEDS

         The following table explains the estimated use of proceeds of the offering of units. Except as otherwise disclosed in this prospectus, we will not engage in transactions with the general partner or any of its affiliates and all items of compensation are disclosed in the table below or under the caption "Compensation of General Partner and Affiliates."

                                                             Minimum Proceeds               Maximum Proceeds
                                                              (57,500 Units)               (1,2500,000 units)
                                                       -----------------------------   ---------------------------
                                                           Amount         Percent         Amount        Percent
                                                       ---------------  ------------   -------------- ------------
Gross Offering Proceeds                                    $1,150,000        100.0%      $25,000,000       100.0%
Selling Commissions (1)                                        92,000          8.0%        2,000,000         8.0%
Dealer Manager Fee                                             23,000          2.0%          500,000         2.0%
Organizational and Offering Expenses (2)                       34,500          3.0%          625,000         2.5%
                                                       ---------------  ------------   -------------- ------------
Total Offering Expenses                                       149,500         13.0%        3,125,000        12.5%
Net Proceeds to Partnership Available
for Investment                                              1,000,500         87.0%       21,875,000        87.5%
Equipment Acquisition Fees (3)                                 39,100          3.4%          875,000         3.5%
Investment in Equipment (4)                                   961,400         83.6%       16,820,000        84.0%

 (1) The amount of the underwriting commissions (which include the selling commissions and dealer manager fees) will range between four percent and eight percent of capital contributions based upon the quantity of units sold to a single investor. Gross proceeds of the offering are calculated as if all units are sold at $20.00 per unit and do not take into account any reduction in selling commissions. See "Plan of Distribution" for a description of commission discounts available for certain large volume purchases of units and for purchases by certain employees of the general partner, dealer manager, participating brokers and their affiliates. The units are being offered to the public through Commonwealth Capital Securities Corp., which will receive selling commissions of up to eight percent on all sales of units, and will act as dealer manager for which it will receive a dealer manager fee of one percent on all sales of units. The dealer manager is an affiliate of the general partner. Other broker dealers may be engaged as participating brokers to sell units and re-allowed selling commissions of up to eight percent with respect to units, which they sell. In addition, all or a portion of the dealer manager fee may be re-allowed to certain participating brokers for expenses incurred by them in selling the units, including reimbursement for bona fide expenses incurred in connection with due diligence activities. See "Plan of Distribution" for a more complete description of this fee.

(2) Consists of estimated legal, accounting and printing expenses; registration and filing fees; miscellaneous expenses related to the organization and formation of the partnership; and other costs incurred in connection with the preparation, printing and distribution of this prospectus and related sales literature. See "Plan of Distribution." The general partner will be paid an organizational fee equal to three percent of capital contributions up to $10,000,000, and two percent of capital contributions in excess of $10,000,000, and will pay all organizational and offering expenses.

(3) An equipment acquisition fee of four percent of the purchase price of equipment we purchase will be payable by us to the general partner. These acquisition fees do not include acquisition fees payable with respect to the purchase of equipment with the proceeds of leverage or with undistributed proceeds from the sales of equipment. Certain expenses associated with the selection and acquisition of equipment for CIGF5 (such as legal and accounting fees and expenses, travel and communication expenses, brokerage fees and inspection fees and expenses) will be paid to third parties out of this four percent fee. The amounts of such expenses are not ascertainable at this time. The general partner will also be paid a debt placement fee of one percent of amounts borrowed to the extent leverage is used to acquire equipment. CIGF5 may not incur any indebtedness to acquire equipment until the net proceeds of the offering are fully invested, or committed to investment, in equipment.

(4) Represents CIGF5's expected cash investment from capital contributions in equipment, excluding acquisition fees. This does not include equipment acquired with leverage or with undistributed proceeds from the sale of equipment. Because CIGF5's leases are expected to be on a "triple-net" basis, it is anticipated that no permanent reserve for maintenance and repairs will be established from the offering proceeds. However, the general partner, in its sole discretion, may retain a portion of the offering proceeds, cash flow or net disposition proceeds available to CIGF5 for maintenance, repairs and for any other currently unanticipated working capital needs. In addition, the general partner and Com Cap Corp. have agreed that the general partner or Com Cap Corp. will lend or contribute to CIGF5 an amount up to 1.01% of the net offering proceeds, if needed, to meet CIGF5's expenses. The maximum front-end fees (which include fees and expenses incurred by any person in connection with the organization of CIGF5 and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are [$2,539,933] (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds).

COMPENSATING OUR GENERAL PARTNER AND ITS AFFILIATES

         Our general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees and compensation from the offering of units and from our operations regardless of profitability and, in some cases, prior to any distributions to you. Outlined below are the most significant items of compensation.

o We will pay Commonwealth Capital Securities Corp., as the dealer manager, an underwriting commission of up to 10.0% of the capital contributions received in this offering, but only if a minimum $1,150,000 in units are sold. A portion of this commission may be re-allowed by the dealer manager to other participating brokers.

o As compensation for organizing CIGF5, we will pay the general partner an organizational fee equal to 3% of the first $10,000,000 of capital contributions and 2% of capital contributions in excess of $10,000,000.

o As compensation for the negotiation of equipment acquisitions and related leases, we will pay the general partner an equipment acquisition fee of 4% of the purchase price of each item of equipment purchased.

     Other fees will be paid to the general partner or its affiliates in connection with the reimbursement of expenses (up to $40,000), debt placements with a term over twelve months (up to 1% of such debt), equipment management (up to 5% of lease revenues) and equipment liquidation services (up to 3% of sales price). See "Compensation to the General Partner and Affiliates."

WE MAY BORROW FUNDS

         We may borrow a portion of the cost of the equipment which we purchase. Our total amount of indebtedness will be limited to 30% of the total cost of the equipment in the portfolio, at the time of purchase. We may not borrow to acquire equipment unless, at the time of any such leveraged acquisition, the net proceeds of the offering received to date are fully invested, or committed to investment, in equipment. There are no borrowing limits for any particular item of equipment. All of our borrowings will be non-recourse to us, which means that upon any default, a lender may seek payment only by foreclosing on the item of equipment that is the subject of the loan, and may not recover any of our other assets. Up to one percent of the amount of such indebtedness may be payable to the general partner as a debt placement fee.

DISTRIBUTIONS ARE EXPECTED TO BE MADE QUARTERLY

         Distributions are expected to be made quarterly. There can be no assurance, however, as to the exact date on which distributions will begin or the amount of any distributions. We expect that you will begin receiving distributions not more than 90 days from the date of our first escrow closing. Our first escrow closing will take place as soon as is practical after the minimum offering amount of units has been purchased by investors. If an escrow closing occurs other than at the end of a quarter, you will receive a pro-rated distribution for the period between the closing and the end of that quarter. In addition, if you purchase a minimum of 250 units ($5,000), you will have the option to choose, for an annual fee of $25.00, to receive distributions on a monthly basis. If you elect to receive monthly distributions, they will be paid in arrears, meaning that you will receive approximately one third of a quarterly distribution each month after the declaration of a quarterly distribution, and not in anticipation of a future distribution. In the future, the general partner, in its sole discretion, may elect to terminate the monthly distribution option, and pay distributions to you on a quarterly basis. In such event, the fees charged for monthly distributions will also terminate. See "Distributions and Allocations."

DISTRIBUTIONS MAY BE AUTOMATICALLY REINVESTED IN ADDITIONAL UNITS DURING THE OFFERING PERIOD

         You may purchase additional units, if desired, by automatically reinvesting all or a portion of your cash distributions in units during the offering period. You may elect to reinvest your distributions by marking section 6 of your subscription agreement accordingly. Your election to reinvest distributions is entirely voluntary, and you may terminate automatic reinvestment at any time by notifying us in writing. Your share of CIGF5's taxable income is still taxable to you, even if you choose to reinvest your distributions. See "Distributions and Allocations -- Distribution Reinvestment"

UNITS MAY NOT BE SOLD ON THE PUBLIC MARKET

         You cannot sell your units on the public market. The general partner expects that no market will develop. The units will be transferable only with the general partner's approval. The general partner intends to permit transfers and redemptions of units of up to two percent of the total outstanding interests in Commonwealth Income & Growth Fund V in any one year, subject to certain exceptions. In deciding whether a transfer will be allowed, the general partner will consider whether the transfer will have an adverse affect on our federal tax status as a partnership. See "Transferability of Units."

UNITS MAY BE REDEEMED

         After a 30-month period immediately following the termination of the offering, we may redeem units that may be tendered each year, up to two percent of the outstanding units, subject to the general partner's approval. Requests for redemption are completely voluntary. The purchase price for outstanding units will be equal to 105% of the amount you paid for the units, net of the offering fees and expenses attributable to the units, less the amount of cash distributions you have received relating to such units in excess of the cumulative return. The offering fees and expenses attributable to the units will be added back over time for purposes of determining the redemption price. The redemption price formula will not be calculated at the fair market value of a unit. See "Transferability of Units"

PRIOR EQUIPMENT LEASING PROGRAMS

         Our general partner has previously sponsored four public equipment leasing programs with structures, management and investment objectives similar to those of CIGF5. Commonwealth Income & Growth Fund I completed its offering on May 11, 1995 with $12,634,153 raised from investors. Commonwealth Income & Growth Fund II completed its offering on May 12, 1997 after raising $9,235,185 from investors. Commonwealth Income & Growth Fund III completed its offering on July 25, 2000, with $3,085,801 raised from investors. All of the net offering proceeds of these prior funds were fully utilized for the purchase of computer peripheral equipment. Commonwealth Income & Growth Fund IV began its offering on October 19, 2001, was fully subscribed for the full offering amount of $15 Million as of September 30, 2003. The net offering proceeds of these prior funds available for investment in equipment were fully utilized for the purchase of computer peripheral equipment. See "Prior Offerings By Affiliates" and "Table II
- Prior Performance Tables."

THE PARTNERSHIP WILL TERMINATE

         In the ninth year after the completion of this offering, the general partner intends to begin liquidation of CIGF5 in an orderly fashion, unless it terminates earlier upon sale of all of the equipment. The term of our existence may be extended if the general partner believes that it would enable us to dispose of assets on terms more favorable than those it would otherwise be able to obtain. CIGF5 will not continue beyond December 31, 2015. See "Partnership Agreement Summary."

THE COST OF THE EQUIPMENT WILL BE DEPRECIATED

         The equipment will be eligible for different methods and periods of depreciation depending on the type of equipment. See "United States Federal Income Tax Considerations."

                                  RISK FACTORS

         AN INVESTMENT IN OUR PARTNERSHIP INVOLVES VARIOUS RISKS, WHICH ARE DESCRIBED BELOW. YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN OUR UNITS.

WE PAY SIGNIFICANT FEES TO THE GENERAL PARTNER AND AFFILIATES, WHICH REDUCE CASH AVAILABLE FOR DISTRIBUTIONS.

         The general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees. Some fees will be paid without regard to the amount of distributions paid or the success or profitability of CIGF5's operations and investments. For example, an increase in portfolio turnover or the amount of leverage used to purchase equipment may increase the fees we pay to the general partner. Such compensation and fees were established by the general partner and are not based on arm's-length negotiations. See "Compensation to the General Partner and Affiliates."

THERE WILL BE NO PUBLIC MARKET FOR THE UNITS, AND YOU MAY BE UNABLE TO SELL OR TRANSFER YOUR UNITS AT A TIME AND PRICE OF YOUR CHOOSING.

         There exists no public market for the units, and the general partner does not expect a public market for units to develop. The units cannot be pledged or transferred without the consent of the general partner. The units should be purchased as a long-term investment only. The general partner intends to limit the number of transfers to no more than that number permitted by one of the safe harbors available under the tax laws and regulations to prevent CIGF5 from being taxed as a corporation. Generally, these safe harbors require that all nonexempt transfers and redemptions of units in any calendar year not exceed two percent of the outstanding interests in the capital or profits of CIGF5.

         The general partner has sole discretion in deciding whether we will redeem units in the future. Consequently, you may not be able to liquidate your investment in the event of an emergency. You must be prepared to hold your units for the life of CIGF5 and may be able to resell your units, if at all, only at a discount to the offering price, which may be significant. See "Transferability of Units - Redemption Provision."

CIGF5 WILL FACE CONFLICTS OF INTEREST ARISING OUT OF ITS RELATIONSHIPS WITH THE GENERAL PARTNER AND ITS AFFILIATES, WHICH COULD ADVERSELY AFFECT OUR PERFORMANCE AND YOUR RETURNS. SEE "CONFLICTS OF INTEREST."

     o The general partner and its affiliates have sponsored other investor programs, which will be in potential competition with CIGF5, and will compete for the time and attention of management. The general partner and its affiliates may also form additional investor programs, which may be competitive with CIGF5.

     o If one or more investor programs and CIGF5 are in a position to acquire the same equipment, conflicts may arise as to which of the programs acquire the available items of equipment.

     o Com Cap Corp. and the general partner or other affiliates of the general partner may acquire equipment for CIGF5 under certain circumstances. Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of equipment or otherwise) from the general partner or its affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the general partner's or affiliate's own cost of funds.

     o Partnership transactions involving the acquisition, lease and/or sale of equipment will result in compensation to the general partner and its affiliates. Because the amount and timing of such fees depends, in part, on the debt structure of equipment acquisitions and the timing of such transactions, the general partner and its affiliates may be subject to conflicts of interest to the extent the acquisition, retention, re-lease or sale of equipment and the terms and conditions thereof may be less advantageous to CIGF5 and more advantageous to the general partner.

     o Since Commonwealth Capital Securities Corp. is an affiliate of the general partner, CIGF5 will not be subject to an independent investigation of the type normally performed by an underwriting firm in connection with the public offering of securities.

     o Any agreements and arrangements relating to compensation between CIGF5 and the general partner or any of its affiliates will not be the result of arm's-length negotiations and the performance thereof by the general partner and its affiliates will not be supervised or enforced at arm's-length.

     o CIGF5 may enter into joint ownership or joint venture agreements for the acquisition and leasing of equipment with other persons, including persons controlled by the general partner. Should any such joint ventures be done, the general partner may face conflicts of interest as it may control and owe fiduciary duties to both CIGF5 and, through such affiliates, the affiliated co-venturer.

DURING THE LIFE OF COMMONWEALTH INCOME & GROWTH FUND V, A PORTION OF THE DISTRIBUTIONS YOU RECEIVE WILL BE A RETURN OF CAPITAL, RATHER THAN INCOME, SO YOU WILL NOT RECEIVE A LUMP SUM OF RETURNED CAPITAL AT LIQUIDATION IN THE SAME AMOUNT OF YOUR INITIAL INVESTMENT.

         As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income. As your capital in the units is reduced over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might if you purchased a bond. Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

         As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income. You will have to wait until you receive your annual Schedule K-1 statement to determine the amounts of capital and income received for tax purposes. For purposes of determining whether you have received the preferred return of 10%, we first treat all distributions as income and then we treat payments made upon liquidation of equipment as returns of capital, although each distribution will be partially a return of capital for all other purposes. Therefore, you will not know which portion of the distributions will constitute a return of capital for preferred return and fee subordination purposes until the liquidation phase has begun.

THE LOSS OF CERTAIN KEY PERSONNEL UPON WHOM WE DEPEND FOR OUR MANAGEMENT COULD ADVERSELY AFFECT OUR SUCCESS AND YOUR INVESTMENT RETURN.

         Our success, to a large extent, will depend on the quality of our management, particularly as it relates to equipment acquisition, releasing and disposition. The general partner is dependent on its key personnel. The loss of any key personnel could therefore have a detrimental effect on CIGF5's ability to continue to effectively manage its portfolio, and the expense of replacing key personnel could reduce cash available for distributions. See "Management," and "Investment Objectives and Policies."

YOU WILL NOT BE ABLE TO PARTICIPATE IN MANAGEMENT DECISIONS WHICH MAY AFFECT THE RETURN ON YOUR INVESTMENT.

         You will have limited voting rights on matters affecting our business. CIGF5's management may make decisions which you believe will diminish your returns, and you will have little opportunity to influence or take part in such decisions. For any matter submitted to a vote of the limited partners, the affirmative vote of the holders of at least a majority of the outstanding units is required for approval. See "Partnership Agreement Summary -- Voting Rights of Limited Partners."

COMPUTER PERIPHERAL EQUIPMENT WE PURCHASE MAY DEPRECIATE IN VALUE AND/OR BECOME OBSOLETE OR LOSE VALUE AS NEW TECHNOLOGY IS DEVELOPED, WHICH CAN REDUCE THE VALUE OF YOUR UNITS AND YOUR ULTIMATE CASH RETURN.

         Residual value is the amount realized upon the sale or release of equipment when the original lease has expired. The residual value of our equipment may decline if technological advancements make it obsolete or change market preferences. The residual value depends on, among other factors, the condition of the equipment, the cost of comparable new equipment, the technological obsolescence of the equipment and supply and demand for the equipment.

         In either of these events, the equipment we purchased may have little or no residual value. This will result in insufficient assets for us to distribute cash in a total amount equal to the invested capital of the limited partners over the term of our existence. Also, such an occurrence may reduce the value of the units. Although currently we expect CIGF5 to acquire predominantly new equipment, CIGF5 may purchase used equipment. There is no limitation on the amount of used equipment which CIGF5 may acquire. The acquisitions of used equipment may increase the risk that such equipment will become obsolete so that it will have little or no residual value.

THE ASSETS THAT CIGF5 WILL ACQUIRE WILL NOT BE DIVERSIFIED BY EQUIPMENT TYPE, WHICH MAY ADVERSELY AFFECT THE PERFORMANCE OF CIGF5.

         Adverse developments in the market for computer peripheral equipment will have a more significant adverse consequence to CIGF5 than if it had acquired a portfolio that included a greater variety of asset classes. The general partner currently expects that a substantial portion of our equipment will be compatible with equipment manufactured by IBM. Thus, adverse developments in the business or prospects of IBM may have a significantly greater impact on CIGF5 than if equipment compatible with that made by a more diverse group of manufacturers were acquired.

THE SIZE OF OUR OFFERING MAY PREVENT GEOGRAPHIC, INDUSTRY OR OTHER DIVERSIFICATION OF LESSEES, WHICH MAY ADVERSELY AFFECT THE PERFORMANCE OF CIGF5.

         To the extent that this offering results in the sale of significantly less than the maximum number of units offered, the ability to diversify our portfolio across geographic areas, industries and types of lessees will be reduced, and a default by any lessee would have a more significant adverse effect than if greater diversification had been achieved.

IF WE ARE UNABLE TO ARRANGE PROMPTLY FOR THE RELEASING OR SALE OF THE EQUIPMENT WHEN A LESSEE DEFAULTS OR WHEN EQUIPMENT IS RETURNED BY A LESSEE, OUR REVENUE WILL BE REDUCED.

         While the creditworthiness of potential lessees will be reviewed, lease defaults may. A default may cause us to lose anticipated revenues and limit our ability to recover our investment in the equipment. The general partner has not established minimum standards for lessees to which it will lease equipment and there is no investment restriction prohibiting CIGF5 from doing business with any lessees.

         The default by a lessee under a lease may cause equipment to be returned to us at a time when the general partner or its agents may be unable to arrange promptly for the releasing or sale of the equipment.

         If any indebtedness is secured by the returned equipment, its return will hinder our ability to make scheduled debt payments with respect to such equipment. In such case, the lender may foreclose on and acquire ownership of the returned equipment. In addition, lessees of equipment encountering financial difficulties may voluntarily or involuntarily become subject to the provisions of the Bankruptcy Code which could delay or prevent us from taking the equipment back upon default. Even if a bankrupt lessee elects to accept and continue its lease with us, we may be forced to renegotiate such lease at lower rates, which could cause us to lose anticipated revenues. See "Investment Objectives and Policies -- Description of Leases."

THE GENERAL PARTNER HAS MADE A LIMITED CONTRIBUTION TO COMMONWEALTH INCOME & GROWTH FUND V, CAUSING YOU AND THE OTHER LIMITED PARTNERS TO COLLECTIVELY BEAR SUBSTANTIALLY GREATER RISK THAN THE GENERAL PARTNER.

         We have received $1,000 from the general partner as a capital contribution for its interest in CIGF5. Therefore, contributions by you and other limited partners and the economic risks borne by you and the other limited partners, collectively, will be substantially greater, in proportion to the interests owned and benefits received by you, than the contribution by the General Partner, in proportion to the interest owned and benefits received by the General Partner. Approximately 12.5% (assuming the maximum amount of units are raised) to 13% of the proceeds from the sale of the units will be used to pay organization and offering fees and expenses to the General Partner. See "Prospectus Summary -- Estimated Use of Proceeds."

CIGF5 WAS FORMED ON MAY 19, 2003 AND HAS A LIMITED OPERATING HISTORY UPON WHICH YOU CAN EVALUATE YOUR INVESTMENT IN UNITS.

         Our operations may not ultimately be successful and we may be unable to meet our stated investment objectives. Specifically, sufficient cash may ultimately not be available for distribution to investors. Our general partner has previously sponsored four public equipment leasing programs with investment objectives similar to CIGF5, whose financial and operating results are set forth in Table II. The general partner has also sponsored several privately held equipment leasing programs. Results for these prior public and private programs have in some cases been lower than originally anticipated. See "Prior Offerings by Affiliates" below for a more complete description of these prior programs.

YOU MAY BE LIABLE FOR PARTNERSHIP OBLIGATIONS IF YOU TAKE AN ACTIVE PART IN THE CONTROL OF THE BUSINESS OF CIGF5.

         In general, limited partners in a partnership are not liable for partnership obligations unless they take an active part in the control of the business of the partnership. Our partnership agreement provides certain rights to the limited partners to remove and replace the general partner, to amend the partnership agreement, to approve or disapprove the sale or other disposition at one time of all CIGF5's property, to dissolve CIGF5 and to take certain other actions. While Pennsylvania law would not impose liability for these activities, there is uncertainty as to which state's partnership laws may be applicable to partnerships that are organized under the laws of one state and that own property and have partners residing in other states. Thus it is conceivable that the existence or the exercise of these rights under certain circumstances could possibly cause you to be deemed to be liable as a general partner under the laws of states other than Pennsylvania. If you were judged to be liable as a general partner, you would be personally liable for all partnership obligations.

YOU MAY BE OBLIGATED TO RETURN DISTRIBUTIONS FROM CIGF5 IN CERTAIN
CIRCUMSTANCES.

         You will be obligated to return any distributions from CIGF5 to the extent that, after giving effect to the distribution, all liabilities of the partnership (other than non-recourse liabilities and liabilities to limited partners on account of their interests in the partnership) exceed the fair value of its assets (including, as to assets serving as security for non-recourse liabilities, that portion of the fair value of our assets which exceeds the amount of such non-recourse liabilities). See "Partnership Agreement Summary -- Liability of Limited Partners."

THE BUSINESS OF LEASING AND INVESTING IN EQUIPMENT IS SUBJECT TO MANY RISKS WHICH COULD IMPACT YOUR RETURNS. THE RISKS OF INVESTING IN EQUIPMENT INCLUDE THE
FOLLOWING:

     o The unavailability of satisfactory equipment may cause a delay in investing our offering proceeds, or reduce the amount of equipment we acquire, or both, each of which can diminish our revenues and funds available for distribution.

     o The increasing rate at which equipment of the type in which CIGF5 intends to invest becomes obsolete, thereby reducing the residual value of our portfolio and your units.

     o The potential inability of CIGF5 to lease equipment coming off lease or following a default by the lessee will reduce cash flows and cash available for distribution.

     o Defaults by lessees cause us added expense to collect payment or foreclose on the equipment, and reduce our cash flows. We also may not be able to release returned equipment on terms as favorable as the original lease, causing our revenues to be less than originally anticipated.

OUR USE OF LEVERAGE TO FINANCE EQUIPMENT ACQUISITIONS COULD ADVERSELY AFFECT OUR CASH FLOW.

         After the net proceeds of the offering received at the time of a purchase are fully invested, or committed to investment in equipment, we may incur debt in an amount of up to 30% of the total cost of the equipment in the portfolio at the time of purchase. There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of equipment. If we are unable to make our debt payments as required, a lender could foreclose on the equipment securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the units and distributions to you to be reduced. We generally borrow on a non-recourse basis to limit our exposure on any item of equipment to the amount of equity invested in that item.

WE INTEND TO INVEST PRIMARILY IN EQUIPMENT SUBJECT TO OPERATING LEASES, AND THEREFORE MAY NOT RECOVER OUR INVESTMENT IN THE EQUIPMENT.

         Operating leases typically will have terms of 12 to 36 months and provide that we will receive total payments from the lessee in an amount that is less than our purchase price of the equipment. In order to recover our purchase price on termination of an operating lease, we must:

     o   obtain a satisfactory renewal from the original lessee;

     o   lease the equipment to a new lessee or other user; or

     o sell the equipment for a price which, when combined with previous lease payments, equals or exceeds the purchase price.

         We may not successfully accomplish any of these alternatives and, as a result, we may not realize anticipated revenues and may fail to recover our investment in the equipment. Shorter-term operating leases may increase these risks. See "Investment Objectives and Policies."

WE HAVE NOT YET IDENTIFIED ANY OF OUR INVESTMENTS IN EQUIPMENT, WHICH PREVENTS YOU FROM EVALUATING, OR HAVING ANY INPUT INTO OUR PORTFOLIO OF EQUIPMENT LEASES.

         We have not identified any equipment for acquisition by CIGF5. Until equipment is identified in supplements to this prospectus or in quarterly and/or annual investor reports, you will have no information about any equipment to be purchased by us and you must rely solely upon the judgment and ability of the general partner with respect to the selection and evaluation of equipment.

         Except for the investment objectives and policies described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments.

ANY DELAY IN ACQUIRING EQUIPMENT WILL DIMINISH OUR RETURNS.

         Due to competition with other lessors, we may experience difficulty in obtaining and leasing appropriate equipment. Our ability to acquire and lease equipment may also be adversely affected by interest rates, the availability of capital or increases in corporate liquidity, since prospective lessees may prefer to raise capital, incur debt or use internally-generated cash to purchase equipment rather than enter the leasing market.

         Delays in acquiring equipment will delay or reduce the anticipated benefits to you from the acquisition of units.

OUR INABILITY TO REPAY NON-RECOURSE DEBT COULD CAUSE A LOSS OF OUR INVESTMENT IN FINANCED EQUIPMENT.

         Borrowing increases the risks of investment in CIGF5 because, in the case of non-recourse debt, if debt service payments are not made when due, we may sustain a loss of our investment in the equipment which secures that debt and the limited partners may experience adverse tax consequences. Borrowing can also lead to increased losses or the imposition of restrictions on our ability to borrow further amounts. See "United States Federal Income Tax Considerations -- Allocation of Partnership Income, Gains, Losses, Deductions and Credits."

         Money market fluctuations have affected the availability and cost of loans that may finance the purchase of equipment. The general partner will be unable to predict the nature of the money market at times when we may seek financing and any future tightening of credit controls will make obtaining financing more difficult and more costly. In such event, we may be forced to purchase equipment using only or mostly the cash proceeds from this offering, with little or no borrowings. This would make it more difficult for us to achieve the desired diversification of equipment and would prevent us from spreading the risk of unproductive investments over a greater number of items of equipment. In addition, future credit restrictions may adversely affect the ability for us to sell or refinance equipment and may affect the terms of equipment sales.

IN LEASING THE EQUIPMENT TO LESSEES, WE MAY BE EXPOSED TO LIABILITY FOR DAMAGES RESULTING FROM THEIR ACTIONS OR INACTION, INDEPENDENT OF CONTRACT TERMS, WHICH CAN REDUCE CASH AVAILABLE FOR DISTRIBUTIONS.

         Lessees' use of the equipment may cause damages to third parties or their property for which CIGF5, as owner of the equipment, may be held liable, whether or not CIGF5 caused the damage. Although we will use our best efforts to minimize the possibility and exposure of such tort liability, CIGF5's assets may not always be protected against such claims.

THE EQUIPMENT LEASING INDUSTRY IS HIGHLY COMPETITIVE, AND OUR INABILITY TO COMPETE EFFECTIVELY IN THIS MARKET WILL REDUCE YOUR RETURNS AND THE VALUE OF YOUR UNITS.

         CIGF5's competitors include independent leasing companies, affiliates of banks and insurance companies and other partnerships. Many of these entities may have larger equipment inventories, greater financial resources and more experience in the industry than CIGF5 or the general partner. See "Investment Objectives and Policies -- Competition."

CIGF5'S ABILITY TO LEASE, RELEASE OR SELL ITS EQUIPMENT, AND THEREFORE RETURNS TO INVESTORS, MAY BE AFFECTED BY ACTIONS TAKEN OR NOT TAKEN BY, OR THE BUSINESS PROSPECTS OF, IBM, OVER WHICH WE WILL HAVE NO CONTROL.

         The general partner currently expects that a substantial portion of CIGF5's equipment will be manufactured by IBM or will be compatible with equipment manufactured by IBM, making the success of CIGF5 dependent in part on the success of IBM.

OUR ABILITY TO RELEASE OR SELL THE EQUIPMENT AT THE END OF THE LEASE TERM, AND THEREFORE RETURNS TO INVESTORS, COULD BE ADVERSELY AFFECTED BY THE ACTIONS OF THE EQUIPMENT MANUFACTURER OR OTHERS HIRED TO PERFORM SERVICES ON THE EQUIPMENT.

         The failure of an equipment manufacturer to honor its product warranties or to provide necessary parts and servicing, the decline of the manufacturer's reputation in the industry, the discontinuance of the manufacture of such equipment or the termination of the manufacturer's business may also hinder our ability to release or sell the equipment.

         We may enter into contracts with manufacturers or others in which such parties may perform certain services related to equipment, including refurbishing and storing equipment and performing related services. Our ability to meet our investment objectives would be partially dependent on the satisfactory performance of these functions by such parties. See "Investment Objectives and Policies -- Computer Peripheral Equipment."

OUR SPONSOR, COMMONWEALTH CAPITAL CORP., DEPENDS UPON THE PROFITABILITY OF AFFILIATED PRIOR PROGRAMS IN ORDER TO BE IN A POSITION TO REPAY A $1,000,000 PROMISSORY NOTE TO OUR GENERAL PARTNER, THEREBY PUTTING OUR GENERAL PARTNER'S CAPITALIZATION AT RISK IF THE PRIOR PROGRAMS BECOME UNPROFITABLE.

         Our general partner is required by law and by our partnership agreement to maintain a minimum net worth of at least $1,000,000. Commonwealth Capital Corp. has provided capital to the general partner by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the general partner and the demand note receivable from Commonwealth Capital Corp.) of at least $1,000,000. The collectibility of the note is dependent upon the profitability of the prior programs, as well as CIGF5. Failure to maintain a sufficient net worth could cause us to treated as an association taxable as a corporation for federal income tax purposes, which would reduce funds available for distribution.

TAX RISKS
---------

         In view of the complexity of the tax aspects of investing in a partnership that may invest in many different types of equipment, and particularly in view of the fact that the tax situation of each investor will not be the same, you are urged to consult your tax advisor with specific reference to your own tax situation prior to making an investment in CIGF5. CIGF5 is not intended to be a "tax shelter" and you should not expect a tax benefit from substantial tax deductions or losses from CIGF5. The general partner anticipates, however, that CIGF5 may distribute cash periodically to you, a portion of which may not be taxable to you upon receipt. Trustees and other fiduciaries of individual retirement accounts, qualified pension, profit sharing or stock bonus plans, and other tax exempt entities should be aware that an investment in units will result in unrelated business taxable income, known as UBTI. See "United States Federal Income Tax Considerations -- Investment by Tax Exempt Entities" and "ERISA Considerations" below. Together with your tax advisor, you should carefully consider all of the tax aspects of an investment in CIGF5, including, specifically, the risks discussed below.

A RULING FROM THE IRS HAS NOT BEEN OBTAINED, AND THE GENERAL PARTNER DOES NOT PRESENTLY INTEND TO APPLY FOR A RULING, WITH RESPECT TO THE TAX CONSIDERATIONS ASSOCIATED WITH AN INVESTMENT IN UNITS, AND A SUCCESSFUL CHALLENGE OF OUR INTERPRETATIONS BY THE IRS COULD CAUSE THE ACTUAL TAX CONSEQUENCES TO YOU TO DIFFER FROM THOSE STATED IN THIS PROSPECTUS.

         Availability of the tax treatment described in this prospectus may be challenged by the IRS upon audit of the tax return of either CIGF5 or a partner. It should be noted that the determination of items of partnership income, gain, loss, deduction and credit will be made at the partnership level rather than in separate proceedings with the limited partners, and limited partners generally will be required to report partnership items consistent with CIGF5's tax returns.

         For any year in which CIGF5 has income in excess of deductions, each limited partner will be required to report his share of such income on his federal and state tax returns and will be responsible for the payment of taxes thereon. Such taxes may be greater than cash distributions received by the limited partner from CIGF5 in one or more taxable years.

         The primary tax benefits associated with an investment in units are the "tax-deferred" distributions (that is, distributions which are not subject to current taxation), which may be available as a result of cost recovery or depreciation deductions. The availability of tax-deferred distributions may be reduced by the alternative minimum tax. The IRS may successfully challenge the amount or timing of the depreciation deductions claimed by CIGF5, with the result that the depreciation deductions of CIGF5 may be reduced and partnership income may be increased (or loss may be decreased) for a taxable year. The tax considerations associated with an investment in CIGF5 could be affected by a number of different factors, which are described in detail under the caption "United States Federal Income Tax Considerations."

ANY ADJUSTMENT TO A TAX RETURN OF CIGF5 AS A RESULT OF AN AUDIT BY THE IRS MAY RESULT IN ADJUSTMENT TO YOUR TAX RETURN.

         Any such adjustment may result in an examination of other items in your returns unrelated to the partnership, or an examination of prior years' tax returns. You could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome.

YOUR TAX LIABILITIES MAY EXCEED CASH DISTRIBUTIONS OR CASH PROCEEDS FROM THE SALE OR OTHER DISPOSITION OF EQUIPMENT OR UNITS.

         Because we will incur loans to finance the purchase of some of its equipment, it is possible that your tax liability for a given year will exceed your cash distributions for that year because of the need to pay down the principal on such loans. A sale or other disposition of equipment or of your interest in CIGF5 may result in a tax liability to you in excess of any cash proceeds you receive. To the extent your federal tax liabilities exceed cash proceeds, such excess would be a nondeductible cost to you.

THE IRS MAY CHALLENGE OUR PARTNERSHIP STATUS WHICH, IF SUCCESSFUL, COULD SIGNIFICANTLY REDUCE CASH AVAILABLE FOR DISTRIBUTIONS.

         Treasury Regulations generally allow newly formed unincorporated entities (such as CIGF5) to choose whether to be taxed as a partnership or a corporation for federal income tax purposes. However, Section 7704 of the Code treats certain partnerships, the interests of which are deemed to be "publicly traded," as corporations. While the general partner will use its best efforts to limit the type and number of transfers of units to those which will allow CIGF5 to satisfy at least one of the safe harbors under Treasury Regulation Section 1.7704-1, we may not in fact satisfy one of these safe harbors. Certain transfers of units could occur which would cause CIGF5 to fall outside these safe harbors.

         While the failure to meet a safe harbor will not create a presumption that a partnership is publicly-traded, if the amount and type of trading in the units were to fall outside the safe harbors, the IRS may claim that CIGF5 was a "publicly-traded partnership" taxable as a corporation. See "Transferability of Units" and "United States Federal Income Tax Considerations -- Classification as a Partnership."

         If the IRS were successful in characterizing CIGF5 as a "publicly traded" partnership taxable as a corporation, then CIGF5 would be subject to tax on its net income (without deductions for cash distributions to limited partners), you would be subject to tax on the distributions irrespective of your tax basis in your units, and such distributions would be re-characterized as portfolio income to you.

THE IRS MAY CHALLENGE CERTAIN PARTNERSHIP ALLOCATIONS, WHICH COULD CAUSE YOU TO RECOGNIZE ADDITIONAL TAXABLE INCOME.

         If the allocations of partnership net profits and net losses to the limited partners made pursuant to the partnership agreement were successfully challenged by the IRS, you may be required to recognize additional taxable income without any corresponding increase in distributions of cash from CIGF5.

         You may not be able currently to deduct partnership net losses as a result of limitations on the current utilization of passive activity losses. In addition, any portfolio income generated by CIGF5 may not be netted against partnership tax losses. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Passive Activity Losses Limitations." Finally, in the event that interests in CIGF5 are deemed to be "publicly traded," otherwise passive income will be treated as portfolio income which may not be netted against partnership tax losses or other passive losses, deductions, or credits of the limited partner.

THE IRS MAY CONSIDER CIGF5 TO BE A SECURED LENDER WITH RESPECT TO CERTAIN EQUIPMENT, WHICH COULD INCREASE YOUR TAX LIABILITIES.

         CIGF5 intends to structure each lease transaction so that the lease will be treated as a lease rather than as a financing arrangement for tax purposes. If, however, the IRS were successful in challenging the status of a lease by treating the lessee as the owner of the equipment and CIGF5 as a secured creditor, among other items, CIGF5 would not be entitled to cost recovery or depreciation deductions with respect to that item of equipment. The unavailability of such cost recovery or deductions will cause your tax liabilities to increase. See "United States Federal Income Tax Considerations -- Ownership of Equipment -- Tax Treatment of Leases."

YOU MAY INCUR STATE TAX AND FOREIGN TAX LIABILITIES.

         You may be required to file tax returns and pay state or local taxes, such as income, franchise or personal property taxes, as a result of an investment in CIGF5. We do not plan to finance, and our prior programs have not financed, equipment outside of the United States. When we sell equipment, we may sell it outside of the United States, and any sale of equipment into a country other than the United States may subject you to sales or other taxes in such country. See "United States Federal Income Tax Considerations -- State Taxes", and "United States Federal Income Tax Considerations -- Foreign Tax Considerations."

TAX BENEFITS ASSOCIATED WITH AN INVESTMENT IN UNITS COULD BE LOST AND/OR SUBSTANTIAL TAX LIABILITIES INCURRED BY REASON OF CHANGES IN THE TAX LAWS.

         Changes in the interpretation of applicable tax laws may be made by legislative, administrative or judicial action which could adversely affect the tax consequences of an investment in units. Legislative, administrative or judicial changes may or may not be retroactive with respect to transactions entered into prior to the date on which they occur.

INVESTMENT IN CIGF5 BY A TAX EXEMPT ENTITY, INCLUDING A QUALIFIED EMPLOYEE PENSION OR PROFIT SHARING TRUST OR AN INDIVIDUAL RETIREMENT ACCOUNT, WILL RESULT IN THE RECEIPT OF UBTI.

         If a tax exempt entity realizes Unrelated Business Taxable Income, or UBTI, from all sources in excess of $1,000 per year net of deductions attributable to such UBTI, it will incur federal income tax liability with respect to such UBTI. Furthermore, if a tax exempt entity has at least $1,000 of gross income that is included in the calculation of UBTI for any year, the tax exempt entity will be obligated to file a tax return for such year. See "United States Federal Income Tax Considerations -- Investment by Tax Exempt Entities."

INVESTMENT IN CIGF5 BY CERTAIN BENEFIT PLANS MAY IMPOSE ADDITIONAL BURDENS ON CIGF5.

         To avoid classification of a pro rata portion of CIGF5's underlying assets as "plan assets" of investors which are "benefit plan investors," CIGF5 intends to restrict the ownership of units by "benefit plan investors" to less than 25% of the total value of outstanding units at all times. See "ERISA Considerations -- `Plan Assets.'" Neither the general partner nor CIGF5 shall have any liability or responsibility to any tax exempt limited partner or any other limited partner for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of partnership assets being deemed plan assets of a tax exempt limited partner under the Code or ERISA or other applicable law.


                                   MANAGEMENT

         The general partner, owned by Commonwealth of Delaware, Inc., which is owned by Com Cap Corp., was incorporated in Pennsylvania on August 26, 1993. The general partner currently manages four other public equipment leasing partnerships. The principal business office of the general partner is at Oaklands Corporate Center, 470 John Young Way, Suite 300, Exton, Pennsylvania 19341, and its telephone number is 1-800-249-3700. The general partner manages and controls our affairs and will have sole responsibility for all aspects of operations. The directors and officers of the general partner and key employees of Com Cap Corp. are as follows:

NAME                                TITLE
----------------------------------  ---------------------------------------------------------------------------------
George S. Springsteen               Chairman of the Board of Directors, CEO and President of the general partner and Com Cap Corp. and CEO of Commonwealth Capital Securities Corp.

Kimberly A. Springsteen             Executive Vice President, Director, Chief Operating Officer and Secretary of
                                    the general partner and Com Cap Corp. and President of Commonwealth Capital
                                    Securities Corp.

Henry J. Abbott                     Senior Vice President, Director and Portfolio Manager of Com Cap Corp. and
                                    Senior Vice President of Commonwealth Capital Securities Corp.

Katrina Mason                       Senior Vice President & Broker/Dealer Relations Manager of Commonwealth Capital
                                    Securities Corp.

Salvatore Barila                    Vice President & Controller of the general partner, Com Cap Corp. and
                                    Commonwealth Capital Securities Corp.


Mark Hershenson                     Vice President & Broker Relations Manager of the general partner and
                                    Commonwealth Capital Securities Corp.

Jay Dugan                           Vice President & IT Manager of the general partner and Com Cap Corp.

Karen Tramontano                    Assistant Vice President & Marketing Manager of the general partner, Com Cap
                                    Corp. and Commonwealth Capital Securities Corp.

David Borham                        Assistant Vice President & Investor Relations Manager of the general partner,
                                    Com Cap Corp. and Commonwealth Capital Securities Corp.

Dorothy Ferguson                    Assistant Vice President & Compliance Officer of the general Partner, Com Cap
                                    Corp. and Commonwealth Capital Securities Corp.

         GEORGE S. SPRINGSTEEN, age 69, is President of both Com Cap Corp. and the general partner. Mr. Springsteen is also President of the general partners of several prior programs sponsored by Com Cap Corp. He is also Chairman of the Board of Directors of Commonwealth Capital Securities Corp. He has been the sole shareholder and director of Com Cap Corp. since 1978. From 1971 to 1978, Mr. Springsteen was employed with Granite Computer Corporation. Mr. Springsteen, as Vice President of Marketing, managed a portfolio of approximately $120,000,000 of IBM computers and peripherals. In 1978, Granite Computer Corporation sold its equipment portfolio and left the equipment leasing business. Mr. Springsteen acquired a portion of Granite's portfolio, client base, employees and corporate offices in Jenkintown, Pennsylvania in 1978, now known as Com Cap Corp. Mr. Springsteen attended the University of Delaware. Mr. Springsteen holds Series 22, 63 and 39 NASD licenses and is a member of the Equipment Leasing Association. Mr. Springsteen is the husband of Kimberly A. Springsteen.

         KIMBERLY A. SPRINGSTEEN, age 45, is Executive Vice President, Chief Operating Officer and Secretary of Com Cap Corp. and the general partner and joined Com Cap Corp. in 1997. She is also the President of Commonwealth Capital Securities Corp. From 1980 to 1997, Ms. Springsteen was employed with Wheat First Butcher Singer, a broker/dealer headquartered in Richmond, Virginia. While at Wheat First Butcher Singer, Ms. Springsteen, as Senior Vice President, served as Marketing Manager for the Direct Investments Department, with over $450,000,000 of investments under management in real estate, equipment leasing and energy-related industries. Ms. Springsteen holds Series 7, 63, and 39 NASD licenses and is a member of the Equipment Leasing Association, a member of the Financial Planners Association and serves on the Board of Trustees for the Investment Program Association. Ms. Springsteen is the wife of George S. Springsteen.

         HENRY J. ABBOTT, age 54, is Senior Vice President and Portfolio Manager of Com Cap Corp. and has been employed by Com Cap Corp. since 1998. Mr. Abbott is responsible for acquisitions and dispositions and asset review. Mr. Abbott has been active in the commercial lending industry, working primarily on asset-backed transactions for more than twenty-seven years. Before joining Commonwealth, Mr. Abbott was a founding partner of Westwood Capital LLC in New York. Prior to that, as Senior Vice President for IBJ Schroeder Leasing Corporation, Mr. Abbott managed a group specializing in the provision of operating lease financing programs in the high technology sector. Mr. Abbott brings extensive knowledge and experience in all facets of asset-backed financing and has successfully managed $1.5 billion of secured transactions. Mr. Abbott attended St. John's University and is a member of the Equipment Leasing Association.

         KATRINA BROWN MASON, age 32, is Senior Vice President, Broker/Dealer Relations, joined Commonwealth in 2002. Ms. Mason is responsible for preliminary due diligence requests and coordination of sales efforts. She is also responsible for Broker / Dealer development and our various marketing efforts. Ms. Mason brings with her nearly a decade of syndication, reporting, marketing and regulatory experience, from two equipment leasing syndication firms. Prior to joining Commonwealth, Ms. Mason worked for ICON Securities from 1997 to 2002, where she served as President from 2001 to 2002, and Regional Marketing Director of Textainer Capital Corporation from 1994 to 1997, each of which are equipment leasing sponsors. Ms. Mason has managed all facets of the leasing business from compliance, registrations, due diligence and product development, to broker/dealer marketing relations. She has also worked with several national broker/dealer firms in developing strategic marketing plans to aid broker/dealers in their alternative investment educational requirements. Ms. Mason holds a Bachelors of Arts from the University of California at Santa Barbara and an MBA from the University of San Francisco. She is a member of the Financial Planning Association, the Equipment Leasing Association and the Investment Program Association.

         SALVATORE R. BARILA, age 33, is Vice President and Controller of the general partner and Com Cap Corp. and certain of its subsidiaries where he has been employed since 2000. Mr. Barila is responsible for overseeing all accounting functions and coordination of audit activities. From 1992 to 2000, Mr. Barila was employed as Corporate Accounting Manager of RCG Information Technology, Inc. Mr. Barila received a BS degree in Accounting from Pace University in 1992. Mr. Barila is a member of the Equipment Leasing Association.

         JAY DUGAN, age 56, Vice President and Information Technology Manager, joined Commonwealth in 2002. Mr. Dugan is responsible for computer network and information systems for the general partner and its affiliates. Mr. Dugan was a registered securities representative from 1988 until 1998. During that period, Mr. Dugan founded First Securities USA, a NASD member firm, and operated that firm through 1998. From 1999 until joining Commonwealth in 2002, Mr. Dugan was an independent due diligence consultant.

         MARK HERSHENSON, age 39, Vice President & Manager of Broker Relations, joined Commonwealth in 2002. Mr. Hershenson is responsible for all custodial firm relationships, wholesaler scheduling and internal sales communications. He assists representatives in building broker/client relationships, obtaining education and necessary training and increasing production goals. Mr. Hershenson offers over 15 years of experience in the financial, banking, insurance and brokerage industries. Mr. Hershenson brings a special concentration in financial planning and compliance and holds his Series 7,63 and 218 (FL). Since 1987, Mr. Hershenson has successfully managed and trained sales representatives on sales techniques and building client-broker relationships. Prior to joining Commonwealth, Mr. Hershenson was part of a financial planning practice at American United Life from 1999 to 2002. He has written a book for the Florida insurance commissioner on how to sell insurance products and has successfully managed and trained over 100 sales representatives at MetLife from 1997 to 1999. Mr. Hershenson attended Stonehill College, American College and Parkwood University, obtaining a Bachelor's in Psychology, with a concentration in Marketing/ Organizational Behaviorism and a Master's degree in Financial Planning.

         DOROTHY FERGUSON, age 61, Assistant Vice President & Compliance Officer, is responsible for compliance, registrations and reporting for the broker/dealer affiliate, as well as the management of the investor records, certificates and reconciliations. Ms. Ferguson also assists in the due diligence process with the broker/dealer community. Ms. Ferguson brings over three decades of experience in the finance and commercial banking arenas to Commonwealth. Prior to joining Commonwealth in 1995, she worked at SKF USA, Inc., located in King of Prussia, PA, from 1976 to 1992.

         KAREN TRAMONTANO, age 53, Assistant Vice President & Marketing Manager, joined Commonwealth in 2000, bringing with her over a decade of experience of international marketing and customer relations. Ms. Tramontano is responsible for generation and distribution of all marketing materials. Prior to joining Commonwealth, Ms. Tramontano served from 1973 to 1983 as executive liaison to the President for V&V Noordland, Inc., an international commercial company, and served as an office manager for a small business in Florida from 1998 to 2000. Ms. Tramontano coordinates Commonwealth's home office marketing department, which services our broker dealer community and registered representatives across the country. Ms. Tramontano attended Suffolk College in New York, with a Major in Advertising/Promotion.

         DAVID BORHAM, age 27, Assistant Vice President & Investor Relations Manager, joined Commonwealth in 2000, bringing with him 2 years of Customer Service experience. Mr. Borham holds a Series 22 NASD license and is responsible for the management of investor database maintenance and all investor inquiries and correspondence. Prior to joining Commonwealth, Mr. Borham served as Customer Relations Representative in the food service industry for Dilworth Town Inn from 1996 to 2000. Mr. Borham attended Delaware County Community College. Mr. Borham is the son of Kimberly A. Springsteen.

         The directors and officers of the general partner are required to spend only such time on CIGF5's affairs as is necessary for the proper conduct of CIGF5's business. Under certain circumstances, such directors and officers are entitled to indemnification from CIGF5. See "Conflicts of Interest" and "Responsibilities of the General Partner."


                     RESPONSIBILITIES OF THE GENERAL PARTNER

         The general partner is accountable to CIGF5 as a fiduciary and, consequently, must exercise good faith and integrity in handling partnership affairs. Certain provisions of the partnership agreement may relieve the general partner and its affiliates from an aspect of its state common law fiduciary duties. These duties are specifically limited by the provisions of our limited partnership agreement, and the limitation is not generally applicable to all limited partnerships. General partners are held to a duty of good faith in conducting partnership affairs.

         Since the general partner and certain programs it has sponsored will acquire and lease equipment in the same manner as CIGF5, the general partner may be deemed to have a conflict of interest with CIGF5. This conflict arises because the partnership agreement states that, if two or more investor programs are in a position to acquire the same equipment, the general partner will decide which program or entity will purchase the equipment. (The general partner generally affords priority to the program that has had funds available to purchase equipment for the longest period of time.) If two or more investor programs are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser, the general partner will generally give priority to the equipment which has been available for lease or sale for the longest period of time. The general partner may also allocate equipment to other programs based on the cash/borrowing available, the equipment type, the term of the lease, and the percentage that each lessee represents to the total assets of the funds or programs. This allocation of equipment may relieve the general partner and its affiliates from an aspect of their fiduciary duty to CIGF5.

         Without modifying the general partner's fiduciary duties, the general partner might not be able to serve as the general partner for CIGF5 and other investor programs acquiring and leasing equipment at the same time. This modification may operate as a detriment to limited partners because there may be business opportunities that will not be made available to CIGF5.

         The partnership agreement provides that the general partner will not be liable to CIGF5 or to any limited partner for any loss or damage caused by the general partner's actions or omissions, if made in good faith in connection with CIGF5. An act or omission giving rise to a loss will be considered made in good faith if the general partner has determined such course of conduct to be in the best interest of CIGF5. The partnership agreement also provides that CIGF5 will indemnify and hold harmless the general partner, its affiliates and its successors and assigns against any liability, loss or damage incurred by reason of any act or omission performed or omitted in good faith in connection with the activities of CIGF5 or in dealing with third parties on behalf of CIGF5 (including reasonable costs and reasonable attorneys' fees).

         If such act or omission constitutes fraud, negligence, or breach of fiduciary duty, this indemnification will not be available. If such liability, loss, or damage arose out of any act or omission on the part of the general partner, the general partner must have acted in the good faith belief that such course of conduct was in the best interest of CIGF5 in order to be indemnified, and any such indemnification shall be recoverable only from the assets of CIGF5 and not from the holders of units. A successful claim for indemnification could deplete the assets of CIGF5.

         Based upon the present state of the law, a limited partner may institute legal action on behalf of himself and all other limited partners (a class action) to recover damages for a breach by the general partner of its fiduciary duty, or on behalf of CIGF5 (a partnership derivative action) to recover damages from third parties. In addition, (i) investors may bring partnership class actions in federal courts to enforce their rights under the federal and state securities laws. Investors who have suffered losses in connection with the purchase or sale of their units may be able to recover such losses from the general partner where the losses result from a violation by the general partner of the antifraud provisions of federal or state securities laws.

         The fiduciary duty owed by a general partner to its partners is similar in many respects to the fiduciary duty owed by the directors of a corporation to its shareholders and is subject to the same rule commonly referred to as the "business judgment rule." Directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. Accordingly, the general partner may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment.

         If indemnification provisions purport to include indemnification for liabilities under the Securities Act of 1933, CIGF5 has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and is therefore unenforceable. CIGF5 will not indemnify the general partner and its successors and assigns against liabilities arising under the Securities Act of 1933 unless the indemnified party is successful in defending such action and such indemnification is specifically approved by a court of law which has been advised as to the current position of the Securities and Exchange Commission regarding indemnification for violations of securities law. CIGF5 will not pay for any insurance covering the liability of the general partner or its successors or assigns for any act or omission whether or not indemnification is permitted by the partnership agreement.

                       INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT POLICIES

We intend to use a substantial portion of the proceeds of this offering, retained proceeds and debt (not to exceed 30% of the total cost of the equipment owned by CIGF5) to purchase IBM and IBM-compatible computer peripheral equipment. We intend to acquire equipment which is leased to U.S. corporations through operating leases. We retain the flexibility to enter into "full payout net leases" (in which the non-cancelable rental payments due are at least sufficient to recover the purchase price of the equipment) and "conditional sales contracts" but have not and do not anticipate doing so. See "-- Description of Leases," below.

Our principal investment objectives are to:

     o provide cash distributions to limited partners through the acquisition, lease and sale of computer peripheral equipment;

     o   preserve and protect limited partners' capital;

     o use a portion of cash flow and sales proceeds, refinancing or other sale of equipment to purchase additional equipment; and

     o refinance, sell or otherwise dispose of equipment in a manner that will maximize the proceeds to CIGF5 and subsequent overall return to investors.

         CIGF5 will not originate any leases. We will purchase new leases (already newly in place) from other leasing companies. The leasing companies we purchase leases from originate leases in bulk from major corporations and sell off part of their portfolios, much like a bank selling a mortgage to another bank, for fees. Commonwealth forms a strategic partnership with other leasing companies, to assist in maximizing lease performance on the back-end of the lease. This strategic partnership provides "threshold revenue sharing," which is negotiated on an individual basis, if certain performance criteria are realized.

         The equipment that will be in our portfolio cannot be determined, as there is no way of anticipating what equipment will be available on reasonable terms throughout CIGF5's life. The general partner may vary our portfolio and invest a substantial portion of the net proceeds of this offering in a single category of computer peripheral and other similar equipment with certain restrictions. See "--Computer Peripheral Equipment" and "-- Other Equipment Restrictions," below.

         As of the date of this prospectus, CIGF5 has not entered into any commitments for the acquisition, financing, or leasing to third parties of any equipment. CIGF5 will attempt to obtain contractual commitments for the purchase of equipment as soon as practicable. Limited partners will not have any right to vote on or otherwise approve or disapprove any particular investment to be made by CIGF5. It is not possible to determine the date when the net offering proceeds (capital contributions less commissions and other organizational fees and expenses) will be fully invested in equipment by CIGF5 or the terms of any purchases of equipment.

         If all of the net proceeds of this offering are not invested by CIGF5 in equipment or committed to such investment or otherwise utilized for proper partnership purposes prior to the expiration of 12 months from the completion of this offering, the net proceeds not invested or committed will thereupon be promptly returned, with interest at the rate earned by CIGF5.

         Although it is currently anticipated that CIGF5 will acquire new equipment, CIGF5 may also purchase used equipment. Equipment purchases will be made through lease brokers who charge CIGF5 a fee over their cost of the equipment as compensation.

         The general partner anticipates that CIGF5's equipment will be leased under operating leases or that an operating lease will be entered into with a third party when CIGF5 acquires an item of equipment. See "-- Description of Leases" below.

         CIGF5 may also engage in sale/leaseback transactions, in which CIGF5 would purchase equipment from companies that would then immediately lease the equipment from CIGF5.

         CIGF5 may enter into arrangements with one or more manufacturers so CIGF5 can purchase equipment from such manufacturers which has previously been leased directly by the manufacturer to third parties under vendor leasing programs. The manufacturers of equipment will provide maintenance, remarketing and other services for the equipment subject to such agreements.

         The general partner can change the investment objectives of CIGF5 if it determines that such a change is in the best interest of the limited partners and so long as such a change is consistent with Sections 10.2 and 10.3 of the partnership agreement. However, the general partner cannot change CIGF5's primary objective of acquiring, leasing and selling equipment without the consent of holders of more than fifty percent of the units. The general partner will notify the limited partners if it makes such a determination to change CIGF5's investment objectives. For more details on the general partner's rights and duties, please read our Restated Limited Partnership attached to this prospectus as Appendix II.

COMPUTER PERIPHERAL EQUIPMENT

         Computer peripheral equipment consists of devices used to convey information into and out of a central processing unit, or mainframe, of a computer system. Examples are tape drives, disk drives, tape controllers, disk controllers, printers, terminals and related control units, all of which are related to the process of storing, retrieving, and processing information by computer.

         CIGF5 acquires primarily IBM manufactured or IBM-compatible equipment. The general partner believes that dealing in IBM-compatible equipment is particularly advantageous because of the large IBM customer base, IBM's policy of supporting IBM users with software and maintenance services and the large amount of IBM and IBM-compatible equipment in the marketplace.

         If, in the general partner's opinion, IBM's competitors begin to offer these advantages and the general partner determines that non-IBM compatible equipment is comparable in quality, the general partner may increase its purchases of computer equipment which is not IBM-compatible if such purchases are in the best economic interest of CIGF5. See "Risk Factors - CIGF5's ability to release or sell its equipment, and therefore returns to investors, may be affected by actions taken or not taken by, or by the business prospects of IBM, over which we will have no control."

         Computer technology has developed rapidly in recent years and is expected to continue to do so. Technological advances have permitted reductions in the cost of computer processing capacity, permitting applications unavailable a few years ago. Much of the older IBM and IBM-compatible computer peripheral equipment has not been retired from service, because software is generally interchangeable between older and newer equipment, and older equipment is capable of performing many of the same functions as newer equipment. In the future, the rate or nature of equipment development may cause equipment to become obsolete more rapidly.

         The general partner believes that values of most peripheral equipment have been affected less dramatically by changes in technology than have the values of central processing units. An equipment user who upgrades to a more advanced central processor generally can continue to use his existing peripheral equipment. Peripheral equipment however is subject to declines in value as new, improved models are developed and become available. Technological advances and other factors have at times caused dramatic reduction in the market prices of certain older models of IBM and IBM-compatible computer peripheral equipment.

OTHER EQUIPMENT RESTRICTIONS

         The general partner is also authorized to invest in telecommunication or medical technology equipment.

         CIGF5 may not invest in any additional types of equipment unless:

         o the total purchase price of all equipment purchased by CIGF5 which is not computer peripheral, telecommunication or medical technology equipment represents 25% or less of the total cost of all of the assets of CIGF5 at that time; and

         o the general partner determines that such purchase is in the best economic interest of CIGF5 at the time of the purchase. There can be no assurance that any equipment investments can be found which meet this standard, and there can be no assurance that investments of this type will be made by CIGF5.

DIVERSIFICATION

         Diversification is desirable to minimize the effects of changes in specific industries, local economic conditions or similar risks. CIGF5's diversification will depend in part upon the financing which can be assumed by CIGF5 or borrowed from third parties on satisfactory terms.

         CIGF5's business strategy is to acquire computer peripheral equipment leases, that are leased to investment grade domestic lessees. Our strategy for diversification is through equipment type, lessees, lease maturities and industries of lessees. Our leases are typically 12 to 36 months in length and are triple-net in structure. Diversification will also depend on the availability of various types of equipment. Since the needs of potential lessees are unknown at this time, there can be no assurance given with respect to the maximum percentages of proceeds which will be invested in any single item or group of items of equipment or in equipment under lease to a single lessee, except as explained below and under "Other Equipment Restrictions" above. See also "Risk Factors -- The assets that CIGF5 will acquire will not be diversified by equipment type, which may adversely affect the performance of CIGF5" and "-- The size of our offering may prevent geographic, industry or other diversification of lessees, which may adversely affect the performance of CIGF5." During the operational stage of CIGF5, we may not at any one point in time lease more than 25% of the equipment to a single person or affiliated group of persons.

DESCRIPTION OF LEASES

         We will purchase only equipment which will be subject to a lease. The general partner intends to lease most of the equipment to third parties subject to operating leases. Operating leases are relatively short-term (12 to 36 month) leases under which the rental payments during the original term of the lease are not sufficient to recover the purchase price of the equipment.

         The terms of the leases will depend upon a variety of factors, including:

         o the desirability of each type of lease from both an investment and a tax point of view;
         o the relative demand among lessees for operating leases, as opposed to financing or other types of leases not offered by us;
         o  the type and use of equipment and its anticipated residual value;
         o  the business of the lessee and its credit rating;
         o  the availability and cost of financing;
         o  regulatory considerations;
         o the accounting treatment of the lease sought by the lessee or the partnership; and
         o  competitive factors.

         Based on current sales prices for equipment and the past experience of the general partner in disposing of equipment at the end of lease terms, the general partner believes that CIGF5 will be able to release or dispose of its equipment leased under operating leases after their initial terms.

         We intend to enter into "triple net leases" which typically provide that the lessee will bear the risk of physical loss of the equipment, pay taxes relating to the lease or use of the equipment and maintain the equipment. The lessee will also:

         o indemnify CIGF5 against any liability suffered by CIGF5 as the result of any act or omission of the lessee or its agents;
         o maintain casualty insurance in an amount equal to the greater of the full value of the equipment or a specified amount described in the lease; and
         o maintain liability insurance naming CIGF5 as an additional insured with a minimum coverage which the general partner believes is appropriate.

         We may also purchase "umbrella" insurance policies to cover excess liability.

         The general partner has not established standards for lessees to which it will lease equipment and there is no investment restriction prohibiting CIGF5 from doing business with any lessees. The general partner will perform a credit analysis (including a review of the financial statements, credit history and public debt record) of all potential lessees to determine the lessee's ability to make payments under the lease.

         The terms and conditions of our leases will be determined by negotiation and may impose substantial obligations on CIGF5. If we were to assume maintenance or service obligations, we would enter into separate maintenance or service agreements with manufacturers or certified maintenance organizations to provide such services. Such agreements will generally require annual or more frequent adjustments of service fees. We do not presently anticipate entering into any leases which require us to perform maintenance duties.

BORROWING POLICIES

         We may incur debt in an amount of up to 30% of the total cost of the equipment in the portfolio at the time of purchase. However, we may not borrow to acquire equipment unless, at the time of any such borrowing, the net proceeds of the offering received to date are fully invested, or committed to investment, in equipment. Debt, for purposes of this prospectus, means debt incurred with respect to acquiring or investing in equipment, or refinancing non-term debt, but not debt incurred with respect to refinancing existing partnership term debt. We will incur only non-recourse debt, which will be secured by equipment and lease income. This debt will permit us to increase the amount of our depreciable assets, and should increase both our lease revenues and our federal income tax deductions above those levels which would be achieved without borrowing. There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of equipment. Any debt incurred will be fully amortized over the term of the initial lease for the equipment securing the debt. The amount borrowed by CIGF5 will depend on a number of factors, including:

         o  the types of equipment acquired by CIGF5;
         o  the creditworthiness of the lessee;
         o  the availability of suitable financing; and
         o  prevailing interest rates.

         CIGF5 intends to be flexible in the degree of leverage it employs, within the permissible limit. CIGF5 will purchase some items of equipment without debt. If CIGF5 purchases an item of equipment without debt and then suitable financing becomes available, it may then obtain the financing, secure the financing with the equipment purchased previously and invest any proceeds from financing in additional items of equipment. CIGF5 will attempt to borrow funds, to the fullest extent possible, at interest rates fixed at the time of borrowing.

         Any debt incurred by CIGF5 must be non-recourse. Non-recourse debt means that the lender providing the funds can look for security only to the equipment pledged as security for the loan, including the proceeds derived from leasing or selling the equipment. Neither CIGF5 nor any partner (including the general partner) would be liable for repayment of any non-recourse debt. To the extent CIGF5 borrows on a non-recourse basis, the limited partners' tax basis in their units will increase, although there may not be a corresponding increase in the partners' "At-Risk" amount. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses."

         The general partner and its affiliates may make loans to CIGF5 on a short-term basis in an amount of 1.01% of net offering proceeds, if necessary. If the general partner or any of its affiliates does so, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans. CIGF5 will not pay interest on a loan at an annual rate greater than three percent over the "prime rate" published in The Wall Street Journal. All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by CIGF5 within 12 months after the date of the loan. See "Compensation to the General Partner and Affiliates."

         If the general partner or any of its affiliates purchases equipment in its own name and with its own funds in order to facilitate ultimate purchase by CIGF5, the general partner or any such affiliate will be entitled to receive interest on the funds. See "Conflicts of Interest -- Acquisitions."

REFINANCING POLICIES

         CIGF5 may refinance its debt, subject to borrowing restrictions. The general partner will take into consideration factors such as the amount of appreciation in value to be realized, the possible risks of continued ownership and the anticipated advantages, as compared to selling such equipment.

         CIGF5 may retain an item of equipment, through refinancing, to generate additional funds for reinvestment in additional equipment or for distribution to the limited partners.

         A refinancing will not be taxable to a limited partner unless it exceeds the tax basis of the limited partner's units (after any increase of the tax basis as a result of CIGF5's incurring any additional non-recourse debt). See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Tax Basis."

LIQUIDATION POLICIES

         CIGF5 will begin to dispose of its equipment approximately nine years after the completion of this offering. The general partner may begin to dispose of all its equipment at such time as the general partner believes will allow for an orderly, business-like disposition of all of the equipment prior to the termination of CIGF5 on December 31, 2015. However, the general partner may, at any time, decide to dispose of all its equipment and dissolve CIGF5 upon the approval of limited partners holding a majority in interest of units.

         Particular items of equipment may be sold at any time if, in the judgment of the general partner, it is in the best interest of CIGF5 to do so. The determination of whether particular items of partnership equipment should be sold will be made by the general partner after consideration of all relevant factors (including prevailing economic conditions, lessee demand, the general partner's views of current and future market conditions, the cash requirements of CIGF5, potential capital appreciation, cash flow and federal income tax considerations), with a view toward achieving the principal investment objectives of CIGF5.

         As partial payment for equipment sold, CIGF5 may receive purchase money obligations secured by liens on such equipment. The General Partner will also receive an equipment liquidation fee with respect to each item of equipment sold, in an amount of up to 3% of the sales price of the equipment. See "Compensation to the General Partner and Affiliates -- Equipment Liquidation Fee."

MANAGEMENT OF EQUIPMENT

         Equipment management services for CIGF5's equipment will be provided by the general partner and its affiliates, consisting of one or more of the following:

         o  collection of income from the equipment;
         o  negotiation and review of leases and sales agreements;
         o  releasing and leasing-related services;
         o  payment of operating expenses;
         o  periodic physical inspections and market surveys;
         o  servicing indebtedness secured by equipment;
         o general supervision of lessees to assure that they are properly utilizing and operating equipment; and
         o providing related services with respect to equipment, supervising, monitoring and reviewing services performed by others in respect to equipment and preparing monthly equipment operating statements and related reports.

         Certain of these services may be provided initially by lease brokers as part of their agreement to sell the equipment to CIGF5. See "Compensation of General Partner and Affiliates -- Equipment Management Fee."

COMPETITION

         The equipment leasing industry is highly competitive. We will compete with leasing companies, equipment manufacturers and their affiliated financing companies and entities similar to CIGF5 (including other programs sponsored by the general partner), some of which will have greater financial resources and more experience in the equipment leasing business than the general partner.

         Other leasing companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective lessees on financial terms which are more favorable than those which CIGF5 can offer. As a result of these advantages, we may be unable to lease our equipment on terms as favorable as some of our competitors can offer.

         The computer peripheral equipment industry is also extremely competitive. Competitive factors include pricing, technological innovation and methods of financing. Manufacturer-lessors could maintain advantages through policies which combine service and hardware with payment accomplished through a single monthly charge.

         The dominant firm in the computer marketplace is International Business Machines Corporation. Its subsidiary, IBM Credit Corporation, is the dominant force in the leasing of IBM equipment. Because of IBM's substantial resources and dominant position, changes with respect to computer systems, pricing, marketing practices, technological innovation and the availability of new and attractive financing plans could occur at almost any time. Significant action in any of these areas by IBM or IBM Credit Corporation might materially adversely affect our business. See "Risk Factors - CIGF5's ability to lease, release or sell its equipment, and therefore returns to investors, may be affected by actions taken or not taken by, or the business prospects of, IBM, over which we will have no control."

PRELIMINARY INVESTMENTS

         CIGF5 does not now own, and has made no commitment to purchase, any equipment. The general partner or its affiliates may purchase equipment prior to the completion of this offering, which equipment and the related leases, if any, to which it is subject would be sold and assigned to CIGF5 after it commences its business operations. No such purchase shall commence until the minimum offering level has been reached. See "Conflicts of Interest - Acquisitions."

         It is not possible to determine the date when the net offering proceeds, less working capital reserves, if any, will be fully invested in equipment by CIGF5, or the terms of any purchases of equipment. CIGF5 will invest the net offering proceeds prior to the acquisition of equipment in short-term, highly liquid investments where there is appropriate safety of principal, such as United States Treasury Bills.

         If all of the net proceeds of this offering are not invested by CIGF5 in equipment or committed to such investment or otherwise utilized for proper partnership purposes prior to the expiration of 12 months from the completion of this offering, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned to the limited partners with a proportionate share of interest at the rate earned by CIGF5 on the investment of such proceeds, based upon their respective number of units and time of purchase. For such purpose, funds will be deemed to be committed to investment and will not be returned to the limited partners to the extent written agreements in principle, commitment letters, letter of intent or understanding, option agreements, or any similar contracts or understandings exist, whether or not any such investment is ultimately consummated. Funds will also be deemed to be committed to the extent:

         o any funds may have been reserved to make contingent payments in connection with any equipment already acquired, whether or not any such payments are ultimately made;

         o as a condition of obtaining financing, CIGF5 is required to maintain funds as a compensating balance; or

         o the general partner decides that an addition to the working capital reserve is necessary in connection with any equipment. In the event any such uninvested funds are distributed to the limited partners, such distribution will be treated as a return of capital. See "United States Federal Income Tax Considerations - Cash Distributions."

RESERVES

         Because CIGF5's leases are expected to be on a "triple-net" basis, no permanent reserve for maintenance and repairs will be established from the offering proceeds. However, the general partner may retain a portion of the offering proceeds, cash flow and net disposition proceeds for maintenance, repairs and working capital. There are no limitations on the amount of offering proceeds, cash flow and net disposition proceeds that may be retained as reserves. Since no reserve will be established initially, if available cash flow of CIGF5 is insufficient to cover CIGF5's operating expenses and liabilities, it may be necessary for CIGF5 to obtain additional funds by refinancing its equipment or borrowing. In addition, the General Partner and Com Cap Corp. have committed to lend or contribute to CIGF5 an amount up to 1.01% of the net offering proceeds, if needed, to meet CIGF5'S expenses.

GENERAL RESTRICTIONS

         Under the partnership agreement, CIGF5 is not permitted to:

         o invest in junior trust deeds unless received in connection with the sale of an item of equipment in an amount which does not exceed 30% of value of the assets of CIGF5 on the date of investment;

         o  invest in or underwrite the securities of other issuers;

         o  acquire any equipment for units;

         o issue senior securities (except that the issuance to lenders of notes in connection with the financing or refinancing of equipment or CIGF5's business shall not be senior securities);

         o make loans to any person, including the general partner or any of its affiliates;

         o sell or lease any equipment to, lease any equipment from, or enter into any sale-leaseback transactions with, the general partner or any of its affiliates;

         o give the general partner or any of its affiliates an exclusive right or employment to sell CIGF5's equipment; or

         o engage in any type of reciprocal business arrangement which would circumvent these prohibitions against dealing with affiliates.

         However, we may invest in joint venture arrangements with other equipment programs formed by the general partner or its affiliates, if those investments or arrangements meet certain conditions, See "Conflicts of Interest
- Joint Ventures with Affiliates of the General Partner."

         The general partner has also agreed to use its best efforts to assure that CIGF5 shall not be deemed an "investment company" as such term is defined in the Investment Company Act of 1940.

         The general partner and its affiliates may engage in other activities, whether or not competitive with CIGF5. The partnership agreement also indicates that neither the general partner nor any of its affiliates may receive any rebate or "give up" in connection with CIGF5's activities. See "Conflicts of Interest," "Compensation to the General Partner and Affiliates," and "Management."

         CIGF5 may invest in general partnerships or joint ventures with persons other than equipment programs formed by the general partner or its affiliates, which partnerships or joint ventures own specific equipment, if:

         o CIGF5 has or acquires a controlling interest in ventures or partnerships;

         o  the non-controlling interest is owned by a non-affiliate; and

         o  there are no duplicate fees.

                               COMPENSATION TO THE
                         GENERAL PARTNER AND AFFILIATES

         The following table summarizes the types, estimated amounts and recipients of compensation to be paid by CIGF5 directly or indirectly to the general partner and its affiliates in connection with this offering and our operation. These payments will result from non-arm's-length bargaining. See "Conflicts of Interest."

         Unless disclosed in this prospectus, CIGF5 will not engage in transactions with the general partner or any of its affiliates. As described below, the maximum front-end fees (which include fees and expenses incurred by any person in connection with the organization of CIGF5 and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are [$2,539,933] (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds). Fees and expenses set forth in the table below will not be reclassified to avoid any applicable caps on such fees and expenses.

                                                                                       Estimated        Estimated
                                                                                    Amount Assuming  Amount Assuming
                                                                                       Minimum of       Maximum of
Entity Receiving                                                                      57,500 Units   1,250,000 Units
Compensation                               Type of Compensation                         Are Sold         Are Sold
----------------------------------------------------------------------------------------------------------------------
                                           OFFERING AND ORGANIZATION STAGE
Commonwealth Capital    UNDERWRITING COMMISSIONS.  CIGF5 will pay to the dealer     $115,000         $2,500,000
Securities Corp.        manager an amount of up to ten percent of capital
                        contributions as underwriting commissions after and only
                        if the required $1,150,000 minimum subscription amount
                        is sold. The dealer manager will reallow to
                        participating broker-dealers out of underwriting
                        commissions a selling commission of eight percent of the
                        capital contributions from units sold by such
                        participating brokers. Some or all of the remaining two
                        percent (the dealer manager fee) may be reallowed to
                        participating broker-dealers for due diligence expense
                        reimbursements. The actual amount of the underwriting
                        commissions may vary due to the volume discounts
                        available to investors purchasing certain quantities of
                        units. See "Plan of Distribution."

The General Partner     ORGANIZATIONAL FEE.  An organization fee equal to three     $34,500          $600,000
                        percent of the first $10,000,000 of limited partners'
                        capital contributions and two percent of the limited
                        partners' capital contribution in excess of $10,000,000,
                        as compensation for the organization of CIGF5.  It is
                        anticipated that the organizational and offering expenses, which include legal, accounting and printing expenses,
                        various registration and filing fees, miscellaneous
                        expenses related to the organization and formation of
                        CIGF5, other costs of registration, and costs incurred in
                        connection with the preparation, printing and distribution of this prospectus and related sales literature will be
                        approximately $300,000.  The general partner will pay all
                        organizational and offering expenses, other than
                        underwriting commissions.

                                     OPERATIONAL AND SALE OR LIQUIDATION STAGES
The General Partner     REIMBURSEMENT OF EXPENSES.  The general partner and its     $30,000          $200,000
and its Affiliates      affiliates are entitled, under Section 5.2 of the
                        partnership agreement, to reimbursement by CIGF5 for the
                        cost of goods, supplies or services obtained and used by
                        the general partner in connection with the
                        administration and operation of CIGF5 from third parties
                        unaffiliated with the general partner. The amounts set
                        forth on this table are approximations of reimbursable
                        expenses for the first year of CIGF5's operation and do
                        not include expenses incurred in the offering of units.

The General Partner     EQUIPMENT ACQUISITION FEE.  An equipment acquisition fee    $57,171          $1,250,000
                        of four percent of the purchase price of each item of       assuming we      assuming we
                        equipment purchased as compensation for the negotiation of  invest the full  invest the full
                        the acquisition of the equipment and the lease.  The fee    amount of        amount of
                        will be paid upon closing of the offering with respect to   proceeds         proceeds
                        the equipment to be purchased by CIGF5 with the net         available for    available for
                        proceeds of the offering available for investment in        investment, and  investment, and
                        equipment except for fees on the leveraged portion of the   use a maximum    use a maximum
                        purchase price which are paid when the equipment is         of 30% leverage  of 30% leverage
                        purchased.  If CIGF5 does not purchase equipment with all   in the first     in the first
                        the net proceeds of the offering, the general partner will  year of          year of
                        return a pro rata portion of the fee to CIGF5.  If CIGF5    operations.      operations.
                        acquires equipment in an amount exceeding the net proceeds of the offering available for investment in equipment, the fee will be paid when such equipment is acquired.  The
                        amount of such fees will depend on the total value of
                        equipment purchased and will be affected by the amount of
                        leverage used, proceeds from equipment sold, interest
                        rates and lease rates at the time of acquisition.  For
                        example, the amount of fees will increase as we increase
                        equipment turnover in our portfolio or increase the amount of leverage we use.

The General Partner     DEBT PLACEMENT FEE.  As compensation for arranging term           Not              Not
                        debt to finance the acquisition of equipment by CIGF5, a    determinable at  determinable at
                        fee equal to one percent of such indebtedness; provided,       this time        this time
                        however, that such fee shall be reduced to the extent
                        CIGF5 incurs such fees to third parties unaffiliated with
                        the general partner or the lender, with respect to such
                        indebtedness.  No such fee will be paid with respect to
                        borrowings from the general partner or its affiliates.
                        CIGF5 intends to initially acquire leases on an all cash
                        basis with the proceeds of this offering, but may borrow
                        funds after the offering proceeds have been invested.
                        The amount we borrow, and therefore the amount of the
                        fee, will depend upon interest rates at the time of a
                        loan, and the amount of leverage we determine is
                        appropriate at the time. Fees will increase as the
                        amount of leverage we use increases, and as turnover in
                        the portfolio increases and additional equipment is
                        purchased using leverage.

The General Partner     EQUIPMENT MANAGEMENT FEE.  A monthly fee equal to the             Not              Not
                        lesser of (a) the fees which would be charged by an         determinable at  determinable at
                        independent third party in the same geographic market for      this time        this time
                        similar services and equipment or (b) the sum of (i) two
                        percent of gross lease revenues attributable to equipment
                        subject to full payout net leases which contain net lease
                        provisions and (ii) five percent of the gross lease
                        revenues attributable to equipment subject to operating
                        leases. Our general partner, based on its experience in
                        the equipment leasing industry and current dealings with
                        others in the industry, will use its business judgement to determine if a given fee is competitive, reasonable and
                        customary. The amount of the fee will depend upon the
                        amount of equipment we manage, which in turn will depend
                        upon the amount we raise in this offering.  Reductions in
                        market rates for similar services would also reduce the
                        amount of this fee we will receive.

The General Partner     EQUIPMENT LIQUIDATION FEE.  With respect to each item of          Not              Not
                        equipment sold by the general partner, a fee equal to the   determinable at  determinable at
                        lesser of (i) 50% of the competitive equipment sale            this time        this time
                        commission or (ii) three percent of the sales price of
                        the  equipment.  The payment of this fee is subordinated
                        to the receipt by the limited partners of (i) a return of
                        their capital contributions and a 10% per annum cumulative return, compounded daily, on adjusted capital
                        contributions and (ii) the net disposition proceeds from
                        such sale in accordance with the partnership agreement.
                        Our general partner, based on its experience in the
                        equipment leasing industry and current dealings with
                        others in the industry, uses its business judgement to
                        determine if a given sales commission is competitive,
                        reasonable and customary. Such fee will be reduced to
                        the extent any liquidation or resale fees are paid to
                        unaffiliated parties. The amount of such fees will
                        depend upon the sale price of equipment sold. Sale
                        prices will vary depending upon the type, age and
                        condition of equipment sold. The shorter the terms of
                        our leases, the more often we may sell equipment, which
                        will increase liquidation fees we receive.


                                             INTEREST IN THE PARTNERSHIP

The General Partner     PARTNERSHIP INTEREST. The general partner will have a                Not              Not
                        present and continuing one percent carried interest in         determinable at   determinable at
                        CIGF5's items of income, gain, loss, deduction, credit,           this time         this time
                        and tax preference. The value of this partnership interest will depend upon the performance of our business and the
                        value of our assets.

The General Partner     DISTRIBUTIONS.  The general partner will receive a                Not              Not
                        promotional interest of one percent of cash available for   determinable at  determinable at
                        distribution until the limited partners have received          this time        this time
                        distributions of cash available for distribution equal to
                        their capital contributions plus the 10% cumulative return and thereafter, the general partner will receive 10% of
                        cash available for distribution.  The amounts available
                        for distribution will depend upon the performance of our
                        business and the amount of future lease revenues.

                              CONFLICTS OF INTEREST

         CIGF5 will face conflicts of interest arising out of its relationships with the general partner and its affiliates. Nothing below shall relieve the general partner and its affiliates from their general fiduciary obligations to CIGF5 as set forth under "Responsibilities of the General Partner." These conflicts include the following:

COMPETITION FOR GENERAL PARTNER'S TIME

         The general partner and its affiliates have sponsored other investor programs, which will be in potential competition with CIGF5. Although these programs have acquired all of the equipment which they will acquire with the proceeds of offerings to investors, each program may reinvest undistributed cash in additional equipment. The general partner and its affiliates may also form additional investor programs, which may be competitive with CIGF5.

         Certain senior executives of the general partner and its affiliates also serve as officers and directors of the other programs and are required to apportion their time among these programs. CIGF5 will, therefore, be in competition with the other programs for the attention and management time of the general partner and its affiliates. The general partner and its affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of the limited partners. The officers and directors of the general partner are not required to devote all or substantially all of their time to the affairs of CIGF5. See "Management."

COMPETITION WITH AFFILIATES

         If one or more investor programs and CIGF5 are in a position to acquire the same equipment, conflicts may arise as to which of the programs acquire the available items of equipment. In addition, in order to promote diversification of equipment and lessees when two or more investor programs are in a position to acquire the same equipment, the general partner may acquire equipment in joint ventures with affiliated investor programs. If one or more investor programs and CIGF5 are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser conflicts may arise as to which program shall lease or sell its equipment.

ACQUISITIONS

         Com Cap Corp. and the general partner or other affiliates of the general partner may acquire equipment for CIGF5 provided that (i) CIGF5 has insufficient funds at the time the equipment is acquired, (ii) the acquisition is in the best interest of CIGF5 and (iii) no benefit to the general partner or its affiliates arises from the acquisition except for compensation paid to Com Cap Corp., the general partner or such other affiliate as disclosed in this prospectus. Com Cap Corp., the general partner or their affiliates will not hold equipment for more than 60 days prior to transfer to CIGF5. If sufficient funds become available to CIGF5 within such 60 day period, the equipment may be resold to CIGF5 for a price not in excess of the sum of the cost of the equipment and any accountable expense relating to the selection and acquisition of equipment, or "acquisition expenses" payable to third parties which are incurred and interest on the purchase price from the date of purchase to the date of transfer to CIGF5. Except as described above, there will be no sales of equipment to or from any affiliate of Com Cap Corp. CIGF5 may also find it necessary to make advances to manufacturers or vendors with funds borrowed from the general partner for acquisitions. CIGF5 will not borrow money from the general partner or any of its affiliates for a term in excess of twelve months.

         Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of equipment or otherwise) from the general partner or its affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the general partner's or affiliate's own cost of funds. If the general partner or its affiliates borrow money and loan or advance it on a short-term basis to or on behalf of CIGF5, the general partner or such affiliates shall receive no greater interest rate and financing charges from CIGF5 than that which unrelated lenders charge on comparable loans. See "Investment Objectives and Policies."

RECEIPT OF COMPENSATION BY THE GENERAL PARTNER AND ITS AFFILIATES

         Partnership transactions involving the acquisition, lease and/or sale of equipment will result in compensation to the general partner and its affiliates. The general partner has absolute discretion with all decisions related to such transactions. Because the amount and timing of such fees depends, in part, on the debt structure of equipment acquisitions and the timing of such transactions, the general partner and its affiliates may be subject to conflicts of interest to the extent the acquisition, retention or release of equipment and the terms and conditions thereof may be less advantageous to CIGF5 and more advantageous to the general partner.

LACK OF INDEPENDENT INVESTIGATION BY UNDERWRITER

         Since Commonwealth Capital Securities Corp. is an affiliate of the general partner, CIGF5 will not be subject to an independent investigation of the type normally performed by an underwriting firm in connection with the public offering of securities.

LOANS FROM THE GENERAL PARTNER

         The general partner and its affiliates may make loans to CIGF5 on a short-term basis in an amount of 1.01% of net offering proceeds, if necessary. The payment of interest by us on any such loans may cause a conflict of interest to the general partner, as such loans would be an additional source of income for the general partner. However, if the general partner or any of its affiliates does make such a loan, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans. CIGF5 will not pay interest on a loan at an annual rate greater than three percent over the "prime rate" published in The Wall Street Journal. All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by CIGF5 within 12 months after the date of the loan. See "Compensation to the General Partner and Affiliates."

NON-ARMS-LENGTH AGREEMENTS

         Any agreements and arrangements relating to compensation between CIGF5 and the general partner or any of its affiliates will not be the result of arms-length negotiations and the performance thereof by the general partner and its affiliates will not be supervised or enforced at arms-length. However, the general partner believes that such compensation and fees are comparable to those which would be charged by an unaffiliated entity or entities for similar services. The general partner, based on its experience in the industry and current dealing with others in the industry, uses its business judgement to determine if a given fee or sales commission is competitive, reasonable and customary. See "Compensation to the General Partner and Affiliates."

JOINT VENTURES WITH AFFILIATES OF THE GENERAL PARTNER

         CIGF5 may enter into joint ownership or joint venture agreements for the acquisition and leasing of equipment with other persons, including joint ventures controlled by the general partner. Should any such joint ventures be done, the general partner may face conflicts of interest as it may control and owe fiduciary duties to both CIGF5 and, through such affiliates, the affiliated co-venturer.

     CIGF5 may invest in joint venture arrangements with other equipment leasing programs formed by the general partner or its affiliates if such action is in the best interest of all programs and if all the following conditions are met:

     o   all the programs have substantially similar investment objectives;
     o   there are no duplicate fees;
     o   the sponsor compensation is substantially similar in each program;
     o CIGF5 has a right of first refusal to buy another program's interest in a joint venture if the other program wishes to sell equipment held in the joint venture;
     o the investment of each program is on substantially the same terms and conditions; and
     o the joint venture is formed either for the purpose of effecting appropriate diversification for the programs or for the purpose of relieving the general partner or its affiliates from a commitment entered into pursuant to Section 9.5.3 of the partnership agreement. See "Risk Factors - CIGF5 will face conflicts of interest arising out of its relationships with the general partner and its affiliates, which could adversely affect our performance and your returns."

     For example, because of the differing financial positions of the co-venturing programs, it may be in the best interest of one program to sell the jointly-held equipment at a time when it is in the best interest of the other program to hold such equipment. There is a potential risk of impasse in joint venture decisions since neither program may control and while one program may wish to purchase equipment from its co-joint venturer, it may not have sufficient resources to do so. Nevertheless, such joint ventures are restricted to circumstances where the co-venturer's investment objectives are similar to CIGF5's, CIGF5's investment is on substantially the same terms as the co-venturer and the compensation to be received by the general partner and its affiliates from each co-venturer is substantially the same.

ORGANIZATION OF GENERAL PARTNER

         CIGF5 will do business with the general partner and its affiliates, Com Cap Corp., Commonwealth Capital Securities Corp., and Commonwealth of Delaware, Inc. The general partner is owned by Commonwealth of Delaware, Inc., which is owned by Com Cap Corp. Persons investing in CIGF5 will not have an interest in these corporations solely as a result of their investment in CIGF5.


                          PRIOR OFFERINGS BY AFFILIATES

         Our general partner has previously sponsored four public equipment leasing programs, Commonwealth Income & Growth Fund I (Fund I), Commonwealth Income & Growth Fund II (Fund II), Commonwealth Income & Growth Fund III (Fund
III) and Commonwealth Income & Growth Fund IV (Fund IV), whose securities are registered under the Securities Act of 1933 and which have investment objectives substantially identical to CIGF5. Similar to our current offering, the overall goal of each prior fund has been to return all of an investor's capital, plus a 10% return. Cash distributions were made in the early years of each fund, during which time one percent of this 10% return on invested funds had been distributed to the general partner, and the remaining 99% had been distributed to investors. One or more lump-sum distributions, representing a return of capital, are expected to be made during each fund's liquidation period when equipment is sold. At such time, only if the investors have received full return of their investment plus a 10% return, remaining funds will be distributed 10% to the general partner and 90% to investors. You will receive a Schedule K-1 each year that details the amounts of income and return of capital to you for income tax purposes. While we consider all distributions to be income to you for performance measurement purposes until the liquidation phase of the Company, each distribution will in fact include a partial return of capital for all other purposes. This means that amounts we record as income do not necessarily represent amounts that you will receive in excess of your initial investment, but will be partially a return of your initial investment. To date, investors in two of the prior funds have received their anticipated annual returns of 10% per year. Fund I investors did not receive 10% for the prior two years, due to an extraordinary event, as described below. Fund II's distributions were temporarily reduced to 5% (annualized) to preserve capital, but distributions are now increasing upward. They are currently paying 7.5% (annualized), due to a dispute with two large leases in the fund, which are in settlement stages.

         Further, due to the nature of the equipment financing business and generally accepted accounting principles, each prior fund has shown a net loss on its financial statements each year. This net loss is due to the large cash outlays needed to acquire equipment, and then the immediate depreciation charge taken with respect to the equipment. The amount of outlay plus depreciation exceeds lease revenues, and thus a net loss is reflected on the books of the funds. However, lease revenues are sufficient to make distributions to investors as anticipated, as well as pay fees to the general partner and invest additional cash in new equipment. We expect CIGF5 to operate in the same manner, and thus to show a net loss for accounting purposes, while generating sufficient revenue to make distributions, pay fees and purchase additional equipment. We expect, based on the past experience of our general partner, to be able to acquire income-producing equipment within 90 days of receiving offering proceeds. Therefore, it is likely that the initial distributions to you will be partially income, as well as partially a return of capital.

         Fund I terminated its offering of units on May 11, 1995 with $12,634,153 raised from 713 investors. Eighty-four percent of the total interests offered in Fund I were sold. On December 8, 1995, Fund I's net offering proceeds were fully utilized for the purchase of computer peripheral equipment. All of the equipment was new when acquired. From Fund I's inception through the end of 1998, investors in Fund I received 100% of their anticipated returns. These returns were reduced by 50% for years 1999 and 2000 due to litigation with one significant lessee. This lessee failed to properly return leased equipment to Fund I at the end of its lease term. Therefore, Fund I was unable to resell such equipment and reinvest the proceeds in new equipment. Fund I's general partner expects a positive outcome of the litigation involving such lessee, but deemed it advisable to reduce distributions during 1999, 2000, 2001 and suspend distributions in 2002 and 2003 due to the reduced cash flow resulting from the delay in the return of the equipment, and the resulting delay in reinvestment of funds. The general partner intends to invest (without fees) the monies received into 2-3 year leases, then begin the liquidation phase thereafter, to maximize return on overall investment.

         Fund II terminated it offering of units on May 12, 1997 with $9,235,185 raised from investors. Sixty-two percent of all interests offered in Fund II were sold. As of June 30, 1997, Fund II's net offering proceeds were fully utilized for the purchase of computer peripheral equipment. All of the equipment was new when acquired. Investors have received an average of 92.50% of anticipated distributions since inception. The level of anticipated distributions was less than 100% due to significant litigation with one lessee that adversely affected Fund II's cash flow. The litigation has since been resolved in Fund II's favor.

         Fund III terminated its offering of units on July 25, 2000 with $3,085,801 raised from investors. Twenty-one percent of all interests offered in Fund III were sold. As of July 30, 2000, Fund III's net offering proceeds were fully utilized for the purchase of computer peripheral equipment. All of the equipment was new when acquired. Investors in Fund III have received 100% of anticipated distributions each year since inception.

         Fund IV terminated its offering of units on September 20, 2003 with approximately $14,998,000 raised from investors. One hundred percent of all interests offered in Fund IV were sold. Fund IV's net offering proceeds were fully utilized for the purchase of computer peripheral equipment by December 31, 2003. All of the equipment acquired was new when acquired. Investors in Fund IV have received 100% of anticipated distributions since inception. Please refer to Table IV of the prior performance tables for more specific details on operating results for these prior programs. Additional updates to the prior performance tables will be filed by amendment when they become available.

         See the prior performance tables attached as "Table II" for further information concerning these prior public programs.

         The information presented in this section of the prospectus concerning our prior programs, as well as the information and data included in the attached Appendices and Tables for our prior programs, represents our experience in the prior programs and is not audited. IF YOU PURCHASE UNITS IN THE PARTNERSHIP, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OTHER PROGRAM. AS A RESULT OF YOUR PURCHASE, YOU SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN OUR PRIOR PROGRAMS.

         The following is a summary of equipment acquired between January 1, 2000 and January 1, 2003 by prior programs which were sponsored by the general partner:

                                 SUMMARY OF EQUIPMENT ACQUIRED BETWEEN
                                  JANUARY 1, 2001 AND JUNE 30, 2004(1)


                                                                      Quantity of         Cost of
                                                                    Lease Schedules      Equipment
                                 Program Name                          Acquired          Acquired
             ----------------------------------------------------- ------------------ ----------------
             Commonwealth Income & Growth Fund I                          20                $ 977,051
             Commonwealth Income & Growth Fund II                         27               $3,259,644
             Commonwealth Income & Growth Fund III                        12                $ 602,304
             Commonwealth Income & Growth Fund IV                        133              $12,584,802

(1) This table does not include prior programs sponsored by the general partner and its affiliates that ceased purchasing equipment prior to January 1, 2001.


                                        TRANSFERABILITY OF UNITS

GENERAL LIMITATIONS

         Units cannot be transferred or assigned without the consent of the general partner, which consent shall not be unreasonably withheld. Our limited partnership agreement provides that the general partner shall have reasonable cause to withhold such consent if the transfer is not an exempt transfer as discussed below. The general partner intends to monitor transfers of units in an effort to ensure that all transfers will be within certain safe harbors promulgated by the IRS to furnish guidance regarding publicly traded partnerships. These safe harbors limit the number of transfers that can occur in any one year. The general partner intends to cause CIGF5 to comply with the safe harbor that permits nonexempt transfers and redemptions of units of up to two percent of the total outstanding interests in CIGF5's capital or profits in any one year. In deciding whether a proposed transfer can be made, the general partner will consider whether the transfer will have an adverse affect on CIGF5's federal tax status as a partnership. The general partner may charge a transaction fee, not to exceed $100, to cover the administrative cost of transfers of fewer than 125 units to a single transferee, or transfers that leave the transferor with fewer than 125 units, in its discretion.

REDEMPTION PROVISION

         Upon the conclusion of the 30 month period following the termination of the offering, CIGF5 may, at the sole discretion of the general partner, repurchase a number of the outstanding units. After such 30 month period, on a semi-annual basis, the general partner, at its discretion, may establish an amount for redemption, generally not more than two percent of the outstanding units per year, subject to the general partner's good faith determination that such redemptions will not:

         o cause CIGF5 to be taxed as a corporation under Section 7704 of the Code; or

         o  impair the capital or operations of CIGF5.

         CIGF5 may redeem units in excess of the two percent limitation if, in the good faith judgment of the general partner, the conditions above would remain satisfied. The redemption price for units will be 105% of the selling limited partner's "adjusted capital contributions" attributable to the units for sale, net of the offering fees and expenses attributable to the units for sale. A limited partner's adjusted capital contributions are his or her initial capital contributions, reduced by the amount of all distributions received by that limited partner attributable to the units for sale to the extent those distributions exceeded any unpaid cumulative return.

         The adjusted capital contribution amount will be further reduced, in determining the redemption price, by the offering fees and expenses attributable to the units for sale, which offering fees and expenses will be amortized over ten years after the termination of the offering. One quarter of these expenses will be amortized in each thirty-month period following the termination of the offering. Therefore, for example, one-fourth of the amount such fees and expenses will be added back to the adjusted capital contribution amount used to determine the redemption price after the expiration of the first thirty-month period from the date of the termination of the offering.

         All requests for redemption must be made in writing and must be on file as of the record date for such redemption. The general partner will maintain a master list of requests for redemption with priority being given to units owned by estates, followed by IRAs and "qualified plans," which are trusts established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 of the Internal Revenue Code. All other requests will be considered in the order received. Where redemption requests exceed funds available for redemption, there will be no pro-rata allocation of funds available among requesting limited partners. Redemption requests made by or on behalf of limited partners who are not affiliated with the general partner or its affiliates will be given priority over those made by limited partners who are affiliated with the general partner or its affiliates. All redemption requests will remain in effect until and unless canceled, in writing, by the requesting limited partner(s). The general partner has complete discretion in deciding whether to establish an amount for redemption, based upon the amount of operating revenue available to fund redemptions. Therefore, there can be no assurance that any units for which redemption is requested will ever be redeemed.

         We will accept redemption requests beginning 30 months following the termination of the offering. There will be no limitations on the period of time that a redemption request may be pending prior to its being granted. Limited partners will not be required to hold their interest in CIGF5 for any specified period prior to their making a redemption request. Substituted limited partners may also make redemption requests, and their units will retain their transferor's adjusted capital contribution amount. The making of a request for a redemption is completely voluntary. Limited partners will receive notification concerning the action of CIGF5 on this request. The general partner may withhold consent to the transfer of units for which redemption has been requested during the pendency of the request.

         In order to make a redemption request, limited partners will be required to advise the general partner in writing of such request. Upon receipt of such notification, CIGF5 will provide detailed forms and instructions to complete the request.

         The redemption price is based on a percentage of the selling limited partner's adjusted capital contributions and is, therefore, arbitrary and not calculated with reference to the fair market value of a unit. For tax consequences relating to the redemption of units, see "United States Federal Income Tax Considerations -- Disposition of Units."

EXEMPT TRANSFERS

         The following seven categories of transfers are exempt transfers for purposes of calculating the volume limitations imposed by the IRS and will generally be permitted by the general partner:

         o transfers in which the basis of the unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor (for example, units acquired by corporations in certain reorganizations, contributions to capital, gifts of units, units contributed to another partnership, and non-liquidating as well as liquidating distributions by a parent partnership to its partners of interests in a sub-partnership);

         o  transfers at death;

         o transfers between members of a family (which include brothers and sisters, spouses, ancestors, and lineal descendants);

         o transfers resulting from the issuance of units by CIGF5 in exchange for cash, property, or services;

         o transfers resulting from distributions from a retirement plan qualified under Section 401(a) of the Code or an individual retirement plan;

         o any transfer by a limited partner in one or more transactions during any 30-day period of units representing in total more than two percent (2%) of the total outstanding interests in capital or profits of CIGF5; and

         o transfers by one or more partners representing in the aggregate fifty percent (50%) or more of the total interests in partnership capital or profits in one transaction or a series of related transactions.

ADDITIONAL RESTRICTIONS ON TRANSFER

         Limited partners who wish to transfer their units to a new beneficial owner will be required to pay CIGF5 up to $50 for each transfer to cover CIGF5's cost of processing the transfer application and will take such other actions and execute such other documents as may be reasonably requested by the general partner. There will be no charge for re-registration of a certificate in the event of a marriage, divorce, death, or transfer to a trust so long as the transfer is not a result of a sale of the units.

         In addition, the following restrictions will apply to each transfer:
(i) our general partner may prohibit any acquisition or transfer if it would cause 25% or more of the outstanding units to be owned by Benefit Plans; and
(ii) no transfer will be permitted unless the transferee obtains such governmental approvals as may reasonably be required by the general partner, including without limitation, the written consents of the Pennsylvania Securities Commissioner and of any other state securities agency or commission having jurisdiction over the transfer. Further, a limited partner may transfer or assign part or all of his units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to CIGF5 such instruments of transfer and assignment and other documents as may be required by the general partner;
(b) either (i) at least 125 units are assigned to each assignee and at least 125 units are retained by the assignor or (ii) the Units being assigned are all the units of the assignor (except that the general partner, in its discretion, may waive this requirement for transfers by gift, inheritance or family dissolution or transfers to affiliates of the assignor).

                          DISTRIBUTIONS AND ALLOCATIONS

BETWEEN THE GENERAL PARTNER AND THE LIMITED PARTNERS

         Cash distributions, if any, will be made quarterly. The first distribution is expected to be made at the end of the first full quarter after the first escrow closing date, which will take place when the minimum offering amount of units has been purchased by investors. Thereafter, any distributions will be made as of December 31, March 31, June 30, and September 30 of each year. Cash distributions will be made after the payment of expenses of CIGF5, including the payment of fees to the general partner. CIGF5 will make distributions of CIGF5's cash available for distribution that the general partner, in its sole and absolute discretion, determines is available for distribution. Such distributions will be payable quarterly, or monthly by the election of the limited partners for an annual fee of $25.00. A limited partner who purchases a minimum of 250 units ($5,000) may elect to receive monthly distributions, paid in arrears, by written notice to the general partner upon subscription, or, thereafter, upon at least 30 days' prior written notice to the general partner, with any such election made following subscription to be effective as of the beginning of the following calendar quarter. Without an election, limited partners will receive distributions quarterly. In any quarter, limited partners may terminate their election to receive distributions monthly rather than quarterly by written notice to CIGF5, which termination will be effective as of the beginning of the following calendar quarter. The general partner, in its sole discretion, will have the option in the future to make quarterly distributions to all limited partners. In such event, annual fees for monthly distributions will terminate.

         Distributions of cash available for distribution are expected to commence no later than the end of the first full calendar quarter following receipt of the minimum subscription amount. At that time, each limited partner will receive a distribution of cash available for distribution for the calendar quarter and each limited partner who has elected to receive distributions monthly will receive one-third of such amount. The remaining two-thirds of such amount will be held in an interest-bearing monthly distribution account separate from other partnership funds, and will be paid, without interest, in approximately equal installments in each of the next two months to those limited partners who have chosen to receive distributions monthly. Interest earned, if any, will be returned to the partnership.

         Limited partners who choose the monthly distribution option will be charged a minimum annual administrative fee of $25.00, designed to cover the additional postage and handling associated with the more frequent distributions. The annual administrative fee will be reduced by any interest earned on the monthly distribution account and will be deducted equally from each monthly distribution. In the event that the interest earned on the monthly distribution account exceeds the annual administrative fee, such excess interest will be available to CIGF5 for partnership purposes. It is anticipated that the fee will be calculated in January of each year, although the general partner may change the amount of the fee during the year by written notice to each limited partner who properly has chosen to receive monthly distributions, with such notice to be given at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new fee will apply.

         Distributions will be made 99% to the limited partners and one percent to the general partner until each limited partner has received an amount equal to his capital contributions plus the cumulative return. The cumulative return is an amount equal to a return at a rate of 10% per annum, compounded daily, on the adjusted capital contribution (defined in the next paragraph), for all outstanding units, which amount begins accruing when the limited partner is admitted as a partner in CIGF5. Once the adjusted capital contributions of all outstanding units have been reduced to zero, cash distributions will be made 90% to the limited partners and 10% to the general partner. Distributions made in connection with the liquidation of CIGF5 or a partner's units will be made in accordance with the partner's positive capital account balance as determined under the partnership agreement and Treasury Regulations.

         The cumulative return is calculated on the limited partners' adjusted capital contributions for their units. The adjusted capital contributions will initially be equal to the amount paid by the limited partners for their units. If distributions at any time exceed the cumulative return, the adjusted capital contributions will be reduced by the excess, decreasing the base on which the cumulative return is calculated. For example (without taking into account the effect of compounding), on a $100 investment, a $12 distribution in year one would result in a $2 reduction in adjusted capital contribution, leaving a $98 base on which the 10% return would be calculated in year two. The $2 reduction consists of $2 in distributions in excess of that required to satisfy the cumulative return requirement for year one.

         If the proceeds resulting from the sale of any equipment are reinvested in equipment, sufficient cash will be distributed to the partners to pay the additional federal income tax resulting from such sale for a partner in a 35% federal income tax bracket or, if different, the maximum federal income tax rate in effect for individuals for that taxable year.

         The general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners. Net profits arising from transactions in connection with the termination or liquidation of CIGF5 will be allocated in the following order:

         o first, to each partner in an amount equal to the negative amount, if any, of his capital account;
         o second, an amount equal to the excess of the proceeds from the liquidation or termination which would be distributed to the partners as operating distributions over the total capital accounts of all the partners (after adjusting those capital accounts to give effect to allocations of operating profits and as if all other cash available for distribution has been distributed), to the partners in proportion to their respective shares of such excess, and
         o third, with respect to any remaining net profits, to the partners in the same proportions as if the distributions were operating distributions.

         Net losses, if any, will generally be allocated 99% to the limited partners and one percent to the general partner, except to the extent that any such losses are required to be allocated in a different manner under applicable federal income tax law.

         Net profits and net losses will be computed without taking into account, in each taxable year of CIGF5, any items of income, gain, loss or deduction required to be specially allocated pursuant to Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. No limited partner will be required to contribute cash to the capital of CIGF5 in order to restore a closing capital account deficit, and the general partner has only a limited deficit restoration obligation under the partnership agreement.

INCOME AND RETURN OF CAPITAL

         As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income. Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you. As your capital in the units is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might expect if you had purchased a bond. Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

         As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income. The Schedule K-1 statement you receive from us each year will specify the amounts of capital and income you received throughout the prior year.

DISTRIBUTION REINVESTMENT

         You may elect to have your distributions in CIGF5 reinvested in additional units during the offering period, rather than receiving your distributions in cash. To make this election, mark the item in section 6 of the attached subscription agreement, which reads "You wish Distributions of the Partnership to be reinvested in additional Units during the Offering Period." When the offering period is complete, you will receive all subsequent distributions in cash.

         All units purchased for you through distribution reinvestment will be newly issued units purchased directly from CIGF5. The number of units to be purchased for you through a reinvestment purchase will depend upon the amount of the dividends being reinvested. The purchase price of all units purchased through reinvestment will be $20.00 per unit. All distributions paid on units acquired through reinvestment will also be reinvested in additional units. The distributions paid on such units will continue to be reinvested unless you elect to have them paid in cash by changing your investment option. All units that you purchase through the reinvestment of distributions are recorded in your name on our books.

         The reinvestment of distributions does not relieve you of any income tax which may be payable on your share of CIGF5's taxable income. Please see "United States Federal Income Tax Considerations -- Distribution Reinvestment" for further information about the taxability of reinvested distributions.

         Investors in Commonwealth Income & Growth Fund IV ("CIGF4"), a prior program also sponsored by the general partner, may reinvest their CIGF4 dividends in CIGF5 units, subject to the discretion of the general partner and any applicable state law regarding minimum investment amounts (see "Suitability Standards"). CIGF4 investors who wish to take advantage of this opportunity should contact their broker or the general partner.

ALLOCATION OF PROFITS AND LOSSES AND DISTRIBUTIONS OF CASH AMONG THE LIMITED PARTNERS

         Except during the offering period, and with respect to net profits and losses, during periods when units are redeemed, cash available for distribution, net profits and net losses allocable to the limited partners will be distributed to them solely with reference to the number of units owned by each as of the record date for each such distribution. During the offering period, cash available for distribution, will be distributed to the limited partners with reference to both (i) the number of units owned by each as of each record date and (ii) the number of days since the previous record date (or, in the case of the first record date, the commencement of the offering period) that the limited partner has owned the units.

         During the offering period and in the event units are redeemed other than on December 31 of a taxable year, net profits and net losses shall be allocated among the limited partners in proportion to the number of units each holds from time to time during the year in accordance with Code Section 706, using such permissible conventions as the general partner may select.

         Limited partners will start sharing in net profits, net losses, and cash distributions on the date following the date the capital contributions are received. If some limited partners are admitted to CIGF5 after others, those limited partners admitted later may receive a smaller portion of each item of CIGF5's net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to CIGF5 for their interests as the limited partners who were admitted previously. In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution.

         Net profits and net loss shall be computed for each taxable year or shorter period with the following adjustments:

         o any income of CIGF5 that is exempt from federal income tax and not otherwise taken into account in computing net profits and net loss shall be added to such taxable income or shall reduce taxable loss;

         o any expenditure of CIGF5 described in Treasury Regulation Section 1.704-1(b)(2)(iv)(I) and not otherwise taken into account in computing net profits and net loss shall be subtracted from such income or loss;

         o items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of the partnership agreement shall not be included in the computation of net profits and net loss; and

         o if equipment is reflected on the books of CIGF5 at a book value that differs from the adjusted tax basis of the equipment in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization and gain or loss with respect to such equipment shall be determined by reference to such book value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

         The terms "net profits" or "net losses" shall include CIGF5's distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

                              UNITED STATES FEDERAL
                            INCOME TAX CONSIDERATIONS

         The following is a summary of the material federal income tax considerations concerning an investment in CIGF5. In this section, when we refer to "the Code" we mean the Internal Revenue Code, as amended. This summary is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all aspects that might be relevant to you, as a particular prospective limited partner in light of your personal circumstances; nor does it deal with particular types of limited partners that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the federal income tax treatment of limited partnerships are highly technical and complex. The following discussion is based on current law.

         We urge you to consult your tax advisor with specific reference to your own tax situation prior to making an investment in CIGF5.

         Subject to the qualifications and assumptions set forth herein, and certain representations of the general partner, our counsel, Reed Smith LLP, has opined that CIGF5 will be classified as a partnership for federal income tax purposes.

         Neither the general partner, CIGF5, nor counsel can guarantee that any federal income tax advantages described in this summary will be available. An opinion of counsel represents only such counsel's best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the opinions of counsel would be sustained by a court, if contested, or that legislative or administrative changes or court decisions may not be forthcoming which would require modifications of the statements and conclusions expressed herein. Counsel's opinion is not binding on the IRS, and neither we nor counsel have requested a ruling from the IRS on any of the tax matters discussed in this prospectus. Except for the opinions specifically addressed herein, counsel has not opined as to the probable outcome on the merits of any issue discussed below. Final disallowance of all or any portion of CIGF5's federal income tax advantages would adversely affect an investment in CIGF5.

         Counsel will not prepare or review CIGF5's income tax information returns, which will be prepared by management and independent accountants for CIGF5. CIGF5 will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many other similar matters. Such matters are handled by CIGF5 often with the advice of independent accountants retained by CIGF5 and are usually not reviewed with counsel.

         The following discussion is not intended as a substitute for careful tax planning by prospective investors. The income tax consequences of an investment in a partnership such as CIGF5 are often uncertain and complex and will not be the same for all investors.

         Details of significance to a particular taxpayer may not be present, as it is impractical to set forth in a discussion of acceptable length all aspects of federal income tax law that may be relevant to an investment in CIGF5. The discussion below considers the federal income tax considerations associated with an investment in CIGF5 by individuals who are citizens of the United States or resident aliens and is not intended to deal with matters which may be relevant to other investors, such as corporations, partnerships or trusts. The discussion, however, does describe some, but not all, of the material federal income tax considerations associated with an investment in CIGF5 by non-resident aliens and foreign corporations and Keogh plans and pension and profit-sharing plans qualifying under Section 401(a) of the Code (collectively, qualified plans) and individual retirement accounts described in Section 408 of the Code. A corporate investor should be aware that the tax consequences of its investment in CIGF5 will differ in several material respects from those applicable to individuals.

CLASSIFICATION AS A PARTNERSHIP

         Counsel has opined that CIGF5 will be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes. This opinion is based upon: (i) existing federal income tax law; (ii) continuing compliance with the conditions set forth below; and (iii) certain representations by the general partner set forth below.

         Section 301.7701-2 of the Treasury Regulations (known as the "Check-the-Box" rules) provides that certain unincorporated entities, which have more than one owner may generally elect to be treated as a partnership or a corporation for federal income tax purposes. In the absence of a specific election, any such entities, which are formed under United States law (i.e., domestic entities), through default, are treated as partnerships for federal income tax purposes.

         In this case, the general partner has represented that CIGF5 will file any tax or informational returns, if any (including Department of the Treasury/Internal Revenue Service Form 8832), which may be required in order for CIGF5 to be treated as a partnership for federal income tax purposes. Consequently, subject to the discussion below, CIGF5 will qualify as a partnership for federal income tax purposes.

         Counsel's opinion takes into account Section 7704 of the Code, which provides, with certain exceptions which are not relevant to this discussion, that "publicly traded partnerships" are taxable as corporations. Section 7704(b) of the Code defines the term "publicly traded partnership" to mean any partnership if: (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market (or the substantial equivalent thereof). The legislative history of Code Section 7704 provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets.

         A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests. The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) if the holders of interests in the partnership have a readily available, regular, and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests, or (iv) buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests. The legislative history of Section 7704 also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular, and ongoing opportunities to dispose of their interests.

         The partnership agreement provides that no transfer or assignment of any unit will be recognized or otherwise given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership) for any purpose to the extent it is determined by the general partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations applicable with respect thereto, so as to adversely affect the tax status of the partnership as a partnership rather than as an association taxable as a corporation. The general partner will also prohibit any transfer or assignment of units which, in the general partner's good faith judgment, will cause CIGF5 to fall outside of the safe harbors of Treasury Regulation Section 1.7704-1(e), discussed below. See "Risk Factors - There will be no public market for the units, and you may be unable to sell or transfer your units at a time and price of your choosing."

         Under Treasury Regulations Section 1.7704-1(e), (f), (g), (h) or (j), certain types of limited, non-public transfers will be disregarded in determining whether a partnership is publicly traded. The general partner anticipates permitting seven categories of these exempt transfers. See "Transferability of Units --Exempt Transfers."

         In addition to providing for the Exempt Transfers, Treasury Regulation 1.7704-1 states that partnership interests will not be deemed "readily tradable on a secondary market (or the substantial equivalent thereof)" if any one of several other safe harbors provided for in such Treasury Regulation is satisfied. One of these is the "two percent safe harbor." It provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership's taxable year does not exceed two percent of the total interests in partnership capital or profits. The seven categories of exempt transfers, among other items, do not count towards the two percent ceiling. In determining whether CIGF5 satisfies the two percent safe harbor, redemption of units pursuant to Article 12 of the partnership agreement will be counted.

         The seven categories of exempt transfers listed on pages 38-39 are not counted toward the two percent safe harbor ceiling because they are considered to be situations not involving trading on a secondary market, even though they may permit trading of more than two percent of the partnership's interests. One of the protected categories of "private transfers" is for "block transfers." Under Treasury Regulations Section 1.7704-1(e)(2), block transfers are defined as transfers of 2% or more of the total interests in partnership capital or profits within a 30 day period by a single transferor or certain related transferors. There is an additional "private transfer" safe harbor for transfers of partnership interests representing 50% or more of partnership interests in capital and profits in one transaction or a series of related transactions. (But, note that the partnership agreement prohibits a transfer of units if it would cause a termination of the partnership for tax purposes. "Federal Income Tax Considerations - Termination of the Partnership for Tax Purposes.") Presumably, the IRS created these additional safe harbors because the transactions involved are transfers of large blocks of partnership interests that are not consistent with public trading transfers.

         While the general partner will use its best efforts to limit the type and number of transfers of units to those which will allow CIGF5 to remain within the two percent safe harbor, the general partner does not warrant that CIGF5 will satisfy this safe harbor during each of its taxable years. It is conceivable that transfers of units could occur which would cause CIGF5 to fall outside the safe harbor. In this regard, Treasury Regulation Section 1.7704-1(c)(3) states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for partnership interests. No assurances can be offered, however, that, if the amount and type of trading in the units were to fall outside the safe harbor, the IRS would not claim publicly traded partnership status with respect to CIGF5.

         If, for any reason, CIGF5 were treated for federal income tax purposes as a corporation, CIGF5's income, deductions and credits would be reflected only on its income tax return rather than being passed through to limited partners, and CIGF5 would be required to pay income tax at corporate tax rates on any net income. Any amounts available (after corporate taxes) for distribution to the limited partners would be treated as dividends to the extent of current or accumulated earnings and profits. In addition, distributions from CIGF5 would be classified as portfolio income rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to CIGF5 or other activities giving rise to passive losses. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Passive Activity Losses Limitations."

CERTAIN PRINCIPLES OF PARTNERSHIP TAXATION

         A partnership is not subject to federal income tax, but is required to file a partnership information tax return each year. Each limited partner will be required to take into account, in computing the limited partner's income tax liability, the limited partner's distributive share (as determined by the partnership agreement and reported on Schedule K-1 to Form 1065) of all items of net profits, losses, credit and tax preference of CIGF5 for any taxable year of CIGF5 ending within or with the taxable year of the limited partner without regard to whether the limited partner has received or will receive any cash distributions from CIGF5. Thus, a limited partner may be subject to tax if CIGF5 has net income even though no corresponding cash distribution is made. To the extent a limited partner's tax liability attributable to his investment in CIGF5 exceeds his cash distributions from CIGF5 in any year, such partner will be required to pay the excess tax liabilities from other sources.

         Any cash received by a limited partner from CIGF5 in his capacity as a partner generally will not cause recognition of taxable income (or tax loss) for federal income tax purposes. Instead, such distributions generally will reduce the limited partner's basis in his units (but not below zero). However, cash distributions (and certain distributions of marketable securities, as defined by the Code) in excess of a limited partner's adjusted basis in his units will result in the recognition of taxable income to the extent of any such excess. Any taxable income recognized upon such distributions will generally be characterized as capital gain income and will be long-term or short-term depending upon the limited partner's holding period for his units. With respect to a partner subject to the " at risk" rules, if the partner's share of partnership losses or distributions reduces his "at risk" amount to zero, subsequent distributions of cash or other property to him will cause him generally to recapture as ordinary income an amount equal to the partnership losses previously deducted by him to the extent of such distributions. The gain realized on a non-pro rata distribution to a limited partner may be taxed to the limited partner as ordinary income to the extent attributable to the limited partner's share of depreciation recapture, other "unrealized receivables" and inventory that has substantially appreciated in value. See "Cost Recovery and Depreciation - Recapture of Cost Recovery Deductions" and "Disposition of Units" below. No loss will be recognized by a limited partner upon distributions, other than a loss recognized upon a distribution in liquidation of his partnership interest.

         A limited partner's distributive share of any taxable income generated by CIGF5 will not be deemed to be "net earnings from self employment." Accordingly, such income will not be subject to the tax imposed on self-employed persons by Section 1401 through 1403 of the Code.

         Prospective investors who receive social security benefits should be aware that, although income generated by CIGF5 will not be deemed to be "net earnings from self employment," such income will be included in a limited partners' "modified adjusted gross income" under Section 86 of the Code for purposes of determining whether a limited partner's social security benefits, if any, are subject to taxation.

         TIMING OF INCOME RECOGNITION. CIGF5's tax returns will be prepared using the accrual method of accounting. Under the accrual method, CIGF5 will recognize as income items such as rentals and interest as and when earned by CIGF5, whether or not they are received. In certain circumstances, where a lease provides for varying rental payments, increasing (or decreasing) in the later years of the lease, known as "step rentals," the Code requires the lessor to take the rentals into income as if the rent accrued at a constant level rate. This provision applies to sale-leaseback transactions. An additional consequence of the application of these provisions of the Code would be a conversion of a portion of CIGF5's rental income (passive) from such lease to interest income (portfolio). If step rentals are provided for in a lease, the general partner anticipates that the lease will fall within one of the exceptions to such provision and, therefore, CIGF5 should recognize such income as it is earned under the lease rather than at a constant level rate as otherwise provided by the Code.

ALLOCATION OF PARTNERSHIP INCOME, GAINS, LOSSES, DEDUCTIONS AND CREDITS

         IN GENERAL. Cash distributions, if any, will be made quarterly, 99% to the limited partners and one percent to the general partner until each limited partner has received an amount equal to his capital contribution plus the 10% cumulative compounded return; thereafter, cash distributions will be made 90% to the limited partners and 10% to the general partner. Distributions in redemption of a partner's units pursuant to Article 12 of the partnership agreement (see "Transferability of Units - Redemption Provision") will be equal to 105% of the selling partner's adjusted capital contribution at the time of the redemption, subject to reduction for some or all of the offering fees and expenses attributable to the units. Distributions made in connection with the liquidation of CIGF5 or a partner's units will be made in accordance with the partner's positive capital account balance as determined under the partnership agreement and Treasury Regulations.

         Generally, the general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners. Net profits arising from transactions in connection with the termination or liquidation of CIGF5 will be allocated in the following order: (i) first, to each partner in an amount equal to the negative amount, if any, of his capital account; (ii) second, an amount equal to the excess of the proceeds which would be distributed to the partners based on the operating distributions to the partners over the aggregate capital accounts of all the partners, to the partners in proportion to their respective shares of such excess, and (iii) third, with respect to any remaining net profits, to the partners in the same proportions as if the distributions were operating distributions. Net losses, if any, will be allocated 99% to the limited partners and one percent to the general partner.

         The above allocations, however, are subject to several special allocations designed in part to prevent a partner's capital account (particularly a limited partner's capital account) from going below zero and to allow the partner's capital account accurately to reflect the above-described sharing ratios.

         Although a partnership may make a special allocation of certain partnership items, or overall profit and loss, in a manner disproportionate to the partners' respective capital contributions, such an allocation will be recognized for federal income tax purposes only if it has "substantial economic effect." A special allocation generally will be considered to have such effect if it actually affects the dollar amount of the partners' share of total partnership income or loss independently of tax consequences.

         SUBSTANTIAL ECONOMIC EFFECT. Under Treasury Regulations, an allocation will be respected by the IRS only if it meets any one of the following: (i) the allocation has "substantial economic effect"; (ii) the allocation is in accordance with the partners' interests in the partnership; or, (iii) the allocation is deemed to be in accordance with the partners' interests in the partnership. Any allocation which fails to satisfy at least one of these three tests will be reallocated in accordance with the partners' interests in the partnership as defined in the Treasury Regulations.

         The Treasury Regulations set forth a two-part analysis to determine whether an allocation has "substantial economic effect." First, the allocation must have "economic effect." In other words, the allocation must be consistent with the underlying economic arrangement of the partners. If there is an economic benefit or burden that corresponds to the allocation, the partner receiving such an allocation should benefit from the economic benefit or bear the economic burden. Normally, economic effect will be present only if the partners' capital accounts are determined and maintained as required by the Treasury Regulations.

         Liquidation proceeds must be distributed in accordance with the partners' positive capital account balances (after certain adjustments). Additionally, if partners are not required to restore any deficit capital account balance, no loss or deduction may be allocated to a partner if such allocation would create a deficit balance in such partner's capital account in excess of the amount such partner is obligated to restore to the partnership or is treated as required to restore to the partnership, and the partnership agreement must contain a "qualified income offset," requiring that if a partner who unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) which creates or increases a deficit in such partner's capital account, such partner will be allocated items of net profits and gain (consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

         Second, the economic effect must be "substantial." Substantiality is present if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by a partner independent of his tax consequences. If a shifting of tax attributes results in little or no change to the partner's capital accounts, or if the shift is merely transitory, they will not be recognized. Thus, if the allocation causes a shift in tax consequences that is disproportionately large in relation to the shift in economic consequence, there is a presumption that the economic effect of the allocation is not substantial and such allocation will be disregarded (and the partnership items will therefore be apportioned according to the partners' respective interests).

         The Treasury Regulations contain several exceptions and qualifications. For example, if a partnership allocation fails the above "economic effect" test, it may still be recognized if it meets the "economic effect equivalence" test. An allocation will be viewed as having economic effect if the agreement among the partners would in all cases produce the same results as the requirements outlined above. Further, there are also several exceptions, which come into play where the partner does not have an absolute obligation to restore a negative capital account.

         Pursuant to the partnership agreement, net profits, net losses and cash distributions allocated to a partner will be reflected by appropriate adjustments to the partner's capital account. Furthermore, the partnership agreement contains provisions, which would in all cases produce distributions of liquidation proceeds on dissolution on the basis of the relative amounts of the partners' capital accounts to the extent of the balances of such capital accounts. The tax allocations, however, are predicated on the assumption that the management fees payable to the general partner will be treated as deductible guaranteed payments, rather than as partnership distributions. See "United States Federal Income Tax Considerations -- Fees and Reimbursements to the General Partner and Affiliates."

         RETROACTIVE ALLOCATIONS. Under Section 706(d) of the Code, "retroactive allocations," i.e., allocations of items to partners before they became partners, are prohibited. Section 706(d) of the Code and the Treasury Regulations thereunder accomplish this prohibition by providing that if there is a change in any partner's interest in any taxable year of the partnership, each partner's distributive share of a partnership's tax items is to be determined by use of any method prescribed by the Secretary of the Treasury in Treasury Regulations which take into account the varying interests of the partners in the partnership during such taxable year. The partnership agreement provides that income or loss allocable to the limited partners will, to the extent partners are admitted under the offering during the course of the taxable year other than on January 1 or are redeemed other than on December 31, be allocated among the limited partners in proportion to the number of units each holds from time to time during the course of the year, in accordance with Code Section 706, using any convention permitted by law selected by the general partner. Thus, if some limited partners are admitted to CIGF5 after others, those limited partners admitted later may receive a smaller portion of each item of CIGF5's net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to CIGF5 for their interests as the limited partners who were admitted previously. In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution.

         CONCLUSION. Based on the Treasury Regulations, the legislative history and existing case law, counsel has opined that the allocations contained in the partnership agreement of CIGF5's net profits and net losses should be respected for federal income tax purposes.

LIMITATIONS ON UTILIZATION OF PARTNERSHIP LOSSES

         TAX BASIS. A limited partner may not deduct losses in excess of his "tax basis" in his units, but may carry forward such excess losses to such time, if ever, as his basis is sufficient to absorb them. A limited partner's tax basis in his units also determines the tax consequences of his distributions, as well as the amount of the gain or loss he may realize upon any sale of his units. "United States Federal Income Tax Considerations -- Disposition of Units."

         Initially, the tax basis of a limited partner's units will be equal to the amount of cash contributed by the limited partner to CIGF5 or the amount paid to a transferor limited partner, plus the limited partner's share of CIGF5's non-recourse liabilities, if any. A limited partner's initial tax basis will then be (i) increased by his allocable share of any net profits for each year, contributions made to CIGF5 by the limited partner, and any increase in his share of non-recourse liabilities, and (ii) reduced by his allocable share of any net losses, the amount of any distributions made to him during the year, and any reduction in his share of non-recourse liabilities.

         The IRS has ruled that a partner acquiring multiple interests in a partnership in separate transactions at different prices must maintain an aggregate adjusted tax basis in a single partnership interest consisting of the partner's combined interests. Possible adverse tax consequences could result from the application of this ruling upon a sale of some but not all of a limited partner's units. See "United States Federal Income Tax Considerations - Disposition of Units."

         AMOUNTS AT RISK. The Code limits the deductions that an individual or a closely held "C" corporation may claim from an activity to the aggregate amount with respect to which such taxpayer is "at risk" for such activity as of the close of the taxable year.

         Except as otherwise provided below, a limited partner will be considered to be "at risk" with respect to the amount of money and the adjusted basis of other property the limited partner contributes to CIGF5. A limited partner will be at risk with respect to amounts borrowed by CIGF5 only to the extent that the limited partner is personally liable for their repayment or the net fair market value of the limited partner's personal assets (other than units) that secure the indebtedness. A limited partner will not be considered at risk with respect to any amounts that are protected against loss through non-recourse financing, guarantees, stop loss agreements or similar arrangements. Because the limited partners will not be personally liable for partnership indebtedness, any such indebtedness will not augment the limited partners' amounts at risk.

         A limited partner's amount at risk will be reduced by (i) net losses which are allowed as a deduction to the limited partner under the at-risk rules and (ii) cash distributions received by a limited partner with respect to the limited partner's units, and increased by that limited partner's distributive share of net profits. Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Passive Activity Losses Limitations."

         If a limited partner's at risk amount is reduced below zero (due to a cash distribution to a limited partner), the limited partner must recognize income to the extent of the deficit at risk amount. Losses of CIGF5 that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the limited partner in subsequent years to the extent that the limited partner's amount at-risk has been increased.

         It is not anticipated that, on an aggregate basis, CIGF5 will incur losses. However, the Code will allow CIGF5 to aggregate its equipment leasing activities only with respect to equipment placed in service during the same taxable year. Therefore, the "at risk" rules will be applied to the net taxable income or loss resulting from leasing equipment which was placed in service during the same taxable year. This could result in a partner's deduction for losses with respect to certain items of equipment being limited by the "at risk" rules, even though he must recognize income with respect to other items of equipment.

         Counsel has given its opinion that the sum of the amounts for which a limited partner will be considered "at-risk," for purposes of Section 465 of the Code, in any taxable year with respect to equipment placed in service in that taxable year and in each prior year (treating all equipment placed in service in the same year as a single activity separate from the activities represented by equipment placed in service in other years) will be equal to (i) the capital contributions (as such term is defined in the partnership agreement) of such limited partner (provided that funds for such capital contributions are not from borrowed amounts other than amounts: (A) for which the limited partner is personally liable for repayment, or (B) for which property other than units is pledged as security for such borrowed amounts, but only to the extent of the fair market value of such pledged property and provided further that such capital contributions are invested in the equipment or otherwise expended in connection with CIGF5's organization or leasing activities (or are subject to the rights of our creditors for amounts incurred by it with respect to same)), less: (ii) the sum determined on a cumulative basis of (A) the total net losses with respect to such equipment which have been allowed as deductions to the limited partner under the at risk rules and (B) cash distributions received by the limited partner, plus (iii) the limited partner's distributive share, determined on a cumulative basis, of total net profits with respect to such equipment of CIGF5.

         PASSIVE ACTIVITY LOSSES LIMITATIONS. The Code prohibits an individual, estate, trust, closely-held "C" corporation, or personal service corporation from using losses and credits from a business activity in which the taxpayer does not materially participate, or a rental activity, to offset other income, including salary and active business income as well as portfolio income (such as dividends, interest and royalties, whether derived from property held directly or through a pass-through entity such as a partnership).

         Interest income derived by CIGF5 from the interim investment of offering proceeds or reserves (and any income derived by CIGF5 from leases treated as loans for federal income tax purposes) will be treated as portfolio income and, thus, will not be offset for those purposes by partnership deductions such as depreciation or cost recovery deductions.

         Losses from a passive activity that are not allowed currently will be carried forward indefinitely, and are allowed in subsequent years against passive activity income or in full upon complete disposition of the taxpayer's interest in that passive activity to an unrelated party in a fully taxable transaction.

         Losses from CIGF5 and other passive activities may not be used to offset income from a publicly traded partnership and income from a publicly traded partnership is treated as investment income. Limited partners, therefore, will be unable to use losses from CIGF5 to offset passive income from publicly traded partnerships that are not taxed as corporations and income from CIGF5 cannot be offset by losses from publicly traded partnerships that are not taxed as corporations.

         If a limited partner incurs indebtedness in order to acquire or carry units, interest paid by the limited partner on the indebtedness will be subject to the limitations for passive activity losses, except to the extent that the indebtedness relates to "portfolio income," if any, of CIGF5. Interest expense of a limited partner attributable to "portfolio income" may be subject to other limitations on its deductibility. See "United States Federal Income Tax Considerations -- Interest Deduction Limitations."

         Counsel has opined, based on the above discussion and assuming that all leases entered into by CIGF5 are considered "true leases" for federal income tax purposes, that the net profits, net losses, and credits derived from CIGF5 with respect to its leasing activities will be subject to the passive activity rules. Thus, any income produced by CIGF5 should be income from a passive activity. However, any partnership income attributable to (i) the investment of partnership funds in liquid investments prior to the purchase of equipment, (ii) the investment, in interest-bearing accounts or otherwise, of amounts held by CIGF5 as working capital, security deposits, or in reserve, or (iii) equipment with respect to which CIGF5 is determined not to be the owner for federal income tax purposes will not be passive activity income.

         HOBBY LOSSES. Section 183 of the Code limits deductions attributable to "activities not engaged in for profit." The phrase "activities not engaged in for profit" means any activity other than one that constitutes a trade or business, or one that is engaged in for the production or collection of income or for the management, conservation or maintenance of property held for the production of income. The Treasury Regulations provide that the determination of whether an activity is engaged in for profit is to be made by reference to objective standards, taking into account all of the facts and circumstances in each case. The Treasury Regulations also provide that, although a reasonable expectation of profit is not required, the facts and circumstances must indicate that the taxpayer entered into the activity, or continued the activity, with the objective of making a profit.

         The Treasury Regulations enumerate a number of nonexclusive factors, which should be taken into account in determining whether an activity is engaged in for profit. The IRS has ruled that this test will be applied at the partnership level.

         Based upon these Treasury Regulations and the investment goals of CIGF5, we intend to manage CIGF5 so that our activities will constitute an activity engaged in for profit within the meaning of Section 183 of the Code. However, the test of whether an activity is deemed to be engaged in for profit is based on the facts and circumstances applicable from time to time including the motives of the investors, and no assurance can be given that Code Section 183 may not be applied in the future to disallow the deductions.

CASH DISTRIBUTIONS

         Cash distributions made to a limited partner, other than those in exchange for, or redemption of, all or part of his units, reduce a limited partner's adjusted basis in his units and may represent both a return of capital and income. To the extent distributions of cash (including reductions in a limited partner's proportionate share of partnership non-recourse liabilities, if any) reduce a limited partner's adjusted basis in his units to zero, such distributions will be treated as returns of capital which generally do not result in any recognition of gain or loss for federal income tax purposes. To the extent such distributions or reductions in liabilities exceed a limited partner's adjusted basis in his units immediately prior thereto, such limited partner will recognize gain to the extent of such excess. Such gain may be treated as ordinary income to the extent the distribution is deemed to be in exchange for a share of the limited partner's interest in CIGF5's "substantially appreciated" inventory and "unrealized receivables" (which includes depreciation recapture); any excess gain will be treated as capital gain.

         The gain that a limited partner will recognize as a result of a reduction of liabilities in excess of such limited partner's adjusted tax basis in his units immediately prior thereto will result in a tax liability to the limited partner without any cash distribution. To the extent a limited partner's federal tax liabilities exceed cash distributions, such excess in effect would be a nondeductible cost to such limited partner.

         It is possible that your tax liability for a given year will exceed your cash distributions for that year. For example, we may borrow money to finance the purchase of some of our equipment. Depending on the amortization schedule for payment of such loans, it is possible in some years, most likely the later years of such loans, that the nondeductible payments of principal which we will have to make will exceed our depreciation deductions. In such years, our taxable income will be greater than the cash flow produced from our leasing activities. Depending on how big this difference is, your tax liability for a year could be greater than your cash distributions for that year. Similarly, because of such borrowings, your tax liabilities arising from a sale or other disposition of units or equipment could exceed the cash proceeds therefrom.

DISTRIBUTION REINVESTMENT

         If you elect to have your distributions reinvested in additional units during the offering period, the amount of such distributions will be includable in your cost basis of units purchased. Schedule K-1, the information return sent by CIGF5 to you and the IRS at the end of the year will show the amount of the distributions paid to you.

         If you are considering electing to reinvest your distributions, we urge you to consult with your own tax advisors regarding the specific tax consequences (including the federal, state and local tax consequences) that may result from your election and of potential changes in applicable tax laws.

         The income tax consequences for investors in units who do not reside in the United States may vary from jurisdiction to jurisdiction. If you are a foreign unitholder whose share of taxable income is subject to United States income tax withholding at the current statutory rate (or lower treaty rate), the appropriate amount will be withheld and the balance will be used to purchase additional shares.

         Tax-exempt unitholders, including IRAs, Keogh Plans, 401(k) plans, charitable remainder trusts, etc. generally will not have to pay any taxes on their share of partnership income.

FEES AND REIMBURSEMENTS TO THE GENERAL PARTNER AND AFFILIATES

         GENERAL. There is no assurance that the IRS will not challenge the position of CIGF5 with respect to the amount, character, time of deduction or tax treatment of any of the fees discussed herein or, if challenged, that the position of CIGF5 would be sustained. In any year such fees are incurred, the disallowance of the deductibility of such fees would result in a proportionate increase in the taxable income (or reduction in the loss) of the limited partners with no associated increase in cash distributions with which to pay any resulting increase in tax liabilities.

         ORGANIZATIONAL AND OFFERING EXPENSES. The general partner will be paid an organizational fee for its services in organizing CIGF5 and preparing the offering. The general partner plans to make a reasonable allocation of such fees between syndication expenses, which must be capitalized, and start-up expenses which may be amortized over a 60-month period. The range of the fee based on the minimum and maximum amounts sold will be between $34,500 and $500,000. The organizational fee is anticipated to be approximately $400,000, all of which we estimate to be deductible expenses. In addition, we will incur underwriting commissions of up to 10%. These commissions will be nondeductible syndication expenses, which are charged against the capital accounts of limited partners.

         EQUIPMENT ACQUISITION AND DEBT PLACEMENT FEES. The cost of acquisition fees will be capitalized to the cost of the equipment. Debt placement fees will be amortized over the term of the borrowings to which they relate.

         THE EQUIPMENT MANAGEMENT FEE. The equipment management fee should be deductible as an ordinary and necessary business expense under Section 162 of the Code, to the extent that its amount is commercially reasonable.

         EQUIPMENT LIQUIDATION FEE. Equipment liquidation fees should be treated as a cost of sale of the equipment.

OWNERSHIP OF EQUIPMENT

         TAX TREATMENT OF LEASES. Your depreciation and cost recovery deductions with respect to any item of partnership equipment depends, in part, on the tax classification of the rental agreement under which it leased. These deductions are only available if the rental agreement is a true lease of equipment, meaning CIGF5 retains ownership of it. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, financing or refinancing arrangement where ownership shifts to a purchaser, the nominal lessee.

         Whether a partnership is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

         Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether CIGF5 will be treated for tax purposes as the owner of each item of equipment acquired by that partnership, would depend on the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, counsel can render no opinion on this issue.

COST RECOVERY AND DEPRECIATION

         COST RECOVERY RULES. The equipment we plan to acquire and lease for CIGF5 generally is classified as 5-year equipment, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction, except that recent legislation provides for a "bonus" depreciation of 50% (or 30% if the taxpayer so elects) of the adjusted basis of certain qualified property in the taxable year in which it is placed in service. Property is qualified property for this purpose if, among other things, its original use began with the taxpayer and it is placed in service before January 1, 2005. A taxpayer may, however, choose to use a straight line method of depreciation for the entire recovery period. In order to elect out of the "bonus" depreciation with respect to property in a class, however, the election must apply to all property in that class placed in service during the taxable year.

         CIGF5 will allocate all or part of the acquisition fees, which are fees paid to the general partner in connection with the selection and purchase of equipment, to the cost basis of equipment. We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable. The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to CIGF5 would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary for each piece of equipment acquired by CIGF5, counsel is unable to render an opinion about whether our cost recovery deductions would be upheld if challenged by the IRS.

         In some circumstances, a taxpayer will be required to recover the cost of an asset over longer periods of time than described above. These circumstances include the use of equipment predominately outside the United States and the use of equipment by a tax-exempt entity.

         RECAPTURE OF COST RECOVERY DEDUCTIONS. All of part of the cost recovery, depreciation or amortization deductions of CIGF5 may be recaptured as ordinary income upon a subsequent disposition by CIGF5 of its equipment or other property or, with respect to a partner's share of such deductions, upon the disposition of the partner's units. See "United States Federal Income Tax Considerations - Disposition of Units" below. The cost recovery, depreciation or amortization deductions of CIGF5 will be recaptured to the extent of any gain on disposition. This recapture amount will be recognized in full as ordinary income in the year of sale even if CIGF5 has made an installment sale of the equipment. See "United States Federal Income Tax Considerations - Sale of Equipment."

         If CIGF5 has not made a basis adjustment election under Section 754, a purchaser of units also may be required to recapture amounts attributable to cost recovery or depreciation when CIGF5 disposes of equipment subject to recapture or when the purchaser subsequently sells his units.

INTEREST DEDUCTION LIMITATIONS

         The Code restricts the ability of non-corporate taxpayers to deduct interest on funds borrowed to acquire or carry investment assets. Such taxpayers may deduct "investment interest" only to the extent of the "net investment income" of the taxpayer for the taxable year. Any interest disallowed under this provision in one year may be carried forward indefinitely and claimed at such time as the taxpayer has sufficient investment income.

         Interest expense that is allocable to a passive activity is subject to the passive loss limitations, and is not subject to the investment interest limitations. The general partner anticipates that CIGF5 will be deemed a passive activity with respect to the income, gains, losses, deductions and credits passed through to the limited partners and, therefore, will not figure in a limited partner's investment interest limitations calculation.

         Because CIGF5 will enter into net leases, any interest expense that might be paid by CIGF5 might be considered to be investment interest expense and, as such, would be subject to the limitations described herein. Because the amount of any limited partner's investment interest that would be subject to disallowance in any year will depend upon the other investment income and expenses of that limited partner, the extent, if any, of such disallowance will depend upon that limited partner's particular tax situation.

         Additionally, the IRS might argue that all or some portion of any interest incurred in connection with the acquisition or maintenance of a unit in CIGF5 is investment interest. As noted above, however, it is anticipated that any interest in CIGF5 as a limited partner will be deemed a passive activity (unless modified by Treasury Regulations or legislation). To the extent the investment in a unit is treated as a passive activity, any interest incurred in acquiring or maintaining such an interest would not be subject to Section 163(d) but instead would be subject to the passive activity limitations.

         The Code denies any deduction for interest paid by a taxpayer on indebtedness incurred or continued for purchasing or carrying tax exempt obligations. Denied interest may not be deducted in any year. The prescribed purpose generally will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment" including a limited partnership interest.

         In the case of a limited partner owning tax exempt obligations, the IRS may take the position, that with respect to a limited partner who borrows funds to purchase units, the interest paid by the limited partner on such loan should be viewed as incurred on loans which enable him to continue carrying his tax exempt obligations. If this position were upheld, the limited partner would not be allowed to deduct such interest.

SALE OF EQUIPMENT

         Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

         Upon a sale or other disposition of equipment, CIGF5 will realize gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon dispositions. Any foreclosure of a security interest in equipment would be considered a taxable disposition and CIGF5 would realize gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though CIGF5 would receive no cash. In the case of a disposition of equipment at a gain, the income would first be ordinary income to the extent of recapture, as discussed below, and only the excess, if any, would be capital gain.

         Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions taken by CIGF5 will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation, previously deducted, is reversed by recognizing the depreciated amounts as ordinary income, in the year of the sale. Recapture cannot be avoided by holding the equipment for any specified period of time. If a partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

         Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of some assets including equipment used in a trade or business and held for more than one year are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges, and conversions, the excess gains will be taxed as capital gains (subject to a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gains if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

DISPOSITION OF UNITS

         IN GENERAL. A partner who sells or otherwise disposes of his units, including redemptions of a limited partner's units pursuant to Article 12 of the partnership agreement, will realize taxable gain or loss measured by the difference between the selling or redemption price and the adjusted tax basis of his units. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Tax Basis." Gain or loss, in general, will be taxed as short-term or long-term capital gain or loss, depending on the period the units have been held (provided the partner is not a dealer in the units).

         However, gain attributable to the partner's share of "substantially appreciated inventory items" and "unrealized receivables" of CIGF5, as those terms are defined in the Code, will be taxed as ordinary income. Unrealized receivables include any cost recovery, depreciation and amortization deductions of CIGF5 that would have been recaptured upon a hypothetical sale of the equipment.

         The requirement that recapture amounts be recognized in full in the year of sale even if the sale qualifies as an installment sale, may apply to an installment sale of units. See "United States Federal Income Tax Considerations -- Cost Recovery and Depreciation -- Recapture of Cost Recovery Deductions." In determining the amount realized upon the sale or exchange of units, a limited partner must include, among other things, his allocable share of partnership indebtedness included in his basis in such units. See "United States Federal Income Tax Considerations -- Limitations on Utilization of Partnership Losses -- Tax Basis." A partner's gain on the sale or exchange of units should be treated as income from the activity of leasing the equipment. As a result, suspended losses, if any, from prior years could offset the gain realized on the sale or exchange of units. See "United States Federal Income Tax Considerations -- Limitation on Utilization of Partnership Losses -- Passive Activity Losses Limitations." A partner who sells or otherwise disposes of his units must also report his share of the taxable income or loss of CIGF5 for the portion of the taxable year of CIGF5 during which he owned his units.

         GIFT OF UNITS. Since the tax consequences of any gift or transfer will depend upon the particular circumstances and upon the individuals or organizations involved in the transaction, before making any gift of units, a limited partner should consult his tax advisor as to the consequences of such a gift and as to the basis of the units in the hands of his successor.

         DEATH OF PARTNER. If a limited partner dies, the fair market value of his units at death (or, if elected, at the alternate valuation date) will be subject to federal estate taxation. Under present law, the death of a limited partner does not result in a sale or exchange giving rise to a federal income tax. It is not clear what the tax consequences are if the decedent's proportionate share of CIGF5's liabilities exceeds the adjusted basis of his units at death. In this event, some gain may be recognized to the decedent or his estate upon the distribution of the units to the extent of such excess. The cost or other basis of the units inherited from the decedent generally is "stepped up" or "stepped down" to its fair market value for federal income tax purposes.

         NOTICE OF TRANSFER. The Code requires that a limited partner who transfers an interest in a partnership, whether by sale, gift or otherwise, must notify CIGF5 of such transfer within 30 days of the transfer or, if earlier, by January 15 of the calendar year following the calendar year in which transfer occurs.

         In addition, the Code requires a partnership to file a separate information return with the partnership's federal information return, for the tax year in which the transfer occurs whenever there is a transfer of a partnership interest involving a sale or exchange where there are inventory items or unrealized receivables as defined by the Code. A limited partner who fails to inform the partnership of a transfer of the limited partner's units in accordance with the rules described in this paragraph is liable for a penalty of $50 per unreported transfer with an annual maximum penalty of $100,000. Each such return must contain the following: (a) the names, addresses and taxpayer identification numbers of the transferee and transferor involved in the exchange and (b) the date of the sale or exchange.

         Once notified, the Code requires a partnership to provide the transferee and the transferor with a copy of the completed information return reporting transfers, and to include the name, address and telephone number of the partnership required to make the return.

TERMINATION OF THE PARTNERSHIP FOR TAX PURPOSES

         The Code provides that if 50% or more of the capital and profits interests in a partnership is sold or exchanged within a single twelve-month period, the partnership will terminate for tax purposes. The partnership agreement prohibits the transfer of any unit if such transfer would result in the termination of CIGF5 for federal income tax purposes. However, involuntary transfers (such as transfers by death, dissolution, etc.) could possibly result in termination of CIGF5 for federal income tax purposes.

         If CIGF5 should terminate for tax purposes, the terminated partnership ("Old Par") will be treated (i) as having transferred all of its assets subject to liabilities to a new partnership ("New Par") in exchange for partnership interests therein, and then (ii) as having distributed such partnership interests in New Par to the partners of Old Par in liquidation of Old Par.

         Gain could be recognized to the extent that (i) the amount of the reduction, if any, in a limited partner's share of partnership liabilities as a result of the partnership termination exceeds (ii) such limited partner's adjusted tax basis of his units.

         In addition, upon a partnership termination, the partnership's taxable year would terminate. If the limited partner's taxable year were other than the calendar year, the inclusion of more than one year of partnership income in a single taxable year of the limited partner could result. Because the new partnership would be treated as a separate entity for federal income tax purposes, the tax elections of the prior partnership would not generally remain valid. Thus, new federal income tax elections would generally be required to be made. In addition, depreciation periods for assets held by the partnership will restart.

NO SECTION 754 ELECTION

         Due to the burdensome and costly record keeping requirements that a
Section 754 Election entails, it is unlikely that the general partner will exercise its discretion in favor of making this election to adjust the basis of partnership property in the case of transfers of units. If the general partner does not make a Code Section 754 Election, a subsequent limited partner's share of gain or loss upon the sale of CIGF5 assets will be determined by taking into account CIGF5's tax basis in the assets and without reference to the cost associated with acquiring the units. Thus, the absence of a Code Section 754 Election may reduce the marketability of units and the price a purchaser would be willing to pay.

INVESTMENT BY TAX EXEMPT ENTITIES

         The income earned by a tax exempt entity, including a qualified employee pension or profit sharing trust or an individual retirement account, is generally exempt from taxation. However, gross Unrelated Business Taxable Income, or UBTI, of a tax exempt entity is subject to tax to the extent that, when combined with all other gross UBTI of the tax exempt entity for a taxable year, it exceeds all deductions attributable to the UBTI plus $1,000 during the taxable year. Such UBTI will be taxable at ordinary income rates and may be subject to the alternative minimum tax. See "United States Federal Income Tax Considerations -- Alternative Minimum Tax."

         The leasing of tangible personal property is treated for purposes of the Code as an unrelated trade or business. See Revenue Rulings 78-144, 1978-1 C.B. 168, 69-278, 1969-1 C.B. 148, and 60-206, 1960-1 C.B. 201. The IRS has
ruled that a partner's distributive share of income or gain from a partnership engaged in the leasing of tangible personal property is treated in the same manner as if such income or gain were realized directly by the partner. Therefore, a tax exempt entity that invests in CIGF5 will be subject to the tax on UBTI for any taxable year of the tax exempt entity to the extent CIGF5 generates income from the leasing of the equipment and the total of the tax exempt entity's share of that income for the taxable year plus its UBTI from all other sources for the taxable year exceeds the sum of all deductions attributable to the UBTI plus $1,000.

         Although CIGF5's portfolio income (e.g., interest income from the investment of partnership cash balances) generally will not produce UBTI for a tax exempt entity that invests in CIGF5, a portion of such tax exempt entity's portfolio income from CIGF5 will constitute UBTI pursuant to the "debt-financed property" rules if the tax exempt entity finances its acquisition of units with debt or to the extent that debt of the partnership is considered to be attributable to the assets producing such portfolio income.

         Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize all income from CIGF5 as UBTI.

         Except to the extent of gain or loss from the sale, exchange, or other disposition of acquisition indebtedness property and except to the extent the equipment constitutes inventory or property held primarily for sale to customers in the ordinary course of a trade or business, gains from the sale or exchange of the equipment generally will be excludable from the scope of UBTI. However, any gain on the disposition of equipment that is characterized as ordinary income as a result of the recapture of cost recovery or depreciation deductions will constitute UBTI for tax exempt entities.

         If the gross income taken into account in computing UBTI exceeds $1,000, the tax exempt entity is obligated to file a tax return for such year on IRS Form 990-T. Neither CIGF5 nor the general partner expects to undertake the preparation or filing of IRS Form 990-T for any tax exempt entity in connection with an investment by such tax exempt entity in the units. Generally, IRS Form 990-T must be filed with the IRS by May 15 of the year following the year to which it relates.

         Penalties may be imposed by the IRS for failing to file this tax return when required, and, if tax is due, additional penalties and interest may be imposed if the tax is not paid.

--------------------------------------------------------------------------------
PLEASE REVIEW "ERISA CONSIDERATIONS" AND GET ADVICE FROM A QUALIFIED TAX ADVISOR FOR POTENTIAL REALIZATION OF UNRELATED BUSINESS TAXABLE INCOME (UBTI).
--------------------------------------------------------------------------------

INVESTMENT BY NONRESIDENT ALIEN INDIVIDUALS AND FOREIGN CORPORATIONS

         Nonresident alien individuals and foreign corporations that become limited partners will, like CIGF5, be deemed to be engaged in the conduct of a trade business within the United States. Under the Code, nonresident aliens individuals and foreign corporations, respectively, will be subject to United States income tax on their allocable shares of any partnership taxable income.

         Nonresident alien individuals and closely held foreign corporations that acquire units will also be subject to the same limitations on the deduction of partnership losses that apply to domestic limited partners. See "United States Federal Income Tax Considerations -- Certain Principles of Partnership Taxation," and "-- Limitations on Utilization of Partnership Losses."

         Foreign corporations may also be subject to the branch profits tax. Such tax is equal to 30% of a foreign corporation's earnings and profits effectively connected with a United States business that are withdrawn (or deemed withdrawn) from investment in the United States. This tax is payable in addition to the regular United States corporate tax. In certain circumstances, the imposition of the branch profits tax may be overridden by the nondiscrimination provisions of applicable United States tax treaties or subject to a lower rate of tax.

         CIGF5 will be required to withhold from distributions to each foreign limited partner an amount equal to a percentage of CIGF5's taxable income that is allocable to the limited partner. The Code provides that the amount of tax to be withheld is the "applicable percentage" of the taxable income of CIGF5 allocable to foreign limited partners. The applicable percentage is equal to the highest appropriate tax rate, currently 35% for individual and corporate foreign limited partners. Such withheld amounts will be credited against the limited partners' federal income tax liabilities for the taxable year in which withheld, and any excess will be refundable. Foreign limited partners may be entitled to tax credits for United States taxes in their countries of residence, and should consult with their local and United States tax advisors with regard to the tax consequences of an investment in units.

ALTERNATIVE MINIMUM TAX

         This discussion only addresses the alternative minimum tax as it applies to non-corporate taxpayers (and to shareholders of an S corporation). The first step in determining a taxpayer's alternative minimum tax liability, if any, is calculation of the taxpayer's alternative minimum taxable income. Alternative minimum taxable income is computed by adjusting the taxpayer's taxable income in accordance with the rules set forth in Sections 55, 56 and 58 of the Code, and by increasing the resulting amount by the taxpayer's items of tax preference described in Code Section 57. Alternative minimum taxable income is then reduced by a specified exemption amount and by the taxpayer's alternative minimum tax foreign tax credit for the taxable year. The exemption amounts for 2004 are $58,000 for married couples filing joint returns, $40,250 for single individuals, and $29,000 for married persons filing separate returns. The exemption is phased out above certain alternative minimum taxable income levels: $150,000 for married taxpayers filing joint returns, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separate returns.

         The alternative minimum tax rate is 26% on the amount of the taxpayer's alternative minimum taxable income, which does not exceed $175,000 (after taking into account the exemption amount) and 28% on the amount exceeding $175,000. A taxpayer is only required to pay an alternative minimum tax liability to the extent that the amount of that liability exceeds the liability, which the taxpayer would otherwise have for the regular federal income tax.

         One of the adjustments to taxable income established by Code Section 56 relates to the amount of cost recovery deduction claimed on personal property. To derive a taxpayer's alternative minimum taxable income, the taxpayer's taxable income must be adjusted by an amount equal to the difference between (i) the amount of cost recovery deductions claimed by the taxpayer with respect to personal property and (ii) the amount which would have been allowable over the asset depreciation range class life of the property using the 150% declining balance method, converting to straight-line when necessary to maximize the remaining deductions.

         The adjustment results in a basis in the depreciated property for alternative minimum tax purposes, which may differ from its basis for regular tax purposes. Thus, upon disposition of the property, the taxpayer will generally recognize less gain (or a greater loss) for alternative minimum tax purposes than for regular tax purposes. Items of tax preference include other items which are not anticipated to be generated by CIGF5, but may apply in the case of certain limited partners due to their particular facts and circumstances unrelated to CIGF5.

PARTNERSHIP TAX RETURNS AND TAX INFORMATION

         The general partner will file CIGF5's tax returns using the accrual method of accounting and will adopt the calendar year as CIGF5's taxable year. See "United States Federal Income Tax Considerations -- Certain Principles of Partnership Taxation." CIGF5 will provide tax information to the limited partners within 75 days after the close of each taxable year. If a limited partner is required to file its tax return on or before March 15, it may be necessary for the limited partner to obtain an extension to file if the tax information referred to above is not distributed until the end of the 75-day period.

         Limited partners will be required to file their returns consistent with the information provided on CIGF5's informational return or notify the IRS of any inconsistency. A failure to notify the IRS of an inconsistent position allows the IRS automatically to assess and collect the tax, if any, attributable to the inconsistent treatment.

IRS AUDIT OF THE PARTNERSHIP

         The tax return filed by CIGF5 may be audited by the IRS. Adjustments, if any, from such audit may result in an audit of the limited partners' own returns. Any such audit of the limited partners' tax returns could result in adjustments of non-partnership as well as partnership items of income, gain, loss, deduction and tax preference.

         Audit proceedings are conducted at the partnership level and, if the IRS initiates an administrative proceeding or makes a "final adjustment" at the partnership level, it must notify each partner of the beginning and completion of the partnership administrative proceedings. Notice need not be given, however, to a partner who has less than a one percent interest in a partnership which has more than 100 partners, although a group of such partners having at least a five percent interest in partnership profits in the aggregate may designate a member of the group to receive notice.

         Because CIGF5 will have more than 100 limited partners, the IRS will not notify individual limited partners of an audit of CIGF5. The general partner is the "tax matters partner" who will normally have the authority to negotiate with the IRS with respect to any partnership tax matter; the general partner will also have the right to initiate judicial proceedings.

         A limited partner will thus be unable to control either an audit of CIGF5 or any subsequent litigation. If, in such event, the general partner does not go to court, any limited partner entitled to receive notice of the proceedings may bring an action to challenge any proposed audit findings by the IRS. A special statute of limitations exists in connection with the IRS's right to audit matters at the partnership level.

TAX SHELTER REGISTRATIONS

         Tax shelters must be registered with the IRS. Under temporary IRS regulations, an investment is a tax shelter if a potential investor could reasonably infer from representation made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment will be greater than twice the amount to be invested for any of the first five years. CIGF5 is a tax shelter under the IRS definition because the term "amount of deductions" means gross deductions, and gross income expected to be realized by a partnership is not counted. A tax shelter is not required to be registered initially, however, if it is a projected income investment. A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor in the first five years of the investment. Because there can be no assurance that unexpected economic or business developments and/or the "bonus" depreciation which recent legislation has made available for new equipment placed in service before January 1, 2005 will not cause you to incur tax losses from CIGF5, with the result that your cumulative tax liability during the first five years might be reduced, we have registered CIGF5 as a "tax shelter" with the IRS and CIGF5 has (or will have) a tax shelter registration number. See "Federal Income Tax Consequences - Cost Recovery and Depreciation." However, if CIGF5 is a projected income investment, you are not required to include its registration number on your tax returns.

         Even though CIGF5 may be a projected income investment, it will nonetheless be required to maintain a list identifying each person who sold a unit and including information required by the IRS regulations. This list must be made available to the IRS upon its request.

         If CIGF5 ceases to be a projected income investment, CIGF5 and its limited partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that you will be required to include the partnership's registration number on your tax returns. We are required to notify you if CIGF5 no longer qualifies as a projected income investment, and to inform you that you must begin to report CIGF5's registration number on your tax return if you claim a deduction, credit, or other tax benefit from CIGF5.

WE ARE REQUIRED BY IRS REGULATIONS TO INCLUDE THE FOLLOWING STATEMENT IN THIS
PROSPECTUS: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

INTEREST AND PENALTIES

         With certain exceptions, a penalty will be assessed for each month or fraction thereof (up to a maximum of five months) that a partnership return is filed either late or incomplete. The monthly penalty is equal to $50 multiplied by the number of partners in the partnership during the year for which the return is due.

         With certain exceptions, a penalty will be assessed if CIGF5 fails to furnish to the limited partners a correct Schedule K-1 to the federal income tax return for CIGF5 on or before the prescribed due date (including any extension thereof). The penalty is equal to $50 multiplied by the number of partners not furnished a correct Schedule K-1 on or before the prescribed due date (including any extension thereof), with a maximum penalty of $100,000 per calendar year.

         The Code establishes a penalty equal to 20% (40% in certain gross valuation misstatements) on underpayment of tax attributable to substantial valuation over-statements. This penalty applies only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 200% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to the substantial overvaluation exceeds $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding company). All or any part of the penalty may be waived by the IRS upon the taxpayer's showing that a reasonable basis existed for the valuation claimed on the return and that the claim was made in good faith. If CIGF5 were to overstate the value of equipment, a limited partner might be liable for this penalty.

         There is a 20% penalty on the amount of an underpayment of tax attributable to a taxpayer's negligent disregard of applicable rules and regulations or to the "substantial understatement" of a tax liability. A substantial understatement is defined as an under-statement for the taxable year that exceeds the greater of 10% of the required tax or $5,000 ($10,000 for corporations other than personal holding companies and S corporations). The penalty can be avoided either by disclosing the questionable item on the return or by showing that there was "substantial authority" for taking the position on the return. If a questionable item is related to a tax shelter, the understatement penalty can only be avoided by showing that the taxpayer reasonably believed that the treatment of the item was "more likely than not" the proper treatment. Based upon the representations of the general partner, counsel believes CIGF5 will not be characterized as a "tax shelter" for these purposes.

         It should also be noted that the general partner will not cause CIGF5 to claim a deduction unless the general partner believes, based upon the advice of its accountants or counsel, that substantial authority exists to support the deduction.

         All interest payable with respect to a deficiency is compounded daily. Interest rates are re-determined quarterly and are based on the federal short-term interest rate (the average rate of interest on Treasury obligations maturing in less than three years) for the first month of the preceding quarter plus three percent.

FOREIGN TAX CONSIDERATIONS

         As noted above, CIGF5 may acquire equipment which is operated outside the United States. As a consequence, limited partners may be required to file returns and pay taxes in foreign jurisdictions with respect to the foreign source income of CIGF5. The income taxed by the foreign jurisdiction would in such a case be calculated according to the tax laws of the foreign jurisdiction, which may or may not correspond with applicable United States standards.

         Limited partners who have foreign tax liabilities as a result of CIGF5 may be entitled to a foreign tax credit or to a deduction for foreign taxes paid which can be utilized to reduce their United States tax liabilities or taxable income, respectively. The calculation of the foreign tax credit is quite complex and no assurance can be given that a credit will be available in the amount of any foreign tax paid.

         In particular, prospective limited partners should be aware that United States law does not generally allow a foreign tax credit greater than the taxpayer's United States federal income tax liability with respect to the foreign source income of the taxpayer calculated separately for certain types of income including shipping income and passive rental income. In the event CIGF5 earns these types of income, a limited partner must compute separately the foreign tax credit for each type of income. The foreign source income of a taxpayer is calculated according to United States rather than the foreign jurisdiction's tax law. It is possible that a foreign country might impose a tax in an amount greater than the allowable foreign credit under United States law. In such a case, limited partners would be subject to a higher effective rate of taxation than if no foreign tax had been imposed. To the extent that all income taxes paid to a foreign country on a certain type of income exceed the amount of foreign tax credit allowable in any year for such type of income, the excess foreign tax credits generally may be carried back two years or forward five years to offset United States income taxes on that certain type of foreign source income in those tax years. If CIGF5 were to suffer an overall foreign loss in one year and incur foreign taxes in a subsequent year, the amount of foreign tax credit allowable in that subsequent taxable year could be reduced on account of the prior foreign loss, regardless of whether the loss resulted in a United States tax benefit to the limited partners. Each limited partner should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

         Prior to CIGF5 entering into an arrangement which contemplates the use of equipment outside the United States, the general partner will consult with its counsel and with special counsel located in the foreign jurisdiction concerning the possibility of structuring the transaction in a manner which will enable the limited partners to avoid being required to file income tax returns in the foreign jurisdiction. The general partner has discretion to cause CIGF5 to enter into any such arrangement.

PARTNERSHIP ANTI-ABUSE RULES

         Treasury Regulations known as the "Anti-Abuse Rules" have recently been promulgated which purportedly grant authority to the IRS to re-characterize certain transactions to the extent that it is determined that the utilization of partnerships is inconsistent with the intent of the federal partnership tax rules. Under these Anti-Abuse Rules, the IRS may, under certain circumstances,
(i) recast transactions which attempt to use the partnership form of ownership, or (ii) otherwise treat the partnership as an aggregation of its partners rather than a distinct separate entity, as appropriate in order to carry out the purposes of the partnership tax rules. The Anti-Abuse Rules also provide that the authority to re-characterize transactions is limited to circumstances under which the tax characterization by the taxpayer is not, based on all facts and circumstances, clearly contemplated under the Code or the applicable Treasury Regulations.

         These Anti-Abuse Rules are intended to impact only a small number of transactions, which improperly utilize partnership tax rules. It is therefore not anticipated that CIGF5 and/or the transactions contemplated herein will be affected by the promulgation or administration of these Anti-Abuse Rules. In light of the broad language incorporated in these Regulations, however, no assurance can be given that the IRS will not attempt to utilize the Anti-Abuse Rules to alter, in whole or part, the tax consequences described herein with regard to an investment in CIGF5.

FUTURE FEDERAL INCOME TAX CHANGES

         Neither the general partner nor counsel can predict what further legislation, if any, may be proposed by members of Congress, by the current administration, or by any subsequent administration, nor can either predict which proposals, if any, might ultimately be enacted. Neither the general partner nor counsel can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in the IRS' ruling policy. Consequently, no assurance can be given that the income tax consequences of an investment in CIGF5 will continue to be as described herein. Any changes adopted into law may have retroactive effect.

STATE TAXES

         In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes, which may be imposed by various jurisdictions. A limited partner's distributive share of the income or loss of CIGF5 generally will be required to be included in determining the limited partner's reportable income for state or local tax purposes in the jurisdiction in which the limited partner is a resident. Moreover, Pennsylvania and a number of other states in which CIGF5 may do business generally impose state income tax on a nonresident and foreign limited partner's distributive share of partnership income which is derived from such states. Pennsylvania and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign limited partners on partnership income derived from such states. Any amounts withheld would be deemed distributed to the nonresident or foreign limited partner and would, therefore, reduce the amount of cash actually received by the nonresident or foreign limited partner as a result of such distribution. Nonresidents may be allowed a credit for the amount so withheld against income tax imposed by their state of residency.

         CIGF5 cannot, at present, estimate the percentage of its future income that will be from states, which have adopted such withholding tax procedures and it cannot, therefore, estimate the required withholding tax, if any.

         In addition, while CIGF5 intends to apply to the applicable taxing authority of such states for a waiver (or a partial waiver), if any, of such withholding requirements, no assurance can be given that such waiver will ultimately be granted.

--------------------------------------------------------------------------------
   PLEASE BE ADVISED THAT YOU MAY BE SUBJECT TO RULES DETERMINING YOUR STATE
        INCOME TAX THAT ARE LESS FAVORABLE THAN FEDERAL INCOME TAX LAWS.

          YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISORS WITH
                  SPECIFIC REFERENCE TO YOUR OWN TAX SITUATION.
--------------------------------------------------------------------------------

                              ERISA CONSIDERATIONS

         The following is a summary of the material non-tax considerations associated with an investment in CIGF5 by a qualified plan, Keogh Plan or an IRA (a "benefit plan"). This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

FIDUCIARIES UNDER ERISA

         A fiduciary of a pension, profit sharing or other employee benefit plan subject to Title I of ERISA should consider whether an investment in the units is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements under Part 4 of Title I of ERISA require the discharge of duties solely in the interest of, and for the exclusive purpose of providing benefits to, the ERISA Plan's participants and beneficiaries. A fiduciary is required to perform the fiduciary's duties with the skill, prudence, and diligence of a prudent man acting in like capacity, to diversify investments so as to minimize the risk of large losses unless it is clearly prudent not to do so, and to act in accordance with the ERISA Plan's governing documents, provided that the documents are consistent with ERISA.

         Fiduciaries with respect to an ERISA Plan include any persons who have any power of control, management, or disposition over the funds or other property of the ERISA Plan. An investment professional who knows or ought to know that his or her advice will serve as one of the primary bases for the ERISA Plan's investment decisions may be a fiduciary of the ERISA Plan, as may any other person with special knowledge or influence with respect to a ERISA Plan's investment or administrative activities.

         While the beneficial "owner" or "account holder" of an IRA is treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA's fiduciary duty rules. Also, certain qualified plans of sole proprietors or partnerships in which at all times (before and after the investment) the only participant(s) is/are the sole proprietor and his or her spouse or the partners and their spouses, and certain qualified plans of corporations in which at all times (before and after the investment) the only participant(s) is/are an individual or/and his or her spouse who own(s) 100% of the corporation's stock, are generally not subject to ERISA's fiduciary standards, although they are subject to the Code's prohibited transaction rules explained below.

         A person subject to ERISA's fiduciary rules with respect to an ERISA Plan should consider those rules in the context of the particular circumstances of the ERISA Plan before authorizing an investment of a portion of the ERISA Plan's assets in units.

         Fiduciaries of an ERISA Plan that permits a participant to exercise independent control over the investments of his individual account in accordance with Section 404(c) of ERISA (a "self-directed investment" arrangement) will not be liable for any investment loss or for any breach of the prudence or diversification obligations that results from the participant's exercise of such control, and the participant is not deemed to be a fiduciary subject to the general ERISA fiduciary obligations described above merely by virtue of his exercise of such control.

         The fiduciary of an IRA or a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

PROHIBITED TRANSACTIONS UNDER ERISA AND THE CODE

         Any fiduciary of an ERISA Plan or a person making an investment decision for a non-ERISA Plan or an IRA should consider the prohibited transactions provisions of Section 4975 of the Code and Section 406 of ERISA when making their investment decisions. These rules prohibit such plans from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" described in Section 4975(e)(2) of the Code or "parties in interest" described in Section 3(14) of ERISA, each of which are referred to as "disqualified persons."

         "Prohibited transactions" include, but are not limited to, any direct or indirect transfer or use of a qualified plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a qualified plan's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a qualified plan. Under ERISA, a disqualified person that engaged in a prohibited transaction will be made to disgorge any profits made in connection with the transaction and will be required to compensate any ERISA Plan that was a party to the prohibited transaction for any losses sustained by the ERISA Plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with an ERISA Plan or a non-ERISA Plan or an IRA subject to Section 4975 of the Code. If the disqualified person who engages in the transaction is the individual on behalf of whom the IRA is maintained (or his beneficiary), the IRA may lose its tax exempt status and the assets will be deemed to be distributed to such individual in a taxable transaction.

         In order to avoid the occurrence of a prohibited transaction under
Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by an ERISA Plan, an IRA, or a non-ERISA plan subject to Section 4975 of the Code, as to which the general partner or any of its affiliates have investment discretion with respect to the assets used to purchase the units, or with respect to which they have regularly given individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. Additionally, fiduciaries of, and other disqualified persons with respect to, an ERISA Plan, an IRA, and a non-ERISA Plan subject to Section 4975 of the Code, should be alert to the potential for prohibited transactions to occur in the context of a particular plan's or IRA's decision to purchase units.

         Neither the general partner nor CIGF5 shall have any liability or responsibility to any benefit plan that is a limited partner or any other limited partner, including any limited partner that is a tax exempt entity, for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of partnership assets being deemed plan assets of the limited partner under the Code or ERISA or other applicable law.

"PLAN ASSETS"

         If CIGF5's assets were determined under ERISA or the Code to be "plan assets":

         o the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving CIGF5's assets;

         o persons who exercise any authority or control over CIGF5's assets, or who provide investment advice to CIGF5, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires the unit, and transactions involving CIGF5's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest,

         o a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the unit could be liable under Part 4 of Title I of ERISA for transactions entered into by CIGF5 that do not conform to ERISA standards of prudence and fiduciary responsibility, and

         o certain transactions that CIGF5 might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code.

         An ERISA plan's fiduciaries might, under certain circumstances, be subject to liability for actions taken by the general partner or its affiliates, and certain of the transactions described in this prospectus in which CIGF5 might engage, including certain transactions with affiliates, may constitute prohibited transactions under the Code and ERISA with respect to such ERISA plan, even if their acquisition of units did not originally constitute a prohibited transaction.

         Under the Department of Labor regulations governing the determination of what constitutes the assets of an ERISA plan in the context of investment securities such as units, an undivided interest in the underlying assets of a collective investment entity such as CIGF5 will be treated as "plan assets" of Benefit Plan Investors (as that term is defined under ERISA) if (i) the securities are not publicly offered, (ii) 25% or more by value of any class of equity securities of the entity is owned by Benefit Plan Investors, (iii) the interests of the Benefit Plan Investors are "equity interests," and (iv) the entity is not an "operating company." In order for securities to be treated as "publicly offered," they have to be either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of an offering registered under the Securities Act of 1933, and must also meet certain other requirements, including a requirement that they be "freely transferable."

         Units will be sold as part of an offering registered under the Securities Act of 1933. However, in counsel's view, CIGF5 is not an "operating company" and the restrictions on transferability of units (see "Transferability of Units") prevent the units from being "freely transferable" for purposes of the DOL's regulations. Consequently, in order to ensure that the assets of CIGF5 will not constitute "plan assets" of limited partners which are ERISA plans, the general partner will take such steps as are necessary to ensure that ownership of units by Benefit Plan Investors is at all times less than 25% of the total value of outstanding units. In calculating this limit, the general partner shall, as provided in the DOL's regulations, disregard the value of any units held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of CIGF5, or any person who provides investment advice for a fee (direct or indirect) with respect to the assets of CIGF5, or any affiliate of any such a person. See "Investor Suitability Standards." However, neither the general partner nor CIGF5 shall have any liability or responsibility to any tax exempt entity limited partner or any other limited partner for any tax, penalty or other sanction or costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt entity limited partner under the Code or ERISA or other applicable law.

OTHER ERISA CONSIDERATIONS

         In addition to the above considerations in connection with the "plan assets" issue, a decision to cause a Benefit Plan to acquire units should involve considerations, among other factors, of whether:

         o the investment is in accordance with the documents and instruments governing the Benefit Plan,

         o the purchase is prudent in light of the diversification of assets requirement and the potential difficulties that may exist in liquidating units,

         o the investment will provide sufficient cash distributions in light of the Benefit Plan's required benefit payments or other distributions,

         o the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on UBTI derived from CIGF5,

         o in the case of an ERISA Plan, the investment, unless the investment is made in accordance with a self-directed individual arrangement under Section 404(c) of ERISA and regulations promulgated there under, is made solely in the interests of the ERISA Plan's participants, and

         o the fair market value of units will be sufficiently ascertainable, and with sufficient frequency, to enable the Benefit Plan to value its assets in accordance with the rules and policies applicable to the Benefit Plan.

         Prospective ERISA Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a DOL advisory opinion indicate that the determination of whether the assets of an ERISA Plan that has invested in an entity such as CIGF5 are sufficiently diversified may be made by looking through the ERISA Plan's interest in the entity to the underlying portfolio of assets owned by the entity.

         The fiduciaries of each Benefit Plan proposing to invest in CIGF5 may be required to make certain representations, including, but not limited to, a representation that they have been informed of and understand CIGF5's investment objectives, policies, and strategies, and that the decision to invest assets in CIGF5 is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. Additionally, each Benefit Plan will be required to represent that to the best of its knowledge neither CIGF5 nor any of its affiliates is a party in interest or disqualified person, as defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, with respect to such Benefit Plan.

                           MANAGEMENT'S DISCUSSION OF
                             CERTAIN FINANCIAL DATA

         We have no operating history. The following discussion includes forward looking statements. Forward looking statements, which are based on certain assumptions, describe our future plans, strategies and expectations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by these forward looking statements. Accordingly, this information should not be regarded as representations that the results or condition described in these statements or objectives and plans will be achieved.

         We intend to acquire various types of computer peripheral and similar equipment, and to lease such equipment predominantly under operating leases. CIGF5 may also lease equipment under full payment net leases or enter into conditional sales contracts with respect to equipment. CIGF5 anticipates that it will use a substantial portion of the proceeds of this offering, excess cash flow, debt financing and net disposition proceeds received by CIGF5 prior to its liquidation phase to purchase computer peripheral or other similar capital equipment manufactured by, or compatible with, equipment manufactured by IBM. See "Investment Objectives and Policies -- Computer Peripheral Equipment," "Investment Objectives and Policies -- Description of Leases" and "Risk Factors -- CIGF5's ability to lease, re-lease or sell its equipment, and therefore returns to investors, may be affected by actions taken or not taken by, or the business or prospects of, IBM, over which we will have no control," "-- Our use of leverage to finance equipment acquisitions could adversely affect our cash flow," "-- The business of leasing and investing in equipment is subject to many risks which could impact your returns" and "-- We have not yet identified any of our investments in equipment, which prevents you from evaluating, or having any input into our portfolio of equipment leases."

         CIGF5's operating revenues will initially be generated primarily from leasing, and otherwise entering into contracts for the use of equipment. Operating revenues will be utilized to pay partnership expenses and provide cash distributions to limited partners. See "Investment Objectives and Policies -- Description of Leases." The general partner anticipates that CIGF5 will commence liquidation of all of its assets beginning in the ninth year of program operations, subject to the general partner's discretion to extend the liquidation process if in the general partner's discretion such extension will enable CIGF5 to dispose of its assets on more favorable terms. In no event will CIGF5 continue after December 31, 2015. See "Investment Objectives and Policies -- Liquidation Policies."

         Because CIGF5's leases will be on a "triple-net" (or equivalent) basis, it is anticipated that no permanent reserve for maintenance and repairs will be established from the offering proceeds. However, the general partner is authorized to establish reserves in the future if and to the extent it deems necessary for maintenance, repairs and working capital. In addition, the general partner and Com Cap Corp. have agreed that the general partner or Com Cap Corp. will lend or contribute to CIGF5 an amount equal to 1.01% of net offering proceeds, if needed, to meet CIGF5's expenses. If the general partner or any of its affiliates makes such a short-term loan to CIGF5, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans for the same purpose in the same locality. In no event will CIGF5 be required to pay interest on any such loan at an annual rate greater than three percent over the "prime rate" from time to time announced by Chase Bank, Philadelphia, Pennsylvania. All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by CIGF5 within 12 months after the date of the loan. See "Compensation to the General Partner and Affiliates." If available cash flow or net disposition proceeds are insufficient to cover CIGF5's expenses and liabilities, CIGF5 will obtain additional funds by disposing of or refinancing equipment or by borrowing within its permissible limits.


                          PARTNERSHIP AGREEMENT SUMMARY

         The rights and obligations of the partners in CIGF5 will be governed by the partnership agreement, which is attached in its entirety as Appendix II hereto. The following statements, and other statements in this prospectus concerning the partnership agreement and related matters, are merely an outline, in no way modify or amend the partnership agreement and are qualified in all respects and in each case by the language of the partnership agreement. All material aspects of the partnership agreement are included in this summary.

THE UNITS

         A maximum of 1,250,000 units are authorized for issuance and sale in the offering. Subscribers who are accepted as limited partners by the general partner on or before the initial closing will be admitted to CIGF5 as limited partners on the day of the initial closing. Thereafter, subscribers who are accepted as limited partners by the general partner will be admitted into CIGF5 as limited partners on or before the last day of the calendar month following the date such acceptance occurs. Transferees of units will be recognized as substituted limited partners on or before the first day of the calendar month following the calendar month in which the general partner receives a completed transfer application and approves the transferee as a substituted limited partner. CIGF5's records shall be amended to reflect the substitution of limited partners at least once in each calendar quarter.

NON-ASSESSABILITY OF UNITS

         The units are non-assessable. When a unit has been paid for in full, the holder of the unit has no obligation to make additional contributions to CIGF5's capital.

LIABILITY OF LIMITED PARTNERS

         Limited partners are not personally liable for the obligations of CIGF5, but their investments are subject to the risks of CIGF5's business and the claims of its creditors. A limited partner, under certain circumstances, may be liable to return any distributions from CIGF5 to the extent that, after giving effect to the distribution, all liabilities of CIGF5 (other than non-recourse liabilities and liabilities to partners on account of their interests in CIGF5) exceed the fair value of CIGF5's assets, including assets serving as security for non-recourse liabilities. In accordance with the Pennsylvania Revised Limited Partnership Act, as amended, a limited partner may be required to return to the partnership amounts previously distributed to such limited partner for a two year period after the distribution to the extent that the distribution includes a return of the partner's contribution to the partnership, but only if the distribution is made in violation of the partnership agreement or the provisions of the Pennsylvania Revised Uniform Limited Partnership Act. Also, a limited partner who participates in the control of the business of the partnership may be liable to persons who transact business with the partnership reasonably believing, based upon the conduct of the limited partner, that the limited partner is a general partner of the partnership.

ALLOCATIONS AND DISTRIBUTIONS

         The provisions of the partnership agreement governing the allocation of tax items and the apportionment of cash distributions are summarized under the caption "Allocations and Distributions."

RESPONSIBILITIES OF THE GENERAL PARTNER

         The general partner has the exclusive responsibility for the management and control of all aspects of the business of CIGF5. In the course of its management, the general partner may, in its absolute discretion, cause CIGF5 to purchase, own, lease, sell and/or make future commitments to purchase, lease and/or sell the equipment and interests therein when and upon such terms as it determines to be in the best interests of CIGF5 as it deems necessary for the efficient operation of CIGF5, except that limited partners holding more than 50% of the outstanding units held by all limited partners, referred to as a majority in interest, must approve the sale of substantially all of the assets of CIGF5, except when such sales occur in the orderly liquidation and winding up of the business of CIGF5.

         A majority in interest of the limited partners may, at any time, remove the general partner. Upon the removal of the general partner, CIGF5 will be dissolved and liquidated unless, within 60 days of such removal, a majority in interest of the limited partners elect a successor general partner to continue CIGF5.

RECORDS AND REPORTS

         The general partner will keep at CIGF5's principal place of business adequate books of account and records of CIGF5. You will have the right, upon reasonable notice and within normal working hours, and at your expense, to inspect and copy true and full information regarding the state of the business and financial condition of CIGF5, federal, state and local tax returns of CIGF5, a list of the partners and other information regarding the affairs of CIGF5 as you may reasonably request. You will also receive an annual account statement setting forth a current estimated value of your investment in CIGF5. See "Reports to Limited Partners" for a description of the reports and financial statements, which the general partner will provide to you during the term of CIGF5.

MEETINGS OF THE PARTNERS

         The general partner may call a meeting of the limited partners at any time, or call for a vote, without a meeting, of the limited partners on matters on which they are entitled to vote. The general partner is required to call such a meeting, or for such a vote, on the written request of limited partners holding 10% or more of the total units held by all limited partners. Any vote of a limited partner may be made in person or by proxy.

         We are not required to hold annual or other regular meetings of the partners.

VOTING RIGHTS OF LIMITED PARTNERS

         Your voting rights are set forth in the partnership agreement. By a vote of limited partners holding more than one-half of the outstanding units, the limited partners may vote to:

         o approve or disapprove a sale of all or substantially all of the assets of CIGF5;

         o  dissolve CIGF5;

         o  remove or approve the withdrawal of the general partner;

         o prior to the removal, withdrawal or dissolution of the general partner, elect a successor general partner; and

         o amend the partnership agreement except that without the consent of the partner adversely affected, no amendment may be made which:

            o  converts a limited partner into a general partner;

            o  modifies the limited liability of a limited partner;

            o alters the interest of the general partner or limited partner in net profits, net losses or distributions from CIGF5 or of the general partner in its compensation; or

            o affects the status of CIGF5 as a partnership for federal income tax purposes.

         Also, without prior consent of limited partners owning at least 66 2/3% of the units, CIGF5 may not amend the provisions in the partnership agreement relating to allocations, distributions or fees to the general partner.

         With respect to any units owned by the general partner or its affiliates, the general partner and its affiliates may not vote or consent on matters submitted to the limited partners regarding removal of the general partner or any transaction between CIGF5 and the general partner or its affiliates. In determining the required percentage in interest of units necessary to approve a matter on which the general partner and its affiliates may not vote or consent, any units owned by the general partner or its affiliates shall not be included.

ROLL-UPS AND CONVERSIONS

         We will not enter into any roll-up without the approval of the general partners and the holders of at least 66-2/3% of all outstanding units. A roll-up is defined in the partnership agreement to mean any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of CIGF5 and the issuance of securities of a roll-up entity. A roll-up does not include: a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange, including the NASDAQ Stock Market or a transaction involving the conversion to corporate, trust or association form of only CIGF5 if, as a consequence of the transaction, there will be no significant adverse change in the limited partners' voting rights, the term of existence of CIGF5, compensation of the general partner or its affiliates, or CIGF5's investment objectives. Limited partners who do not consent to an approved roll-up shall be given the option of
(i) accepting the securities of the roll-up entity offered in the proposed roll-up; or (ii) receiving cash in an amount equal to the non-consenting limited partner's pro rata share of the appraised value of the net assets of CIGF5.

         In the event a roll-up is proposed, an appraisal of the net assets of CIGF5 shall be performed by a competent independent expert engaged for the benefit of CIGF5 and the limited partners. Such appraisal shall be made on the basis of an orderly liquidation of the assets of CIGF5 over a 12-month period as of a date immediately prior to the announcement of the proposed roll-up. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. CIGF5 shall not reimburse the sponsor of a proposed roll-up for the costs of an unsuccessful proxy contest in the event the roll-up is not approved by the limited partners.

         By the vote of a majority in interest of the limited partners CIGF5 is permitted to engage in a conversion of CIGF5 into another form of business entity which does not result in a significant adverse change in:

         o  the voting rights of the limited partners,

         o the termination date of CIGF5 (currently, December 31, 2015, unless terminated earlier in accordance with the partnership agreement),

         o the compensation payable to the general partner or its affiliates, or

         o the ability to meet CIGF5's investment objectives without materially impairing the rights of the limited partners.

         The general partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of CIGF5; the tax consequences (from the standpoint of the limited partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which CIGF5 would be converted; and the performance of the equipment industry in general, and of the computer peripherals segment of the industry in particular. In general, the general partner would consider any material limitation on the voting rights of the limited partners or any substantial increase in the compensation payable to the general partner or its affiliates to be a significant adverse change in the listed provisions.

POWER OF ATTORNEY

         Pursuant to the terms of the partnership agreement, each purchaser of a unit and each transferee of a unit appoints the general partner, acting alone, as the purchaser's or transferee's attorney-in-fact to make, execute, file, and/or record:

         o documents relating to CIGF5 and its business operations requested by or appropriate under the laws of any appropriate jurisdiction;

         o  instruments with respect to any amendment;

         o instruments or papers required to continue the business of CIGF5 pursuant to the partnership agreement;

         o  instruments relating to the admission of any partner to CIGF5;

         o a master list in accordance with Section 6112 of the Code (or any successor provision), relating to CIGF5's tax shelter registration (see "Income Tax Considerations - Partnership Tax Returns and Tax Information"); and

         o all other instruments deemed necessary or advisable to carry out the provisions of the partnership agreement.

         The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person's heirs, successors, and assigns.

         The general partner will be designated as the "Tax Matters Partner" who shall have authority to make certain elections on behalf of CIGF5 and the limited partners, including extending the statute of limitations for assessment of tax deficiencies against the limited partners with respect to partnership items, and to enter into a settlement agreement with the IRS. See "United States Federal Income Tax Considerations -- IRS Audit of the Partnership."

PARTNERSHIP TERM

         The term of CIGF5 will expire on December 31, 2015, though CIGF5 may be terminated and dissolved earlier after any of the following events:

         o The vote or written consent of a majority in interest of the limited partners;

         o  The dissolution of CIGF5 by judicial decree;

         o The expiration of 60 days following the removal, withdrawal, involuntary dissolution, or bankruptcy (or, in the case of an individual, the death or appointment of a conservator for the person or any of the assets) of the last remaining general partner of CIGF5, (or a majority in interest of the limited partners if the terminating event is the removal, bankruptcy, or involuntary dissolution of the last remaining general partner) vote to continue CIGF5 and a successor general partner is elected;

         o The determination by the general partner that it is necessary to commence the liquidation of the equipment in order for the liquidation of all the equipment to be completed in an orderly and business like fashion prior to December 31, 2015; or

         o  The sale of disposition of all CIGF5's equipment.


                              PLAN OF DISTRIBUTION
GENERAL

         The units are offered through Commonwealth Capital Securities Corp., Inc. as dealer manager. The dealer manager may offer the units through other broker-dealers who are members of the National Association of Securities Dealers, Inc. The units are being offered on a "best efforts" basis, which means that the dealer manager and the other broker-dealers are not obligated to purchase any units and are only required to use their best efforts to sell units to investors. The offering of the units is intended to be in compliance with Rule 2810 of the Rules of Conduct of the National Association of Securities Dealers, Inc. The maximum underwriting compensation payable under this offering will not exceed 10% of the gross offering proceeds, plus an additional 0.5% for any additional bona fide due diligence expenses of the dealer manager or any selected dealer.

         CIGF5 will pay to the dealer manager an aggregate amount of up to eight percent of capital contributions as underwriting commissions after and only if the required $1,150,000 minimum subscription amount is sold. The dealer manager will pay other participating broker-dealers out of underwriting commissions, a selling commission of up to eight percent of the capital contributions from units sold by such Participating Brokers. In addition, all or a portion of the dealer manager fee may be reallowed to certain Participating Brokers for expenses incurred by them in selling the units, including reimbursement for bona fide expenses incurred in connection with due diligence activities. The amount of the selling commissions will be determined based upon the quantity of units sold to a single investor. The selling commission and purchase price for all units purchased by an investor will be reduced in accordance with the following schedule:



   Individual Transaction          Purchase Price                 Selling
           Size                       Per Unit                  Commission
   ----------------------          --------------               ----------
   $  1,000 to $250,000               $20.00                       8%
   $250,020 to $350,000               $19.80                       7%
   $350,020 to $500,000               $19.60                       6%
   $500,020 to $750,000               $19.40                       5%
   $750,020 to $1,000,000             $19.20                       4%
   $1,000,020 and over                $19.00                       3%


         The underwriting agreement, under which the dealer manager will offer the units, which is terminable without penalty by any party on 60 days' notice, contains cross-indemnity clauses with respect to certain liabilities between the general partner and the dealer manager, including liabilities under the Securities Act and liabilities arising out of misleading or untrue statements attributable to either party in this prospectus or other materials sent to investors in connection with this offering, and breaches of the underwriting agreement. The dealer manager and Participating Brokers participating in the offering may be deemed to be "underwriters" as that term is defined in the Securities Act.

OFFERING OF UNITS

         The offering of units will commence on the effective date of the registration statement of which this prospectus is a part. Provided the general partner does not terminate the offering of units earlier, the offering may continue until the full 1,250,000 units are sold, or until the second anniversary of the effectiveness of our registration statement, of which this prospectus is a part. See "Plan of Distribution -- Escrow Arrangements and Funding."

         The general partner and its affiliates will not be prohibited from purchasing units, although it is not their present intention to make such purchases. Any units purchased by the general partner or its affiliates would be purchased for their own account and for investment and not for resale. No units purchased by the general partner and its affiliates may be counted for purposes of obtaining the minimum subscription amount. If the general partner or its affiliates purchase any units, the voting rights of the general partner with respect to the units will be as described in the last paragraph of "Summary of the Partnership Agreement -- Voting Rights of Limited Partners".

         Any purchase of units in connection with this offering must be accompanied by tender of the sum of $20 per unit (subject to the quantity discounts referred to above), which is the full purchase price of a unit; provided, however, that the dealer manager or Participating Brokers may waive the selling commission with respect to the purchase of units by employees of the dealer manager, Participating Brokers, the general partner and its affiliates, so long as those employees are purchasing units for their own accounts. If such fees are so waived, such employees will tender no less than $18.40, for the purchase of each unit.

--------------------------------------------------------------------------------

YOUR SUBSCRIPTION MUST BE ACCEPTED BY THE GENERAL PARTNER. ONCE ACCEPTED, THIS WILL CONSTITUTE THE INVESTOR'S AGREEMENT TO THE TERMS OF THE AGREEMENT AND THE AUTHORITY OF THE GENERAL PARTNER.

--------------------------------------------------------------------------------

ESCROW ARRANGEMENTS AND FUNDING

         All funds received by the general partner, the dealer manager or the Participating Broker will be held in the escrow account at J.P.Morgan Trust Company, until funds equal to the minimum subscription amount have been received. While held in escrow, subscriptions will be invested in United States short-term government securities or interest bearing bank accounts, a J.P.Morgan money market account, or a similar account, for the benefit of the investors.

         CIGF5 will not be funded until the minimum subscription amount has been received. Once the minimum subscription amount has been deposited in the escrow account, the subscriptions will be released to CIGF5. If the minimum subscription amount is not reached, the funds will be promptly returned to investors with interest and without deduction.

         Any interest earned on the subscriptions while in escrow will be distributed, net of any tax withholding required by law, directly to the investors promptly following the funding, allocated in accordance with the amount of subscriptions held for each investor and the length of time such subscriptions were held.

         The offering may be terminated, in the general partner's discretion, at any time after the minimum subscription amount has been received and accepted by the general partner on behalf of CIGF5. The general partner also has the discretion to terminate the offering prior to receiving the minimum subscription amount. In such event, CIGF5 would be dissolved and subscriptions held in escrow, together with any interest actually earned thereon net of any tax withholding required by law would be returned to the subscribers. It is anticipated that the offering of units will terminate no later than December 15, 2005. Subscriptions will be released from the escrow account and returned to the subscribers together with any interest actually earned thereon, net of any tax withholding required by law, in the event the minimum subscription amount has not been received by the second anniversary of the commencement of this offering.

         Subscribers will be admitted to CIGF5 and receive units at one or more closings. Following receipt of the minimum subscription amount and the initial closing, limited partners will be admitted not later than 15 days after the release from the escrow account to CIGF5 of the subscriber's funds. Additional closings will be held from time to time during the offering period as subscriptions are accepted by the general partner, but no less often than monthly. Subsequent subscriptions will be accepted or rejected by the general partner within 30 days of their receipt. Funds received from rejected subscriptions will be returned to the subscribers immediately upon rejection of their subscription. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the units. After the initial closing, limited partners will be admitted to CIGF5 no later than the last day of the calendar month following the date their Subscriptions are accepted by the general partner. Each subscriber to CIGF5 will be paid his share of interest earned on subscription amounts following the transfer of his subscription to CIGF5, net of any tax withholding required by law. These interest payments will be paid by CIGF5.

SUBSCRIPTION FOR UNITS

         If you satisfy the qualifications described under "Investor Suitability Standards" and desire to purchase units, you must:

         (a) Review the subscription agreement attached as Appendix I to this prospectus to insure that you are aware of the representations and warranties you will be deemed to have made by subscribing for units; and

         (b) Deliver to the dealer manager a check made payable to "J.P.Morgan Trust Company, Escrow Agent FBO Commonwealth Income & Growth Fund V," in the amount of $20.00, or such other amount as set forth in the table above, for each unit that you are seeking to purchase. Investments must be made in $20.00 increments.

         The dealer manager will not complete a sale of units until at least five business days after the date you receive a final prospectus and shall send you a confirmation of your purchase.

         Prospective investors that are not natural persons may be required to deliver evidence of their authority to subscribe for units, or opinions of counsel as to their authority to subscribe for units and the binding effect of their subscriptions. Investors who submit subscriptions will not be permitted to terminate or withdraw their subscriptions without the prior consent of the general partner. No sales will be made to discretionary accounts without the prior specific written approval of the transaction by the customer.

         The general partner has the right to reject your subscription for any reason whatsoever, including your failure to satisfy the suitability standards described under "Investor Suitability Standards."

SUBSCRIBERS' REPRESENTATIONS AND WARRANTIES

         If you decide to purchase units, you must execute or authorize the execution of a subscription agreement to be submitted to the general partner. In the States of Florida, Iowa, Maine, Michigan, Minnesota, Missouri, Nebraska, North Carolina, Oregon and Tennessee and Texas, you are required to personally sign the subscription agreement. You will make certain representations and warranties to the general partner in your subscription agreement or by paying for your units, including that you:

         o have received this prospectus, including the form of partnership agreement attached hereto as Appendix II;

         o  meet the applicable requirements as to investor suitability;

         o are subscribing for units in your own account or for the account or benefit of a family member or members or in a fiduciary capacity for the account of another person;

         o  accept and adopt the provisions of the partnership agreement; and

         o authorize the general partner, as your attorney-in-fact, to execute the partnership agreement and such other documents as may be required to carry out the business of CIGF5.

         You are also instructed that you should not rely upon any information not specifically set forth in this prospectus or any supplements thereto in making a decision to invest in CIGF5 and the general partner, the dealer manager and CIGF5 accept no responsibility for information provided to an investor that is not clearly marked as being prepared and authorized by them for use with the public. Also, an investment in CIGF5 involves certain risks including the matters set forth under the captions "Risk Factors," "Conflicts of Interest," "Management" and "Income Tax Considerations" in this prospectus.

SPECIAL LIMIT ON OWNERSHIP OF UNITS BY BENEFIT PLANS

         To avoid classification of a pro rata portion of CIGF5's underlying assets as "plan assets" of investors which are benefit plans, CIGF5 intends to restrict the ownership of units by benefit plans to less than 25% of the total value of outstanding units at all times. See "ERISA Considerations -- 'Plan Assets.'" Benefits Plans include qualified plans, tax exempt entities and certain other entities included in the definition of benefit plans in this prospectus.

SALES MATERIAL

         Sales material may be used in connection with the offering only when accompanied or preceded by the delivery of this prospectus. Only sales material which indicates that it is distributed by the general partner may be distributed to prospective investors. Material regarding an investment in CIGF5 may include a question and answer sales booklet, a brochure, a speech for public seminars, an invitation to attend public seminars, slide and video presentations, prospecting letters, mailing cards, fact sheets and tombstone advertisements; all of which would provide information regarding the general partner and CIGF5. In certain jurisdictions, such sales material will not be available. Use of any materials will be conditioned on the provision of such materials to the SEC and the filing with, and if required, clearance by, other appropriate state regulatory authorities. Such clearance does not mean, however, that the agency allowing use of the sales literature has passed on the merits of this offering or the accuracy of the material contained in such literature. Other than as described herein, CIGF5 has not authorized the use of sales material.

         Although the information contained in such sales material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering. The offering is made only by this prospectus.

                           REPORTS TO LIMITED PARTNERS

         The general partner will deliver to each limited partner, within 120 days after the end of each year, a balance sheet of CIGF5 dated as of December 31 of such year, together with statements of income, partners' equity, and the cash flow position of CIGF5 for such year, prepared on an accrual basis in accordance with generally accepted accounting principles and accompanied by an auditor's report from CIGF5's independent certified public accountants. A reconciliation of the financial statements with respect to information furnished to you for income tax purposes will be included in the Notes to Financial Statements of our audited financial statements included in our annual report on Form 10-K.

         The general partner will within such period also furnish (i) a report of the activities of CIGF5 for the year, which will include for each item of equipment acquired by CIGF5 which individually represents at least 10% of the total investment in equipment, (ii) certain information relevant to the value or utilization of the equipment, (iii) a report on distributions to the limited partners during the year and their source, (iv) if any equipment is sold during that year a report of the sale price, purchase price and lease revenues from such equipment, and (v) a report on any costs incurred by the general partner and its affiliates in performing administrative services which are reimbursed by CIGF5 during the year.

         Within 60 days after the end of each calendar quarter, the general partner will also furnish a report of all services rendered and all fees received by the general partners and its affiliates from CIGF5, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on the activities of CIGF5. The unaudited balance sheet, statement of income and statement of changes in financial position, each of which will be included in our Form 10-Q filed with the Securities and Exchange Commission, will be prepared on an accrual basis in accordance with accounting principals generally accepted in the United States.

         The general partner, at the time it furnishes you CIGF5's annual report, it will furnish you, through your participating broker, with an account statement that sets forth the following:

         o  an estimated per-unit value of the units;
         o the source of the information used to determine such per-unit values; and
         o  the method by which the per-unit value was determined.

         Until the net proceeds of the offering of units are fully invested, the general partner will furnish to the limited partners, within 60 days after the end of each calendar quarter, a report of equipment acquisitions during the quarter, including the type and manufacturer of each item of equipment, the purchase price of the equipment, and any other material terms of purchase, a statement of the total amount of cash expended by CIGF5 to acquire the equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds in CIGF5 which remain unexpended or uncommitted at the end of the quarter.

         The general partner will also furnish to all limited partners within 75 days after the end of the year other information regarding CIGF5 necessary for the preparation of their tax returns.

                                  LEGAL MATTERS

         In connection with the units offered hereby Reed Smith LLP, Philadelphia, Pennsylvania, counsel to the dealer manager, the general partner and CIGF5, will pass upon legal matters for CIGF5 and the general partner regarding the valid issuance of the units, and the United States federal income tax consequences of an investment in the units.

                                     EXPERTS


         The consolidated financial statements of Com Cap Corp. as of February 29, 2004 and for the year then ended, and the balance sheets of CIGF5 and of the general partner as of June 30, 2004 and February 29, 2004, respectively, appearing in this prospectus and registration statement, have been audited by Asher & Company, Ltd., independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Com Cap Corp. as of February 29, 2003 and for the year then ended, appearing in this prospectus and registration statement, have been audited by Fishbein & Company, P.C., independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We will provide, at no cost, upon the request of an interested investor, a copy of the most recent annual report on Form 10-K, filed with the Securities and Exchange Commission for Fund I, Fund II, Fund III and Fund IV. You can request Form 10-Ks for Fund I, Fund II, Fund III and Fund IV by calling 1-800-249-3700 and asking to speak to an investor relations representative. You may also make your request in writing to: Chief Reporting Officer, Commonwealth Capital Securities Corp., Oaklands Corporate Center, 470 John Young Way, Suite 300, Exton, PA 19341.

         This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto, which the general partner has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made.

         You may read an copy any materials we file with the SEC at the SEC Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Further information on the operation of the Public Reference Room is available by contacting the SEC at 1-800-SEC-0330.

         The Commission also maintains a website that contains reports, proxy statements, registration statements and other information regarding registrants that file electronically at http://www.sec.gov.

                                   APPENDIX I

                             SUBSCRIPTION AGREEMENT

                                                                     Appendix 1

                             $25,000,000 - Maximum

                              $1,150,000 - Minimum

                      Commonwealth Income & Growth Fund V
                      (a Pennsylvania Limited Partnership)

                            SUBSCRIPTION AGREEMENT,
                                SIGNATURE PAGE &
                               POWER OF ATTORNEY

                       1,250,000 Units - $20.00 per Unit

                     Minimum Purchase - 125 Units ($2,500)
              50 Units ($1,000) for IRAs, Keoghs and Pension Plans
               (Minimum purchase may be higher in certain states)

PLEASE CAREFULLY READ this Subscription Agreement and the Terms and Conditions (on the back of the Signature Page) before completing this document. TO SUBSCRIBE FOR UNITS, please complete and sign the Signature Page and deliver the Subscription Agreement to your Financial Consultant.


ALL ITEMS ON THIS AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED, including any additional information necessary to complete
Item 6(c) of the Section entitled "Terms and Conditions".

                     Commonwealth Capital Securities Corp.
                                 (800) 249-3700
                                 (877) 654-1500

                                                 Please make checks payable to:
                                        J.P.Morgan Trust Company, Escrow Agent,
                                          (Commonwealth Income & Growth Fund V)

                                                               Mailing Address:
                                          Commonwealth Capital Securities Corp.
                                                                    P.O. Box 67
                                                                Exton, PA 19341

                                                        Subscription Questions:
                                                                 (800) 249-3700
                                                             Fax (610) 647-8858

                             SUBSCRIPTION AGREEMENT
                      COMMONWEALTH INCOME & GROWTH FUND V
                              TERMS AND CONDITIONS

    Each person or entity named as a registered owner on the Subscription Agreement (the "Subscriber") desires to become a limited partner (a "Limited Partner") of Commonwealth Income & Growth Fund V (the "Partnership") and to purchase units of a limited partnership interest (the "Units") of the Partnership in accordance with the terms and conditions of the final prospectus pursuant to which the Partnership will offer Units to the public including any amendments and supplements thereto (the "Prospectus"), and of the Partnership's Restated Agreement of Limited Partnership (the "Partnership Agreement"), attached as Exhibit 1 to the Prospectus. BY EXECUTING THIS AGREEMENT, A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 or any State securities or Blue Sky law. In connection herewith, the Subscriber represents, warrants, and agrees as follows:

    1. Subscription. The Subscriber agrees to purchase the number of Units set forth in the space provided on the Signature Page of this Subscription Agreement and delivers herewith the full amount required to purchase such Units.

    2. Acceptance. The Subscriber hereby acknowledges and agrees that the general partner of the Partnership (the "General Partner") may in its sole and absolute discretion accept or reject the Subscriber's subscription, in whole or in part, and that, if rejected, the amount of the Subscriber's subscription which is rejected will be promptly returned to Subscriber, without interest. The General Partner may not complete the sale of a Unit to a Subscriber until at least five business days after the date the Subscriber received the Prospectus.

    3. No Revocation. The Subscriber hereby acknowledges and agrees that he will not be entitled to revoke or withdraw his subscription, except during the five business days following the subscriber's receipt of the prospectus.

    4. Adoption of Partnership Agreement. The Subscriber hereby accepts, adopts and agrees to be bound by each and every provision contained in the Partnership Agreement and agrees to become a Limited Partner thereunder.

    5. Power of Attorney. The Subscriber hereby irrevocably makes, constitutes and appoints the General Partner, with full power of substitution and ratification, its true and lawful attorney-in-fact for the purposes and in the manner provided in the Partnership Agreement.

    6. Representation and Warranties. The Subscriber (which, for this purpose, includes any Financial Consultant and Branch Manager executing this Subscription Agreement on behalf of the Subscriber) represents and warrants to the Partnership, the General Partner, the affiliates, agents and representatives of the Partnership or the General Partner, and any broker-dealer involved in the offering of Units for sale that:

        (a)    the Subscriber has received the Prospectus;

        (b)    the Subscriber has received the form of Partnership Agreement;

        (c) the Subscriber meets the minimum financial suitability standards set forth in the Prospectus under "Investor Suitability Standards," as well as any additional minimum financial suitability standards required by state securities authorities which are applicable to the Subscriber.

        (d) the Subscriber is subscribing for Units in his own account or for the account or benefit of a family member or members or in a fiduciary capacity for the account of another person; and

        (e) the Subscriber has received no representations or warranties from the Partnership, the General Partner, or any affiliates, agents or representatives of the Partnership or the General Partner other than those contained in the Prospectus, except as follows:

    The Partnership reserves the right to assert these representations as a defense in any subsequent litigation in which one or more of the representations is in issue; provided, however, that the representations contained in Paragraph 6(e) shall not be binding on any Subscriber resident in Arizona, Maine, Minnesota, Missouri, Nebraska, Pennsylvania, Tennessee or Texas. Subscribers in Alabama, Arizona, Michigan, Missouri, Nebraska, North Carolina and Texas are required to sign or initial each representation contained in par. (6) above.

Notice to all Investors:

    (a) The purchase of Units for an IRA or Keogh plan does not itself create the plan.

    (b) Section 1446 of the Internal Revenue Code provides that a partnership must pay a withholding tax to the Internal Revenue Service with respect to a partner's allocable share of such partnership's effectively connected taxable income if the partner is a foreign person, and the Partnership Agreement authorizes the Partnership to withhold any required amounts from distribution otherwise payable to any foreign person.

                      COMMONWEALTH INCOME & GROWTH FUND V
          SUBSCRIPTION AGREEMENT, SIGNATURE PAGE AND POWER OF ATTORNEY


1. Units Purchased:_______________       x $20.00 Per Unit = $_____________
                                         (Total Capital Contribution)


INITIAL INVESTMENT [ ]                   ADDITIONAL INVESTMENT (IN THIS FUND)[ ]


DO YOU WISH TO RECEIVE QUARTERLY OR MONTHLY DISTRIBUTIONS? [ ] QUARTERLY
[ ] MONTHLY


ARE YOU AN EMPLOYEE OF A SELECTED AGENT, IS THIS A NAV
PURCHASE?  YES [ ]   NO [ ]


2. REGISTRATION INFORMATION -    INVESTOR'S ACCOUNT
NUMBER:_________________________
                          (with broker's firm, if applicable)

Legal Account Title:
INVESTORS NAME(S) OR
TRUSTEE(S) OR CUSTODIAN(S)


INVESTOR                                                DATE OF TRUST/IRA
NAME(S)                                                 AND/OR IRA NUMBER:


SOCIAL SECURITY NUMBER:                                 CORPORATE/CUSTODIAL
                                                        TAX I.D.


(REQUIRED ALSO FOR IRA/QUALIFIED PLAN INVESTORS)


LEGAL RESIDENT/BUSINESS/CUSTODIAL ADDRESS:


CITY/STATE                                              BUSINESS/CUSTODIAL
ZIP + 4                       HOME PHONE:               PHONE:


ADDITIONAL MAILING ADDRESS - If Different from Above (Or Investor Address if Custodial Account) - Must Complete to Receive Copies of Statements & Reports.

Street               City               State               Zip + 4


3. PLEASE INDICATE CITIZENSHIP STATUS: (please review "Investor Suitability Standards" in the Prospectus)


US CITIZEN [ ]         RESIDENT ALIEN [ ]            NON-RESIDENT ALIEN [ ]
                                                     (Attach IRA Form W8)


If Corporation or Partnership:   U.S. [ ]    or      FOREIGN (Attach IRA [ ]
                                                     Form W8)


4. TYPE OF REGISTRATION (CHECK ONE):


   [ ] INDIVIDUAL                            [ ] JOINT TENANTS WITH RIGHT OF
                                                 SURVIVORSHIP

   [ ] IRA                                   [ ] PARTNERSHIP

   [ ] OTHER TAX-EXEMPT ENTITY               [ ] QUALIFIED PLAN

   [ ] CORPORATION                           [ ] UNIFORM GIFT TO MINORS ACT
                                                 STATE OF

   [ ] TENANTS IN COMMON                     [ ] TRUST (SPECIFY)

   [ ] COMMUNITY PROPERTY                    [ ] OTHER (SPECIFY)

                                             [ ] TRANSFER ON DEATH

5. SIGNATURE: I certify that (1) I have received the Prospectus relating to Commonwealth Income & Growth Fund V as supplemented (the "Prospectus") and the Limited Partnership Agreement, (2) I agree to the provisions on the reverse hereof, (3) by executing this Subscription Agreement, I am entering into a limited partnership agreement and agreeing to invest money, (4) the information set forth in this Subscription Agreement, Signature Page and Power of Attorney is true and correct, (5) I meet the minimum financial suitability standards described in the Prospectus under "Investor Suitability Standards", and, I declare under penalty of perjury that (6) I have entered my correct taxpayer identification or social security number on this form and (7) I verify that I am not subject to withholding either because I have not been notified that I am subject to backup withholding as result of a failure to report all interests or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding (if the undersigned is subject to backup withholding, they shall strike out the language in clause (7) before signing below), and (8) I acknowledge that this investment is not liquid. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS I MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

X             X
          SUBSCRIBER'S SIGNATURE                                            DATE
    CO-   SUBSCRIBER'S SIGNATURE OR                                         DATE
          AUTHORIZED/CUSTODIAL REPRESENTATIVE

If Financial Consultant and Branch Manager are executing the signature page, both must sign below. Authorized custodian signature required for IRA/ custodian accounts. Financial Consultant and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Michigan, Minnesota, Missouri, Nebraska, North Carolina, Oregon, and Tennessee.
(NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final Prospectus.)

X             X
FINANCIAL CONSULTANT'S SIGNATURE                                            DATE
BRANCH MANAGER'S SIGNATURE                                                  DATE

-------------------------------------------------------------------------------

6. SPECIAL PAYMENT INSTRUCTIONS: Payment to other individual or entity as designated below. Investor must complete this section if they want cash distributions made to anyone other than the records holder. Investors requesting direct deposit of distribution checks to another financial institution or mutual fund please complete below:

Please Check if: -- You wish Distributions of the Partnership to be reinvested in additional Units during the Offering Period.

                 -- You wish Distributions to be sent to the Payee and Address listed below. Please complete the following information.

Payee Name:

For Account Of:                           Account Number:

Street Address:                            City/State/Zip+4

Phone Number:

-------------------------------------------------------------------------------

7. BROKER/DEALER DATA: Completed by selling Financial Consultant (PLEASE ENTER YOUR OFFICE ADDRESS HERE)

FINANCIAL CONSULTANT(S) NAME                                               ADDRESS
 ---------------------------------------------------------                 --------------------------------------------------------
BROKER/DEALER FIRM NAME                                                    CITY/STATE/ZIP + 4
 ---------------------------------------------------------                 --------------------------------------------------------
FINANCIAL CONSULTANT'S PHONE NUMBER                                        FAX NUMBER
 ---------------------------------------------------------                 --------------------------------------------------------

BY SELLING FINANCIAL CONSULTANT: In compliance with Rules 2310 and 2810 of the NASD's Conduct Rules, I represent that I have reasonable grounds to believe, based on information from the investor(s) concerning investment objectives, other investments, financial situation and needs, and any other information known by me, that investment in the Partnership is suitable for such investor(s) and that I have informed the investor(s) of the lack of liquidity and marketability of the investment and confirm that the investor(s) signatures appears above. (Signatures of both representatives required if joint account.)

X             X
FINANCIAL CONSULTANT'S SIGNATURE                                            DATE
BRANCH MANAGER'S SIGNATURE                                                  DATE
THIS SUBSCRIPTION AGREEMENT, SIGNATURE PAGE AND POWER OF ATTORNEY WILL NOT BE AN
EFFECTIVE AGREEMENT UNTIL IT IS ACCEPTED BY THE GENERAL PARTNER OF
COMMONWEALTH INCOME & GROWTH FUND V.

          AGREED TO AND ACCEPTED BY:

              RESERVATION NUMBER    CCSC RECEIPT DATE

              FC NUMBER             DATE INTO ESCROW

              ACCOUNT NUMBER        CLOSING NUMBER

                               (GENERAL PARTNER)

                                   APPENDIX II

                              PARTNERSHIP AGREEMENT

                                                                     APPENDIX II


                       COMMONWEALTH INCOME & GROWTH FUND V

                     RESTATED LIMITED PARTNERSHIP AGREEMENT

                               September 15, 2004

                                TABLE OF CONTENTS

                                                                                                                               Page

INTRODUCTION                                                                                                                      1

ARTICLE 1 Definitions                                                                                                             1

ARTICLE 2 Organization                                                                                                            8

  2.1.    Continuation                                                                                                            8

  2.2     Name.                                                                                                                   8

  2.3     Place of Business.                                                                                                      8

  2.4     Registered Office and Registered Agent.                                                                                 9

  2.5     Business.                                                                                                               9

  2.6     Term.                                                                                                                   9

ARTICLE 3 Capital Contributions and Status of Partners                                                                            9

  3.1     General Partner.                                                                                                        9

  3.2     Limited Partners.                                                                                                       9

  3.3     Capital Contribution of Limited Partners                                                                                9

  3.4     Registration.                                                                                                          10

  3.5     Withdrawal of Capital Contributions.                                                                                   10

  3.6     Admission of Limited Partner                                                                                           10

  3.7     Continuation of Limited Partner Status.                                                                                10

  3.8     Limited Liability of Limited Partners.                                                                                 10

ARTICLE 4 Partners' Capital                                                                                                      11

  4.1     Capital Accounts.                                                                                                      11

  4.2     Withdrawal and Return of Capital.                                                                                      11

  4.3     Interest on Capital.                                                                                                   11

ARTICLE 5 Partnership Expenses                                                                                                   11

  5.1     Organization Expenses.                                                                                                 11

  5.2     Other Expenses.                                                                                                        11

  5.3     Excluded Expenses.                                                                                                     13

ARTICLE 6 Compensation of the General Partner                                                                                    13

  6.1     Organizational Fee.                                                                                                    13

  6.2     Equipment Management Fee.                                                                                              13

  6.3     Equipment Acquisition Fee.                                                                                             13

  6.4     Equipment Liquidation Fee.                                                                                             13

  6.5     Debt Placement Fee.                                                                                                    14

  6.6     Limitations on Fees.                                                                                                   14

ARTICLE 7 Allocation of Net Profits, Net Losses and Other Items                                                                  14

  7.1     Net Profits.                                                                                                           14

  7.2     Net Losses.                                                                                                            15

  7.3     Required Allocations.                                                                                                  15

  7.4     Syndication Expenses.                                                                                                  16

  7.5     Recharacterization of Fees.                                                                                            16

  7.6     Recapture.                                                                                                             16

  7.7     Allocations Among Limited Partners.                                                                                    16

  7.8     Other Allocations.                                                                                                     17

ARTICLE 8 Distributions                                                                                                          17

  8.1     Cash Distributions.                                                                                                    17

  8.2     Allocation of Distributions to Limited Partners.                                                                       18

  8.3     Amounts Withheld.                                                                                                      18

  8.4     Return of Offering Proceeds.                                                                                           18

ARTICLE 9 Rights, Powers, and Duties of General Partner                                                                          19

  9.1     Rights and Powers.                                                                                                     19

  9.2     Reliance on Certificate of General Partner.                                                                            21

  9.3     Independent Activities.                                                                                                21

  9.4     Duties.                                                                                                                22

  9.5     Restrictions on Authority.                                                                                             22

  9.6     General Partner's Net Worth.                                                                                           25

ARTICLE 10 Rights of Limited Partners                                                                                            25

 10.1     No Limited Partner in Control.                                                                                         25

 10.2     Voting Rights.                                                                                                         25

 10.3     Conversions and Roll-Ups.                                                                                              26

 10.4     Meetings.                                                                                                              27

 10.5     Certain Amendments.                                                                                                    27

ARTICLE 11 Transfer of Units                                                                                                     28

 11.1     Assignment.                                                                                                            28

 11.2     Substituted Limited Partners.                                                                                          28

 11.3     Transfer Fee.                                                                                                          29

 11.4     General.                                                                                                               29

ARTICLE 12 Redemption                                                                                                            29

ARTICLE 13 General Partner's Interest                                                                                            30

 13.1     Voluntary Withdrawal or Assignment.                                                                                    30

 13.2     Removal.                                                                                                               30

ARTICLE 14 Dissolution, Continuation and Termination                                                                             30

 14.1     Dissolution                                                                                                            30

 14.2     Continuation.                                                                                                          31

 14.3     Purchase of Interest of General Partner.                                                                               31

 14.4     Liquidation.                                                                                                           32

ARTICLE 15 Accounting and Fiscal Matters                                                                                         33

 15.1     Partnership Records.                                                                                                   33

 15.2     Accounting; Fiscal Year.                                                                                               33

 15.3     Reports.                                                                                                               33

 15.4     Bank Accounts.                                                                                                         35

 15.5     Partnership Returns.                                                                                                   35

ARTICLE 16 Power of Attorney                                                                                                     35

 16.1     Power of Attorney.                                                                                                     35

ARTICLE 17 Liability and Indemnification of General Partner                                                                      36

 17.1     Exclusion of Liability for Return of Capital Contributions.                                                            36

 17.2     Limitation on Liability of General Partner; Indemnification.                                                           36

ARTICLE 18 Tax Exempt Limited Partners                                                                                           37

 18.1     Tax Exempt Limited Partners.                                                                                           37

ARTICLE 19 Miscellaneous                                                                                                         37

 19.1     Notices.                                                                                                               37

 19.2     Parties in Interest.                                                                                                   37

 19.3     Section Captions.                                                                                                      38

 19.4     Severability.                                                                                                          38

 19.5     Right to Rely on General Partner.                                                                                      38

 19.6     Pennsylvania Law.                                                                                                      38

 19.7     Exclusive Jurisdiction.                                                                                                38

 19.8     Counterpart Execution.                                                                                                 38

 19.9     Gender.                                                                                                                38

 19.10    Integrated Agreement.                                                                                                  38

                       COMMONWEALTH INCOME & GROWTH FUND V
                     RESTATED LIMITED PARTNERSHIP AGREEMENT

    THIS RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of September 15, 2004, is entered into by and among Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation (the "General Partner"), Kimberly A. Springsteen (the "Initial Limited Partner"), and the persons who on or after the execution of this Agreement are admitted as limited partners of the Partnership.


                                  INTRODUCTION

    On May 19, 2003, the General Partner and the Initial Limited Partner formed Commonwealth Income & Growth Fund V as a Pennsylvania limited partnership (the "Partnership") by the filing of a certificate of limited partnership in the Office of the Department of State of the Commonwealth of Pennsylvania. The parties desire to effect the withdrawal of the Initial Limited Partner, and the admission of the purchasers of the Partnership's Units as limited partners of the Partnership and to restate the agreement of the Partners to read in its entirety as set forth below. To accomplish this, the parties agree that (i) the persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units on or after the date hereof are admitted as limited partners of the Partnership;
(ii) the Initial Limited Partner withdraws as a limited partner of the Partnership and is released from all her obligations as such to the Partnership, and the Partnership shall promptly return the Initial Limited Partner's capital contribution, effective upon the date of the Initial Closing, as defined below, and (iii) the agreement of the Partners is hereby restated to read in its entirety as set forth below.



                                    ARTICLE 1
                                   Definitions


    The following terms used in this Agreement shall have the meanings set forth below.

    "Acquisition Expenses" means expenses relating to the prospective selection and acquisition of or investment in Equipment, whether or not actually acquired, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses.

    "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the initial purchase of Equipment acquired by the Partnership. Included in the computation of such fees or commissions shall be the Equipment Acquisition Fee, any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

    "Act" means the Pennsylvania Revised Uniform Limited Partnership Act.

    "Adjusted Basis" means the basis, as defined in Section 1011 of the Code, for determining gain or loss for federal income tax purposes from the sale, transfer, or other disposition of property.

    "Adjusted Capital Contribution" means, with respect to a Limited Partner, the Capital Contributions of the Limited Partner reduced to not less than zero by any cash distribution received by the Limited Partner pursuant to Sections 4.2, 8.1 or 8.4, to the extent such distributions exceed any unpaid Cumulative Return as of the date such distribution was made.

    "Affiliate" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is a director or an executive officer of, partner in, or serves in a similar capacity to, the specified Person, or any Person of which the specified Person is an executive officer or partner or with respect to which the specified Person serves in a similar capacity, (iii) any Person owning or controlling 10% or more of the outstanding voting securities of such specified Person, or (iv) if such Person is an officer, director or partner, any entity for which such Person acts in such capacity.

    "Agreement" means this Restated Limited Partnership Agreement, as amended from time to time.

    "Average Daily Units" means for any period an amount equal to the sum of the outstanding Limited Partners' Units as of the close of business on each day in the period, divided by the number of days in the period.

    "Bankrupt" or "Bankruptcy" means, when used with reference to a specified Person, (a) if such Person (i) files any application or petition in any tribunal for the appointment of a trustee or receiver, or (ii) commences any proceeding under any bankruptcy or reorganization statute, or under any provision of the United States Bankruptcy Code, or under any insolvency law, or under any dissolution or liquidation law whether now or hereafter in effect, or (b) if any petition or application of the type described in subsection (a) above is commenced against such Person and is not dismissed within 60 days of filing, or an order is entered appointing a trustee or receiver for such Person, or an order for relief is issued in any bankruptcy.

    "Capital Account" means the separate account established for each Partner pursuant to Section 4.1.

    "Capital Contributions" means, in the case of the General Partner, the total amount of money contributed to the Partnership by the General Partner, and, in the case of the Limited Partners, the total amount of money contributed to the Partnership by a Limited Partner for each Unit, or where the context requires, the total Capital Contributions of all the Partners.

    "Carried Interest" means an interest taken in the Partnership, other than the General Partner's promotional interest, for which full consideration has neither been paid nor is to be paid.

    "Cash Available for Distribution" means Cash Flow plus Net Disposition Proceeds plus cash funds available for distribution from Partnership reserves, less such amounts as the General Partner, in accordance with this Agreement, causes the Partnership to reinvest in Equipment or interests therein, and less such amounts as the General Partner, in its sole discretion, determines should be set aside for the restoration or enhancement of Partnership reserves.

    "Cash Flow" for any fiscal period means the sum of (i) cash receipts from operations, including, but not limited to, rents or other revenues arising from the leasing or operation of the Equipment and interest, if any, earned on funds on deposit for the Partnership, but not including Net Disposition Proceeds, minus (ii) all cash expenses and costs incurred and paid in connection with the ownership, lease, management, use and/or operation of the Equipment, including, but not limited to, fees for handling and storage; all interest expenses paid and all repayments of principal regarding borrowed funds; maintenance; repair costs; insurance premiums; accounting and legal fees and expenses; debt collection expenses; charges, assessments or levies imposed upon or against the Equipment; ad valorem, gross receipts and other property taxes levied against the Equipment; and all costs of repurchasing Units in accordance with this Agreement; but not including depreciation or amortization of fees or capital expenditures, or provisions for future expenditures, including, without limitation, Organizational and Offering Expenses.

    "Certificate" means the certificate of limited partnership filed by the Partnership in the Office of the Department of State of the Commonwealth of Pennsylvania as may be amended from time to time.

    "Closing Date" means the date, as designated by the General Partner, as of which the Units shall cease being offered to the public pursuant to the Offering, and shall be no later than the second anniversary of the Effective Date.

    "Code" means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time by future federal tax statutes. Any reference this Agreement to a particular provision of the Code shall mean, where appropriate, the corresponding provision of any successor statute.

    "Competitive Equipment Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment which is reasonable, customary, and competitive in light of the size, type, and location of the Equipment.

    "Conditional Sales Contract" means an agreement to sell Equipment to a buyer in which the seller reserves title to, and retains a security interest in, the Equipment until the Purchase Price of the Equipment is paid.

    "Controlling Person" means any person, whatever his or her title, performing functions for the General Partner or its Affiliates similar to those of chairman or member of the Board of Directors or executive management (such as the president, vice president or senior vice president, corporate secretary or treasurer), senior management (such as the vice president of an operating division who reports directly to executive management), or any person holding a five percent or more equity interest in the General Partner or its Affiliates or having the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract, or otherwise.

    "Cumulative Return" means the amount equal to a return at a rate of 10% per annum, compounded daily, on the Adjusted Capital Contribution of a Limited Partner, which amount shall begin accruing when the Limited Partner is admitted as a Limited Partner in the Partnership.

    "Debt Placement Fee" means the fee payable to the General Partner in accordance with Section 6.5 of this Agreement.

    "Distribution Fee" means for any year until changed by the General Partner in accordance with the following sentence, an amount not to exceed $25.00. The General Partner may change the amount of the Distribution Fee only by written notice to each Limited Partner who properly has elected to receive monthly distributions at least 30 days prior to the beginning of the calendar quarter that includes the first month to which the new Distribution Fee will apply. The Distribution Fee is designed to cover the additional postage and handling associated with the more frequent monthly distributions; the payment of which shall be subtracted equally from the distribution check of any Limited Partner receiving distributions of net cash flow on a monthly basis.

    "Effective Date" means the date on which the Partnership's registration statement on Form S-1 with respect to the Units, as filed with the Securities and Exchange Commission, becomes effective under the Securities Act of 1933, as amended.

    "Equipment" means each item of and all of the computer peripheral and other similar capital equipment purchased, owned, operated, and/or leased by the Partnership or in which the Partnership has acquired a direct or indirect interest, as more fully described in this Agreement, together with all appliances, parts, instruments, accessories, furnishings, or other equipment included therein and all substitutions, renewals, or replacements of, and all additions, improvements, and accessions to, any and all thereof.

    "Equipment Acquisition Fee" means the fee payable to the General Partner in accordance with Section 6.3 of this Agreement.

    "Equipment Liquidation Fee" means the fee payable to the General Partner in accordance with Section 6.4 of this Agreement.

    "Equipment Management Fee" means the fee payable to the General Partner in accordance with Section 6.2 of this Agreement.

    "Equipment Management" means personnel and services necessary to the leasing activities of the Partnership, including but not limited to, leasing and re-leasing of Equipment, arranging for necessary maintenance and repair of the Equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of Equipment.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Escrow Account" means the account at Chase Manhattan, Philadelphia, Pennsylvania where Subscriptions will be held until they aggregate the Minimum Subscription Amount of $1,150,000.

    "Final Closing" means the last time at which subscribers for Units are admitted as Limited Partners.

    "Front-End Fees" means fees and expenses paid by any Person to any Person during the Partnership's organizational and acquisition phase including all Organizational and Offering Expenses (including the Organizational Fee, Acquisition Fees, Acquisition Expenses, Debt Placement Fees, Leasing Fees, and other similar fees and expenses); provided, however, any costs or expenses incurred by the General Partner or its Affiliates (not including the Partnership) which are not reimbursed by the Partnership, shall not be included as Front-End Fees.

    "Full Payout Net Lease" means an initial Net Lease of the Equipment under which the non-cancelable rental payments due (and which can be calculated at the commencement of the Net Lease) during the initial noncancellable fixed term (not including any renewal or extension period) of the lease or other contract for the use of the Equipment are at least sufficient to recover the Purchase Price of the Equipment.

    "Funding Date" means the date on which Capital Contributions are released to the Partnership from the Escrow Account.

    "General Partner" means Commonwealth Income & Growth Fund, Inc. and any additional, substitute or successor general partner of the Partnership.

    "Gross Lease Revenues" means Partnership gross receipts from leasing the Equipment, except that, to the extent the Partnership has leased the Equipment from an unaffiliated party, it shall mean such receipts less any lease expense.

    "Independent Expert" means a Person with no current material or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

    "Initial Closing" means the first time subscribers for Units are admitted as Limited Partners.

    "Investment in Equipment" means the amount of Capital Contributions actually paid or allocated to the purchase of or investment in Equipment by the Partnership including working capital reserves (except that working capital reserves in excess of three percent of Capital Contributions shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

    "IRA" means an Individual Retirement Account as described in Section 408 of the Code.

    "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

    "Limited Partner" means a Person who acquires Units and who is admitted to the Partnership as a limited partner in accordance with the terms of this Agreement.

    "Majority in Interest" means, with respect to the Partnership, Limited Partners holding more than 50% of the outstanding Units held by all Limited Partners at the Record Date for any vote or consent of the Limited Partners.

    "Minimum Subscription Amount" means an aggregate of $1,150,000 in subscriptions from Limited Partners.

    "Monthly Distribution Account" means an account established by the Partnership for the benefit of those Limited Partners who elect to receive monthly distributions of Cash Available for Distribution, into which account the amounts specified in 8.1.2(b) shall be deposited.

    "Net Disposition Proceeds" means the net proceeds realized by the Partnership from the refinancing, sale or other disposition of Equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of Equipment, less such amounts as are used to satisfy Partnership liabilities.

    "Net Lease" means a lease or other contract under which the owner provides equipment to a lessee or other operator in return for a payment, and the lessee assumes all obligations and pays for the operation, repair, maintenance, taxes and insuring of the equipment, so that the non-cancelable rental payments under the lease are absolutely net to the lessor.

    "Net Profits" or "Net Losses" shall be computed in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) for each taxable year of the Partnership or shorter period prior or subsequent to an interim closing of the Partnership's books with the following adjustments: (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Loss pursuant to this definition shall be added to such taxable income or shall reduce such taxable loss; (ii) any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be subtracted from such taxable income or loss; (iii) items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of this Agreement shall not be included in the computation of Net Profits or Net Loss; and if property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulation Section 1.704- 1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss with respect to such property shall be determined by reference to such book value in a manner consistent with Treasury Regulation
Section 1.704-1(b)(2)(iv)(g). The terms "Net Profit" or "Net Losses" shall include the Partnership's distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

    "Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets. The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

    "Offering" means the initial public offering of the Units in the Partnership, as described in the Prospectus.

    "Offering Period" means the period commencing the Effective Date and ending the last day of the calendar month in which the Closing Date occurs.

    "Operating Lease" means a lease or other contractual arrangement under which an unaffiliated party agrees to pay the Partnership, directly or indirectly, for the use of the Equipment, and which is not a Full Payout Net Lease.

    "Organizational and Offering Expenses" means the expenses incurred in connection with the organization of the Partnership and in preparation of the offering for registration and subsequent offer and distribution of units to the public, including Underwriting Commissions, listing fees and advertising expenses except advertising expenses related to the leasing of the Program's equipment.

    "Organizational Fee" means the fee payable to the General Partner in accordance with Section 6.1 of this Agreement.

    "Participating Broker" means a member of the National Association of Securities Dealers, Inc. who will be engaged to sell Units.

    "Partners" means any one or more of the General Partner and the Limited Partners who are holders of a program interest.

    "Partnership" means Commonwealth Income & Growth Fund V, a Pennsylvania limited partnership.

    "Partnership Interest" means the ownership interest of a Partner in the Partnership, as represented by his Capital Account, including all rights of such Partner under this Agreement.

    "Person" means an individual, partnership, joint venture, corporation, trust, estate or other legal entity.

    "Program" means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in Equipment.

    "Prospectus" means the Partnership's prospectus contained in the Registration Statement filed with the Securities and Exchange Commission ("Commission") for the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"), at effectiveness of such Registration Statement except that (A) if the Partnership files a post-effective amendment to the Registration Statement, then the term "Prospectus" shall, from and after the effectiveness of such post-effective amendment, refer to the amended prospectus then on file with the Commission and (B) if the Partnership files a form of prospectus or prospectus supplement pursuant to Rule 424(b) of the regulations of the Commission under the 1933 Act, then the term "Prospectus" shall refer to the prospectus as so filed or supplemented from and after the date of such filing.

    "Purchase Price" means, with respect to any Equipment, an amount equal to the sum of (i) the invoice cost of such Equipment or any other such amount paid to the seller, (ii) any closing, delivery and installation charges associated therewith not included in such invoice cost and paid by or on behalf of the

    Partnership, (iii) the cost of any capitalized modifications or upgrades paid by or on behalf of the Partnership in connection with its purchase of the Equipment, and (iv) the amount of the Equipment Acquisition Fee and any other Acquisition Fees, but excluding points and prepaid interest.

    "Qualified Plan" means a trust established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 and following of the Code.

    "Record Date" means, (a) for purposes of a meeting of, or actions by, the Limited Partners pursuant to Article 10 of this Agreement, the close of business on the business day preceding the date on which the written notice referred to in that Article is given, and (b) for purposes of Article 12 of this Agreement, the close of business on December 31 and June 30 of each year.

    "Retiring General Partner" means a general partner of the Partnership who or which has been removed or withdrawn as such or is Bankrupt, which has been involuntarily dissolved, or who has died or had a conservator appointed for the person or any of the property of such general partner.

    "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange or traded through the NASD Automated Quotation National Market System; or (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) the Limited Partners' voting rights; (b) the term of existence of the

Partnership; (c) compensation of the General Partner or its Affiliates; or (d) the Partnership's investment objectives.

    "Roll-Up Entity" means the partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

    "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests. The word "Sponsor" may be used interchangeably to refer to the General Partner and its affiliates (other than the affiliated prior programs sponsored by the General Partner).

    "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 11.2 of this Agreement.

    "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

    "Term Debt" means debt of the Partnership with a term in excess of twelve months, incurred with respect to acquiring or investing in Equipment, or refinancing non-Term Debt, but not debt incurred with respect to refinancing existing Partnership Term Debt.

    "Terminating Event" means the first to occur of the withdrawal, removal, retirement, resignation, expulsion, Bankruptcy, involuntary dissolution, death, insanity or appointment of a conservator for the person or any of the assets of the last remaining general partner of the Partnership.

    "Treasury Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of successor regulations).

    "Underwriting Commissions" mean selling commissions and dealer-manager fees paid to broker-dealers by the Partnership in connection with the offer and sale of Units.

    "Unit" means a limited partnership interest in the Partnership.



                                    ARTICLE 2
                                  Organization


    2.1. Continuation. The Partners hereby continue the Partnership as a limited partnership under the Act.

    2.2 Name. The name of the Partnership shall continue to be "Commonwealth Income & Growth Fund V" or such other name as may be selected by the General Partner, who shall give notice of any such other name to the Limited Partners.

    2.3 Place of Business. The principal place of business of the Partnership shall be Oaklands Corporate Center, 470 John Young Way, Suite 300, Exton, Pennsylvania 19341, or at another location selected by the General Partner, who shall give notice of any such other location to the Limited Partners. The Partnership may have such additional offices or places of business as the General Partner may determine.

    2.4 Registered Office and Registered Agent. The Partnership's registered office in the Commonwealth of Pennsylvania and its registered agent at such other office shall be determined by the General Partner.

    2.5 Business. The principal business and purpose of the Partnership is to purchase, acquire, own, lease, re-lease, maintain, improve, manage, pledge, finance, convey, assign, dispose and sell Equipment pursuant to such arrangements as the General Partner in its sole discretion may enter into on behalf of the Partnership. The purpose and business of the Partnership includes the realization and distribution of cash from sales or other dispositions of Equipment. The Partnership is authorized to take any and all actions necessary, appropriate, advisable, incidental to, convenient for or related to this purpose or for the protection and benefit of the Partnership, unless expressly prohibited by this Agreement.

    2.6 Term. The Partnership shall exist for a term ending December 31, 2015, at which time it shall be dissolved, unless previously dissolved in accordance with this Agreement.



                                    ARTICLE 3
                  Capital Contributions and Status of Partners


    3.1 General Partner. The General Partner has contributed $1,000 to the capital of the Partnership. Except as provided in this Section and Section 14.4.3, the General Partner shall have no obligation to make any Capital Contribution or to loan or otherwise provide funds to the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest, even if the failure to do so would or could result in a default by the Partnership, foreclosure upon the properties of the Partnership or any such partnership, joint venture or other entity, or any other consequence adverse to the Partnership or any such partnership, joint venture or other entity.

    3.2 Limited Partners. Limited Partners shall be those persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units from the Partnership and Substituted Limited Partners where a transfer of Units is made pursuant to Article 11. The Partnership intends to offer and sell not less than $1,150,000 nor more than $25,000,000 worth of Units of limited partnership interests and to admit as Limited Partners the persons who contribute cash to the capital of the Partnership as the purchase price for the Units.

    3.3  Capital Contribution of Limited Partners.

      3.3.1 Each Limited Partner shall make a capital contribution of $20.00, (or the subscription price of $20.00 less the volume discount stated in the Prospectus), as the purchase price for each Unit which he purchases from the Partnership. The Capital Contributions of the Limited Partners shall be made in cash. Except as required by the Act, each Unit shall be fully paid and non-assessable, and no assessments for payments by the Limited Partners will be made by the General Partner, and no plans calling for any installment payments, warrants, options or other staged or deferred payments shall be allowed.

      3.3.2 Any portion of the net proceeds from sales of the Units which is not invested or committed for Investment in Equipment or for any Partnership purposes or reserved for necessary operating expenses within 12 months from the Final Closing shall be distributed to the Limited Partners by the Partnership as a return of capital, without reduction for the General Partner's Organizational Fee or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested. Funds will be deemed to have been committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding or any similar contracts or understandings have, at any time before the end of such 12-month period, been executed, provided that such investments are consummated. Should any such investment not be consummated, the funds attributable thereto shall be distributed to the Limited Partners in a timely manner.

    3.4 Registration. Upon the admission of a person as a Limited Partner or Substituted Limited Partner, such Person shall be registered on the records of the Partnership as a Limited Partner, together with his address, the number of Units he owns, and his transferor's Capital Contribution. Each person registered as a holder of record of Units shall continue to be the holder of record of such Units until notification of the transfer of any such Units is given in accordance with the terms of this Agreement. A holder of record shall be entitled to all distributions and all allocations of Net Profits and Net Losses with respect to Units registered in his name and to all other rights of a Limited Partner until his rights in such Units have been transferred and the General Partner has been notified as required herein. The Partnership shall not be affected by any notice or knowledge of transfer of any interest in any Unit, except as expressly provided in Article 11. The payment to the holder of record of any distribution with respect to such Units shall discharge the Partnership of its obligations in respect thereto.

    3.5 Withdrawal of Capital Contributions. Except as otherwise provided in this Agreement, no Partner shall have the right to withdraw or reduce his Capital Contribution. No Partner shall have the right to bring an action for partition against the Partnership or to demand or receive property other than cash in return for his capital contribution. No Limited Partner shall have priority over any other Limited Partner, either as to the return of his Capital Contribution or as to Net Profits, Net Losses or distributions.

    3.6 Admission of Limited Partner. The Initial Closing shall take place not later than 15 days after the release from the Escrow Account of the subscribers' funds to the Partnership. Thereafter, subscribers shall be admitted as Limited Partners not later than the last day of the calendar month following the date their subscriptions are accepted by the Partnership, and in accordance with
Article 11. The General Partner shall determine whether subscriptions received after the Initial Closing will be accepted or rejected within 30 days of their receipt by the Partnership and, if a subscription is rejected, the subscription funds will be immediately returned to the subscriber without interest.

    3.7 Continuation of Limited Partner Status. Once admitted as a Limited Partner, a Person shall, except as otherwise provided in the Agreement, continue to be a Limited Partner for all purposes of this Agreement and the Certificate of Limited Partnership, as amended from time to time, until a Substituted Limited Partner is admitted in place of such person pursuant to the provisions of Article 11.

    3.8 Limited Liability of Limited Partners. No Limited Partner, in his capacity as such, shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest. No Limited Partner shall be obligated to make any Capital Contribution or to loan or otherwise provide funds to the Partnership; provided, however, in accordance with the Act, Limited Partners will be obligated to return any distribution from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership (other than nonrecourse liabilities and liabilities to Limited Partners on account of their interests in the Partnership) exceed the fair value of its assets (including, as to assets serving as security for nonrecourse liabilities, that portion of the fair value of such assets which exceeds the amount of such nonrecourse liabilities).

                                    ARTICLE 4
                                Partners' Capital


    4.1 Capital Accounts. A separate Capital Account shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner's Capital Contribution, plus all Net Profits and items of income and gain of the Partnership allocated to such Partner pursuant to Article 7, and shall be debited with the sum of (a) all Net Losses and items of loss or deduction of the Partnership allocated to such Partner pursuant to
Article 7, and (b) all cash and the fair market value of any property (net of liabilities of the Partnership assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner pursuant to Article 8. The computation of the amount of the Capital Account of a Partner shall be determined in all events solely in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above in this Section 4.1.

    4.2 Withdrawal and Return of Capital. No Limited Partner shall withdraw any of his capital without the consent of the General Partner and Limited Partners holding a Majority in Interest of the Units, except upon dissolution or liquidation of the Partnership or as provided in Article 12. Under circumstances requiring a return of any Capital Contribution or constituting a withdrawal of a Limited Partner, no Limited Partner shall have the right to receive property other than cash, except as may be specifically provided in this Agreement.

    4.3 Interest on Capital. No interest shall be paid on any Capital Contribution made to the Partnership.



                                    ARTICLE 5
                              Partnership Expenses

    5.1 Organization Expenses. The General Partner shall bear and pay all Organizational and Offering Expenses other than Underwriting Commissions.

    5.2 Other Expenses. All expenses of the Partnership, other than the expenses required to be paid by the General Partner pursuant to Section 5.1, shall be billed (to the extent practicable) directly to and paid by the Partnership. Subject to Section 5.1, the General Partner and its Affiliates shall be reimbursed for the actual cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partner. Subject to (and only in accordance with) the foregoing, the Partnership shall pay (or reimburse the General Partner and its Affiliates for) the lower of the actual cost or the amount the Partnership would have to pay independent third parties for such services in the same geographic area of all expenses related to the administration and operation of the Partnership, including without limitation:

      5.2.1 all costs of personnel involved in the business of the Partnership;

      5.2.2 all taxes and assessments on Equipment and other taxes applicable to the Partnership;

      5.2.3 legal, appraisal, audit, accounting and other professional fees;

      5.2.4 printing and other expenses incurred in connection with the transfer, registration and recording of documents evidencing ownership of Units or in connection with the business of the Partnership;

      5.2.5 fees and expenses paid to independent contractors, mortgage bankers, equipment brokers, servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents;

      5.2.6 expenses paid to nonaffiliated parties in connection with the disposition, replacement, alteration, maintenance and repair, leasing, re-leasing, storage and operation of Equipment (including the costs and expenses for foreclosures, insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of Equipment);

      5.2.7 subject to Section 9.4.4, expenses in connection with the acquisition of Equipment other than Equipment acquired through the proceeds of the offering of the Units;

      5.2.8 expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement;

      5.2.9 the cost of preparation and dissemination of the informational material and documentation relating to potential sale, leasing, re-leasing, financing or other disposition of Equipment;

      5.2.10 costs incurred in connection with any litigation in which the Partnership is involved or proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith;

      5.2.11 costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

      5.2.12 costs of investor communications and regulatory reports, including without limitation initiation, review and approval of reports and communications to Limited Partners or regulatory agencies; expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of design, production, printing and mailing of reports, conducting elections in any circumstance requiring a vote of the Limited Partners, holding meetings with Limited Partners, and preparing and mailing reports required to be furnished to Limited Partners for tax reporting or other purposes or reports which the General Partner deems to be in the best interests of the Partnership;

      5.2.13 expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants, and appraisers; and

      5.2.14 such other related administrative expenses as are necessary to the prudent operation of the Partnership.

    5.3 Excluded Expenses. No reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the General Partner.

                                    ARTICLE 6
                       Compensation of the General Partner


    6.1 Organizational Fee. For the services and activities of the General Partner performed and to be performed by the General Partner in connection with the organization of the Partnership, the General Partner will be paid an Organizational Fee equal to three percent of the first $10,000,000 of Limited Partners' Capital Contributions plus two percent of the Limited Partners' Capital Contributions in excess of $10,000,000. The Organizational Fee will accrue and be paid as Limited Partners are admitted to the Partnership.

    6.2 Equipment Management Fee. For the services and activities performed and to be performed by the General Partner and its Affiliates in connection with Equipment Management, the General Partner shall receive a monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party in the same geographic market for similar services and equipment or (b) the sum of (i) two percent of Gross Lease Revenues attributable to Equipment subject to Full Payout Net Leases which contain net lease provisions and (ii) five percent of the Gross Lease Revenues attributable to Equipment subject to Operating Leases. The Equipment Management Fee shall accrue as funds are received by the Partnership and shall be paid to the General Partner on conclusion of each calendar month, except such Equipment Management Fee may be accrued as a debt of the Partnership payable, without interest, out of future available cash if the Partnership does not generate sufficient cash from operations to pay the Equipment Management Fee currently, or if the General Partner determines that such action is in the best interest of the Partnership. Fees or expenses to nonaffiliated parties for such services and activities shall be paid by the General Partner from its Equipment Management Fee.

    6.3 Equipment Acquisition Fee. For the services and activities performed and to be performed by the General Partner in connection with the acquisition and lease of Equipment, the General Partner shall receive an Equipment Acquisition Fee of four percent of the Purchase Price of each item of Equipment purchased. The Equipment Acquisition Fee will be paid from the net proceeds of the Offering which are available to be used to purchase Equipment when such proceeds are received by the Partnership. To the extent that the Partnership acquires Equipment at an aggregate Purchase Price exceeding the net proceeds of the Offering available to be used to purchase Equipment, the Equipment Acquisition fee will be paid with respect to that Equipment as the Equipment is acquired.

    6.4 Equipment Liquidation Fee. For the services and activities to be performed by the General Partner in connection with the disposition of the Partnership's Equipment (other than by a Conditional Sales Contract), the General Partner shall receive an Equipment Liquidation Fee equal to the lesser of (a) 50% of the Competitive Equipment Sale Commission or (b) three percent of the sales price of such Equipment. The payment of the Equipment Liquidation Fee shall be made as proceeds of the sale are received and is subordinated to the receipt by the Limited Partners of a return of their Capital Contributions plus the Cumulative Return. Such fee will be reduced to the extent any liquidation or resale fees are paid to unaffiliated parties.

    6.5 Debt Placement Fee. For the services rendered or to be rendered by the General Partner's arrangement of Term Debt to finance the acquisition of Equipment by the Partnership, the General Partner shall receive a Debt Placement Fee equal to one percent of such indebtedness. Such fee shall be paid when the proceeds of the Term Debt are received by the Partnership and shall be reduced to the extent the Partnership incurs such fees to third parties unaffiliated with the General Partner or the lender with respect to such indebtedness, and no such fee will be paid with respect to borrowings from the General Partner or its Affiliates.

    6.6 Limitations on Fees. The Partnership shall commit a substantial portion of Capital Contributions toward Investment in Equipment. The remaining Capital Contributions may be used to pay Front-End Fees. The Partnership will commit a percentage of Capital Contributions to Investment in Equipment which is equal to the greater of (i) 80% of Capital Contributions reduced by .0625% for each one percent of indebtedness encumbering Equipment or (ii) 75% of Capital Contributions. To calculate the percent of indebtedness encumbering Equipment, divide the amount of indebtedness by the Purchase Price (excluding Front-End
Fees) and multiply the quotient by .0625% to determine the percentage to be deducted from 80%. For example, if the percentage of indebtedness were 30%, the percentage to be deducted from 80% is 1.875% (30 x .0625) and the percentage to be committed to Investment in Equipment is 78.125% (80-1.875).



                                    ARTICLE 7
             Allocation of Net Profits, Net Losses and Other Items


    7.1  Net Profits.

      7.1.1 Net Profits for each fiscal year of the Partnership (other than Net Profits arising from transactions in connection with the termination or liquidation of the Partnership) shall be allocated as follows:

          (a) to the General Partner, the greater of (i) one percent of such Net Profits or (ii) Net Profits equal to the excess, if any, of (A) all distributions to the General Partner pursuant to Section 8.1.1 with respect to such fiscal year and all prior fiscal years over (B) the total Net Profits allocated to the General Partner pursuant to this Section 7.1.1(a) for all such prior fiscal years; and

          (b) any balance to the Limited Partners.

      7.1.2 Net Profits arising from transactions in connection with the termination or liquidation of the Partnership shall be allocated in the following order of priority:

          (a) Net Profits shall be allocated to each Partner in an amount equal to the negative amount, if any, of his Capital Account. If the Net Profits available to be so allocated is less than the sum of all Partners' negative Capital Accounts, then such Net Profits shall be allocated to the Partners in proportion to the respective amounts of their negative Capital Accounts.

          (b) An amount of Net Profits equal to the excess of (A) the proceeds from such transaction that would be distributed to the Partners pursuant to
Section 8.1.1 (without regard to Section 8.1.3) over (B) the aggregate Capital Accounts (as adjusted to reflect the allocation of Net Profit pursuant to Sections 7.1.1 and 7.1.2(a) and assuming that Cash Available for Distribution other than such proceeds had already been distributed) of all Partners shall be allocated among such Partners in proportion to their respective shares of such excess.

          (c) Any remaining Net Profits shall be allocated in the same proportions that cash distributions equal to such remaining Net Profits would be distributed pursuant to Section 8.1 (without regard to Section 8.1.3).

    7.2 Net Losses. Net Losses for each fiscal year of the Partnership shall be allocated 99% to the Limited Partners and one percent to the General Partner.

    7.3  Required Allocations. Notwithstanding Sections 7.1 and 7.2:

      7.3.1 Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other prevision of this Article 7, if there is a net decrease in "partnership minimum gain" (as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d)) during a Partnership taxable year, then each Partner shall be specially allocated, before any other allocation is made of Partnership items for such taxable year, items of income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.3.1 is intended to comply and shall be interpreted consistently with the "minimum gain chargeback" requirement of Treasury Regulation Section 1.704-(2)(f);

      7.3.2 No loss or deduction shall be allocated to a Partner if such allocation would create a deficit balance in such Partner's Capital Account in excess of the amount such Partner is obligated to restore to the Partnership or is treated as being obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.740-2(i)(5). Any
losses or deductions that cannot be allocated to a Partner because of the foregoing limitation shall be allocated among the Partners in accordance with their relative ownership of Units, subject to the limitations of this Section 7.3.2.

      7.3.3 Any Partner who unexpectedly receives with respect to the
Partnership: (a) an adjustment pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(k); (b) an allocation of loss or deduction pursuant to Sections 704(e)(2) or 706(d) of the Code or pursuant to Treasury Regulation Section 1.751- 1(b)(2)(ii); or (c) a distribution in excess of an offsetting increase to such Partner's Capital Account reasonably expected to occur during (or prior to) the Partnership taxable year in which such distribution occurs, will be allocated, as quickly as possible, items of income and gain in an amount and manner sufficient to eliminate any resulting deficit balance in his Capital Account in excess of the amount such Partner is obligated to restore to the Partnership or is treated as being obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704- 2(g)(1) or 1.740-2(i)(5) in accordance with the "qualified income offset" provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d);

      7.3.4 Loss, deductions, and expenditures attributable to nonrecourse debt for which a Partner bears the economic risk of loss shall be determined and allocated to the Partner who bears such economic risk of loss in accordance with Treasury Regulation Section 1.704-2, and if there is a decrease in "partner nonrecourse debt minimum gain" (as defined in Treasury Regulation Section 1.704-2(i)(3)), any Partner with a share of that partner nonrecourse debt minimum gain shall be allocated items of income and gain in accordance with the chargeback provisions of Treasury Regulations Section 1.704-2(i)(4);

      7.3.5 For purposes of this Section 7.3, a Partner's Capital Account deficit balance shall be determined by excluding from such Partner's Capital Account any amount such Partner is obligated to restore to the Partnership or treated as obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(l) or 1.704-2(i)(5), and by adjusting such Partner's Capital Account balance for items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and

      7.3.6 If property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulations Section 1.704- 1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss as determined for federal income tax purposes shall be allocated so as to take into account such difference between book value and adjusted tax basis in accordance with the principles of Code Section 704(c). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items required by Section 704(c) of the Code and such election shall be binding on the Limited Partners.

    7.4 Syndication Expenses. Syndication Expenses attributable to the Underwriting Commissions paid on the Partnership's sale of any Unit shall be specially allocated to the Limited Partner who owns the Units, and all other Syndication Expenses shall be allocated to the Limited Partners who are admitted to the Partnership from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Underwriting Commissions) allocated with respect to each Unit at any time is the same. If the General Partner determines that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partner may allocate a portion of Net Profits or Net Losses to achieve the same effect on the Capital Accounts of the Limited Partners.

    7.5 Recharacterization of Fees. Any fees paid to the General Partner or any of its Affiliates which are disallowed as deductible expenses by the Internal Revenue Service shall constitute special allocations of gross income to the General Partner for income tax purposes.

    7.6 Recapture. If the Partnership recognizes gain on the sale, exchange or other disposition of any property, any portion of such gain which is treated as ordinary income pursuant to Code Section 1245 shall be divided between the General Partner and the Limited Partners in proportion to the aggregate deductions for cost recovery and depreciation previously allocated to them and not yet recaptured and shall be allocated among the Limited Partners in the same proportions as the gain from such disposition is allocated among them.

    7.7 Allocations Among Limited Partners. Except as otherwise provided in this Agreement, Net Profits and Net Losses allocated to the Limited Partners for any fiscal year shall generally be divided among them in proportion to their Units for such fiscal year. In the event that additional Limited Partners are admitted to the partnership pursuant to Article 3.6 hereof on dates during the taxable year other than January 1, or units of a Limited Partner are redeemed pursuant to Article 12 hereof on dates during the taxable year other than December 31, Net Profits and Net Losses allocated to the Limited Partners for such year shall be allocated among them in proportion to the number of Units each holds from time to time during such year in accordance with Code Section 706, using any convention permitted by law and selected by the General Partner. If an interest of a Partner in the Partnership is transferred in accordance with Section 11 of this Agreement, the General Partner, in its sole discretion, may allocate such items of Net Profits, Net Loss, and credit by closing the books of the Partnership immediately after the transfer of the interest or by using any other convention permitted under Code Section 706 and selected by the General Partner. All such allocations shall be made without regard to the date, amount or recipient of any distributions which may have been made with respect to such transferred interest.

    7.8 Other Allocations. Any allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the period.



                                    ARTICLE 8
                                  Distributions


    8.1 Cash Distributions. For purposes of this Article Eight, the following terms should have the meanings set forth below:

          (a) "Limited Partner" means each Limited Partner of the Partnership, as defined in Article 1, and includes all the Monthly Limited Partners and all the Quarterly Limited Partners.

          (b) "Monthly Limited Partner" means any Limited Partner who makes a Capital Contribution of $5,000 or more and who, for the quarter in question, has elected (either (i) by written notice to the General Partner upon subscription or (ii) thereafter, upon ten days' prior written notice to the General Partner, effective as of the beginning of the following quarter), to receive monthly distributions of cash available for distribution.

          (c) "Quarterly Limited Partner" means any Limited Partner other than a Monthly Limited Partner.

      8.1.1 Except as otherwise provided in this Section 8.1, Cash Available for Distribution shall be distributed as follows:

          (a) The General Partner, within thirty (30) days following the close of each fiscal quarter or as soon thereafter as practicable, shall determine in its sole and absolute discretion, the amount of Cash Available for Distribution.

          (b) 99% to the Limited Partners and one percent to the General Partner (which one percent may be considered a Carried Interest) until (i) each Limited Partner has received an amount equal to the excess, if any, of (A) the Cumulative Return from the inception of the Partnership to the date of the distribution, over (B) the sum of all prior distributions under this Section 8.1.1(b)(i), and (ii) each Limited Partner's Adjusted Capital Contribution has been reduced to zero; and

          (c) thereafter, 90% to the Limited Partners and a promotional interest of ten percent to the General Partner.

      8.1.2 Cash Available for Distribution

          (a) Cash Available for Distribution to the Limited Partners on a quarterly basis shall be allocated between the Monthly Limited Partners, as a group, and the Quarterly Limited Partners, as a group, in proportion to the number of Units owned by each such group of Limited Partners.

          (b) The portion of Cash Available for Distribution allocable to the Quarterly Limited Partners shall be distributed to the Quarterly Limited Partners and one-third (1/3) of the portion allocable to the Monthly Limited Partners shall be distributed to the Monthly Limited

Partners, with all such distributions to be made within thirty (30) days following the close of each fiscal quarter or as soon thereafter as practicable. The remaining two-thirds (2/3) of the Cash Available for Distribution to the Monthly Limited Partners shall be deposited in the Monthly Distribution Account. One-half (1/2) of the amount so deposited shall be distributed to the Monthly Limited Partners within seventy (70) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable, and the remainder of the Cash Available for Distribution so deposited shall be distributed within one hundred (100) days following the close of such immediately preceding fiscal quarter, or as soon thereafter as practicable. Notwithstanding the foregoing, each distribution pursuant to this Article Eight that is payable to the Monthly Limited Partners first shall be reduced by an amount equal to the Distribution Fee, less any interest earned on the Monthly Distribution Account. For purposes of determining the Adjusted Capital Account of a Monthly Limited Partner and the Cumulative Return with respect to such Monthly Limited Partner, the amount distributed to such Monthly Limited Partner shall be deemed to be the full amount to be distributed to such Partner pursuant to this Article 8.1.2(b), unreduced by any portion of the Distribution Fee, and such full amount shall be deemed to have been distributed to such Partner when the first one-third (1/3) portion thereof is distributed to such Partner pursuant to the first sentence of this Article 8.1.2(b).

       8.1.3 Notwithstanding Section 8.1.1, amounts distributed in connection with the liquidation of the Partnership or a Partner's interest (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)) shall be distributed in accordance with the Partner's positive Capital Account as adjusted for all operations and transactions preceding such distribution.

       8.1.4 Notwithstanding Section 8.1.1, if the proceeds resulting from the sale of any Equipment are reinvested in Equipment, sufficient cash will be distributed to the Partners to pay the additional federal income tax resulting from such sale for a Partner in a 35% federal income tax bracket or, if different, the maximum federal income tax rate in effect for individuals for such taxable year.

    8.2 Allocation of Distributions to Limited Partners. Distributions to the Limited Partners with respect to any period other than during the Offering Period shall be allocated pro rata among the Limited Partners who are Limited Partners on the Record Date for purposes of such distributions. Distributions to the Limited Partners during the Offering Period shall be allocated among the Limited Partners in proportion to their Average Daily Units for the period with respect to which the distribution is made.

    8.3 Amounts Withheld. Any amounts withheld pursuant to Section 9.1.16 shall be treated as amounts distributed to the Partners for all purposes under this Agreement. Amounts treated as distributed to a Partner pursuant to this Section
8.3 shall reduce the amounts otherwise distributed to such Partner pursuant to this Agreement.

    8.4 Return of Offering Proceeds. If all of the net proceeds of the Offering are not invested by the Partnership in Equipment or committed to such investment or otherwise utilized for proper Partnership purposes prior to the expiration of 12 months from the Closing Date, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned, with a proportionate share of interest at the rate earned by the Partnership on the investment of such proceeds, to the Limited Partners based upon their respective numbers of Units and time of purchase, without reduction for the General Partner's Organizational Fee or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested. For such purpose, funds will be deemed to be committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements, or any similar contracts or understandings exist, whether or not any such investment is ultimately consummated. Funds will also be deemed to be committed to the extent: (i) any funds may have been reserved to make contingent payments in connection with any Equipment already acquired, whether or not any such payments are ultimately made; (ii) as a condition to obtaining financing the Partnership is required to maintain funds s a compensating balance; or (iii) the General Partner decides that an addition to the working capital reserve is necessary in connection with any Equipment.



                                    ARTICLE 9
                 Rights, Powers, and Duties of General Partner


    9.1 Rights and Powers. Except as otherwise specifically provided in this Agreement, the General Partner shall exercise complete and exclusive control over the management of the Partnership business and affairs. In addition to any other rights and powers which the General Partner may possess under this Agreement and the Act, the General Partner shall, except to the extent otherwise provided in this Agreement, have all rights and powers required or appropriate to its management of the Partnership and the Partnership's business, which byway of illustration but not by way of limitation, include the following rights and powers which may be exercised on behalf of, and, subject to Article 5, at the expense of, the Partnership:

       9.1.1 to acquire, purchase, hold, sell, exchange or otherwise transfer Equipment; to lease Equipment to third parties; to make loans to manufacturers of Equipment with respect to and secured by Equipment leased directly by the manufacturer to third parties; and to enter into agreements with others with respect to such activities, which agreements may contain such provisions as the General Partner in its sole and absolute discretion shall approve;

       9.1.2 to invest Partnership funds in commercial paper, government securities, certificates of deposit, time deposits, bankers acceptances, money market certificates or accounts, or other short-term investments (such as money market funds) which the General Partner deems appropriate;

       9.1.3 subject to Section 17.2.3, to purchase liability, casualty and other insurance which the General Partner deems appropriate for the protection of the Equipment or for any purpose convenient or beneficial to the Partnership, provided that the General Partner will not provide insurance services to the Partnership;

       9.1.4 to delegate all or any of its duties under this Agreement, and in furtherance of any such delegation to appoint, employ or contract with any persons, which persons may, under the supervision of the General Partner, administer or assist in the day-to-day operations of the Partnership; act as consultants, accountants, correspondents, attorneys, brokers, escrow agents or in any other capacity deemed by the General Partner necessary or desirable; and perform such other acts or services for the Partnership as the General Partner in its sole and absolute discretion may approve;

       9.1.5 to designate and appoint one or more agents for the Partnership who shall have authority as may be conferred on them by the General Partner, and who may perform any of the duties, and exercise any of the powers and authority, conferred on the General Partner under this Agreement, including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

       9.1.6 to act in its own name as nominee for the Partnership and to place title to Partnership assets in its own name or the names of others as nominees or trustees for any purpose convenient or beneficial to the Partnership;

       9.1.7 to collect all amounts due to the Partnership, and otherwise to enforce all rights of the Partnership including rights under any lease of its assets, and to retain counsel and institute suits or proceedings, in the name and on behalf of the Partnership;

       9.1.8 to establish and maintain one or more bank accounts for the Partnership in such bank or banks as the General Partner may, from time to time, designate as depositaries of the funds of the Partnership;

       9.1.9 to make or revoke any elections permitted under the Code;

       9.1.10 to determine the appropriate accounting method or methods to be used by the Partnership;

       9.1.11 to offer and sell Units of the Partnership to the public directly or through Commonwealth Capital Securities Corp. or any licensed Affiliate of the General Partner; to employ personnel, agents and dealers for such purpose; and, in connection therewith, to cause the Partnership to indemnify Commonwealth Capital Securities Corp. to the extent permitted under federal and state securities laws;

       9.1.12 to admit the purchasers of the Units as Limited Partners of the Partnership, to amend this Agreement and the Certificate to reflect the addition or substitution of Limited Partners and the reduction of Capital Accounts on the return of capital to Partners;

       9.1.13 to borrow money for Partnership purposes (other with respect to Equipment purchased with initial offering proceeds before the net offering proceeds are fully invested, or committed to investment, in Equipment) and as security therefor to mortgage, pledge, hypothecate or encumber or otherwise place liens upon all or part of the Equipment and other property of the Partnership, to pledge or encumber the assets of the Partnership to secure any remarketing rights of vendors or suppliers of Equipment;

       9.1.14 to prepay in whole or in part, refinance, increase, modify, consolidate, extend or increase any lien or encumbrance affecting any Equipment;

       9.1.15 to require in all Partnership obligations that the General Partner shall not have any personal liability thereon but that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction; provided, however, that the inclusion of such provisions shall not materially affect the cost of the service or material being supplied;

       9.1.16 to withhold income taxes as required or permitted by any federal, state or local taxing authority, and otherwise to comply with and take actions necessary or appropriate as a result of provisions of the Code or any state or other tax law requiring or permitting withholding;

       9.1.17 to deal with, or otherwise engage in business with, any person who has dealt with or engaged in business with or may in the future deal with or engage in business with the General Partner or its Affiliates; provided that no such dealing or engaging in business may involve any arrangement which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates;

       9.1.18 to commence the dissolution and liquidation of the Partnership in its eleventh year of existence in order to terminate the Partnership by December 31, 2016; and

       9.1.19 to prohibit Qualified Plans from acquiring, individually or in the aggregate, more than 25% of the Units.

    9.2 Reliance on Certificate of General Partner. Any person dealing with the Partnership or the General Partner may rely on a certificate signed by the General Partner as authority with respect to (a) the identity of any General Partner or Limited Partner; (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership; (c) the persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or as to any other matter involving the Partnership or any Partner.

    9.3 Independent Activities. The General Partner and its Affiliates and each Limited Partner may, notwithstanding the existence of this Agreement, engage in whatever activities they choose, whether competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any party hereto. The General Partner and its Affiliates shall not be obligated to present to the Partnership any particular investment opportunity which comes to their attention if the General Partner, in good faith, determines that such opportunity is not an appropriate investment for the Partnership at that time or if the opportunity is not presented to the Partnership because it has been presented to other partnerships sponsored by the General Partner that may have priority based on criteria established by the General Partner. Subject to the foregoing, neither this Agreement nor any activity undertaken pursuant hereto shall prevent the General Partner or its Affiliates from engaging in any activity, or require the General Partner or its Affiliates to permit the Partnership or any Limited Partner to participate therein. The General Partner may organize and participate as a general partner in partnerships which may engage in activities similar to the activity engaged in by this Partnership and which may use the name "Commonwealth Income & Growth Fund" or variations of such name. The General Partner retains the rights to such name and its variations. The General Partner will give priority to the Limited Partners when the interests of the Limited Partners conflict with the interests of the General Partner.

    If one or more programs affiliated with the General Partner and the Partnership are in a position to acquire the same Equipment, the General Partner will determine which program will purchase the Equipment based upon the objectives of each and the suitability of the acquisition in light of those objectives. The General Partner will generally afford priority to the program or entity that has had funds available to purchase Equipment for the longest period of time. In addition, in order to promote diversification of Equipment and lessees, when two or more programs are in a position to acquire the same Equipment, the General Partner may acquire Equipment in joint ventures with affiliated investor programs. If one or more investor programs affiliated with the General Partner and the Partnership are in a position to enter into leases with the same lessee or to sell Equipment to the same purchaser, the General Partner will generally afford priority to the Equipment which has been available for lease or sale for the longest period of time.

    9.4  Duties.

      9.4.1 The General Partner shall manage and control the Partnership, its business and affairs. The General Partner shall devote such time to the business of the Partnership as in its discretion it determines is necessary for the efficient carrying on of the business.

      9.4.2 The General Partner shall be the tax matters partner of the Partnership as defined under the Code, and as such tax matters partner, shall be subject to Section 17.2 of this Agreement.

      9.4.3 The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. The Limited Partners may not contract away the fiduciary duty owed to them by the General Partner under the common law.

      9.4.4 The General Partner shall commit toward Investment in Equipment at least that portion of the Limited Partners' Capital Contributions for their Units required by Section 6.6 hereof. If the total amount of Front-End Fees must be reduced in order to enable the Partnership to commit such Capital Contributions to Investment in Equipment, the General Partner shall, and shall cause its Affiliates or other persons to, reimburse the Partnership for such amount of Front-End Fees and any Acquisition Fees, Debt Placement Fees and Acquisition Expenses paid in connection with the reinvestment of the Partnership's funds received by them as is necessary to enable the Partnership to meet such requirement within 30 days after the need for reimbursement arises.

      9.4.5 The General Partner shall maintain reserves in such amount and for such times and purposes as it deems appropriate.

    9.5
Restrictions on Authority. Notwithstanding any other provisions of this
Agreement:

      9.5.1 The General Partner shall not have the authority to do any act in contravention of this Agreement or the Act; possess Partnership property, or assign rights in specific Partnership property, for other than a Partnership purpose; admit a person as a General Partner or a Limited Partner, except as provided in this Agreement; knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; alter the purpose or character of the Partnership as set forth in Section 2.5; or confess a judgment against the Partnership.

      9.5.2 Except pursuant to Section 10.2, the General Partner shall not sell all or substantially all of the assets of the Partnership in a single sale, except in the winding up and liquidation of the business of the Partnership or in a final liquidating sale of Equipment remaining after the disposition in the ordinary course of business of substantially all of the Partnership's other Equipment.

      9.5.3 The Partnership shall not purchase or lease Equipment from the Sponsor or its Affiliates, including Equipment in which the General Partner or its Affiliates have an interest, except that the General Partner shall be permitted to make acquisitions of Equipment in its own name (and assume loans in connection therewith) and hold title thereto on an interim basis (not in excess of 60 days) for the purpose of facilitating the acquisition of such Equipment or the borrowing of money or obtaining of financing, or any other purpose related to the business of the Partnership provided that (a) such acquisitions are in the best interest of the Partnership; (b) such Equipment is purchased by the Partnership for a price no greater than the sum of the actual cost of such Equipment, accountable Acquisition Expenses payable to third parties, interest on the Purchase Price (at a rate no greater than that charged by unrelated lenders on comparable loans) from the date of purchase to the date of transfer to the

Partnership and compensation permitted in accordance with Article 6 of this Agreement; (c) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner and the time acquired by the Partnership; and (d) no benefit arises out of such acquisitions to the General Partner except for the compensation permitted under this Agreement. During interim purchases by the General Partner, all profits and losses shall accrue to the Partnership.

      9.5.4 The Partnership shall not invest in junior trust deeds unless received in connection with the sale of an item of Equipment in an aggregate amount which does not exceed 30% of value of the assets of the Partnership on the date of the investment.

      9.5.5 The Partnership shall not sell or lease Equipment to the General Partner or its Affiliates.

      9.5.6 The Partnership shall not make loans to any Person, including without limitation, the General Partner or its Affiliates (except to the extent a Conditional Sales Contract constitutes a loan).

      9.5.7 The Partnership shall not acquire Equipment from an Equipment Program in which the General Partner or its Affiliates have an interest.

      9.5.8 The Partnership shall not acquire Equipment in exchange for Units.

      9.5.9 The Partnership shall not give the General Partner or its Affiliates an exclusive right to sell or exclusive employment to sell Equipment for the Partnership.

      9.5.10 The Partnership shall not pay, directly or indirectly, a commission or fee (except as specifically described under this Agreement) to the General Partner or its Affiliates in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange, or refinancing of the Partnership's Equipment.

      9.5.11 No rebates or give-ups may be received by the General Partner or its Affiliates, nor may the General Partner or its Affiliates participate in any reciprocal business arrangements which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates.

      9.5.12 The General Partner and its Affiliates shall not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential Limited Partner for investment advice as an inducement to such adviser to advise the purchase of Units. This Section 9.5.12, however, shall not prohibit the payment of Underwriting Commissions to the Dealer Manager or other properly licensed person for selling Units.

      9.5.13 The funds of the Partnership shall not be commingled with the funds of any other Person. This prohibition shall not apply to investments meeting the requirements of Section 9.5.14.

      9.5.14 Except to the extent that a permitted investment in the entities referred to in this Section 9.5.14 constitutes "securities" within the meaning of the Securities Act of 1933, as amended, the Partnership will not invest in securities, including equipment limited partnerships, general partnerships or joint ventures, except that (a) the Partnership may invest in general partnerships or joint ventures with persons other than equipment Programs formed by the General Partner or its Affiliates, which partnerships or joint ventures own specific equipment; provided that (i) the Partnership has or acquires a controlling interest in such ventures or partnerships; (ii) the non- controlling interest is owned by a non-Affiliate, and (iii) there are no duplicate fees; and
(b) the Partnership may invest in joint venture arrangements with other equipment Programs formed by the General Partner or its Affiliates if such action is in the best interests of all Programs and if all the following conditions are met: (i) all the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the sponsor compensation is substantially identical in each Program; (iv) the Partnership has a right of first refusal to buy another Program's interest in a joint venture if the other Program wishes to sell equipment held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the joint venture is formed either for the purpose of effecting appropriate diversification for the Programs or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.5.3.

      9.5.15 Neither the General Partner nor its Affiliates shall lend money to the Partnership if interest rates and other financing charges and fees in connection with such loan are in excess of the lesser of their cost of funds or the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose or if such loan contains any prepayment charge or prepayment penalty. Neither the General Partner nor its Affiliates shall provide financing for the Partnership unless such financing has a term of not more than 12 months or carries an interest rate in excess of three percent over the prime rate of Chase Bank, Philadelphia, PA.

      9.5.16 Other than as specifically described in Section 5.2 and Article 6 of this Agreement and the section "Compensation of the General Partner" in the Prospectus at the time it was declared effective by the Securities and Exchange Commission, the General Partner shall not enter into any agreement, contract or arrangement on behalf of the Partnership providing for compensation to the General Partner or its Affiliates for performing services for, or selling or leasing goods or materials to, the Partnership.

      9.5.17 All services or goods for which the General Partner or its Affiliates are to receive compensation (other than pursuant to this Agreement) shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid, which contract may only be modified by a vote of a Majority in Interest of the Limited Partners and which contract shall contain a clause allowing termination by either party without penalty on 60 days' prior written notice.

      9.5.18 In connection with the borrowing of money, recourse for the payment of which is limited solely to property of the Partnership and which shall be amortized fully over the initial lease term, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

      9.5.19 Partnership funds shall not be invested in any financial institution or entity affiliated with the General Partner and shall not be used in a compensating balance arrangement for the benefit of any entity other than the Partnership.

      9.5.20 Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership shall not convert to another form of business entity if the conversion results in a significant adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership, (c) the compensation payable to the General Partner or its Affiliates or (d) the ability to meet the Partnership's objectives without materially impairing the rights of Limited Partners.

      9.5.21 The Partnership shall not make distributions in kind except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Partnership and the distribution of cash in accordance with this Agreement.

      9.5.22 The Partnership shall not incur debt in excess of 30% of the expected aggregate cost of the Equipment to be owned or subject to a Conditional Sales Contract, and the Partnership may not incur indebtedness on Equipment unless, at the time of any such leveraged acquisition, the net proceeds of the Offering received to date are fully invested, or committed to investment, in equipment..

      9.5.23 The Partnership shall not purchase Equipment unless such Equipment is subject to a lease or a Conditional Sales Contract or for which a lease or a Conditional Sales Contract will be entered into when the Partnership acquires the Equipment.

      9.5.24 The Partnership's leases and other contracts will each contain a statement that the Partnership has been organized as a limited partnership under the Act.

      9.5.25 Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership will not change its principal purpose of acquiring, leasing and selling Equipment.

      9.5.26 The Partnership shall not issue equity securities senior to the Units.

    9.6 General Partner's Net Worth. The General Partner agrees, represents and warrants that it will at all times have a net worth, exclusive of home, auto and home furnishings, in an amount (i) sufficient in the opinion of counsel to the Partnership to enable the Partnership either to avoid having the corporate characteristic of limited liability for federal income tax purposes or to avoid being treated as an association taxable as a corporation for federal income tax purposes, and (ii) at least the greater of $50,000 or at least five percent of the gross amount of all direct participation programs sold by the General Partner within the prior 12 months plus five percent of the amount of the Capital contributions received in the Offering, up to $1,000,000.


                                   ARTICLE 10
                           Rights of Limited Partners


    10.1 No Limited Partner in Control. No Limited Partner, as such, shall participate in the management or control of the Partnership's business, nor shall any Limited Partner, as such, have the power to act for or bind the General Partner or the Partnership.

    10.2 Voting Rights. The Limited Partners by a vote of a Majority in Interest of the Limited Partners may, without the necessity for concurrence by the General Partner (a) approve or disapprove a sale of all or substantially all of the assets of the Partnership, except as otherwise permitted or required under
Section 14.1 or 14.4 of this Agreement; (b) dissolve the Partnership; (c) subject to Section 10.5, amend this Agreement except that amendment of Articles 6, 7 and 8 shall require the affirmative vote of Limited Partners owning at least 66-2/3% of the Units owned by all Limited Partners; (d) remove or approve the withdrawal of the General Partner; or (e) prior to the effective date of a removal, withdrawal or dissolution of the General Partner, elect an additional, replacement or successor General Partner to be admitted prior to such effective date. With respect to any Units owned by the General Partner or its Affiliates, the General Partner and its Affiliates may not vote or consent on matters submitted to the Limited Partners regarding removal of the General Partner or any transaction between the Partnership and the General Partner or its Affiliates. In determining the required percentage in interest of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent, any Units owned by the General Partner or its Affiliates shall not be included.

    10.3  Conversions and Roll-Ups.

      10.3.1 Consent Required. Without the approval of the General Partner and the holders of at least 66-2/3% of all outstanding Units, the Partnership shall not enter into any Roll-Up. Limited Partners who do not consent to an approved Roll-Up shall be given the option of (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (ii) receiving cash in an amount equal to the non-consenting Limited Partner's pro rata share of the appraised value of the net assets of the Partnership. The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of an unsuccessful proxy contest in the event that the Roll-Up is not approved by the Limited Partners as required by the first sentence of this Section 10.3.1.

      10.3.2 Appraisal. The "appraised value of the net assets of the Partnership" as used in Section 10.3.1 shall be established by means of an appraisal of the net assets of the Partnership by a competent Independent Expert, engaged for the benefit of the Partnership and the Limited Partners, with no current material or prior business or personal relationship with the General Partner or its Affiliates. Such Independent Expert must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and must be qualified to perform such work. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership's assets, assuming an orderly liquidation of such assets over a twelve-month period, as of a date immediately prior to the date of the proposed Roll-Up. A summary of the independent appraisal, including all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up and shall be appraised on a consistent basis. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering and accordingly, in that event, the issuer would be subject to liability for violations of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

      10.3.3 Prohibited Roll-Ups. The Partnership shall not participate in any proposed Roll-Up: (a) which would result in the Limited Partner's having voting rights and rights to hold meetings which are less than those rights provided for under Section 10.2; (b) which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); (c) which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner, and (d) in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those rights provided for under Section
15.1 hereof.

      10.3.4 With the consent of a Majority in Interest of the Limited Partners, the Partnership is permitted to convert into another form of business entity which does not result in a significant adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership (currently, December 31, 2016, unless terminated earlier in accordance with this Agreement),
(c) the compensation payable to the General Partner or its Affiliates (provided however that any increase in the compensation payable to the General Partner and its Affiliates requires the approval of 66-2/3% of all outstanding Units), or
(d) the ability to meet the Partnership's investment objectives without materially impairing the rights of the Limited Partners. The General Partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in Section
10.3.1 based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; and the performance of the equipment industry in general, and of the computer peripherals segment of the industry in particular. In general, the General Partner would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partner or its Affiliates to be a significant adverse change in the listed provisions.

    10.4  Meetings.

      10.4.1 Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the General Partner or by one or more Limited Partners holding more than 10% of the then outstanding Units, by delivering written notice, either in person or by registered mail stating the purpose of the meeting, to the General Partner. Promptly, but in any event within 10 days following receipt of such request, the General Partner shall cause a written notice, either in person or by certified mail, to be delivered to the Limited Partners entitled to vote at such meeting. The meeting will be held at the time and place specified in the request, or if none, at a time and place convenient to the Limited Partners, such meeting to be held not less than 15 days nor more than 60 days after the mailing of the notice of the meeting. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

      10.4.2 A Limited Partner shall be entitled to vote (a) at a meeting, in person or by a proxy in writing or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to such meeting, or (b) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the date on which the votes of Limited Partners are to be counted. Only the votes of persons who were Limited Partners on the record date, whether at a meeting or otherwise, shall be counted.

    10.5  Certain Amendments.

      10.5.1 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner, without the consent of any of the Limited Partners (a) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (b) to cure any ambiguity or inconsistency, to correct or supplement any provision that may be inconsistent with any other provisions hereof, or to make any other provision with respect to matters under this Agreement not inconsistent with the intent of this Agreement; (c) to delete or add any provisions required to be so deleted or added by, or to meet the requirements of, applicable law (including the Code, ERISA and the regulations thereunder); and (d) to delete or add any provisions required to be so deleted or added by the staff of the Securities and Exchange Commission or by state securities commissioner or similar official, which addition or deletion is deemed by such person, commissioner or official to be for the benefit or protection of the Limited Partners.

      10.5.2 Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be amended without the consent of each Limited Partner to be affected adversely by an amendment that (a) converts a Limited Partner into a General Partner; (b) modifies the limited liability of a Limited Partner; (c) alters the interest of the General Partner or Limited Partners in Net Profits, Net Losses, or distributions from the Partnership; or (d) adversely affects the status of the Partnership as a partnership for federal income tax purposes.

      10.5.3 Each Limited Partner shall be notified of any amendment to this Agreement within 30 days of the effective date of the amendment by means of first class mail, postage prepaid, to the address of the Limited Partner on the books of the Partnership.

                                   ARTICLE 11
                                Transfer of Units

    11.1 Assignment.

      11.1.1 No Limited Partner may transfer or assign his Units or any interest therein except as permitted in this Article 11. Any act in violation of this
Article 11 shall be null and void and shall not be recognized by the Partnership.

      11.1.2 Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4, with the prior written consent of the General Partner, a Limited Partner may transfer or assign part or all of his Units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to the Partnership such instruments of transfer and assignment and other documents as may be required by the General Partner; (b) the assignee agrees in writing not to assign such Units other than in accordance with this
Article 11; (c) such assignment complies with any applicable state and federal securities laws; (d) assignor obtains an opinion of counsel that such assignment will not result in the termination of the Partnership for federal income tax purposes and will not result in the Partnership being classified as a publicly traded partnership or an association taxable as a corporation for federal income tax purposes.

      11.1.3 Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4, an assignee, if he does not become a Substituted Limited Partner pursuant to Section 11.2, shall have no rights of a Limited Partner as a result of the assignment, but shall only be entitled to receive the distributions under Article 8 and Sections 3.3.2 and 14.4 to which the assignor would otherwise be entitled.

    11.2 Substituted Limited Partners. Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4, no assignee of Units shall have the right to become a Substituted Limited Partner in place of his assignor unless all of the following conditions are first satisfied: (a) the written instrument of assignment (or another writing) sets forth the intention of the assignor that the assignee succeed to the assignor's interest as a Substituted Limited Partner in his place; (b) the assignor and assignee execute, acknowledge and deliver such instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of this Agreement; and (c) the written consent of the General Partner to such substitution is obtained, the granting of which shall not be unreasonably withheld. The Partnership's records shall be amended to reflect the substitution of Limited Partners at least once in each calendar quarter. Upon satisfying the above conditions, Substituted Limited Partners shall be granted the same rights as if they are Limited Partners, except as prohibited by applicable law, including, but not limited to, all rights granted by NASAA's Statement of Policy regarding Equipment Programs and by this Agreement.

    11.3 Transfer Fee. On any assignment of Units, any substitution of an assignee as a Limited Partner or any redemption of Units, the Partnership may charge a transfer fee to cover reasonable out-of-pocket expenses in connection with the substitution.

    11.4 General. No transfer or assignment or redemption of any Units shall be made if it would result in the Partnership being treated as an association taxable as a corporation for tax purposes or as a publicly traded partnership. In addition, no transfer or assignment of any Unit will be recognized or otherwise given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership) for any purpose to the extent that it is determined by the General Partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of
Section 7704 of the Code and the applicable Treasury Regulations thereunder so as to adversely affect the tax status of the Partnership as a partnership rather than as an association taxable as a corporation. The General Partner, in its sole discretion, may impose any restrictions on transfers or assignments of Units as it deems appropriate to give effect to the preceding two sentences including prohibitions of any transfers or assignments of Units which fall outside the safe harbors described in Section 1.7704-1 of the Treasury Regulations. A Limited Partner must obtain the consent of the General Partner to any transfer or assignment, and any transfer or assignment made without such consent will not be recognized or given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership), which consent shall not be unreasonably withheld. For these purposes, the good faith belief of the General Partner that such transfer or assignment is not described in Treasury Regulation Sections 1.7704-1(e)(1)(i) - (vi) or 1.7704-1(e)(1)(ix) shall constitute reasonable cause to withhold such consent. In connection therewith, the General Partner shall be permitted to amend this Agreement without the consent of the Limited Partners. Assignments and substitutions shall be effective on the first day of the month following the month in which there has been full compliance with the requirements of this Article 11. For the purposes of this Article 11, a pledge of Units shall be deemed to be an assignment of such Units.

                                   ARTICLE 12
                                   Redemption

    Upon the conclusion of the 30-month period following the termination of the Offering, the Partnership may, at the sole discretion of the General Partner, repurchase a number of the then outstanding Units. On a semi-annual basis, the General Partner will establish an amount for redemption, generally not to exceed two percent of the outstanding Units per year, subject to the General Partner's sole discretion and its good faith determination that such redemptions will not
(a) cause the Partnership to be taxed as a corporation under Section 7704 of the Code or (b) impair the capital or operations of the Partnership. At the sole discretion of the General Partner, the Partnership may redeem Units in excess of the two percent limitation. The redemption price for Units will be 105% of the selling Limited Partner's Adjusted Capital Contributions attributable to the Units for sale, net of the offering fees and expenses attributable to the Units for sale. Such offering fees and expenses will be amortized over ten years after the termination of the Offering. One quarter of these expenses will be amortized in each 30-month period following the termination of the Offering. Following the determination of the annual redemption amount, redemptions will occur on a semi-annual basis and all requests for redemption, which must be made in writing, must be on file as of the Record Date established for purposes of determining eligibility for such redemption. The General Partner will maintain a master list of requests for redemption with priority being given to Units owned by estates, followed by IRAs and Qualified Plans. All other Limited Partners will be treated on a first come, first served basis. Redemption requests made by or on behalf of Limited Partners who are not affiliated with the General Partner or its affiliates will be given priority over those made by Limited Partners who are affiliated with the General Partner or its Affiliates. All redemption requests will remain in effect until and unless canceled, in writing, by the requesting Limited Partner(s). The making of a request for redemption by a Limited Partner is completely voluntary.

                                   ARTICLE 13
                           General Partner's Interest

    13.1 Voluntary Withdrawal or Assignment. The General Partner shall not voluntarily withdraw, retire or resign as general partner of the Partnership, or assign, transfer or otherwise dispose of all or any part of its general partnership interest unless:

      13.1.1 the Limited Partners consent by a Majority in Interest;

      13.1.2 in the case of withdrawal, retirement or resignation, it gives at least 60 days' notice thereof and if there would be no remaining General Partner, nominates a successor General Partner satisfactory to a Majority in Interest of the Limited Partners, who becomes a General Partner prior to such withdrawal, retirement or resignation; and

      13.1.3 the Partnership receives an opinion of its counsel to the effect that such withdrawal, retirement, resignation, assignment, transfer or other disposition would not subject the Partnership to federal income taxation as an association taxable as a corporation and would not cause a termination of the Partnership for federal income tax purposes.

    13.2 Removal. Subject to Section 14.3, after the Final Closing the General Partner may be removed, and shall cease to be General Partner of the Partnership, on the vote of the Majority in Interest of the Limited Partners.

                                   ARTICLE 14
                   Dissolution, Continuation and Termination

    14.1 Dissolution. The Partnership shall be dissolved on the occurrence of any of the following events:

      14.1.1 The vote or written consent of a Majority in Interest of the Limited Partners determines that the Partnership should be dissolved;

      14.1.2 The dissolution of the Partnership by judicial decree;

      14.1.3 The expiration of 60 days following a Terminating Event, unless a Majority in Interest of the Limited Partners, elect to continue the Partnership in accordance with Section 14.2.2 and elect a successor general partner; or

      14.1.4 The determination by the General Partner that it is necessary to commence the liquidation of the Equipment in order for the liquidation of all the Equipment to be completed in an orderly and business-like fashion prior to December 31, 2012.

    14.2 Continuation.

      14.2.1 On the occurrence of the removal, withdrawal, retirement, resignation, expulsion, involuntary dissolution, or Bankruptcy (or, in the case of an individual, the death, insanity or appointment of a conservator for the person or any of his assets) of one or more, but less than all, of the General Partners, then the remaining General Partners shall have the right to, and shall, continue the business of the Partnership.

      14.2.2 On the occurrence of a Terminating Event, the last remaining General Partner shall promptly send written notice of such event to all the Limited Partners, who (subject to Sections 14.2.3 and 14.3) (a) may elect, by a vote of the Majority in Interest within 60 days thereafter, to reconstitute the Partnership and continue its business in accordance with this Agreement by selecting one or more new General Partners who agree in writing to be bound by this Agreement, and all Limited Partners, as such, shall be bound by such action, or (b) may continue the business of the Partnership pursuant to Section 8571 of the Act.

      14.2.3 The rights to continue the business of the Partnership provided in this Section 14.2 shall be subject to receipt by the Partnership of an opinion of counsel to the Partnership that such continuation would not result in the Partnership's being classified for federal income tax purposes as an association taxable as a corporation and would not result in the termination of the Partnership for federal income tax purposes.

    14.3 Purchase of Interest of General Partner. On any continuation of the business of the Partnership under Section 14.2.1 or Section 14.2.2, or any removal of the General Partner under Section 13.2, the following shall apply:

      14.3.1 The General Partner who withdraws (voluntary termination) or is removed (involuntary termination) shall be paid the then present fair market value of its interest, determined in the manner described in this Section 14.3. If the termination is voluntary pursuant to Section 13.1, the terminated General Partner shall receive a non-interest bearing unsecured promissory note payable, if at all, from distributions the terminated General Partner would have received under this Agreement if it had not voluntarily terminated. If the termination is involuntary pursuant to Section 13.2, such amount shall be paid in no less than five equal annual installments, the first of which shall be paid one year from the date of such termination. The unpaid portion of such amount shall bear simple interest at the rate of 10% per annum from the date of such termination, such interest to accrue and be paid annually in addition to each such annual installment. In any event, the method of payment must protect the solvency and liquidity of the Partnership.

      14.3.2 The fair market value of a terminated General Partner's Partnership interest shall be determined by agreement between the terminated General Partner and the Partnership, which agreement shall require a vote of the Majority in Interest of the Limited Partners. If the terminated General Partner and the Partnership cannot agree on the fair market value of such partnership interest within 45 days of the continuation, the fair market value thereof shall be determined by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated General Partner and the Partnership.

    14.4 Liquidation.

      14.4.1 On any dissolution of the Partnership, absent any continuation under Section 14.2, the General Partner, or a court-appointed liquidator if there is no General Partner, shall take full account of the Partnership's assets and liabilities. The assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied in the following order: (a) to the payment of all debts and liabilities of the Partnership to creditors; (b) to the establishment, for such period as the liquidator deems reasonably necessary, of such reserves as the liquidator deems reasonably necessary to provide for contingent and unforeseen liabilities or obligations of the Partnership; and (c) to the Partners in accordance with Section 8.1.3, such distributions to the Partners to be made no later than the later of (i) the end of the taxable year during which shall liquidation occurs or (ii) 90 days after the date of such liquidation.

      14.4.2 The debts and liabilities of the Partnership shall not include liabilities or obligations of the Partnership to Partners for distributions or on account of their contributions or in respect to profits (or other compensation by way of income) or capital.

      14.4.3 Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, upon the dissolution or termination of the Partnership, the General Partner, in all events by the end of the Partnership's taxable year in which the General Partner's interest is liquidated or, if later, within 90 days of the date of such liquidation, will contribute to the Partnership an amount of cash equal to the lesser of (a) the deficit balance of the General Partner's Capital Account or (b) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner and such cash shall be distributed to the Limited Partners in the ratio of the then credit balances in their Capital Accounts.

      14.4.4 Any capital contribution by the General Partner pursuant to Section
14.4.3 and any liquidating distribution pursuant to Section 14.4.1 shall be made no later than the later of (a) the end of the taxable year during which such liquidation occurs or (b) 90 days after the date of such liquidation.

                                   ARTICLE 15
                          Accounting and Fiscal Matters


    15.1 Partnership Records. The records of the Partnership shall be maintained at the principal office of the Partnership. Every Limited Partner or his duly authorized representative shall at any reasonable time have access to the records of the Partnership and may inspect and copy any of them. An alphabetical list of the names, addresses, and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Limited Partner List") shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the home office of the Partnership upon the request of the Limited Partner. The Limited Partner List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Limited Partner List shall be mailed to any Limited Partner requesting the Limited Partner List within ten days of the request. The copy of the Limited Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Limited Partner List include, without limitation, matters relating to Limited Partners' voting rights under the Partnership Agreement, and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partner neglects or refuses to exhibit, produce, or mail a copy of the Limited Partner List as requested, the General Partner shall be liable to any Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Limited Partner List, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Limited Partner List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partner may require the Limited Partner requesting the Limited Partner List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided hereunder to the Limited Partners requesting copies of the Limited Partner List are in addition to, and shall not in any way limit, other remedies available to the Limited Partners under federal law, or the laws of any state.

    15.2 Accounting; Fiscal Year. The Partnership's books and records shall be kept on the accrual method of accounting. The fiscal year of the Partnership shall be the calendar year.

    15.3  Reports.

       15.3.1 The General Partner will deliver to each Limited Partner, within 120 days after the end of each year, a balance sheet of the Partnership dated as of December 31 of such year, together with statements of income, Partners' equity, and the changes in financial position of the Partnership for such year, prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Partnership's independent certified public accountants, as well as an unaudited Cash Flow statement containing a breakdown of distributions to Limited Partners for the year, separately identifying distributions from (a) Cash Flow from operations during the year, (b) Cash Flow from operations during a prior period which had been held as reserves, (c) proceeds from disposition of Equipment and investments and (d) reserves from gross proceeds of the Offering originally obtained from the Limited Partners. The General Partner will within such period also furnish a report of the activities of the Partnership for the year, which will include (a) for each item of Equipment acquired by the Partnership which individually represents at least 10% of the total investment in Equipment, a status report as part of the annual report, (which status report shall indicate:
(i) condition of Equipment,

(ii) how Equipment is being utilized as of the end of year (leased, operated, held for lease, repair, or sale), (iii) remaining term of leases, (iv) projected use of Equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the equipment as the General Partner deems appropriate including the method used or basis for valuation), (b) a report on distributions to the Limited Partners during the year and their source, (c) a report on any costs incurred by the General Partner and its Affiliates in performing administrative services which are reimbursed by the Partnership during the year which will be verified by independent public accountants in accordance with generally accepted accounting principles (the cost of such verification to be so reimbursable only to the extent that such reimbursement, when added to the reimbursement for services, does not exceed the competitive rate for such services, excluding the cost of the verification)
(d) for each item of Equipment sold by the Partnership in such year, such Equipment's original purchase price, sale price and aggregate lease revenues, and (e) where forecasts have been provided to Limited Partners, a table comparing the forecasts previously provided with the actual results during the period covered by the report. The annual report will contain a breakdown of the costs reimbursed to the sponsor. Within the scope of the annual audit of the General Partner's financial statements, the independent certified public accountants must issue a special report on the allocation of such costs to the Partnership in accordance with this Partnership Agreement. The special report shall at a minimum provide: (i) a review of the time records of individual employees, the costs of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The special report shall be in accordance with the American Institute of Certified Public Accountants United States auditing standards relating to special reports. The additional costs of such special report will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partner by the Partnership in accordance with this subparagraph only to the extent that such reimbursement, when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined in this subsection. Within 60 days after the end of each calendar quarter, the General Partner will also furnish a report of all services rendered and all fees received by the General Partner and its Affiliates from the Partnership, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on the activities of the Partnership, as well as an unaudited Cash Flow statement.

       15.3.2 Until the net proceeds of the Offering are fully invested, the General Partner will furnish to the Limited Partners, within 60 days after the end of each calendar quarter, a report of Equipment acquisitions during the quarter, including the type and manufacturer of each item of Equipment, the purchase price of the Equipment, and any other material terms of purchase, a statement of the total amount of cash expended by the Partnership to acquire the Equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds of the Offering which remain unexpended or uncommitted at the end of the quarter.

       15.3.3 The General Partner will also furnish to all Limited Partners within 75 days after the end of the year other information regarding the Partnership to aid them in the preparation of their tax returns.

       15.3.4 Within 120 days after the end of the first full fiscal year for which Form 10-K under the Securities Exchange Act of 1934 is filed with the Securities and Exchange Commission, the General Partner shall send the financial statements required by Form 10-K to the Limited Partners.

       15.3.5 Until the net proceeds from sales of the Units have been fully invested or otherwise used for Partnership purposes or been set aside as reserves or been returned to the Limited Partners under Section 3.3.2, the reports under Sections 15.3.1 and 15.3.3 shall include a report of material equipment acquisitions made during the periods covered by such reports which have not previously been reported.

       15.3.6 The information required to be provided in the various reports pursuant to this Section 15.3 may be sent earlier than or separately from any of the other information required pursuant to this Section 15.3, and the information required to be contained in any of the reports pursuant to this
Section 15.3 may be contained in more than one report.

       15.3.7 If the Securities and Exchange Commission or the North American Securities Administrators Association, Inc. promulgates rules which allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the aforementioned reports in compliance with such rules if the General Partner determines such action to be in the best interests of the Partnership.

       15.3.8 On request of the official or agency administering the securities law of a state in which the Partnership has sold Units, the General Partner shall submit to such official or agency any information such official or agency may require including, but not limited to, any report or statement required to be distributed to Limited Partners pursuant to this Section 15.3.

    15.4 Bank Accounts. The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner may determine, and withdrawals shall be made only in the regular course of Partnership business on such signatures as the General Partner may determine.

    15.5 Partnership Returns. For each tax year, the General Partner shall, within the time prescribed by law (including extensions), file on behalf of the Partnership the annual information return required for federal, state and local income tax purposes.



                                   ARTICLE 16
                                Power of Attorney


    16.1  Power of Attorney.

       16.1.1 Pursuant to the terms of this Agreement, each purchaser of a Unit and each transferee of a Unit appoints the General Partner, acting alone, as the purchaser's or transferee's attorney-in-fact to make, execute, file, and/or record (a) documents relating to the Partnership and its business operations requested by or appropriate under the laws of any appropriate jurisdiction; (b) instruments with respect to any amendment of this Agreement or the Certificate;
(c) instruments or papers required to continue the business of the Partnership pursuant to this Agreement; (d) instruments relating to the admission of any Partner to the Partnership; (e) a master list in accordance with Section 6112 of the Code (or any successor provision), relating to the Partnership's tax shelter registration; and (f) all other instruments deemed necessary or advisable to carry out the Partnership's business or the provisions of this Agreement. The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person's heirs, successors, and assigns. Each Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

    16.1.2 The power of attorney granted in this Section 16.1, (a) is a special power of attorney coupled with an interest and is irrevocable; (b) may be exercised by the attorney-in-fact by listing all of the Limited Partners executing any document with the signature of the attorney-in-fact acting as attorney-in-fact for all of them; and (c) shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignee is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any document necessary to effect such substitution.



                                   ARTICLE 17
                Liability and Indemnification of General Partner


    17.1 Exclusion of Liability for Return of Capital Contributions. Subject to the General Partner's compliance with the standards set forth in Section 17.2.1, the General Partner shall not be personally liable for the return of any of the Capital Contributions of the Limited Partners, it being expressly understood that any such return shall be made solely from Partnership assets.

    17.2  Limitation on Liability of General Partner; Indemnification.

       17.2.1 The General Partner and its Affiliates who were acting on behalf of or performing services for the Partnership and acting within the scope of the General Partner's authority as set forth in this Agreement (an "Indemnitee") shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of any Indemnitee if the General Partner, in good faith, determined that such course of conduct was reasonable and in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates. The Indemnitees shall be indemnified by the Partnership against any losses, judgments, liabilities and expenses sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Indemnitee, and provided further that for such indemnification to be made, the General Partner must have made a good faith determination that the course of conduct involved was reasonable and in the best interest of the Partnership. Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Limited Partners.

       17.2.2 Notwithstanding anything to the contrary stated in Section 17.2.1, the Indemnitee and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular Indemnitee and the court approved the indemnification of litigation costs, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approved the indemnification of litigation costs or (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Texas Securities Board and other applicable state securities commissions with respect to the issue of indemnification for securities law violations.

       17.2.3 The Partnership shall not incur the cost of that portion of any insurance which insures the Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section 17.2; however, nothing contained in this Agreement shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Indemnitee as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

       17.2.4 The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner of the Partnership is prohibited. The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of a legal action is permissible if the following three conditions are satisfied: (a) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Partnership; and (b) the legal action is initiated by a third party who is not a Limited Partner of the Partnership; and (c) the Indemnitee undertakes to repay the advanced funds to the Partnership with interest at the rate of 10% per year in cases in which they would not be entitled to indemnification under Section 17.2.1 and such undertaking is secured by a full recourse note from the recipient of the advance.



                                   ARTICLE 18
                           Tax Exempt Limited Partners


    18.1 Tax Exempt Limited Partners. If any individual retirement accounts, pension, profit sharing or other tax-qualified retirement plans or other entities exempt from federal income taxation under the Code (collectively, "Tax Exempt Limited Partners") become Limited Partners of the Partnership, neither the General Partner nor the Partnership shall have any liability or responsibility to any Tax Exempt Limited Partner or any other Limited Partner for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of Partnership assets being deemed plan assets of a Tax Exempt Limited Partner under the Code or ERISA or other applicable law.



                                   ARTICLE 19
                                  Miscellaneous

    19.1 Notices. Any notice, payment, demand, offer or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (a) if delivered personally to the party or to an officer of the party to whom it is directed or (b) whether or not it is actually received, if sent by registered or certified or regular mail, postage and charges prepaid, addressed as follows: if to the General Partner, at its business address set forth in Section 2.3 or to such other address as the General Partner may specify by written notice to the Limited Partners; and if to a Limited Partner, at such Limited Partner's address set forth on his Subscription Agreement or to such other address as such Limited Partner may specify by written notice to the General Partner; and if to the Partnership, at the address set forth in Section 2.3 or to such other address as the Partnership may specify by written notice to the Partners. Any such notice shall be deemed to be given as of the date so delivered personally, or as of the date on which the same was deposited in a regular receptacle for the deposit of the United States mail, addressed and sent as aforesaid.

    19.2 Parties in Interest. Subject to Article 11, this Agreement shall bind and benefit the successors and assigns of the respective parties hereto.

    19.3 Section Captions. Section and other captions in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

    19.4 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

    19.5 Right to Rely on General Partner. No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership, or to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of Partnership property shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any instrument of transfer, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchasers have received written notice from the Partnership affecting the same.

    19.6 Pennsylvania Law. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of laws.

    19.7 Exclusive Jurisdiction. Any disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the Court of Common Pleas of Pennsylvania in the County of Delaware or the Federal District Court for the Eastern District of Pennsylvania.

    19.8 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

    19.9 Gender. Whenever necessary or appropriate in order to construe this Agreement, the masculine gender shall include the feminine or neuter and vice versa, and the singular shall include the plural and the plural, the singular.

    19.10 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

    IN WITNESS WHEREOF, the parties have executed, or have caused their duly authorized officer to execute, this Agreement on the date first written above.

                                GENERAL PARTNER:

                               COMMONWEALTH INCOME & GROWTH FUND, INC.

                               By: /s/  George S. Springsteen
                                   ----------------------------------------

                                 George S. Springsteen, President

                               INITIAL LIMITED PARTNER:



                               /s/  KIMBERLY A. SPRINGSTEEN
                               ----------------------------
                               KIMBERLY A. SPRINGSTEEN

                                     TABLE I

                              FINANCIAL STATEMENTS


                                         FINANCIAL STATEMENT INDEX
Commonwealth Income & Growth Fund V
     Report of Independent Auditors...................................................................F-2
     Balance Sheet at June 30, 2004...................................................................F-3
     Notes to Financial Statement.....................................................................F-4

Commonwealth Income & Growth Fund, Inc.
     Report of Independent Auditors...................................................................F-5
     Balance Sheets at February 29, 2004 and June 30, 2004 (unaudited)................................F-6
     Notes to Financial Statements....................................................................F-7

Commonwealth Capital Corp.
     Report of Independent Auditors (Asher & Company, Ltd.)...........................................F-10
     Report of Independent Auditors (Fishbein & Co., P.C.)............................................F-11
     Consolidated Balance Sheets at February 28, 2003 and February 29, 2004 and
            June 30, 2004 (unaudited).................................................................F-12
     Consolidated Statements of Operations and Retained Earnings for the Years
            Ended February 28, 2003 and February 29, 2004, and the period ended
            June 30, 2004 (unaudited).................................................................F-13
     Consolidated Statements of Cash Flows for the Years ended February 28, 2003 and
            February 29, 2004, and the period ended June 30, 2004 (unaudited).........................F-14
     Notes to Consolidated Financial Statements.......................................................F-15

                          Independent Auditors' Report


STOCKHOLDER
COMMONWEALTH INCOME &
   GROWTH FUND V
EXTON, PENNSYLVANIA


         We have audited the accompanying balance sheet of COMMONWEALTH INCOME & GROWTH FUND V as of June 30, 2004. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of the COMMONWEALTH INCOME & GROWTH FUND V as of June 30, 2004 in conformity with accounting principles generally accepted in the United States of America.




/s/ ASHER & COMPANY, Ltd.
Philadelphia, Pennsylvania

September 16, 2004

                           COMMONWEALTH INCOME & GROWTH FUND V
                                      BALANCE SHEET
                                      JUNE 30, 2004







ASSETS
     Cash                                                           $    1,000
                                                                    ----------
             TOTAL ASSETS                                           $    1,000
                                                                    ==========


PARTNERS' CAPITAL
     General Partner                                                     1,000
     Limited Partner                                                       500
                                                                    ----------
                                                                         1,500
     Less receivable from Limited Partner                                 (500)
                                                                    ----------
             TOTAL PARTNERS' CAPITAL                                $    1,000
                                                                    ==========








                 The accompanying notes are an integral part of
                            this financial statement.

                       COMMONWEALTH INCOME & GROWTH FUND V
                          NOTES TO FINANCIAL STATEMENT
                                  JUNE 30, 2004



NOTE A - NATURE OF BUSINESS

     Overview
     --------

     Commonwealth Income & Growth Fund V (the "Partnership") is a limited partnership, which was organized in May 2003 in the Commonwealth of Pennsylvania. The Partnership has not yet commenced operations. The Partnership was organized to acquire, own, lease and sell income-producing equipment.

     The General Partner's initial contribution consists of a $1,000 cash contribution from Commonwealth Income & Growth Fund, Inc., a wholly owned subsidiary of Commonwealth of Delaware, Inc., which in turn is a wholly owned subsidiary of Commonwealth Capital Corp. The General Partner may, in its sole discretion, purchase units of limited partnership interest (the "Units").

     Additionally, May 2003, the Registrant sold a limited partnership interest to the President of Commonwealth Capital Securities Corp., the initial limited partner of the Partnership, for $500. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

     The Partnership plans to offer for sale, through a public offering from 57,500 to 1,250,000 Units at a cash purchase price of $20 per Unit.




NOTE B - RELATED PARTY TRANSACTIONS

     The Partnership will pay for organizational and offering expenses in connection with the issuance and distribution of Units. The General Partner, Commonwealth Capital Securities Corp., also a wholly owned subsidiary of Commonwealth of Delaware, Inc., and their respective affiliates will receive substantial fees and compensation in connection with the offering of Units and management of the Partnership's assets.

                          Independent Auditors' Report
                          ----------------------------


STOCKHOLDER
COMMONWEALTH INCOME &
  GROWTH FUND, INC.
EXTON, PENNSYLVANIA


         We have audited the accompanying balance sheet of COMMONWEALTH INCOME & GROWTH FUND, INC. as of February 29, 2004. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of the COMMONWEALTH INCOME & GROWTH FUND, INC. as of February 29, 2004 in conformity with accounting principles generally accepted in the United States of America.




/s/ ASHER & COMPANY, Ltd.
Philadelphia, Pennsylvania

August 19, 2004


                                 COMMONWEALTH INCOME & GROWTH FUND, INC.
                                              BALANCE SHEETS
                              FEBRUARY 29, 2004 AND JUNE 30, 2004 (UNAUDITED)

                                                 ASSETS


                                                                                                               JUNE 30,
                                                                                            FEBRUARY 29,         2004
                                                                                                2004          (UNAUDITED)
                                                                                            ------------      -----------
ASSETS
     Cash                                                                                   $     7,640       $    3,508
     Receivables from Income Funds                                                              551,860          444,180
     Other receivables                                                                           17,756           26,162
     Investment in Income Funds                                                                  18,256           18,256
                                                                                            -----------       ----------
             TOTAL ASSETS                                                                   $   595,512       $  492,106
                                                                                            ===========       ==========

                                  LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
     Accounts payable and accrued expenses                                                  $    11,843       $   11,843
     Due to Parent                                                                              568,313          464,907
                                                                                            -----------       ----------
             Total liabilities                                                                  580,156          476,750

STOCKHOLDER'S EQUITY
     Common stock; no par value, 1,000 shares authorized,
        100 shares issued and outstanding                                                         1,000            1,000
     Additional paid-in capital                                                               1,000,100        1,000,100
     Retained earnings                                                                           14,256           14,256
                                                                                            -----------       ----------
                                                                                              1,015,356        1,015,356
     Less note receivable                                                                    (1,000,000)      (1,000,000)
                                                                                            -----------       ----------
             Total Stockholder's equity                                                          15,356           15,356
                                                                                            -----------       ----------

             TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                     $   595,512       $  492,106
                                                                                            ===========       ==========




               The accompanying notes are an integral part of this
                              financial statement.

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                       FEBRUARY 29, 2004 AND JUNE 30, 2004
                                  (UNAUDITED)


NOTE A - NATURE OF BUSINESS

     Overview
     --------

     Commonwealth Income & Growth Fund, Inc. (The "Company") is a Wholly-Owned Subsidiary of Commonwealth of Delaware, Inc. ("CDI"), which is a wholly-owned subsidiary of commonwealth capital corp. ("ccc"). the company, through its wholly-owned subsidiaries, primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions. The company is the sole general partner of Commonwealth Income & Growth Fund I, Commonwealth Income & Growth Fund II, Commonwealth Income & growth Fund III, and Commonwealth Income & Growth Fund IV, all Pennsylvania Limited Partnerships (the "Income Funds").

     CONCENTRATION OF RISK
     ---------------------

     CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the company will at all times have a net worth (which includes the net equity of the company and the demand note receivable from ccc) of at least $1,000,000. The note receivable is reflected on the accompanying balance sheet as a reduction of the company's equity and the collectibility is dependent upon the profitability of the partnerships.

     The company and CCC are dependent on the compensation they receive from the income funds. this compensation may be reduced due to the financial performance of each income fund. if the financial performance of the income funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the company or CCC would be able to continue to collect fees for services provided. in the event that CCC were unable to collect fees for services provided, it would be uncertain if CCC could fulfill its financial commitments to the company.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES
     ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. actual results could differ from those estimates.

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                          NOTES TO FINANCIAL STATEMENTS
                       FEBRUARY 29, 2004 AND JUNE 30, 2004
                                  (UNAUDITED)


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Cash
     ----

     The Company maintains its cash balances in a financial institution. At times, the balance may exceed federally insured limits. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     Income taxes
     ------------

     The Company's operations are included in the consolidated Federal income tax return of CCC. No provision for income taxes has been recorded. Deferred income taxes are provided as necessary for temporary differences between the financial and tax basis of investment in Income Funds. The Company has not recognized a deferred tax liability for the difference between the bases in financial reporting and tax reporting of its holdings in the Investment Funds because it does not expect the basis difference to become subject to tax at the Parent level.

     Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes. A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

     Interim Financial Information
     -----------------------------

     The balance sheet as of June 30, 2004, is unaudited, and has been prepared in accordance with generally accepted accounting principles for interim financial information. However, certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management, the unaudited consolidated financial statement included herein contain all adjustments necessary to present fairly the financial position as of June 30, 2004.


NOTE C - INVESTMENT IN INCOME FUNDS

     The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests and accounts for these interests by the equity method. Under the equity method, the Company records its proportionate share of the Partnership's undistributed earnings or losses. The Company is obligated to fund any liabilities in excess of assets. No such excess was incurred for the year ended February 29, 2004 or for the period ended June 30, 2004 (unaudited).

                     COMMONWEALTH INCOME & GROWTH FUND, INC.
                          NOTES TO FINANCIAL STATEMENT
                 FEBRUARY 29, 2004 AND JUNE 30, 2004 (UNAUDITED)



NOTE C - INVESTMENT IN INCOME FUNDS (CONTINUED)

     Financial information of the Income Funds as of December 31, 2003 is as follows:

                  Total assets                                      $17,425,787
                  Nonrecourse debt                                    2,804,812
                  Other liabilities                                   3,367,116
                  Partners' capital                                  11,873,859
                  Net loss                                           (1,135,629)


NOTE D - RELATED PARTY TRANSACTIONS

     The Company and its affiliates receive substantial fees and compensation in connection with the offering of investment units and the management of the Income Funds' assets. The Company incurs general and administrative expenses payable to CCC equal to fees earned from the Investment Funds.

                          Independent Auditors' Report
                          ----------------------------


STOCKHOLDER
COMMONWEALTH CAPITAL CORP.
   AND SUBSIDIARIES
EXTON, PENNSYLVANIA


         We have audited the accompanying consolidated balance sheet of COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES as of February 29, 2004 and the related consolidated statements of operations and retained earnings and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES as of February 29, 2004 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.




/s/ ASHER & COMPANY, Ltd.
Philadelphia, Pennsylvania

August 19, 2004

                          Independent Auditors' Report
                          ----------------------------


STOCKHOLDER
COMMONWEALTH CAPITAL CORP.
   AND SUBSIDIARIES
EXTON, PENNSYLVANIA


         We have audited the accompanying restated consolidated balance sheet of COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES as of February 28, 2003 and the related restated consolidated statements of operations and retained earnings and cash flows for the year then ended. These consolidated financial statements have been restated in accordance with the disclosures set forth in Notes C, D and G of the accompanying notes to the consolidated financial statements. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES as of February 28, 2003 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ FISHBEIN & COMPANY, P.C.
Elkins Park, Pennsylvania
June 17, 2003 (except for Notes C, D and G, as to which the date is February 18,
2004)

                                 COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                                         CONSOLIDATED BALANCE SHEETS
                                   FEBRUARY 28, 2003 AND FEBRUARY 29, 2004
                                        AND JUNE 30, 2004 (UNAUDITED)

                                                    ASSETS
                                                                                                   JUNE 30,
                                                                FEBRUARY 28,       FEBRUARY 29,      2004
                                                                    2003              2004        (UNAUDITED)
                                                                  --------         ----------     ----------
ASSETS
      Cash and cash equivalents                                   $ 95,090         $   79,491     $   93,662
      Receivables from Income Funds                                594,989          1,000,273      1,380,124
      Other receivables                                             39,634             81,402        115,374
      Investment in Income Funds                                    66,599            195,741        197,315
      Office furniture and equipment, net of accumulated
         depreciation of $135,968 at February 28, 2003,
         $152,508 at February 29, 2004 and $157,836 at
         June 30, 2004 (unaudited)                                  39,975             41,541         41,999
      Deferred offering costs                                      150,489            156,368         91,854
      Other assets                                                  10,021              7,814         19,328
                                                                  --------         ----------     ----------

              TOTAL ASSETS                                        $996,797         $1,562,630     $1,939,656
                                                                  ========         ==========     ==========



                                     LIABILITIES AND STOCKHOLDER'S EQUITY

 LIABILITIES
      Accounts payable and accrued expenses                       $197,484         $  402,251     $  174,108

      Due to Income Funds                                          485,852            750,870      1,257,221
                                                                  --------         ----------     ----------
              Total liabilities                                    683,336          1,153,121      1,431,329


 STOCKHOLDER'S EQUITY
      Common stock; par value $1; 1,000 shares authorized;
         10 shares issued and outstanding                               10                 10             10
      Retained earnings                                            313,451            409,499        508,317
                                                                  --------         ----------     ----------
              Total Stockholder's equity                           313,461            409,509        508,327
                                                                  --------         ----------     ----------

              TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY          $996,797         $1,562,630     $1,939,656
                                                                  ========         ==========     ==========


              The accompanying notes are an integral part of these
                        consolidated financial statements

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
               YEARS ENDED FEBRUARY 28, 2003 AND FEBRUARY 29, 2004
                   AND PERIOD ENDED JUNE 30, 2004 (UNAUDITED)

                                                                                                      PERIOD ENDED
                                                              YEAR ENDED          YEAR ENDED            JUNE 30,
                                                             FEBRUARY 28,         FEBRUARY 29,            2004
                                                                 2003                2004              (UNAUDITED)
                                                             ------------         -----------         ------------
INCOME
      Fee income from Income Funds                            $1,439,220           $1,800,858          $  778,787
      Commission income                                          433,168              928,763             429,700
      Loss in investment in Income Funds                         (25,825)             (15,430)                  -
      Interest and miscellaneous                                 108,007              156,953              25,869
                                                              ----------           ----------          ----------
                                                               1,954,570            2,871,144           1,234,356

 EXPENSES
      Personnel                                                1,186,321            1,344,168             477,702
      General and administrative                                 338,642              577,662             261,063
      Selling                                                    377,219              836,726             391,445
      Depreciation                                                13,364               16,540               5,328
                                                              ----------           ----------          ----------
                                                               1,915,546            2,775,096           1,135,538
                                                              ----------           ----------          ----------

 Income before cumulative effect of
   accounting change and extraordinary item                       39,024               96,048              98,818

 Accounting change                                                90,354                    -                   -

 Extraordinary gain                                               35,266                    -                   -
                                                              ----------           ----------          ----------

 Net income                                                      164,644               96,048              98,818

 Retained earnings, beginning (restated for 2003)                148,807              313,451             409,499
                                                              ----------           ----------          ----------

 Retained earnings, ending (restated for 2003)                $  313,451           $  409,499          $  508,317
                                                              ==========           ==========          ==========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               YEARS ENDED FEBRUARY 28, 2003 AND FEBRUARY 29, 2004
                   AND PERIOD ENDED JUNE 30, 2004 (UNAUDITED)

                                                                                                          PERIOD ENDED
                                                                        YEAR ENDED      YEAR ENDED          JUNE 30,
                                                                        FEBRUARY 28,    FEBRUARY 29,          2004
                                                                           2003            2004            (UNAUDITED)
                                                                        ------------    -----------       ------------
OPERATING ACTIVITIES
      Net income                                                         $164,644       $  96,048          $  98,818
      Adjustments to reconcile net income to net
         cash provided by operating activities:
           Loss (income) in investment in Income Funds                    (98,400)         15,430                  -
           Depreciation                                                    13,364          16,540              5,328
           Charges to expense for deferred offering costs                  71,000         133,000             64,514
           Changes in:
                Receivables from Income Funds                               2,554        (549,856)          (379,851)
                Other receivable                                            1,985         (41,768)           (33,972)
                Deferred offering costs                                  (175,126)       (138,879)                 -
                Other assets                                                2,492           2,207            (13,088)
                Accounts payable and accrued expenses                      26,514         204,767           (228,143)
                Due to Income Funds                                        95,089         265,018            506,351
                                                                         --------       ---------          ---------

      Net cash provided by operating activities                           104,116           2,507             19,957

 INVESTING ACTIVITIES
      Capital expenditures                                                (31,063)        (18,106)            (5,786)
                                                                         --------       ---------          ---------

      Net cash utilized by investing activities                           (31,063)        (18,106)            (5,786)
                                                                         --------       ---------          ---------

               INCREASE (DECREASE) IN CASH AND CASH
                 EQUIVALENTS                                               73,053         (15,599)            14,171

 Cash and cash equivalents, beginning of period                            22,037          95,090             79,491
                                                                         --------       ---------          ---------

 Cash and cash equivalents, end of period                                $ 95,090       $  79,491          $  93,662
                                                                         ========       =========          =========
      Cash paid for:
           Interest                                                      $      -       $       -          $       -
                                                                         ========       =========          =========
           Income taxes                                                  $      -       $       -          $       -
                                                                         ========       =========          =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:

Increase to Investment in Income Funds resulting from increase in
  amounts Due to Investment Funds                                        $ 10,882       $  15,000          $       -
                                                                         ========       =========          =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2003 AND FEBRUARY 29, 2004
                          AND JUNE 30, 2004 (UNAUDITED)


NOTE A - NATURE OF BUSINESS

     Overview
     --------

     Commonwealth Capital Corp. through its wholly owned subsidiary, Commonwealth of Delaware, Inc. ("CDI") primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions. Certain wholly-owned subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees which own a 1% interest in limited partnerships/trusts (the "Income Funds") which were organized to acquire, own and act as lessor with respect to certain computer equipment. CDI's subsidiaries include Commonwealth Capital Fund VII, Inc., Commonwealth Capital Private Fund II, the Commonwealth Capital Trustee VIII, Inc. Commonwealth Capital Trustee IX, Inc., Commonwealth Capital Trustee X, Inc., Commonwealth Capital Private Fund, III, Inc. Commonwealth Income & Growth Fund, Inc., Commonwealth Capital Private Fund IV, Inc., Commonwealth Capital Private Fund V, Inc., and Commonwealth Capital Private Fund VI, Inc. (collectively the "General Partner Subsidiaries"), Commonwealth Capital Securities Corp., and Commonwealth Capital Delaware Trustee, Inc.

     During the years ended February 28, 2003 and February 29, 2004, respectively, one and two income funds were liquidated. no Income Funds were liquidated during the period ended June 30, 2004 (unaudited).

     CONCENTRATION OF RISK
     ---------------------

     Commonwealth Capital Corp. and subsidiaries (the "Company") is dependent on the compensation it receives from the income funds. This compensation may be reduced due to the financial performance of each income fund. there are certain income funds that have deferred the payment of fees to the company, because distributions to the limited partners were reduced because of the income funds' financial performance. If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the company would be able to continue to collect fees for services provided. No fees or reimbursable expenses were forgiven during the year ended February 28, 2003. During the year ended February 29, 2004, the company forgave $8,505 of fees and $139,651 of reimbursable expenses due from an Income Fund. also, no fees or reimbursable expenses were forgiven during the period ended June 30, 2004 (unaudited).

     Commission Income is earned by Commonwealth Capital Securities Corp., which sells units of its affiliated partnership through broker-dealer firms to their respective customers throughout the United States.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2003 AND FEBRUARY 29, 2004
                          AND JUNE 30, 2004 (UNAUDITED)


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION
     -----------------------------------------------------

     The accompanying consolidated financial statements include the accounts of Commonwealth Capital Corp., CDI, and CDI's subsidiaries (the "Company"). all significant intercompany transaction and balances have been eliminated. The company's balance sheets are presented on an unclassified basis in accordance with the leasing industry practice.

     INTERIM FINANCIAL INFORMATION
     -----------------------------

     The consolidated balance sheet as of June 30, 2004, and the consolidated statements of operations and retained earnings and cash flows for the four months ended June 30, 2004 are unaudited, and have been prepared in accordance with generally accepted accounting principles for interim financial information. However, certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management, the unaudited consolidated financial statements included herein contain all adjustments necessary to present fairly the financial position, result of operations and cash flows as of June 30, 2004, and for the period then ended.

     The results of operations and cash flows for interim periods presented are not necessarily indicative of the results that may be expected for any subsequent interim period or full year.

     USE OF ESTIMATES
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. actual results could differ from those estimates.

     Cash and cash equivalents
     -------------------------

     The Company maintains its cash balances in several financial institutions. At times, the balances may exceed federally insured limits. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk.

     The Company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents. At February 28, 2003, February 29, 2004 and June 30, 2004 (unaudited), cash equivalents consist of a money market fund, which invests, in U.S. Treasury obligations.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2003 AND FEBRUARY 29, 2004
                          AND JUNE 30, 2004 (UNAUDITED)

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Office furniture and equipment
     ------------------------------

     Office furniture and equipment are stated at cost. Depreciation is provided using declining balance and straight-line methods over the estimated useful lives of the assets (ranging from 5 to 7 years).

     Deferred offering costs
     -----------------------

     Deferred offering costs represent amounts incurred by the Company for the organization of related "Income Funds." These costs are charged to expense based on the ratio of cash proceeds raised in the current year from the sale of Limited Partnership Units and the total units offered. Deferred offering costs charged to expense for the years ended February 28, 2003 and February 29, 2004 were approximately $71,000 and $133,000, respectively, and are included in general and administrative expenses. Deferred offering costs charged to expense were $64,514 for the period ended June 30, 2004 and are included in general and administrative expense (unaudited).

     Revenue recognition
     -------------------

     The Company recognizes fees as earned in accordance with the various Limited Partnership and Trust Agreements. The Company recognizes commission income and brokerage fee expense on an accrual basis based on the trade date of the underlying customer transactions. Interest income on minimum lease payment receivable is recognized as earned.

     Income taxes
     ------------

     Deferred income taxes are provided as necessary for temporary differences between the financial and tax bases of investment in Income Funds and office furniture and equipment. The tax basis of investment in Income Funds differs from financial reporting due to temporary differences associated with ownership of general partnership interests in the various Income Funds. Also, for income tax reporting, the cost of property and equipment is being recovered using the methods and lives prescribed by the Internal Revenue Code.

     Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes. A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

     Reclassifications
     -----------------

     Certain amounts have been reclassified in the 2003 consolidated financial statements to conform to the 2004 presentation.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2003 AND FEBRUARY 29, 2004
                          AND JUNE 30, 2004 (UNAUDITED)



NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION

     Investment in Income Funds
     --------------------------

     The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests, and accounts for these interests by the equity method. Under the equity method, the Company records its proportionate share of the Partnership's undistributed earnings or losses. One Income Fund in each of 2003 and 2004 had liabilities that exceeded its assets. As the Company is obligated to fund any liabilities in excess of assets, the Company has increased its investment in Income Funds and Due to Income Funds in the amounts of $10,882 and $15,000 at February 28, 2003 and February 29, 2004, respectively, which were the amounts incurred during the years then ended.

     Loss in investment in Income Funds includes changes in net assets for funds in liquidation of $207 and $2,207 for the years ended February 28, 2003 and February 29, 2004, respectively.

     During 2003, the Company restated its consolidated financial statements to correct an error in its method of accounting for its investment in Income Funds. Prior to 2003, the Company recorded its proportionate share of the Partnership's undistributed earnings or losses in accordance with their 1% Income Fund percentage. The excess of fair value of the investment acquired over cost at the date of acquisition was being amortized into income on the straight-line method over the life of the Income Fund. Retained earnings as of the beginning of the year ended February 28, 2003 has been decreased by $43,342 to correct the aggregate effect of the error.

     As a result of the restatement, effective March 1, 2002 the Company changed its method of accounting for equity method goodwill to conform with the requirements of Statement of Financial Accounting Standards Board ("SFAS") No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets). SFAS 141 requires that any unamortized deferred credit related to an excess of fair value of the investment acquired over cost that was obtained before July 1, 2001 and is accounted for by the equity method be written off and recognized as the cumulative effect of an accounting change. Accordingly, the cumulative effect of the change is shown as a one-time charge to income in the accompanying statement of operations for the year ended February 28, 2003. Any deferred credit related to an excess of fair value of the investment acquired over cost that was obtained after July 1, 2001 is recognized as an extraordinary gain for the year ended February 28, 2003.

                  COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2003 AND FEBRUARY 29, 2004
                          AND JUNE 30, 2004 (UNAUDITED)

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION (CONTINUED)

     Financial information of the Income Funds as of December 31, is as follows:

                                               2002                  2003
                                               ----                  ----

                  Total assets              $12,218,000          $20,044,000
                  Nonrecourse debt            3,956,000            3,218,000
                  Other liabilities           1,685,000            4,242,000
                  Partners' capital           6,577,000           13,204,000
                  Net loss                   (1,271,000)          (1,543,000)

     The Company has guaranteed the performance of certain non-monetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds. In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries, which it satisfies through non-interest-bearing demand notes. Such notes total approximately $2,811,000 and $2,505,000 as February 28, 2003 and February 29, 2004,
     respectively, and have been eliminated in consolidation.

     Fee income earned by the Company from the Income Funds consists of: (1) equipment acquisition fees (3% - 4% as defined of the purchase price of all equipment purchased by the Income Fund(s), (2) debt placement fees (1% of the cost of equipment financed by the Income Funds), (3) sales fees (3% of the gross proceeds of equipment sold by the Income Funds), and (4) equipment management fees (3% - 5% as defined of the gross operating lease revenues of the Income Funds). Ongoing acquisition fees and equipment management fees may be increased as an indirect result of Company loans.

     Concentration
     -------------

     Approximately 92% and 91% of fee income for the years ended February 29, 2004 and February 28, 2003, respectively, and 98% of fee income for the period ended June 30, 2004 (unaudited), respectively, were from three Income Funds.

NOTE D - LEASE COMMITMENTS

     In 1989 and 1992, Garden State Facilities Funding, Inc. ("GSFF"), an affiliated entity previously included in the consolidated financial statements of the Company, entered into transactions in which they acted as lessor for two leases purchase transactions whereby the underlying assets were funded by investors through certificates of participation in the lease payments. All of GSFF's rights as lessor were assigned to a third-party agent which administers the collection of rentals paid by the lessee. The obligations under the certificates are nonrecourse to GSFF. Previously, these transactions had been recognized in the Company's consolidated financial statements as minimum lease payments receivable and nonrecourse obligations. Correspondingly, the Company had recognized interest income and

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2003 AND FEBRUARY 29, 2004
                          AND JUNE 30, 2004 (UNAUDITED)


NOTE D - LEASE COMMITMENTS (CONTINUED)

     interest expense in the Company's consolidated financial statements. Upon further analysis, management has determined that it was not appropriate to reflect these offsetting assets and liabilities, and interest income and expense in the Company's consolidated financial statements. As a result, the Company's consolidated financial statements for 2003 have been restated to reflect these transactions as sales pertaining to the assignment of lease rights whereby the corresponding minimum lease payments receivable and nonrecourse obligations (amounting to $2,945,000 at February 28, 2003) and interest income and expense (amounting to $175,939 for the year ended February 28, 2003) have been removed. This restatement had no effect on net income, income taxes or retained earnings for the year ended February 28, 2003.

     The Company leases an automobile, certain office equipment and office space under cancelable operating leases expiring in various dates through 2008. Rent expense under all operating leases was approximately $126,000 and $143,000 for years ended February 28, 2003 and February 29, 2004, respectively. Rent expense under all operating leases was approximately $58,000 for the period ended June 30, 2004 (unaudited). Future minimum lease payments under non-cancelable operating leases as of February 29, 2004 are as follows:

                  Year Ending February 28,                       Amount
                  ------------------------                       ------

                            2005                                $113,862
                            2006                                  80,814
                            2007                                  71,770
                            2008                                   1,802
                                                                $268,248


NOTE E - PROFIT SHARING PLAN

     The Company has a profit sharing plan which covers substantially all of its employees. Contributions to the Plan may be made at the discretion of management. No contributions to the Plan were made or accrued for the years ended February 28, 2003 and February 29, 2004, and the period ended June 30, 2004 (unaudited).

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2003 AND FEBRUARY 29, 2004
                          AND JUNE 30, 2004 (UNAUDITED)

NOTE F - INCOME TAXES

     The Company and it subsidiaries file a consolidated federal income tax return.

     The provision for income taxes for the years ended February 29, 2004 and February 28, 2003 is zero, and includes tax benefits of approximately $23,000 and $4,000, respectively, for the use of net operating loss carry forwards. The provision for income taxes for the period ended June 30, 2004 is zero, and includes tax benefits of approximately $25,000 for the use of net operating loss carry forwards (unaudited).

     At February 29, 2004, the Company has Federal net operating loss carry forwards of approximately $498,000, which expire through 2021. Also, at February 29, 2004, the Company has Pennsylvania net operating loss carry forwards of approximately $5,120,000, which expire through 2013.

     Deferred income taxes result primarily from temporary differences in the bases of certain assets for financial and income tax reporting purposes, and net operating losses.

     The components of the Company's net deferred tax asset (liability) consisted of the following as of February 28, 2003 and February 29, 2004:

                                                                         2003                  2004
                                                                         ----                  ----
                  Deferred tax assets:
                      Net operating loss carry forwards                $ 549,000             $ 507,000
                      Less valuation allowance                          (463,000)             (440,000)
                                                                       ---------             ---------

                      Deferred tax assets                                 86,000                67,000

                  Deferred tax liabilities:
                      Investments in Income Fund                         (77,000)              (56,000)
                      Office furniture and equipment                      (9,000)              (11,000)
                                                                       ---------             ---------
                      Deferred tax liabilities                           (86,000)              (67,000)
                                                                       ---------             ---------

                  Net deferred tax assets (liabilities)                $    -                $   -
                                                                       =========             =========

         The valuation allowance was decreased by $52,300 and $23,000, respectively, for the years ended February 28, 2003 and February 29, 2004.

                   COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2003 AND FEBRUARY 29, 2004
                          AND JUNE 30, 2004 (UNAUDITED)


NOTE G - RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENT

     The accompanying consolidated financial statements, as of and for the year ended February 28, 2003, have been restated in accordance with the disclosures set forth in Notes C and D.

     The effect of the restatement on the consolidated financial position and results of operations as of and for the year ended February 28, 2003 is as follows:

                                                  As Previously
                                                    Reported         Restated
                                                    --------         --------
                  Total assets                     $3,886,198       $  996,797

                  Total liabilities                 3,628,336          683,336

                  Stockholder's equity:
                    At March 1, 2002                  192,159          148,817
                    At February 28, 2003              257,862          313,461

                  Total income                      2,157,188        1,954,570

                  Total expenses                    2,091,485        1,195,546

                  Net income                           65,703          164,644

                                    TABLE II

                            PRIOR PERFORMANCE TABLES

                                                     COMMONWEALTH CAPITAL CORP.
                                              EXPERIENCE IN RAISING AND INVESTING FUNDS
                                                         AS OF JUNE 30, 2004
                                                              (TABLE 1)

                                                     COMMONWEALTH INCOME COMMONWEALTH INCOME COMMONWEALTH INCOME COMMONWEALTH INCOME
                                                       & GROWTH FUND IV   & GROWTH FUND III    & GROWTH FUND II    & GROWTH FUND I
OFFERING INFORMATION:
Amount offered (maximum)                                  $15,000,000          $15,000,000        $15,000,000        $15,000,000
Dollar Amount Sold                                         15,000,000            3,023,569          9,235,185         12,623,682
(1) Dealer/Manager Expenses                                 1,350,000              272,121            831,167          1,136,131
(2) Offering/Organizational Expenses                          450,000               90,707            277,056            378,710
                                                          ----------------------------------------------------------------------
NET PROCEEDS AVAILABLE                                     13,200,000            2,660,741          8,126,962         11,108,841
TOTAL EQUIPMENT PURCHASES:
Equipment purchased with cash                               9,761,797            2,832,316          2,848,188         14,455,357
Equipment financed                                          2,882,425            1,920,833          8,711,253         13,195,684
Rent paid to original lessor in lieu of cash                   60,226               70,360             56,706            344,326
Obligation incurred in connection to leased equipment               -                    -            502,721          1,421,857
                                                          ----------------------------------------------------------------------
TOTAL EQUIPMENT PURCHASES                                  12,704,448            4,823,509         12,118,868         29,417,224

% of Equipment financed as of
  June 2004                                                     22.7%                39.8%              71.9%              44.9%
Initial Acquisition Fees (%) (3)                                 3.4%                 3.4%               3.4%               3.4%
Date Offering Commenced                                    10/19/2001             01/27/98           05/12/95           12/17/93
Date Offering Completed                                     9/22/2003             07/27/00           05/12/97           05/11/95
Average Initial Term of Leases (in months)                         31                   33                 33                 32
Months from closing to invest 90%                                 N/A                    2                 36                  5


(1) Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2) Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for prospectus books and the guarantee fee.
(3) Fees were paid to the General Partner/Management Trustee at fund closing. Prior performance is not indicative of future performance

                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

The following table sets forth certain information concerning all the compensation earned by the General Partner and its Affiliates four public equipment leasing programs sponsored by the General Partner and Affiliates which closed in the most recent three years. Amounts are from two sources: (1) proceeds from the offering and (2) gross revenues. Amounts for operations are cumulative.

                                                     COMMONWEALTH CAPITAL CORP.
                                           COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                                                         AS OF JUNE 30, 2004
                                                             (TABLE II)


                                                     COMMONWEALTH INCOME COMMONWEALTH INCOME COMMONWEALTH INCOME COMMONWEALTH INCOME
                                                       & GROWTH FUND IV   & GROWTH FUND III   & GROWTH FUND II     & GROWTH FUND I
DATE OFFERING COMMENCED                                   10/19/2001          07/25/97           05/12/95             12/17/93
Dollar amount raised                                    $15,000,000          $3,023,569         $9,235,185           $12,623,682
AMOUNT PAID FROM THE PROCEEDS OF OFFERING,
REINVESTMENT AND/OR DEBT:
Initial Acquisition Fee                                     510,000             102,801            310,694               426,473
Organizational Fee                                          450,000              31,747            114,469               140,869
Cash generated (used) from operations before
deducting payments to the General Partner and
Affiliates                                                   63,752           1,887,964          5,824,392            10,465,036
AMOUNT PAID TO THE GENERAL PARTNER AND AFFILIATES
FROM OPERATIONS:                                                                                    -
Equipment Management Fee                                     88,951             219,895            948,936             1,283,316
Acquisition Fee                                             434,826             191,425            443,700               675,880
Finance Fee                                                  21,878              19,196             83,401               117,566
Dollar amount of equipment sales and refinancing
before deducting payments to the General Partner and
Affiliates                                                  118,180             275,888          1,936,130             3,031,571
Amount paid to the General Partner and Affiliates
from equipment sales and refinancing                          3,545               8,277             58,084                90,946

PRIOR PERFORMANCE IS NOT INDICATIVE OF  FUTURE PERFORMANCE.

                                                 COMMONWEALTH INCOME & GROWTH FUND I
                                                 OPERATING RESULTS OF PRIOR PROGRAMS
                                                             (Table III)
                                    For the Years Ended December 31, 1999, 2000, 2001, 2002, 2003
                                               and For the Period Ended June 30, 2004

                                                               1999          2000         2001       2002       2003        2004
COMPUTATION OF NET INCOME (LOSS)
Months of Operations                                                 12            12          12         12         12       6 **
Gross Revenues                                              $ 3,005,189   $ 1,797,061   $ 954,340  $ 442,734  $ 383,353   $149,420
Less: Operating Expenses                                        261,038       192,622     221,147    290,736    195,617     16,438
Equipment Management Fee                                        149,675        89,517      38,232     20,289     16,598      2,302
Depreciation and Amortization                                 2,808,781     1,475,744     413,480    304,452    262,726    115,998
Interest expense                                                105,223        22,242      11,121     39,803     22,999      4,287
Uncollectible accounts receivable                                50,000       103,818      99,831     24,565          -          -
Loss on sale of computer equipment                              108,640       118,397           -          -          -          -
Net Income (Loss) - GAAP Basis                                 (478,168)     (205,279)    170,529   (237,111)  (114,587)    10,395

Federal Taxable Income                                         (310,551)      293,334      28,423   (416,702)   (34,167)    N/A
Cash Distributions - GAAP Basis                                (959,043)   (1,031,324)   (315,490)         -          -          -
COMPUTATION OF CASH FLOWS NET INCOME (LOSS)
Net (Loss)                                                     (478,168)     (205,279)    170,529   (237,111)  (114,587)    10,395
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
NET CASH PROVIDED BY OPERATING ACTIVITIES:
Depreciation and Amortization                                 2,808,801     1,475,744     413,480    304,452    262,726    115,998
Loss (gain) on sale of equipment                                108,640       118,397    (185,549)   (17,628)   (51,374)      (949)
Other Non-Cash Activities Included in the Determination of
Net Income (Loss)*                                           (1,706,647)     (649,145)   (111,180)  (273,464)  (267,354)   (86,813)
Net Change in Operating Assets and Liabilities                   19,188      (226,314)    (30,522)   221,488    106,379    (40,353)
Net Cash Provided by (Used in) Operating Activities             751,814       513,403     256,758     (2,263)   (64,210)    (1,722)
Capital Expenditures                                           (160,935)            -    (199,304)   (25,000)    (5,000)         -
Net proceeds from sale of equipment                             590,355       365,210     229,719     23,816     70,381      6,693
Accounts Payable - CCC                                                -             -           -          -          -          -
Payment of Equipment Payable                                          -             -           -          -          -          -
Equipment Acquisition Fees Paid to the General Partner           (6,468)            -     (29,737)    (9,145)      (200)         -
Net Cash Provided by (Used in) Investing Activities             422,952       365,210         678    (10,329)    65,181      6,693
Partners' Contributions                                               -             -           -          -          -          -
Offering Costs                                                        -             -           -          -          -          -
Advance to Commonwealth Capital Corp.                                 -             -           -          -          -          -
Proceeds from short-term note payable                                 -             -           -     13,984          -          -
Distributions to Partners                                      (959,043)   (1,031,324)   (315,490)         -          -          -
Debt placement fee                                                    -             -      (5,441)    (2,036)         -          -
Net Cash (Used in) Financing Activities                        (959,043)   (1,031,324)   (320,931)    11,948          -          -
Net Increase (Decrease) in Cash                                 215,723      (152,711)    (63,495)      (644)       971      4,971
Cash at Beginning of Year                                         1,565       217,288      64,577      1,082        438      1,409
Cash at End of Year                                             217,288        64,577       1,082        438      1,409      6,380
INVESTMENT DATA PER $ 1,000 INVESTMENT
Net Income (Loss) - GAAP Basis                                      (38)          (16)         14        (19)        (9)         1
Federal Taxable Income to Investors                                 (25)           23           2        (33)        (3)    N/A
Cash Distributions to Investors - GAAP Basis                        (76)          (82)        (25)         -          -          -
Return of Capital to Investors - GAAP Basis                          76            82          25          -          -          -

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**   Results through June 30 ,2004

Prior Performance is not indicative of future performance

                                                COMMONWEALTH INCOME & GROWTH FUND II
                                                 OPERATING RESULTS OF PRIOR PROGRAMS
                                                             (Table III)
                                    For the Years Ended December 31, 1999, 2000, 2001, 2002, 2003
                                               and For the Period Ended JUne 30, 2004

                                                            1999         2000         2001          2002         2003        2004
COMPUTATION OF NET INCOME (LOSS)
Months of Operations                                              12           12           12            12          12        6**
Gross Revenues                                           $ 4,624,903  $ 4,117,170  $ 3,319,026   $ 2,714,461  $1,957,580  $ 450,258
Less: Operating Expenses                                     232,565      241,150      360,293       571,038     608,439    167,130
Equipment Management Fee                                     229,900      221,768      151,046       135,579      75,934     22,492
Depreciation and Amortization                              4,235,207    3,679,550    2,270,229     1,703,838   1,054,953    399,745
Interest expense                                             298,121      160,897      105,496       156,380      88,625     18,888
Uncollectible accounts receivable                                  -       45,000        9,200       398,868           -          -
Loss on sale of computer equipment                             8,447      138,014            -             -           -     23,752
Net Income (Loss) - GAAP Basis                               (72,769)    (369,209)     422,762      (251,242)    129,629   (181,749)

Federal Taxable Income                                       443,920     (196,957)    (536,884)     (537,280)   (816,144)       N/A
Cash Distributions - GAAP Basis                             (891,690)    (923,546)    (685,429)     (519,480)   (577,200)  (230,880)
COMPUTATION OF CASH FLOWS NET INCOME (LOSS)
Net (Loss)                                                  (379,337)    (369,209)     422,762      (251,242)    129,629   (181,749)
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Depreciation and Amortization                              4,235,207    3,679,550    2,270,229     1,703,838   1,054,953    399,745
Amortization of unearned lease income                              -            -            -             -     (10,945)         -
Loss / (gain) on sale of equipment                             8,447      138,014     (295,135)         (828)   (439,124)    23,752
Other Non-Cash Activities Included in the Determination
of Net Income (Loss)*                                     (2,626,791)  (2,381,576)  (1,252,115)   (1,149,810)   (995,568)  (360,331)
Net Change in Operating Assets and Liabilities              (156,165)    (209,975)       3,241       178,356     322,837    181,867
Net Cash Provided by Operating Activities                  1,081,396      856,804    1,148,982       480,314      61,782     63,284
Capital Expenditures                                        (254,787)     (98,453)    (677,233)      (97,107)    (15,000)    (4,049)
Net proceeds from sale of equipment                           50,106      431,394      408,634       134,335     422,533     67,351
Equipment Acquisition Fees Paid to the General Partner       (57,407)     (33,588)    (105,760)      (24,029)       (600)      (846)
Net Cash Provided by (Used in) Investing Activities         (262,088)     299,353     (374,359)       13,199     406,933     62,456
Partners' Contributions                                            -            -      (10,577)       (4,164)          -          -
Offering Costs                                                     -            -            -             -           -          -
Accounts Receivable - CCC                                          -            -     (315,404)        8,000     112,882    132,151
Distributions to Partners                                   (891,690)    (923,546)    (692,269)     (519,480)   (577,200)  (230,880)
Debt placement fee                                           (11,503)      (7,215)     (19,667)       (5,036)          -       (171)
Proceeds from refinancing notes payable                            -            -            -        46,103           -          -
Net Cash (Used in) Financing Activities                     (903,193)    (930,761)  (1,037,917)     (474,577)   (464,318)   (98,900)
Net Increase (Decrease) in Cash                              (83,885)     225,396     (263,294)       18,936       4,397     26,840
Cash at Beginning of Year                                    136,208       52,323      277,719        14,425      33,361     37,758
Cash at End of Year                                           52,323      277,719       14,425        33,361      37,758     64,598
INVESTMENT DATA PER $1,000 INVESTMENT
Net Income (Loss) - GAAP Basis                                   (41)         (40)          46           (27)         14        (20)
Federal Taxable Income to Investors                               48          (21)         (58)          (58)        (89)       N/A
Cash Distributions to Investors - GAAP Basis                     (97)        (100)         (74)          (56)        (63)       (25)
Return of Capital to Investors - GAAP Basis                       97          100           74            56          63         25

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**   Results through June 30 ,2004

Prior Performance is not indicative of future performance

                                              COMMONWEALTH INCOME & GROWTH FUND III
                                               OPERATING RESULTS OF PRIOR PROGRAMS
                                                           (Table III)
                                  For the Years Ended December 31, 1999, 2000, 2001, 2002, 2003
                                              and For the Period Ended June 30, 2004

                                                             1999        2000        2001       2002         2003        2004
COMPUTATION OF NET INCOME (LOSS)
Months of Operations                                              12          12          12         12           12        6 **
Gross Revenues                                             $ 953,958  $1,262,989  $1,110,481  $ 789,063    $ 408,364   $  96,770
Less: Operating Expenses                                     275,066     223,838     233,577    265,918      153,142      19,861
Equipment Management Fee                                      46,893      63,345      55,126     39,218       19,571       4,636
Depreciation and Amortization                                885,463     970,882     992,477    723,513      379,854     153,857
Interest expense                                              55,270      64,205      44,900     22,247       12,020       2,445
Uncollectible accounts receivable                                  -           -           -     30,011            -           -
Loss on sale of computer equipment                                 -     120,596      55,028          -            -           -
Net (Loss) - GAAP Basis                                     (308,734)   (179,877)   (270,627)  (291,844)    (156,223)    (84,029)

Federal Taxable Income                                        20,307     (41,168)   (108,877)  (514,206)    (480,336)     N/A
Cash Distributions - GAAP Basis                             (227,995)   (302,898)   (317,497)  (317,498)    (317,500)   (158,749)
COMPUTATION OF CASH FLOWS NET (LOSS)                                                                  -
Net (loss)                                                  (308,734)   (179,877)   (270,627)  (291,844)    (156,223)    (84,029)
ADJUSTMENTS TO RECONCILE NET (LOSS) TO NET CASH PROVIDED
BY OPERATING ACTIVITIES:                                                                              -
Depreciation and Amortization                                885,463     970,882     992,477    723,513      379,854     153,857
Loss (gain) on sale of equipment                                   -     120,596      55,028     (4,343)     (16,865)     (4,044)
Other Non-Cash Activities Included in the Determination
of Net (Loss)*                                              (318,386)   (497,722)   (591,179)  (310,970)    (162,331)    (53,220)
Net Change in Operating Assets and Liabilities               (49,097)    (81,303)    210,497     66,659      211,262      37,590
Net Cash Provided by Operating Activities                    209,246     332,526     396,196    183,015      255,697      50,154
Capital Expenditures                                        (730,316)   (408,770)   (170,943)   (64,989)           -      (2,249)
Net proceeds from sale of equipment                                -      57,864         686    208,484       61,863       7,089
Equipment Acquisition Fees Paid to the General Partner       (66,279)    (28,531)    (12,672)   (11,416)           -        (832)
Net Cash Provided by (Used in) Investing Activities         (796,595)   (379,437)   (182,929)   132,079       61,863       4,008
Partners' Contributions                                      515,849     364,878           -          -            -     109,616
Offering Costs paid to affiliate                             (46,426)    (32,829)          -          -            -           -
Offering Costs paid to the General Partner                   (10,060)     (7,115)          -          -            -           -
Distributions to Partners                                   (227,995)   (302,898)   (317,497)  (317,498)    (317,500)   (158,749)
Proceeds from note payable                                         -           -           -          -            -           -
Debt placement fee                                           (12,386)     (3,211)     (1,395)    (2,204)           -        (186)
Net Cash Provided by (Used in) Financing Activities          218,982      18,815    (318,892)  (319,702)    (317,500)    (49,319)
Net Increase (Decrease) in Cash                             (368,367)    (28,096)   (105,625)    (4,608)          60       4,843
Cash at Beginning of Year                                    507,193     138,826     110,730      5,105          497         557
Cash at End of Year                                          138,826     110,730       5,105        497          557       5,400
INVESTMENT DATA PER $ 1,000 INVESTMENT
Net Loss - GAAP Basis                                           (130)        (63)        (90)       (97)         (52)        (28)
Federal Taxable Income to Investors                                9         (14)        (36)      (170)        (159)        N/A
Cash Distributions to Investors - GAAP Basis                     (96)       (105)       (105)      (105)        (105)        (53)
Return of Capital to Investors - GAAP Basis                       96         105         105        105          105          53

* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**   Results through June 30, 2003

Prior Performance is not indicative of future performance

                                           COMMONWEALTH INCOME & GROWTH FUND IV
                                           OPERATING RESULTS OF PRIOR PROGRAMS
                                                       (Table III)
                                    From Program Inception* through December 31, 2003
                                        and For the Period Ended June 30 30, 2004

                                                                              2002              2003            2004
COMPUTATION OF NET INCOME (LOSS)
Months of Operations                                                               6 *                12           6 ***
Gross Revenues                                                             $   150,534       $ 1,678,650     $ 2,042,812
Less: Operating Expenses                                                       443,358         1,180,077         498,742
Organizational costs                                                            38,079           103,146          -
Equipment Management Fee                                                         7,111            81,840         101,754
Depreciation and Amortization                                                  110,021         1,265,669       1,541,007
Interest expense                                                                     -            42,366          55,712
Uncollectible accounts receivable                                                    -                 -               -
Loss on sale of computer equipment                                               5,886                 -           2,919
Net (Loss) - GAAP Basis                                                       (453,921)         (994,448)       (157,322)

Federal Taxable Income                                                        (977,925)       (3,136,737)            N/A
Cash Distributions - GAAP Basis                                                (87,417)         (935,899)       (750,468)
COMPUTATION OF CASH FLOWS NET (LOSS)
Net (loss)                                                                    (453,921)         (994,448)       (157,322)
ADJUSTMENTS TO RECONCILE NET (LOSS) TO NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES:
Depreciation and Amortization                                                  110,021         1,265,669       1,541,007
Loss (gain) on sale of equipment                                                 5,886              (384)          2,919
Other Non-Cash Activities Included in the Determination of Net Loss**                -          (427,805)       (518,004)
Net Change in Operating Assets and Liabilities                                 (50,954)        2,417,706      (2,867,323)
Net Cash Provided by Operating Activities                                     (388,968)        2,260,738      (1,998,723)
Capital Expenditures                                                        (2,224,765)       (6,401,395)     (1,139,223)
Net proceeds from sale of equipment                                            100,502            14,063          55,431
Prepaid Equipment Acquisition Fees Paid to the General Partner                 (33,905)         (143,936)         -
Equipment Acquisition Fees Paid to the General Partner                         (88,991)         (345,835)        (31,820)
Net Cash (Used in) Investing Activities                                     (2,247,159)       (6,877,103)     (1,115,612)
Partners' Contributions                                                      3,626,554        11,341,175               -
Offering Costs paid to affiliate                                                     -                 -               -
Offering Costs paid to the General Partner                                    (393,230)       (1,403,719)              -
Distributions to Partners                                                      (87,417)         (935,899)       (750,468)
Accounts Receivable - CCC                                                            -          (229,801)        (54,775)
Proceeds from note payable                                                           -                 -               -
Debt placement fee                                                                   -           (21,878)         (6,982)
Net Cash Provided by Financing Activities                                    3,145,907         8,749,878        (812,225)
Net Increase in Cash                                                           509,780         4,133,513      (3,926,560)
Cash at Beginning of Year                                                        1,000           510,780       4,644,293
Cash at End of Year                                                            510,780         4,644,293         717,733
INVESTMENT DATA PER $1,000 INVESTMENT
Net Loss - GAAP Basis                                                             (188)              (96)            (10)
Federal Taxable Income to Investors                                               (406)             (304)            N/A
Cash Distributions to Investors - GAAP Basis                                       (36)              (91)            (50)
Return of Capital to Investors - GAAP Basis                                         36                91              50

*       Commencement Date is 07/08/02

** The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

***   Results through June 30, 2004

Prior Performance is not indicative of future performance


                                               COMMONWEALTH INCOME & GROWTH FUND I
                                                        EQUIPMENT SALES
                                                 JANUARY 1, 2001 - JUNE 30, 2004
                                                            (TABLE V)

                                                                                                                         YEAR
                                                                                                 EQUIPMENT                OF
                       MANUFACTURER                       EQUIPMENT TYPE                        DESCRIPTION           ACQUISITION
                    ----------------------------------------------------------------------------------------------------------------
Aetna Moore #4              IBM                   (1) 3900 - DW1, (1) 3900 - DW2                  Printer                1997
Unum Life Insurance #8      IBM                        3900 - DW1 printers                        Printer                1995
Fingerhut 8               SIEMENS                         (3) 2240 - 004                          Printer                1995
Sprint 59                   STK                             9490 - M32                          Tape Drive               1996
CSC #1 **                   SGI                (114) Octane/SI, R100000 195MHz/1mb              Workstation              1997
Chrysler 39                 STK                 Tape Libraries, Redwd, Timberline               Tape Drive               1996
Pitney Bowes 10             IBM                                3590                             Tape Drive               1998
Cendant 1                   SUN                          Sun 6000 server                          Server                 1998
Chrysler 102                IBM                     (2) 3745 - 31A, 3746 - 900                Comm Controller            1996
Pitney Bowes 10 *           IBM                                3590                             Tape Drive               1998
CSC 1                       SGI                (114) Octane/SI, R100000 195MHz/1mb              Workstation              1997
Lucent 49                   SUN                       Enterprise 3500 server                      Server                 1998
ADP 13                      IBM                   (3) 3490 - A20, (1) 3490 - B40                Tape Drive               1994
Fingerhut 8               SIEMENS                         (3) 2240 - 004                          Printer                1995
Kaiser 73                   CIS                              ROUTERS                           CISCO ROUTERS             1999
TCE 15                     CISCO                            SOP SYSTEM                            PRINTER                2001
ITI 31                     DELL               128MB, ECC, SDRAM, 1 DIMM, 100MHz, GX1            Workstation              2002
PITNEY BOWES                IBM                                3590                             TAPE DRIVE               1998
GEM 196                    CISCO                            ROUTERS -6                            ROUTER                 2001








                               [RESTUBBED TABLE]


                                   YEAR           ORIGINAL             NET              NET              GAAP          FEDERAL
                                    OF          ACQUISITION           BOOK           PROCEEDS             NET          TAXABLE
                                 DISPOSAL           COST              VALUE          RECEIVED         GAIN/(LOSS)   NET GAIN/(LOSS)
                            --------------------------------------------------------------------------------------------------------
Aetna Moore #4                     2001          $  460,490         $     -          $ 27,160          $ 27,160       $ (29,072)
Unum Life Insurance #8             2001             123,614               -             6,548             6,548           6,547
Fingerhut 8                        2001             459,592               -            20,370            20,370          20,370
Sprint 59                          2001             703,968               -            17,182            17,182          (4,714)
CSC #1 **                          2001             466,956         $ 9,825            26,056            16,231         (36,247)
Chrysler 39                        2001             748,419               -            16,005            16,005         (60,034)
Pitney Bowes 10                    2001             299,832               -            80,093            80,093           7,559
Cendant 1                          2001             274,774          34,347            37,200             2,853         (29,273)
Chrysler 102                       2002             184,383               -             1,067             1,067             644
Pitney Bowes 10 *                  2002                   -               -             1,392             1,392           1,392
CSC 1                              2002             200,000               -             6,530             6,530          (2,874)
Lucent 49                          2002              49,505           6,188             3,142            (3,046)         (3,130)
ADP 13                             2002             379,682               -            11,685            11,685          11,685
Fingerhut 8                        2003                   -               -             6,000             6,000           2,100
Kaiser 73                          2003              38,184           4,773            10,141             5,368          (1,397)
TCE 15                             2003               9,794           4,693             2,593            (2,100)         (3,102)
ITI 31                             2003              15,790           9,540             3,119            (6,421)         (4,009)
PITNEY BOWES                       2003                   -               -            50,400            48,888           5,000
GEM 196                            2004              22,976           5,744             6,900               949           N/A





                                                 $4,437,959         $75,110          $333,582          $256,753       $(118,555)


                                              COMMONWEALTH INCOME & GROWTH FUND II
                                                        EQUIPMENT SALES
                                                 JANUARY 1, 2001 - JUNE 30, 2004
                                                     (TABLE V) - PAGE 1 OF 3



                                    MANUFACTURER                                             EQUIPMENT TYPE
                      --------------------------------------------------------------------------------------------------------------
CSC # 1                                 SGI                                       (114) Octane/SI, R100000 195MHz/1mb
Federated # 10                          IBM                                              (32) 3130-02D printers
Lucent 4                                SUN                                            Sun E6000 server & upgrade
AT & T 2                                IBM                                                (1) 3900 DW1 / DW2
PCI 001                                 DELL                                    (4) Optiplex GX110T P3/667 MB/10GB/48XCD
Chase #16                               SUN                                               (3) Sun 450 servers
Aetna 3                                 STK                                                  (2) 9490 - M34
Pitney Bowes 11                         IBM                                                       3590
AT & T 9700430                          STK                                                    9490 - M34
UFG002 (Eqty Pkg 2)                     DELL                                        (2) CPi300XT/256MB/10GB/24X/56K
ADP 1                                   IBM                                     (1) 3490 A20 w/ (4) 3312, (2) 3490 - B40
Great Lakes 3                          CISCO                                                 Cisco Routers
Pitney Bowes 11 *                       IBM                                                       3590
CSC 1                                   SGI                                       (114) Octane/SI, R100000 195MHz/1mb
Lucent 51                               SUN                                              Enterprise 4500 server
Equitable 13                            SUN                                                 Sun 6000 server
DPT 008                                CISCO                                           3640 4-slot modular router
Chrysler 93                             IBM                                          (2) 3745 - 31A, (2) 3746 - 900
AT&T 1000                               FORE                                                  (1) ASX 1000
Allied Signal 78                         HP                                            (20) HP C180 WORKSTATIONS
TNC 003                                  HP                                     PIII 450/128MB, P111 450/64MB/8.4GB/10-1
Lucent MVE                              STK                                                     9730-001
DDT 005                                  HP                                                   (1) ROLLO 67
Kaiser 91                              CISCO                                               (5) CATALYST 5500
GEM 079                               LEXMARK                                          20T2040-OPTRA T612N-20PPM
TCE 015                                CISCO                                                   SOP SYSTEM
DEP Trust 6                             IBM                                             4 ESCON DIRECTORS - 9032
DEP Trust 7                             IBM                                             5 ESCON DIRECTORS - 9032
Avon 18                                                                                  (75%): (8) 3900 - OW1
TCE 002                                EPSON                                                   EOSIB EKO
PAR 008                                COMPAQ                                      Armada 110Celeron/700, Armada E500
KSR 35                                  IBM                                                   RS 6000 H-50
KSR 36                                  IBM                                                   RS 6000 H-50
MFB 001                                 DELL                                          4 latitude CPXP3-650GT 120MB
PLN 001                          NEC/COMPAQ/Samsung                      3 Armada M700, 3 SyncMaster 17in monitor, 4 Telephones
PAR 009                                COMPAQ                              7 Armada E500, 1 Proliant DL360R, 1 Deskpro EN MT
KAI 005                              Metrix/NEC                                            3 MT P3/933 256MB
KAI 004                                Metrix                                              1MT P3/933 1287MB
PAR 009                                COMPAQ                              7 Armada E500, 1 Proliant DL360R, 1 Deskpro EN MT
EMC 007                            COMPAQ/CITRIX                                       Armada E500, Metaframev1.8
GRT 003                                 DELL                                       1 Poweredge 4400, 1Poweredge 6400
PFH 001                                Clone                                                  2 Clone P650
PITNEY BOWES                            IBM                                                       3590
VEC 002                                Clone                                 38 Mine Tower P3/550, 38 17in Spectrum Display
VEC 004                                Clone                                1 P3/500 256MB, 15 P3/550 64MB, 16 17in Display
KAI 006                               Toshiba                                   9 Toshiba Satelite Pro 4300, 1 metrix MT
MFB 015                                 DELL                                          9 latitude CPXP3-650GT 120MB
MFB 016                                 DELL                                          6 latitude CPXP3-650GT 120MB
MFB 017                                 DELL                                         10 latitude CPXP3-650GT 120MB
MFB 020                                 DELL                                          1 latitude CPXP3-650GT 120MB
MFB 023                                 DELL                                          8 latitude CPXP3-650GT 120MB
MFB 024                                 DELL                                          9 latitude CPXP3-650GT 120MB
MFB 025                                 DELL                                          8 latitude CPXP3-650GT 120MB
MFB 026                                 DELL                                          9 latitude CPXP3-650GT 120MB
MFB 030                                 DELL                                          5 latitude CPXP3-650GT 120MB
MFB 031                                 DELL                                         12 latitude CPXP3-650GT 120MB
MFB 032                                 DELL                                         10 latitude CPXP3-650GT 120MB
MFB 033                                 DELL                              3 Latitude CPxP3, 1 Demension 4100, 1 HP Deskjet 97
GEM 181                                 Sun                                Ultra 10 mdi 440/512MB/20GB, 17in Digital Display
PLN 001                          NEC/COMPAQ/Samsung                      3 Armada M700, 3 SyncMaster 17in monitor, 4 Telephones
GEM 314                                CISCO                                   1-Port T1/Frac TDSU/CSU WAN Interface Card
PAR 013                                COMPAQ                         (3) Evo N400c P3/850, (2) D500 ScanJet 7450C, LASERJET 1000
 Great Lakes 3                         CISCO                                                 CISCO ROUTERS
 Pitney Bowes 11 *                      IBM                                                       3590
 CSC 1                                  SGI                    (1) DISK DRIVE W/CONTROLLER (2) SERVERS Octane/SI, R100000 195MHz/1mb
 Lucent 51                              SUN                                              ENTERPRISE 4500 SERVER







                                              COMMONWEALTH INCOME & GROWTH FUND II
                                                        EQUIPMENT SALES
                                                 JANUARY 1, 2001 - JUNE 30, 2004
                                                     (TABLE V) - PAGE 2 OF 3


                                [RESTUBBED TABLE]



                                                                        YEAR          YEAR               ORIGINAL           NET
                                             EQUIPMENT                   OF            OF              ACQUISITION          BOOK
                                            DESCRIPTION              ACQUISITION    DISPOSAL               COST            VALUE
                            ----------------------------------------------------  --------------------------------------------------
CSC # 1                                     Workstation                 1997          2001              $ 462,332          $ 9,500
Federated # 10                                Printer                   1997          2001                559,566           34,843
Lucent 4                                       Server                   1997          2001                461,207            9,609
AT & T 2                                      Printer                   1997          2001                477,466                -
PCI 001                                     Workstation                 2000          2001                  4,965              621
Chase #16                                      Server                   1998          2001                244,584           30,573
Aetna 3                                   Drive Timerline               1998          2001                194,272           24,284
Pitney Bowes 11                              Tape Drive                 1998          2001                886,374                -
AT & T 9700430                            Drive Timerline               1997          2001                      -                -
UFG002 (Eqty Pkg 2)                         Workstation                 2000          2001                  5,427            4,070
ADP 1                                          Drive                    1996          2002                178,673                -
Great Lakes 3                                 Routers                   1999          2002                456,358           80,642
Pitney Bowes 11 *                            Tape Drive                 1998          2002                      -                -
CSC 1                                       Workstation                 1997          2002                200,000                -
Lucent 51                                      Server                   1998          2002                120,701           15,087
Equitable 13                                   Server                   1998          2002                418,332           10,625
DPT 008                                       Routers                   2000          2002                 23,717           15,811
Chrysler 93                                  Controller                 1997          2002                178,454                -
AT&T 1000                                   Comm. Switch                1999          2002                      -                -
Allied Signal 78                            WORKSTATION                 1997          2002                 10,878                -
TNC 003                                  SERVER WORKSTATION             2000          2002                  3,265            1,633
Lucent MVE                                  TAPE LIBRARY                1999          2002                 19,449            5,267
DDT 005                                  PAPER ROLL SYSTEM              2000          2003                 19,416            8,090
Kaiser 91                                     ROUTERS                   1999          2003                 62,538            7,817
GEM 079                                       PRINTER                   2000          2003                157,500           39,375
TCE 015                                       PRINTER                   2001          2003                 18,189            8,715
DEP Trust 6                                ESCON DIRECTOR               1998          2003              1,044,784                -
DEP Trust 7                                ESCON DIRECTOR               1998          2003              1,175,992                -
Avon 18                                       PRINTER                   1997          2003              1,542,482                -
TCE 002                                       DISPLAY                   1999          2003                  5,813              484
PAR 008                                     WORKSTATIONS                2001          2003                 64,225           34,789
KSR 35                                      WORKSTATIONS                1999          2003                560,621                -
KSR 36                                      WORKSTATIONS                1999          2003                138,149                -
MFB 001                                     WORKSTATIONS                2000          2003                  2,899              785
PLN 001                                     WORKSTATIONS                2001          2003                  4,300            1,971
PAR 009                                     WORKSTATIONS                2001          2003                 29,371           14,685
KAI 005                                        Server                   2000          2003                  8,305            2,076
KAI 004                                        Server                   2000          2003                  2,236              559
PAR 009                                     WORKSTATIONS                2001          2003                      -                -
EMC 007                                     WORKSTATIONS                2001          2003                 24,402           11,693
GRT 003                                  Workstation/Server             2000          2003                 49,213           11,278
PFH 001                                     WORKSTATIONS                2000          2003                  3,018              691
PITNEY BOWES                                 TAPE DRIVE                 1998          2003                      -                -
VEC 002                                     WORKSTATIONS                2000          2004                 31,895            6,645
VEC 004                                     WORKSTATIONS                2000          2004                 13,398            2,791
KAI 006                                  Workstation/Server             2000          2004                 27,233              333
MFB 015                                     WORKSTATIONS                2000          2004                 27,959            2,838
MFB 016                                     WORKSTATIONS                2000          2004                 18,639            3,032
MFB 017                                     WORKSTATIONS                2000          2004                 31,066            5,053
MFB 020                                     WORKSTATIONS                2000          2004                  3,107              505
MFB 023                                     WORKSTATIONS                2000          2004                 24,852            3,472
MFB 024                                     WORKSTATIONS                2000          2004                 31,066            6,472
MFB 025                                     WORKSTATIONS                2000          2004                 24,852            5,178
MFB 026                                     WORKSTATIONS                2000          2004                 27,959            5,825
MFB 030                                     WORKSTATIONS                2000          2004                 15,533            3,236
MFB 031                                     WORKSTATIONS                2000          2004                 37,279            7,766
MFB 032                                     WORKSTATIONS                2000          2004                 31,066            6,472
MFB 033                              Workstation/Server/Printer         2000          2004                 12,084            2,517
GEM 181                                     WORKSTATIONS                2001          2004                  2,760            1,150
PLN 001                                     WORKSTATIONS                2001          2004                 32,951           11,670
GEM 314                                     Comm. Switch                2001          2004                  1,982              743
PAR 013                                     WORKSTATIONS                2003          2004                 32,151           15,406
Great Lakes 3                                 ROUTERS                   1999          2004                456,358            4,657
Pitney Bowes 11 *                            TAPE DRIVE                 1998          2004                      -                -
CSC 1                                       WORKSTATION                 1998          2004                200,000                -
Lucent 51                                      SERVER                   1998          2004                120,701            5,706


                                                                                                ------------------------------------
                                                                                                     $ 14,635,625      $ 1,056,449
                                                                                                ------------------------------------


                       COMMONWEALTH INCOME & GROWTH FUND II
                                  EQUIPMENT SALES
                          JANUARY 1, 2001 - JUNE 30, 2004
                              (TABLE V) - PAGE 3 OF 3



                                [RESTUBBED TABLE]



                                   NET              GAAP             FEDERAL
                                 PROCEEDS            NET             TAXABLE
                                 RECEIVED       GAIN / (LOSS)    NET GAIN / (LOSS)
                            -------------------------------------------------------
CSC # 1                       $   26,057          $ 16,557        $   (70,108)
Federated # 10                    12,969           (21,874)          (118,010)
Lucent 4                           3,880            (5,729)           (92,051)
AT & T 2                         104,850           104,850              2,538
PCI 001                              505              (115)            (3,947)
Chase #16                         10,864           (19,709)           (90,883)
Aetna 3                            7,065           (17,219)           (73,750)
Pitney Bowes 11                  216,549           216,549           (210,530)
AT & T 9700430                    27,540            27,540             14,550
UFG002 (Eqty Pkg 2)                1,355            (2,716)            (3,161)
ADP 1                             17,019            17,019             17,019
Great Lakes 3                     67,900           (12,742)          (206,685)
Pitney Bowes 11 *                  4,662             4,662              4,662
CSC 1                              6,530             6,530             (3,870)
Lucent 51                          7,659            (7,429)           (17,446)
Equitable 13                       4,064            (6,560)           (93,059)
DPT 008                            4,572           (11,239)           (12,379)
Chrysler 93                        9,700             9,700                420
AT&T 1000                          3,751             3,751             (3,369)
Allied Signal 78                   2,056             2,056              2,056
TNC 003                              309            (1,324)            (1,983)
Lucent MVE                         6,113               846             (2,991)
DDT 005                            2,799            (5,291)            (2,303)
Kaiser 91                         14,652             6,835             (4,922)
GEM 079                           49,850            10,475            (15,670)
TCE 015                            4,815            (3,900)            (6,536)
DEP Trust 6                      159,800           159,800             25,222
DEP Trust 7                      150,400           150,400             21,399
Avon 18                                -                 -                  -
TCE 002                            2,099             1,615               (159)
PAR 008                           19,760           (15,029)           (25,111)
KSR 35                                 -                 -            (58,305)
KSR 36                                 -                 -            (14,368)
MFB 001                               99              (686)              (111)
PLN 001                              950            (1,049)              (425)
PAR 009                              301           (14,393)            (3,541)
KAI 005                            1,270              (844)            (1,140)
KAI 004                              340              (229)              (307)
PAR 009                            6,217             6,030             (1,135)
EMC 007                            6,085            (5,790)            (1,000)
GRT 003                            8,000            (3,518)            (5,836)
PFH 001                              600              (109)               (66)
PITNEY BOWES                     159,600           154,812             12,591
VEC 002                            5,890              (931)               N/A
VEC 004                            2,560              (308)               N/A
KAI 006                              350                 7                N/A
MFB 015                            3,600               582                N/A
MFB 016                            3,600               388                N/A
MFB 017                            6,000               647                N/A
MFB 020                              600                65                N/A
MFB 023                            4,200               518                N/A
MFB 024                            4,200            (2,482)               N/A
MFB 025                            3,000            (2,328)               N/A
MFB 026                            3,600            (2,405)               N/A
MFB 030                            3,000              (386)               N/A
MFB 031                            5,850            (2,209)               N/A
MFB 032                            6,000              (772)               N/A
MFB 033                            2,700                48                N/A
GEM 181                              850              (326)               N/A
PLN 001                            4,760            (7,053)               N/A
GEM 314                              300              (452)               N/A
PAR 013                            9,330            (6,356)               N/A
Great Lakes 3                      4,915               111                N/A
Pitney Bowes 11 *                    600               570                N/A
CSC 1                                475               461                N/A
Lucent 51                          7,955             2,010                N/A


                            -------------------------------------------------------
                              $1,662,326          $596,909        $(1,890,482)
                            -------------------------------------------------------


                                               COMMONWEALTH INCOME & GROWTH FUND III
                                                          EQUIPMENT SALES
                                                  JANUARY 1, 2001 - JUNE 30, 2004
                                                             (TABLE V)



                                                                                                                  EQUIPMENT
                                   MANUFACTURER                        EQUIPMENT TYPE                            DESCRIPTION
                               -----------------------------------------------------------------------------------------------------
Lucent N9JL9804                         SUN                          30 Ultra30 servers                            Server
                                                    (12) Sun workstations, Ultra 30 Model 250 1-248
Lucent N9C0014                          SUN                            MHz Ultrasparc                           Workstation
Lucent N9JL9804                         SUN                          30 Ultra30 servers                            Server
Hartford 5                              IBM                           Escon directors                             Directors
Cendant 2                               SUN                         (1) Sun 4000 server                            Server
GEM048                                COMPAQ                             (2) P3550                                 Server
AT&T1004                               FORE                             (1) ASX 1000                            Comm. Switch
AT&T1005                               FORE                             (1) ASX 1000                            Comm. Switch
AT&T1006                               FORE                             (1) ASX 1000                            Comm. Switch
GEM 058                               COMPAQ                (1) P3 (1)3200 SMART ARRAY (1) V500                    SERVERS
Kaiser 91                               CIS                          (5) Catalyst 5500                             ROUTERS
GEM 071                               COMPAQ                     (2) 100745-003 (2) 295636                         SERVERS
CMGI 12                               COMPAQ                          Amada 110 P3/700                             ROUTERS
KSR 34                                  IBM                             RS 6000 H-50                            WORKSTATIONS
KSR 35                                  IBM                             RS 6000 H-50                            WORKSTATIONS
GEM 135                               Lexmark                          Optra W810DN,                               Printer
LNX 16                              Bay Network                      Bay Network System                            Routers
GEM 063                               COMPAQ                     2 Proliant 5500R, 2 NC3131                     WORKSTATIONS
GEM 135                               Lexmark                       4 Optra Color 1200N                            Printer
GEM 156                                 SUN                          69 SUN ULTRA 5MDI                           WORKSTATION
TCE 016                                XEROX                       1 8830 PRINTER PLOTTER                          PRINTER






                               [RESTUBBED TABLE]

                             YEAR          YEAR            ORIGINAL        NET        NET          GAAP             FEDERAL
                              OF            OF           ACQUISITION      BOOK      PROCEEDS        NET             TAXABLE
                         ACQUISITION     DISPOSAL            COST         VALUE     RECEIVED    GAIN/(LOSS)     NET GAIN/(LOSS)
                       --------------------------------------------------------------------------------------------------------
Lucent N9JL9804              1998          2001         $  445,714    $  55,714    $     686     $ (55,028)        $(184,421)

Lucent N9C0014               1998          2002            139,596        2,908          861        (2,047)          (28,172)
Lucent N9JL9804              1998          2002               -            -           3,116         3,116             3,116
Hartford 5                   1999          2002            641,428      180,375      184,300         3,925          (129,387)
Cendant 2                    1998          2002            131,470         -           4,123         4,123           (23,223)
GEM048                       1999          2002             18,755        5,861        3,312        (2,549)           (8,278)
AT&T1004                     1998          2002             15,229        4,759        3,751        (1,008)           (2,582)
AT&T1005                     1998          2002                741          232          172           (60)             (137)
AT&T1006                     1998          2002             35,580       10,005        8,849        (1,156)           (4,106)
GEM 058                      1999          2003             16,739       11,762        1,995        (9,767)           (7,038)
Kaiser 91                    1999          2003            133,956      114,820       35,166       (79,654)          (35,285)
GEM 071                      2000          2003             45,521       35,014          776       (34,238)          (22,537)
CMGI 12                      2001          2003             88,103        9,177       23,038        13,861           (13,614)
KSR 34                       1999          2003            187,398         -           -             -               (38,976)
KSR 35                       1999          2003            373,747         -           -             -               (77,740)
GEM 135                      2000          2003              4,133       947.30       700.00          (282)             (971)
LNX 16                       2000          2003              1,523       253.76       231.00           (30)             (394)
GEM 063                      2000          2004             42,881         -          600.00           570             N/A
GEM 135                      2000          2004             16,532     2,066.36     2,692.80           546             N/A
GEM 156                      2001          2004            139,961       977.36     4,026.00         2,928             N/A
TCE 016                      2001          2004             20,384     4,246.60     5,920.00         1,496             N/A

                                                        -----------------------------------------------------------------------
                                                        $2,499,390    $ 439,119    $ 284,313     $(155,256)       $ (573,745)
                                                        -----------------------------------------------------------------------


                                               COMMONWEALTH INCOME & GROWTH FUND IV
                                                          EQUIPMENT SALES
                                                  JANUARY 1, 2001 - JUNE 30, 2004
                                                             (TABLE V)



                                                                                                                  EQUIPMENT
     MANUFACTURER                                       EQUIPMENT TYPE                                           DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
        ALLTEL                                          COMMUNICATIONS                                         COMMUNICATIONS
         DELL                        (6) OPTIPLEX GX 240, (2) DELL MINITOWER & POWEREDGE                        WORKSTATIONS
      PANISONIC                                       50ppn CIS Scanner                                        COMMUNICATIONS
         IBM                                          8669-2RX, 3542-2RU                                       SERVERS / TAPE
         DELL                                    (3) POWEREDGE 1650 (2) 2650                                       SERVERS









                                [RESTUBBED TABLE]


                             YEAR           YEAR         ORIGINAL         NET         NET          GAAP             FEDERAL
                              OF             OF        ACQUISITION       BOOK       PROCEEDS        NET              TAXABLE
     MANUFACTURER         ACQUISITION     DISPOSAL        COST           VALUE      RECEIVED    GAIN/(LOSS)      NET GAIN/(LOSS)
-------------------   --------------------------------------------------------------------------------------------------------------
        ALLTEL               2002           2002        $  54,092      $ 49,584     $ 46,564     $ (3,020)          $ (9,692)
         DELL                2002           2002           36,506        34,224       32,371       (1,853)            (5,594)
      PANISONIC              2002           2002           23,561        22,579       21,567       (1,012)            (2,936)
         IBM                 2003           2004           70,356        49,835       48,334       (3,280)              N/A
         DELL                2003           2004           12,386         8,516        9,151          361               N/A

                                                        ----------------------------------------------------------------------------
                                                        $ 196,901      $164,738     $157,987     $ (8,804)         $ (18,222)
                                                        ----------------------------------------------------------------------------

                                               COMMONWEALTH INCOME & GROWTH FUND I
                       SUMMARY OF EQUIPMENT ACQUISITIONS FROM JANUARY 1, 2001 TO JUNE 30, 2004 (TABLE VI)
                                                                 EQUIPMENT          YEAR OF
   MANUFACTURER                  EQUIPMENT TYPE                 DESCRIPTION       ACQUISITION           CASH       RENT IN LIEU
      COMPAQ                         SERVER                        SERVER            2001              $ 3,128          -
        HP                         VISUALIZE                    WORKSTATION          2001                2,277          -
        IBM                 3 IBM4320-001 INFOPRINT               PRINTER            2001               35,570          -
        IBM                 3 IBM4320-001 INFOPRINT               PRINTER            2001                7,398        $1,565
       CISCO                       ROUTERS -6                      ROUTER            2001               22,976          -
      COMPAQ                       SOP SYSTEM                     PRINTER            2001                9,794          -
        IBM               1 MODEL #7017-S85 P680 R6000             SERVER            2001                4,961          -
        SUN                  10 SUN, 280R SPARCILI                 SERVER            2001                7,428          -
                           23 SUN BLADE 750, SPARC II
       DELL                       WORKSTATIONS                                       2001               10,347          -
      LEXMARK                      2 PPM/MCR                      PRINTER            2001               47,478          -
                               3 ENCRYPTION UPGR
                                 1 PL4630 MICO.
                               1 615 IMAGE SEALER
       DELL                       WORKSTATIONS                                       2001                7,845          -
        SUN                          SERVER                        SERVER            2001               37,064          -
        IBM                 3 IBM4320-001 INFOPRINT               PRINTER            2001                1,476          -

      COMPAQ                         SERVER                        SERVER            2002                6,948          -
       DELL                       WORKSTATION                   WORKSTATION          2002                2,738          -
       DELL                       WORKSTATION                   WORKSTATION          2002                3,064          -
       INTEL                      WORKSTATION                   WORKSTATION          2002                1,650          -
       DELL                       WORKSTATION                   WORKSTATION          2002                  600          -
      COMPAQ                         SERVER                        SERVER            2002               10,000          -

       INTEL                      WORKSTATION                   WORKSTATION          2003                5,000          -



                                                                                                      $227,742        $1,565

                                                    [RESTUBBED TABLE]

                                                OBLIGATION          TOTAL
   MANUFACTURER              DEBT ASSUMED        INCURRED       EQUIPMENT COST
      COMPAQ                   $ 53,190             -              $ 56,318
        HP                       15,427             -                17,704
        IBM                       -                 -                35,570
        IBM                      49,411             -                58,375
       CISCO                                        -                22,976
      COMPAQ                      -                 -                 9,794
        IBM                       -                 -                 4,961
        SUN                      46,186             -                53,614

       DELL                      65,340             -                75,687
      LEXMARK                     -                 -                47,478



       DELL                      58,837             -                66,682
        SUN                     246,003             -               283,067
        IBM                       9,723             -                11,199

      COMPAQ                    147,155             -               154,103
       DELL                      13,052             -                15,790
       DELL                      26,767             -                29,831
       INTEL                     12,699             -                14,349
       DELL                       3,953             -                 4,553
      COMPAQ                      -                 -                10,000

       INTEL                      -                 -                 5,000



                               $747,745         $   -              $977,051

                                              COMMONWEALTH INCOME & GROWTH FUND II
                       SUMMARY OF EQUIPMENT ACQUISITIONS FROM JANUARY 1, 2001 TO JUNE 30, 2004 (TABLE VI)

                                                                             EQUIPMENT         YEAR OF
   MANUFACTURER                       EQUIPMENT TYPE                        DESCRIPTION      ACQUISITION              CASH
       DELL                            Workstations                         Workstation          2001               $ 69,523
        NCR                           46 LAN ROUTERS                          ROUTERS            2001                 49,106
        IBM                     15 4320-001INFOPRINT 20PPM                    PRINTER            2001                  9,860
       DELL                            Workstations                         Workstation          2001                 18,189
        IBM                     15 4320-001INFOPRINT 20PPM                    PRINTER            2001                 41,996
       XEROX                      1 8830 PRINTER PLOTTER                      PRINTER            2001                 27,391
        HP                        1 DESIGN JET HARD DRIVE                   HARD DRIVE
       DELL                            Workstations                         Workstation          2001                150,255
        SUN                        10 SUN, 280R SPARCILI                      SERVER             2001                 78,528
                                23 SUN BLADE 750, SPARC II
       DELL                            Workstations                         Workstation          2001                 62,080
       CISCO                    1 24-PORT T-1 ACCESS SERVER                   SERVER             2001                 15,479
       DELL                            Workstations                         Workstation          2001                  1,982
        SUN                               SERVER                              SERVER             2001                109,466
        IBM                     15 4320-001INFOPRINT 20PPM                    PRINTER            2001                 43,379
       DELL                            WORKSTATIONS                         WORKSTATION          2002                  2,515
        NCR                               ROUTERS                             ROUTERS            2002                 12,414
        NCR                               ROUTERS                             ROUTERS            2002                 13,977
        SUN                        4 F3800-447 W4PCU/4GB                      SERVER             2002                 23,433
                                       4 CPU MEM BD
       DELL                           1 DELL LATITUDE                       WORKSTATION          2002                  5,368
                                      30 EQUIS CLONE
       DELL                 DELL LATITUDE C150 1.06GHZ, CELERON             WORKSTATION          2002                  1,007
       DELL                DELL 14 LATITUDE C610 P3/GHZ, CELERON            WORKSTATION          2002                  7,214
       DELL                     2 P3/1.3GHZ POWER EDGE 2250                   SERVER             2002                  2,090
        NEC                 NEC MULTISYNC 15MI DISPLAY MONITORS              MONITORS            2002                  3,555
      COMPAQ                      COMPAQ PROLIANT ML350R                      SERVER             2002                  3,579
      COMPAQ                     COMPAQ ARMADA E500 P3/650                                       2002                  1,081
       DELL                            Workstations                         Workstation          2002                    875
        SUN                      6 SUN BLADE 2000 MODEL90                     SERVER             2002                 20,000

       INTEL                            WORKSTATION                         WORKSTATION          2003                 15,000

        HP           (3) Netraid 1M Controller, Surestore DLT8CI 80 GB    SERVER/Printer         2004                  4,049


                                                                                                                    $793,388



                                [RESTUBBED TABLE]

                                                          OBLIGATION         TOTAL
   MANUFACTURER            RENT IN LIEU   DEBT ASSUMED     INCURRED      EQUIPMENT COST
       DELL                     -              -              -            $   69,523
        NCR                     -              -              -                49,106
        IBM                     -          $   55,631         -                65,491
       DELL                     -              -              -                18,189
        IBM                     -              -              -                41,996
       XEROX                    -              -              -                27,391
        HP
       DELL                     -              -              -               150,255
        SUN                     -             488,248         -               566,776

       DELL                     -             392,016         -               454,096
       CISCO                    -              -              -                15,479
       DELL                     -              -              -                 1,982
        SUN                     -             726,560         -               836,026
        IBM                     -             304,226         -               347,605
       DELL                     -              21,971         -                24,486
        NCR                     -              61,658         -                74,072
        NCR                     -             106,790         -               120,767
        SUN                     -             111,883         -               135,315

       DELL                     -              42,587         -                47,955

       DELL                     -               9,153         -                10,160
       DELL                     -              58,282         -                65,496
       DELL                     -              16,946         -                19,036
        NEC                     -              28,596         -                32,151
      COMPAQ                    -              33,117         -                36,696
      COMPAQ                    -               5,011         -                 6,093
       DELL                     -               7,627         -                 8,502
        SUN                     -              -              -                20,000

       INTEL                    -              -              -                15,000

        HP                                     17,090                          21,139


                           $    -          $2,487,395     $   -            $3,280,783

                                              COMMONWEALTH INCOME & GROWTH FUND III
                       SUMMARY OF EQUIPMENT ACQUISITIONS FROM JANUARY 1, 2001 TO JUNE 30, 2004 (TABLE VI)

                                                                           EQUIPMENT          YEAR OF
    MANUFACTURER                      EQUIPMENT TYPE                      DESCRIPTION       ACQUISITION               CASH
       CISCO                            46 ROUTERS                          ROUTERS             2001                 134,394
        SUN                          69 SUN ULTRA 5MDI                    WORKSTATION           2001                  19,760
       XEROX                      1 8830 PRINTER PLOTTER                    PRINTER             2001                  20,384
        SUN                             SUN SERVER                          SERVERS             2001                   2,902

       COMPAQ                COMPAQ PROLIANT DL380R P3/1.13GHZ            WORKSTATION           2002                     446
        DELL                            2500 P3/900                       WORKSTATION           2002                   1,366
   DELL OPTIPLEX                      GX240 P4/1.8GHZ                     WORKSTATION           2002                   6,670
   DELL OPTIPLEX                      GX240 P4/1.8GHZ                     WORKSTATION           2002                   1,395
   DELL OPTIPLEX                      GX240 P4/1.8GHZ                     WORKSTATION           2002                   2,492
   DELL OPTIPLEX                      GX240 P4/1.8GHZ                     WORKSTATION           2002                   3,449
        SUN                       (4) F3800-447 W4PCU/4GB                    SERVER             2002                  19,172
        SUN                       SUN BLADE 2000 MODEL 90                    SERVER             2002                  30,000

      Toshiba                    (4) 2410-S205 8/2.0 40MB                 WORKSTATION           2004                   1,006
        IBM                     APC Netshelter VX Base Enc                WORKSTATION           2004                   1,243



                                                                                                                    $244,678


                                                    [RESTUBBED TABLE]


                                                             OBLIGATION          TOTAL
    MANUFACTURER           RENT IN LIEU    DEBT ASSUMED       INCURRED       EQUIPMENT COST
       CISCO                    -                -               -               134,394
        SUN                     -             120,201            -               139,961
       XEROX                    -                -               -                20,384
        SUN                     -              19,261            -                22,163

       COMPAQ                   -               3,891            -                 4,337
        DELL                    -               9,728            -                11,094
   DELL OPTIPLEX                -              53,934            -                60,604
   DELL OPTIPLEX                -              11,503            -                12,899
   DELL OPTIPLEX                -              20,716            -                23,207
   DELL OPTIPLEX                -              29,101            -                32,549
        SUN                     -              91,541            -               110,713
        SUN                     -                -               -                30,000

      Toshiba                                   6,936                              7,942
        IBM                                    11,624                             12,867



                           $    -            $378,435        $   -              $623,113

                                              COMMONWEALTH INCOME & GROWTH FUND IV
                SUMMARY OF EQUIPMENT ACQUISITIONS FROM JANUARY 1, 2002 TO JUNE 30, 2004 (TABLE VI) - PAGE 1 of 4
                                                                            EQUIPMENT             YEAR OF
    MANUFACTURER                    EQUIPMENT TYPE                         DESCRIPTION           ACQUISITION               CASH
        DELL                            SERVER                               SERVER                 2002                 $ 56,089
        DELL                            SERVER                               SERVER                 2002                   36,756
      ALLTELL                       COMMUNICATIONS                       COMMUNICATIONS             2002                   45,803
       NOKIA                     VPN - 1 APPLIANCE/50                        ROUTER                 2002                    7,047
       NOKIA                       NOKIA REMOTE LINK                         ROUTER                 2002                    8,112
       MITEL                          (1) SX200EL                        COMMUNICATIONS             2002                    9,410
         HP                            (1) J5600                             SERVER                 2002                   10,779
      INFOCUS                           280 DLP                             TERMINAL                2002                   11,165
       NOKIA                     (1) VPN - 1 MODULE 50                       ROUTER                 2002                   15,532
       NOKIA                      (1) REMOTE LINK 50                         ROUTER                 2002                   10,253
       APPLE          (1) POWERSTOR L200 AUTOLD LV 8SLT IDSLT 200          WORKSTATION              2002                   18,636
      PROXIMA                          LASER JET                             PRINTER                2002                   21,166
       NOKIA                      IP 120 BASE SYSTEM                       TAPE DRIVE               2002                    7,156
    PAKARD BELL                XSERIES 232/20/40 GB TAPE              WORKSTATION / SERVER          2002                   25,068
       CISCO                         CON-OS C 295                    WORKSTATIONS / ROUTERS         2002                   14,673
        DELL                     1700 GX400 MINITOWER                     WORKSTATIONS              2002                   15,527
       CISCO                            ROUTER                               ROUTER                 2002                   43,277
        DELL                    (15) OPTIPLEX 220-9766                       SERVER                 2002                   25,054
        DELL                      (22) OPTIPLEX GX240                        SERVER                 2002                   33,465
        DELL                  (15) DELL OPTIPLEX 221-0697                    SERVER                 2002                   14,520
        DELL                  (20) DELL OPTIPLEX 221-0697                    SERVER                 2002                   18,584
       CISCO                         CON-OS C 295                            ROUTER                 2002                  254,820
       NOKIA               (2) NOKIA IP710 IP TELEPHONE BASE             COMMUNICATIONS             2002                   81,388
        DELL                  (5) DELL OPTIPLEX 220-0386                     SERVER                 2002                   13,080
        DELL                  (25) DELL OPTIPLEX 220-9764                    SERVER                 2002                   23,741
        DELL                  (5) DELL OPTIPLEX 220-9764                     SERVER                 2002                    5,773
       NOKIA                       BBCAST AUTO SCAN                      COMMUNICATIONS             2002                    5,100
       VISARA                  COMMUNICATION CONTROLLERS                    PRINTERS                2002                  831,622
   COMPAQ / CISCO                                                       SERVERS / ROUTERS           2002                  254,554
       COMPAQ                      (27) WORKSTATIONS                      WORKSTATIONS              2002                  183,385



        DELL            (8)I 220-9750 Optiplex GX26OD P4                  WORKSTATIONS              2003                   88,451
   FUJITSU / IBM     (6) E Series P4, (6) P2100, (6) Series               WORKSTATIONS              2003                    4,500
                           P3 Win XP Pro, (6) ThinkPad
        DELL           (15) 221-0709 Dimension, (15) E772                 WORKSTATIONS              2003                    1,710
     IBM / DELL /        (2) 232 SERVER, DESKJET 960CXI,               SERVERS / PRINTERS           2003                    5,160
      HP/ COMPAQ        EVO N400C P3/850, D500, S720, (4)                /COMMUNICATIONS
                             7415 DIGITAL MFP, 950EE
    COMPAQ / HP               EVO N400C, D500, S720                      WORKSTATIONS /             2003                    2,975
                                                                            PRINTERS
    COMPAQ / HP                PRINTERS, EVO N180                        WORKSTATIONS /             2003                    1,180
                                                                            PRINTERS
   COMPAQ / HP /        (25) MULISYNC DISPLAY, PRINTERS,               PRINTERS / PRINTERS          2003                    4,270
       DELL                         EVO N180                               / DISPLAYS
  DELL / CISCO /        IDSL ROUTER, LATITUDE C400, C640,                WORKSTATIONS /             2003                    5,340
   HP / COMPAQ                  X200, EVO N1000V                            PRINTERS
    TOSHIBA / HP           TECRA 8100, VECTRA VL400DT                     WORKSTATIONS              2003                    1,335
     HP / DELL           (9) E PC 42 P4, LATTITUDE C610              WORKSTATIONS / SERVERS         2003                    2,800
      TOSHIBA                   SATELITE 1730XCDS                         WORKSTATIONS              2003                      135
        IBM                    8669-2RX, 3542-2RU                        SERVERS / TAPE             2003                    8,225
        IBM               (3) XSERVER 30, (3) THINKPAD               WORKSTATIONS / SERVERS         2003                    1,775
        IBM             NETVISTA A30P, (3) THINKPAD, PSC                 WORKSTATIONS /             2003                    1,330
                                  2210 PRINTER                           COMMUNICATIONS
        DELL               (3) POWEREDGE 1650 (2) 2650                       SERVERS                2003                    1,235
      EXABYTE                 110L PLUS ULTIUM 100                            TAPE                  2003                    1,000
      POLYCOM                SONY EVI DO30, VS 4000                      COMMUNICATIONS             2003                    1,060
      POLYCOM                    VIEWSTATION FX                          COMMUNICATIONS             2003                    1,765
    MICROSYSTEM           (7) CLONE P4, SERVER, DISPLAY                   WORKSTATIONS              2003                      995
       CLONE                       (20) MT P3                             WORKSTATIONS              2003                    1,330
        DELL                   (22) OPTIPLEX GX150                        WORKSTATIONS              2003                    1,660
        DELL                   (10) OPTIPLEX GX150                        WORKSTATIONS              2003                      850
        DELL                   (15) OPTIPLEX GX150                        WORKSTATIONS              2003                    1,375
        DELL                   (15) OPTIPLEX GX150                        WORKSTATIONS              2003                    1,220
        DELL                   (10) OPTIPLEX GX240                        WORKSTATIONS              2003                      815
       CISCO                      (4) FIREWALL                              FIREWALL                2003                    1,260
        DELL                   (3) LATTITUDE C600                         WORKSTATIONS              2003                      650
         HP                    COLOR LASERJET 4600                   WORKSTATIONS / PRINTERS        2003                      550

                                              COMMONWEALTH INCOME & GROWTH FUND IV
                SUMMARY OF EQUIPMENT ACQUISITIONS FROM JANUARY 1, 2002 TO JUNE 30, 2004 (TABLE VI) - PAGE 2 of 4

                                                    [RESTUBBED TABLE]

                                RENT               DEBT            OBLIGATION            TOTAL
    MANUFACTURER               IN LIEU            ASSUMED           INCURRED         EQUIPMENT COST
        DELL                      -                  -                 -               $ 56,089
        DELL                      -                  -                 -                 36,756
      ALLTELL                     -                  -                 -                 45,803
       NOKIA                      -                  -                 -                  7,047
       NOKIA                      -                  -                 -                  8,112
       MITEL                      -                  -                 -                  9,410
         HP                       -                  -                 -                 10,779
      INFOCUS                     -                  -                 -                 11,165
       NOKIA                      -                  -                 -                 15,532
       NOKIA                      -                  -                 -                 10,253
       APPLE                      -                  -                 -                 18,636
      PROXIMA                     -                  -                 -                 21,166
       NOKIA                      -                  -                 -                  7,156
    PAKARD BELL                   -                  -                 -                 25,068
       CISCO                      -                  -                 -                 14,673
        DELL                      -                  -                 -                 15,527
       CISCO                      -                  -                 -                 43,277
        DELL                      -                  -                 -                 25,054
        DELL                      -                  -                 -                 33,465
        DELL                      -                  -                 -                 14,520
        DELL                      -                  -                 -                 18,584
       CISCO                      -                  -                 -                254,820
       NOKIA                      -                  -                 -                 81,388
        DELL                      -                  -                 -                 13,080
        DELL                      -                  -                 -                 23,741
        DELL                      -                  -                 -                  5,773
       NOKIA                      -                  -                 -                  5,100
       VISARA                     -                  -                 -                831,622
   COMPAQ / CISCO                 -                  -                 -                254,554
       COMPAQ                     -                  -                 -                183,385
        DELL                      -                  -                 -                 88,451
   FUJITSU / IBM                  -           $ 45,199                 -                 49,699

        DELL                      -             15,996                 -                 17,706
     IBM / DELL /                 -             37,356                 -                 42,516
      HP/ COMPAQ

    COMPAQ / HP                   -             24,091                 -                 27,066

    COMPAQ / HP                   -             10,017                 -                 11,197

   COMPAQ / HP /                  -             39,765                 -                 44,035
       DELL
  DELL / CISCO /                  -             55,005                 -                 60,345
   HP / COMPAQ
    TOSHIBA / HP                  -              9,130                 -                 10,465
     HP / DELL                    -             23,864                 -                 26,664
      TOSHIBA                     -              1,247                 -                  1,382
        IBM                       -             62,131                 -                 70,356
        IBM                       -             15,970                 -                 17,745
        IBM                       -             14,040                 -                 15,370

        DELL                      -             11,151                 -                 12,386
      EXABYTE                     -             10,379                 -                 11,379
      POLYCOM                     -             10,956                 -                 12,016
      POLYCOM                     -             18,388                 -                 20,153
    MICROSYSTEM                   -             10,571                 -                 11,566
       CLONE                      -              7,217                 -                  8,547
        DELL                      -              9,973                 -                 11,633
        DELL                      -              5,302                 -                  6,152
        DELL                      -              9,266                 -                 10,641
        DELL                      -              8,666                 -                  9,886
        DELL                      -              6,496                 -                  7,311
       CISCO                      -             11,750                 -                 13,010
        DELL                      -              3,875                 -                  4,525
         HP                       -              5,127                 -                  5,677

                                              COMMONWEALTH INCOME & GROWTH FUND IV
                SUMMARY OF EQUIPMENT ACQUISITIONS FROM JANUARY 1, 2002 TO JUNE 30, 2004 (TABLE VI) - PAGE 3 of 4

       COMPAQ                 WIN2K, (3) DISPLAY, P2/266            SERVERS / COMMUNICATIONS        2003                    1,100
        DELL                          (4) 4550 PF                         WORKSTATIONS              2003                      800
       KONICA                 7415, 7165 DIGITAL COPIERS               DIGITAL PRINT PRESS          2003                    2,400
        DELL                       (5) 221-0441 C640                 WORKSTATIONS / PRINTERS        2003                    2,600
        DELL                       (5) 221-0441 C640                      WORKSTATIONS              2003                    1,100
       COMPAQ                (2) Galaxy-1752-B-JOD 55JBOD                STORAGE SYSTEM             2003                    5,200
       COMPAQ              Int 35/70 DTL7000 Wide SCSI tape                  SERVERS                2003                    1,000
       COMPAQ              Int 35/70 DTL7000 Wide SCSI tape                  SERVERS                2003                    2,200
       COMPAQ              Int 35/70 DTL7000 Wide SCSI tape                  SERVERS                2003                    1,300
        DELL           (8) 220-9764 Optiplex GX26OT 17' Displays          WORKSTATIONS              2003                      650
        DELL                (5) 221-0073 Perrecision 340/P4               WORKSTATIONS              2003                      800
        DELL                 (4) 221-1592 Precision 340MT                 WORKSTATIONS              2003                      750
     ASI CLONE                       (10) P416-12                         WORKSTATIONS              2003                    1,100
        SONY                          (2) Vaio C1                         WORKSTATIONS              2003                      700
        DELL                 (8) 221-1592 Precision 340MT                 WORKSTATIONS              2003                   22,734
       COMPAQ                        WORKSTATIONS                         WORKSTATIONS              2003                  109,753
     CANON / HP            Smartups 1500VA, SUPERSTACK 4400               WORKSTATIONS              2003                   89,470
     CANON / HP            Smartups 1500VA, SUPERSTACK 4400               WORKSTATIONS              2003                   80,206
       NETAPP                  (27)Fiber Channel Storage                  WORKSTATIONS              2003                   26,520
  Christie Digital                   WORKSTATIONS                         WORKSTATIONS              2003                  433,190
         HP          (52) Serial Copper PIC Servernet II, (10                SERVERS                2003                  779,810
                                   S86000 PROCESSOR
        SUN              Sun Se9960 Data Consolodation Module            DIGITAL STORAGE            2003                  285,000
       COMPAQ         4 Proliant DL360R, 4 Int Lights Out Adv             WORKSTATIONS              2003                   17,704
                                         Pk
       NORTEL                        WORKSTATIONS                         WORKSTATIONS              2003                   23,529
       NORTEL                        WORKSTATIONS                         WORKSTATIONS              2003                   70,106
       QUANTA                 (9) Printers w Ethernet Opt                   PRINTERS                2003                   41,861
        EMC                (140) Univsl Port Card, SP1004, ED              CONTROLLERS              2003                  718,473
                                   140M, SYMMOD-US
    CISCO/COMPAQ           17510 Mod Acc Router, Proliant DL360,     WORKSTATIONS / PRINTERS        2003                   28,022
                                   Laserjet printers
       COMPAQ                   ML370R G3 7/2.8 512 MB                       Server                 2003                   92,839
     COMPAQ/HP             EVO N610C 40GB W2K, Proliant ML310              Workstation              2003                   99,028
                                      40GB 256MB
        Sun                23 Sunblade 2000 1.2 GHz, Sun XVR-              Workstation              2003                   50,150
                                     1200 graphics
       Visara              Visara Communication Controllers/               Workstation              2003                   37,778
                                     Workstation
       Visara              Visara Communication Controllers/               Workstation              2003                    7,164
                                     Workstation
       NORTEL              Passport 7480 AC Cabinet Package              COMMUNICATIONS             2003                  724,200
        Dell                    221-1592 Precision 340MT                   Workstation              2003                  135,045
        IBM                  9406-830-8MGBPZ ISERIES CONF                    Server                 2003                  151,420
      Fujitsu                   Mille GS 2087A-2097A UG                      Server                 2003                      706
        IBM                   176 Netvista M42, P4, 40GB                   Workstation              2003                   16,727

    PANASONIC/HP         Tough Book 29, Compaq Proliant BL10E,     Workstation/Printer/Server       2004                  302,639
       Visara        Visara Communication Controllers/ Workstation         Workstation              2004                  126,466
         HP                   Proliant DL740 4X 7/2.8 4GB                  Workstation              2004                  165,329
         HP                   Proliant DL740 4X 7/2.8 4GB                  Workstation              2004                  196,949
      Gateway                 5U Server P-4, 3 2U Server                     Server                 2004                  418,200
        IBM                  9406-830-8MGBPZ ISERIES CONF                    Server                 2004                    8,065
         HP                         Rack System E33                      STORAGE SYSTEM             2004                  186,855
      Intermec                  Easycoder 4420 Printer                      Printers                2004                    4,815
      Intermec                    Freedom M plus box                        Printers                2004                    4,221
       Nortel                        1 Option 81 C                     Telecommunications           2004                  418,200
        Sun                        Sun Fire Servers                          Servers                2004                  240,622
        IBM                         20 Thinkpad T40                        Workstation              2004                   42,495
       KONICA            6 7135 Copiers, 9 7115 Copiers, 7 7022             Printers                2004                   37,578
                                Copiers, 4 7145 Copiers
       COMPAQ                         18 EVO D500                          Workstation              2004                    3,749
       COMPAQ                      2 Ploliant DL580R                         Server                 2004                    3,853
     Panasonic                15 Toughbooks T1 7/866 40GB                  Workstation              2004                    3,343
     Panasonic                10 Toughbooks T1 7/866 40GB                  Workstation              2004                    2,740
        IBM                             TP R40                             Workstation              2004                    3,567
       COMPAQ                        12 8/2.0 40GB                           Server                 2004                   29,638
       COMPAQ                     5 EVO N620C SERVERS                        Server                 2004                   40,177
        SUN                  Storedge 3310 SSCI Array Rack               STORAGE SYSTEM             2004                    6,499
       Scalar               i200w/100 slots, i2000LTO Drive               Tape Library              2004                  110,871
       Konica        7115 Digi Multi Copier, 7130 Digi Multi                Printers                2004                   10,989
                                          Copier


                                                                                                                      $ 8,682,228

                                              COMMONWEALTH INCOME & GROWTH FUND IV
                SUMMARY OF EQUIPMENT ACQUISITIONS FROM JANUARY 1, 2002 TO JUNE 30, 2004 (TABLE VI) - PAGE 4 of 4

                                                    [RESTUBBED TABLE]

       COMPAQ                     -             26,783                 -                 27,883
        DELL                      -              7,532                 -                  8,332
       KONICA                     -             19,607                 -                 22,007
        DELL                      -             24,065                 -                 26,665
        DELL                      -             10,191                 -                 11,291
       COMPAQ                     -             48,074                 -                 53,274
       COMPAQ                     -             13,535                 -                 14,535
       COMPAQ                     -            102,161                 -                104,361
       COMPAQ                     -             13,393                 -                 14,693
        DELL                      -              4,711                 -                  5,361
        DELL                      -              5,798                 -                  6,598
        DELL                      -              5,129                 -                  5,879
     ASI CLONE                    -              8,979                 -                 10,079
        SONY                      -              6,645                 -                  7,345
        DELL                      -                  -                 -                 22,734
       COMPAQ                     -                  -                 -                109,753
     CANON / HP                   -                  -                 -                 89,470
     CANON / HP                   -                  -                 -                 80,206
       NETAPP                     -                  -                 -                 26,520
  Christie Digital                -                  -                 -                433,190
         HP                       -                  -                 -                779,810

        SUN                       -                  -                 -                285,000
       COMPAQ                     -                  -                 -                 17,704

       NORTEL                     -                  -                 -                 23,529
       NORTEL                     -                  -                 -                 70,106
       QUANTA                     -                  -                 -                 41,861
        EMC                       -                  -                 -                718,473

    CISCO/COMPAQ                                                                         28,022

       COMPAQ              $ 12,260                                                     105,099
     COMPAQ/HP                2,975                                                     102,003

        Sun                                    261,567                                  311,717

       Visara                                  282,025                                  319,803

       Visara                                   54,541                                   61,705

       NORTEL                                                                           724,200
        Dell                                                                            135,045
        IBM                                    580,569                                  731,990
      Fujitsu                                   24,806                                   25,512
        IBM                                    100,774                                  117,501

    PANASONIC/HP                                                                        302,639
       Visara                                                                           126,466
         HP                                                                             165,329
         HP                                                                             196,949
      Gateway                                                                           418,200
        IBM                                     47,538                                   55,603
         HP                                                                             186,855
      Intermec                                                                            4,815
      Intermec                                                                            4,221
       Nortel                                                                           418,200
        Sun                                                                             240,622
        IBM                                    278,031                                  320,526
       KONICA                                  304,771                                  342,349

       COMPAQ                                   16,106                                   19,854
       COMPAQ                                   21,102                                   24,955
     Panasonic                                  30,425                                   33,768
     Panasonic                                  19,460                                   22,200
        IBM                                     28,283                                   31,850
       COMPAQ                                                                            29,638
       COMPAQ                                                                            40,177
        SUN                                                                               6,499
       Scalar                                                                           110,871
       Konica                                  125,001                                  135,991
                                                                                              -


                           $ 15,235        $ 2,991,004               $ -           $ 11,688,467

                  ANY SUPPLEMENTS AND/OR STICKERS WHICH UPDATE
             THIS PROSPECTUS ARE CONTAINED ON THE INSIDE BACK COVER


                   SUPPLEMENT FOR ALABAMA AND TEXAS INVESTORS

         Although this partnership uses the word "Growth" in its title, the assets to be acquired by the partnership will not appreciate in value and will in fact lose value rapidly after acquisition. By using the term "Growth," the sponsor of this partnership means that the sponsor will purchase additional equipment with money that otherwise could be distributed to investors as a return on their investment.

                             PENNSYLVANIA INVESTORS

Because the minimum closing amount is less than $2,000,000, you are cautioned to carefully evaluate the program's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.



























   PLEASE BE ADVISED THAT ANY INFORMATION REPRESENTED THAT IS NOT CONTAINED IN THIS PROSPECTUS HAS NOT BEEN AUTHORIZED BY CIGF5, THE GENERAL PARTNER OR THE
      DEALER MANAGER. IF ANY MATERIAL CHANGE IN THE PROSPECTUS OCCURS, THIS PROSPECTUS WILL BE APPROPRIATELY AMENDED OR SUPPLEMENTED. THE USE OF FORECASTS
             IN THIS OFFERING IS ALSO PROHIBITED AND NOT PERMITTED.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT
CONTAINED IN THIS PROSPECTUS. YOU SHOULD CAREFULLY REVIEW AND CONSIDER THIS
INFORMATION BEFORE MAKING YOUR INVESTMENT DECISION. NEITHER THE DELIVERY OF THIS                 COMMONWEALTH INCOME
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN                    & GROWTH FUND V
IMPLICATION THAT THERE HAS INCOME BEEN NO CHANGE IN THE AFFAIRS OF THE
PARTNERSHIP SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE
THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE
AMENDED OR SUPPLEMENTED ACCORDINGLY.


TABLE OF CONTENTS                           PAGE NUMBER
Investor Suitability Standards..................... 1
Prospectus Summary................................. 2
Risk Factors....................................... 8
Management........................................ 17
Responsibilities of the General Partner........... 20                                                     [LOGO]
Investment Objectives and Policies................ 22                                                  COMMONWEALTH
Compensation To the General                                                                      CAPITAL SECURITIES CORP.
     Partner and Affiliates....................... 30                                           Oaklands Corporate Center
Conflicts Of Interest............................. 33                                         470 John Young Way, Suite 300
Prior Offerings By Affiliates..................... 35                                            Exton, Pennsylvania 19341
Transferability of Units.......................... 37                                                  1-800-249-3700
Distributions and Allocations..................... 39
United States Federal Income
     Tax Considerations........................... 43
ERISA Considerations.............................. 63
Management's Discussion of Certain
     Financial Data............................... 66
Partnership Agreement Summary..................... 67
Plan of Distribution.............................. 72
Reports to Limited Partners....................... 75
Legal Matters..................................... 76
Experts........................................... 76
Where You Can Find
     Additional Information....................... 77
Subscription Agreement.....................Appendix I
Partnership Agreement.....................Appendix II
Selected Financial Data.......................Table I
Prior Performance Tables.....................Table II
Supplements.........................Inside Back Cover

====================================================================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Securities and Exchange Commission Registration Fee         $  2,252.00
      National Association of Securities Dealers, Inc. Filing Fee $  3,000.00
      Blue Sky fees and expenses                                  $ 17,500.00
      Printing Costs                                              $ 25,000.00
      Accounting Costs                                            $ 10,000.00
      Legal fees and expenses                                     $ 40,000.00
      Miscellaneous                                               $173,500.00(1)
         Total                                                    $271,252.00
__________

         Except for the SEC Registration Fee and the NASD Filing Fee, the amounts listed above are estimates.

1. Miscellaneous expenses include sales incentives and due diligence reimbursements.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Agreement of Limited Partnership contains certain indemnification provisions for the benefit of the General Partner and its officers, directors and employees. Reference is made to "Responsibilities of the General Partner" and "Summary of the Partnership Agreement" in the Prospectus included in this Registration Statement for a summary of such provisions and to the Restated Limited Partnership Agreement which is filed as an exhibit to this Registration Statement.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


         On or about May 19, 2003, the Registrant sold a limited partnership interest to Kimberly A. Springsteen, the initial limited partner of the Partnership, for a subscription price of $500.00. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

       1.1      Form of Dealer Manager Agreement
       3.1*     Certificate of Limited Partnership
       3.2      Restated Limited Partnership Agreement (incorporated herein by reference to Appendix I to the Prospectus)
       5.1      Opinion of Reed Smith LLP as to legality of the Units
       8.1*     Form of Opinion of Reed Smith LLP as to tax matters
       10.1     Form of Participating Broker Agreement
       10.2*    Form of Escrow Agreement
       23.1     Consent of Independent Auditor
       23.2     Consent of Independent Auditor
       23.3     Consent of Reed Smith LLP (included in Exhibit 5.1 and 8.1)
       24.1*    Power of Attorney

       * Previously filed.

(b) Financial Statements Included in the Prospectus

         Commonwealth Income & Growth Fund V
             Report of Independent Auditors
             Balance Sheet at June 30, 2004
             Notes to Financial Statement

         Commonwealth Income & Growth Fund, Inc.
             Report of Independent Auditors
             Balance Sheet at February 29, 2004 and June 30, 2004 (unaudited) Notes to Financial Statement

         Commonwealth Capital Corp.

             Report of Independent Auditors (Asher & Company, Ltd.)
             Report of Independent Auditors (Fishbein & Co., P.C.)
             Consolidated Balance Sheets at February 28, 2003 and  February 29,
                   2004 and June 30, 2004 (unaudited)
             Consolidated Statements of Operations and Retained Earnings for the
                   Years ended February 28, 2003 and February 29, 2004, and the period ended June 30, 2004 (unaudited)
             Consolidated Statements of Cash Flows for the Years ended February
                   28, 2003 and February 29, 2004, and the period ended June 30, 2004 (unaudited)
             Notes to Consolidated Financial Statements

         All Schedules have been omitted as the required information is presented in the balance sheet or related notes.

ITEM 17. UNDERTAKINGS.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That all such post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

         (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) To provide to the Limited Partners the financial statements required by Form 10-K for the first full year of operations of the partnership.

         (6) To send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

         (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on September 20, 2004.

                                    COMMONWEALTH INCOME & GROWTH FUND V
                                    a Pennsylvania Limited Partnership

                                    By:   COMMONWEALTH INCOME & GROWTH
                                          FUND, INC., General Partner

                                           By: /s/ George S. Springsteen
                                              ----------------------------------
                                               George S. Springsteen, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                                   Title                                              Date
 ---------                                   -----                                              ----

  /s/ George S. Springsteen                  Chairman of the Board and                   September 20, 2004
----------------------------------           President of Commonwealth
George S. Springsteen                        Income & Growth Fund, Inc.
                                             (Principal Executive Officer)

  /s/ Kimberly A. Springsteen                Executive Vice President,                   September 20, 2004
----------------------------------           Chief Operating Officer and
Kimberly A. Springsteen                      Secretary of Commonwealth
                                             Income & Growth Fund, Inc.
                                             (Principal Financial Officer)


                  *                          Senior Vice President of                    September 20, 2004
----------------------------------           Commonwealth Income
Henry J. Abbott                              & Growth Fund, Inc.

* By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Pre-Effective Amendment No. 3 to the Registration Statement on behalf of the persons indicated.


By:   /s/ Kimberly A. Springsteen
      -----------------------------
      Kimberly A. Springsteen
      Attorney-in-Fact

                                  EXHIBIT INDEX


         1.1      Form of Dealer Manager Agreement

         3.1*     Certificate of Limited Partnership
         3.2      Restated Limited Partnership Agreement (incorporated herein by reference to Appendix I to the Prospectus)
         5.1      Opinion of Reed Smith LLP as to legality of the Units

         8.1*     Form of Opinion of Reed Smith LLP as to tax matters
         10.1     Form of Participating Broker Agreement

         10.2*    Form of Escrow Agreement

         23.1     Consent of Independent Auditor
         23.2     Consent of Independent Auditor
         23.3     Consent of Reed Smith LLP (included in Exhibit 5.1 and 8.1)

         24.1*    Power of Attorney

         *  Previously filed.